SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Common Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

INTERMOUNTAIN COMMUNITY BANCORP

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 12a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Columbia Banking System, Inc. which we refer to as Columbia, and Intermountain Community Bancorp, which we refer to as Intermountain, have entered into a definitive merger agreement that provides for the combination of the two companies. Under the merger agreement, Intermountain will merge with and into Columbia, with Columbia remaining as the surviving entity, which transaction we refer to as the merger. Immediately following the effective time of the merger, Panhandle State Bank, a wholly owned subsidiary of Intermountain, will merge with and into Columbia State Bank, a wholly owned subsidiary of Columbia, with Columbia State Bank remaining as the surviving entity, which transaction we refer to as the bank merger. Before we complete the merger, the shareholders of Intermountain must approve the merger agreement pursuant to Idaho law. Intermountain shareholders will vote to approve the merger agreement at a special meeting of shareholders to be held on October 27, 2014.

Under the terms of the merger agreement, Intermountain shareholders will have the right, with respect to each of their shares of Intermountain common stock, to elect to receive either cash, stock, or a unit consisting of 0.6426 of a share of Columbia common stock and $2.2930 in cash. The aggregate merger consideration is expected to be equal to 4,233,707 shares of Columbia common stock and $15,107,206, in each case assuming the Intermountain warrants (as defined below in the section entitled “The Merger—Terms of the Merger”) are not exercised. Intermountain shareholders electing to receive the unit will receive 0.6426 of a share of Columbia common stock and $2.2930 in cash. Because the total amount of cash and stock to be issued by Columbia is effectively fixed, an Intermountain shareholder electing to receive all cash or all stock may receive a combination of cash and stock that differs from such holder’s election if too many Intermountain shareholders in the aggregate elect one form of consideration over the other. We expect the merger to be a tax-free transaction for Intermountain shareholders, to the extent they receive Columbia common stock for their shares of Intermountain common stock. After completion of the merger, based on the current issued and outstanding shares of Columbia common stock and the 4,233,707 shares of Columbia common stock expected to be issued to Intermountain shareholders, Intermountain shareholders would own approximately 7.4% of Columbia’s common stock (ignoring any shares of Columbia common stock they may already own).

The value of the consideration to be received for each share of Intermountain common stock that is exchanged in the merger, regardless of whether an Intermountain shareholder elects to receive cash, stock, or a unit consisting of a mix of cash and stock, is expected to be substantially equivalent as measured using the daily volume weighted average closing price of Columbia common stock for the 20-day trading period starting on the 25th trading day before the effective time. Based on the Columbia volume weighted average stock price ending on September 19, 2014, each share of Intermountain common stock electing cash would receive (subject to proration) $19.2095 per share in cash, and each Intermountain common stock electing stock would receive (subject to proration) 0.7297 of a share of Columbia common stock. As described above, Intermountain common shareholders electing to receive the unit would receive 0.6426 of a share of Columbia common stock and $2.2930 in cash.

The value of the consideration to be received by Intermountain shareholders in the merger will vary with the trading price of Columbia common stock between now and the completion of the merger. The table below shows the approximate hypothetical value of the merger consideration per share if it had been calculated based on the closing price for Columbia common stock on the Nasdaq Global Select Market on each of July 23, 2014, the trading day immediately prior to the announcement of the merger, and September 19, 2014, the last practicable trading day prior to the date of this document.

Date	Columbia closing price	Per share consideration
July 23, 2014	$24.79	$18.22
September 19, 2014	$26.57	$19.37

The market prices of both Columbia common stock and Intermountain common stock will fluctuate before the closing of the merger. You should obtain current stock price quotations for Columbia common stock and Intermountain common stock. Columbia common stock is traded on the Nasdaq Global Select Market under the symbol “COLB,” and Intermountain common stock is traded on the Nasdaq Capital Market under the symbol “IMCB.”

The Intermountain board of directors has determined that the combination of Intermountain and Columbia is in the best interests of Intermountain shareholders based upon its analysis, investigation and deliberation, and the Intermountain board of directors recommends that the Intermountain shareholders vote “FOR” the approval of the merger agreement and “FOR” the approval of the other proposals described in this proxy statement/prospectus.

You should read this entire proxy statement/prospectus, including the appendices and the documents incorporated by reference into the document, carefully because it contains important information about the merger and the related transactions. In particular, you should read carefully the information under the section entitled “Risk Factors.”

The shares of Columbia common stock to be issued to Intermountain shareholders in the merger are not deposits or savings accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger described in this proxy statement/prospectus or the Columbia common stock to be issued in the merger, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated September 22, 2014 and is first being mailed to the shareholders of Intermountain on or about September 26, 2014.

INTERMOUNTAIN COMMUNITY BANCORP

414 CHURCH STREET

SANDPOINT, ID 83864

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2014

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Intermountain Community Bancorp, which we refer to as Intermountain, will be held at 414 Church Street, Sandpoint, Idaho 83864 at 4 p.m., Pacific Time, on October 27, 2014, for the following purposes:

1 To approve the Agreement and Plan of Merger, dated as of July 23, 2014, by and between Columbia Banking System, Inc. and Intermountain, which we refer to as the Merger proposal;

2 To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Intermountain’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, discussed under the section entitled “The Merger—Interests of Intermountain Directors and Executive Officers in the Merger,” which we refer to as the Merger-Related Named Executive Officer Compensation proposal; and

3 To approve one or more adjournments of the Intermountain special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger proposal, which we refer to as the Adjournment proposal.

Intermountain will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

The Merger proposal and the Merger-Related Named Executive Officer Compensation proposal are described in more detail in this document, which you should read carefully in its entirety before you vote. A copy of the merger agreement is attached as Appendix A to this document.

The Intermountain board of directors has set September 19, 2014 as the record date for the Intermountain special meeting. All holders of record of Intermountain common stock at the close of business on the record date will be notified of the meeting. Only holders of record of Intermountain common stock at the close of business on September 19, 2014 will be entitled to vote at the Intermountain special meeting and any adjournments or postponements thereof. Any shareholder entitled to attend and vote at the Intermountain special meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf. Such proxy need not be a holder of Intermountain common stock.

Your vote is very important. To ensure your representation at the Intermountain special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend the Intermountain special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Intermountain special meeting.

The Intermountain board of directors has adopted and approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the Merger proposal, “FOR” the Merger-Related Named Executive Officer Compensation proposal and “FOR” the Adjournment proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Ford Elsaesser

Chairman

Curt Hecker

President and Chief Executive Officer

WHERE YOU CAN FIND MORE INFORMATION

Both Columbia and Intermountain file annual, quarterly and special reports, proxy statements and other business and financial information with the Securities and Exchange Commission, which we refer to as the SEC. You may read and copy any materials that either Columbia or Intermountain files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room. In addition, Columbia and Intermountain file reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You can also obtain, free of charge, documents that Intermountain files with the SEC by accessing Intermountain’s website at www.intermountainbank.com under the heading “Investor Relations” or documents that Columbia files with the SEC at www.columbiabank.com under the tab “About Us” and then under the heading “Investor Relations.” Copies of the documents that Columbia or Intermountain, respectively, files with the SEC can also be obtained, free of charge, by directing a written request to Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Suite 800, Tacoma, Washington 98401-2156 or to Intermountain Community Bancorp, 414 Church Street, Sandpoint, Idaho 83864, respectively.

Columbia has filed a registration statement on Form S-4 to register with the SEC shares of Columbia common stock as specified therein. This proxy statement/prospectus is a part of that registration statement. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This document incorporates important business and financial information about Columbia and Intermountain that is not included in or delivered with this document, including incorporating by reference documents that Columbia and Intermountain have previously filed with the SEC. These documents contain important information about the companies and their financial condition. See “Documents Incorporated by Reference.” These documents are available without charge to you upon written or oral request to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below

Columbia Banking System, Inc. 1301 “A” Street, Suite 800 Tacoma, Washington 98401 Attention: Melanie J. Dressel Telephone: (253) 305-1900	Intermountain Community Bancorp 414 Church Street Sandpoint, Idaho 83864 Attention: Curt Hecker Telephone: (208) 263-0505

To obtain timely delivery of these documents, you must request the information no later than October 17, 2014 in order to receive them before Intermountain’s special meeting of shareholders.

Columbia common stock is traded on the Nasdaq Global Select Market under the symbol “COLB,” and Intermountain common stock is traded on the Nasdaq Capital Market under the symbol “IMCB.”

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Appendix A	Agreement and Plan of Merger, dated as of July 23, 2014, by and among Columbia Banking System, Inc., and Intermountain Community Bancorp
Appendix B	Opinion of Sandler O’Neill + Partners, L.P.
Appendix C	Title 30, Chapter 1, Part 13 of the Idaho Business Corporations Act, Regarding Dissenters’ Rights
Appendix D	Warrant Transfer, Voting and Support Agreement by and between Columbia Banking System, Inc. and Castle Creek Capital Partners IV, LP dated as of July 23, 2014
Appendix E	Warrant Transfer, Voting and Support Agreement by and among Columbia Banking System, Inc. Stadium Capital Qualified Partners, L.P. and Stadium Capital Partners, L.P. dated as of July 23, 2014
Appendix F	Form of Voting and Non-Competition Agreement by and among Columbia Banking System, Inc., Intermountain Community Bancorp and certain directors of Intermountain Community Bancorp dated as of July 23, 2014
Appendix G	Form of Voting and Non-Solicitation Agreement by and among Columbia Banking System, Inc., Intermountain Community Bancorp and certain directors of Intermountain Community Bancorp dated as of July 23, 2014
Appendix H	Form of Non-Competition and Non-Solicitation Agreement by and among Columbia Banking System, Inc., Intermountain Community Bancorp and a certain director of Intermountain Community Bancorp dated as of July 23, 2014

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QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the merger and the shareholders meeting. They may not include all the information that is important to the shareholders of Intermountain. Shareholders of Intermountain should each carefully read this entire proxy statement/prospectus, including the appendices and other documents referred to in this document.

Q:	Why am I receiving these materials?

A:	Intermountain is sending these materials to its shareholders to help them decide how to vote their shares of Intermountain common stock with respect to the proposed merger and the other matters to be considered at the Intermountain special meeting, described below.

The merger cannot be completed unless Intermountain shareholders approve the merger agreement. Intermountain is holding a special meeting of shareholders to vote on the merger agreement in addition to the other proposals described in “Intermountain Special Meeting of Shareholders.” Information about the meeting and the merger is contained in this proxy statement/prospectus.

This document constitutes both a proxy statement of Intermountain and a prospectus of Columbia. It is a proxy statement because the Intermountain board of directors is soliciting proxies from its shareholders. It is a prospectus because Columbia will issue shares of its common stock in exchange for shares of Intermountain common stock in the merger.

Q:	What will Intermountain shareholders receive in the merger?

A:	Under the terms of the merger agreement Intermountain shareholders (other than in respect of certain forfeited restricted stock awards) will have the right, with respect to each of their shares of Intermountain common stock, to elect to receive either cash, stock, or a unit consisting of 0.6426 of a share of Columbia common stock and $2.2930 in cash. The aggregate merger consideration is expected to be equal to 4,233,707 shares of Columbia common stock, and $15,107,206, in each case, assuming the Intermountain warrants are not exercised. Intermountain shareholders electing to receive the unit will be guaranteed to receive 0.6426 of a share of Columbia common stock and $2.2930 in cash. Because the total amount of cash and stock to be issued by Columbia is effectively fixed, an Intermountain shareholder electing to receive all cash or all stock may receive a combination of cash and stock that differs from such holder’s election if too many Intermountain shareholders in the aggregate elect one form of consideration over the other.

Q:	Is the value of per share consideration that an Intermountain shareholder receives expected to be substantially equivalent regardless of which election he or she makes?

A:	The value of the consideration to be received for each share of Intermountain common stock that is exchanged in the merger, regardless of whether an Intermountain shareholder elects to receive cash, stock or a unit consisting of a mix of cash and stock, is expected to be substantially equivalent. However, because the per share consideration is based on the daily closing volume weighted average price of Columbia common stock on the Nasdaq Global Select Market for the 20 trading day period starting on the 25th trading day before to the effective time, which we refer to as the parent average closing price, the value of the per share consideration that an Intermountain shareholder receiving per share stock consideration or per share mixed consideration for an Intermountain share will increase or decrease based on increases or decreases in Columbia common stock between the measurement date of the average closing price of Columbia common stock and the date an Intermountain shareholder receives his, her or its per share stock consideration or per share consideration, whereas the value of the per share cash consideration and the cash portion of the per share mixed consideration will remain unchanged. Therefore, there may be a difference in value among the per share cash consideration, the per share stock consideration and the per share mixed consideration.

Q:	How does an Intermountain shareholder elect the form of consideration he or she prefers to receive?

A:	An election statement with instructions for making the election as to the form of consideration preferred is being mailed separately at a later date. To make an election, an Intermountain shareholder must submit an election statement, to Columbia’s exchange agent before 5:00 p.m., Pacific Time, on the later to occur of October 27, 2014, the date of Intermountain’s shareholder meeting, and the date that Columbia and Intermountain believe to be as near as practicable to the fifth business day prior to the completion of the merger. This date is referred to as the “election deadline.” Election choices and election procedures are described under the section entitled “The Merger.”

Q:	How does an Intermountain shareholder guarantee he or she will receive a certain type of consideration?

A:	Shareholders who elect to receive a unit consisting of a mix of cash and stock will receive the unit without any adjustment as such elections will not be subject to proration.

Q:	May an Intermountain shareholder change his or her election once it has been submitted?

A:	Yes. An election may be changed so long as the new election is received by the exchange agent prior to the election deadline. To change an election, an Intermountain shareholder must send the exchange agent a written notice revoking any election previously submitted.

Q:	How will an Intermountain shareholder know when the election deadline is?

A:	The actual election deadline is not currently known. Columbia and Intermountain will issue a press release announcing the date of the election deadline at least five business days before that deadline. Additionally, Columbia and Intermountain will post the date of the election deadline on their respective websites, also at least five business days before that deadline. See “The Merger—Election Statement.”

Q:	What happens if an election is not made prior to the election deadline?

A:	If an Intermountain shareholder fails to submit an election statement to the exchange agent prior to the election deadline, then that holder will be deemed to have made no election and will be issued a unit consisting of a mix of (a) 0.6426 of a share of Columbia common stock and (b) $2.2930 in cash in exchange for each share of Intermountain common stock.

Q:	How are Intermountain restricted stock awards addressed in the merger agreement?

A:	As described under “The Merger—Treatment of Intermountain Equity Awards,” at the closing of the merger, each share of Intermountain common stock subject to vesting restrictions granted under Intermountain’s incentive stock plans, except for certain forfeited restricted stock awards (as described below in the section entitled “The Merger—Interests of Intermountain Directors and Executive Officers in the Merger”), will vest in full, and the holder will be entitled to receive the merger consideration with respect to such shares, less applicable taxes and withholding, and subject to the same election, proration and allocation procedures applicable to Intermountain common stock generally. Accordingly, holders of Intermountain restricted shares must submit an election statement prior to the election deadline. See “The Merger—Election Statement.”

Q:	How are outstanding Intermountain stock options addressed in the merger agreement?

A:	Each outstanding and unexercised Intermountain stock option will fully vest and may be exercised on the date of notice of termination of such option through the business day immediately preceding closing of the merger. Any Intermountain stock options that remain unexercised as of the effective time of the merger will be cancelled for no consideration. See “The Merger—Treatment of Intermountain Equity Awards.”

Q:	When do Columbia and Intermountain expect to complete the merger?

A:	Columbia and Intermountain expect to complete the merger after all conditions to the merger in the merger agreement are satisfied or waived, including after shareholder approval is received at the Intermountain special meeting and all required regulatory approvals are received. Columbia and Intermountain currently expect to complete the merger in the fourth quarter of 2014. It is possible, however, that as a result of factors outside of either company’s control, the merger may be completed at a later time, or may not be completed at all.

Q:	What am I being asked to vote on?

A:	Intermountain shareholders are being asked to vote on the following proposals:

1.	Approval of the Merger Agreement. To approve the merger agreement, which we refer to as the Merger proposal;

2.	Non-Binding Approval of Certain Compensation. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Intermountain’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, which we refer to as the Merger-Related Named Executive Officer Compensation proposal; and

3.	Adjournment of Meeting. To approve one or more adjournments of the Intermountain special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the Merger proposal, which we refer to as the Adjournment proposal.

Q:	What will happen if Intermountain’s shareholders do not approve, on an advisory (non-binding) basis, the Merger-Related Named Executive Officer Compensation proposal?

A:	The vote on the Merger-Related Named Executive Officer Compensation proposal is a vote separate and apart from the vote to approve the merger agreement. You may vote for this proposal and against the Merger proposal, or vice versa. You also may abstain from this proposal and vote on the Merger proposal, or vice versa. Because the vote on this proposal is advisory only, it will not be binding on Intermountain or Columbia. The merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with the named executive officers and accordingly the outcome of this advisory vote will not affect the obligation to make these payments.

Q:	How does the board of directors of Intermountain recommend that I vote?

A:	The Intermountain board of directors recommends that Intermountain shareholders vote “FOR” the proposals described in this proxy statement/prospectus.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement/prospectus, please vote by telephone or on the Internet, or complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible so that your shares will be represented at the Intermountain special meeting.

Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

Additionally, Intermountain shareholders that wish to receive merger consideration in respect of their shares should complete, sign and date the election statement. The election statement should be sent in the envelope separately sent with the election statement to Columbia’s exchange agent in order to arrive before the election deadline.

Q:	How do I vote?

A:	If you are a shareholder of record of Intermountain as of the record date for the Intermountain special meeting, you may vote by:

•	accessing the internet website specified on your proxy card (www.proxyvote.com);

•	calling the toll-free number specified on your proxy card (1-800-690-6903); or

•	signing the enclosed proxy card and returning it in the postage-paid envelope provided.

You may also cast your vote in person at Intermountain’s special meeting.

If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Holders in “street name” who wish to vote in person at the Intermountain special meeting will need to obtain a proxy form from the institution that holds their shares.

Q:	When and where is the Intermountain special shareholders’ meeting?

A:	The special meeting of Intermountain shareholders will be held at 414 Church Street, Sandpoint, Idaho 83864, at 4 p.m. Pacific Time, on October 27, 2014. All shareholders of Intermountain as of the Intermountain record date, or their duly appointed proxies, may attend the Intermountain special meeting.

Q:	If my shares are held in “street name” by a broker, bank or other nominee, will my broker or nominee vote my shares for me?

A:	If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank or broker. Please note that you may not vote shares held in street name by returning a proxy card directly to Intermountain or by voting in person at your meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Brokers, banks or other nominees who hold shares in street name for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are not allowed to exercise their voting discretion on matters that are determined to be “non-routine” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the applicable shareholders meeting but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker, bank or other nominee does not have discretionary voting power on such proposal.

If you are an Intermountain shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on the Merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” these proposals. Your broker, bank or other nominee may not vote your shares on the Merger-Related Named Executive Officer Compensation proposal or Adjournment proposal, which broker non-votes will have no effect on the vote on this proposal.

Q:	What vote is required to approve each proposal to be considered at the Intermountain special meeting?

A:	The affirmative vote of (a) two-thirds (2/3) of all the votes entitled to be cast by the holders of outstanding voting common stock of Intermountain and non-voting common stock of Intermountain considered together, (b) a majority of votes entitled to be cast by the holders of outstanding voting common stock of Intermountain and (c) a majority of votes entitled to be cast by the holders of outstanding non-voting common stock of Intermountain, is required to approve the Merger proposal.

The Merger-Related Named Executive Officer Compensation proposal will be approved, on an advisory (non-binding) basis, if the votes cast in favor of the proposal exceed the votes cast against it. Only holders of Intermountain voting common stock have the right to vote on this proposal.

The Adjournment proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against it. Only holders of Intermountain voting common stock have the right to vote on this proposal.

Certain of Intermountain’s directors and principal shareholders have entered into voting agreements with respect to the Intermountain shares they own, pursuant to which they have agreed to vote such shares in favor of the proposals to be considered at the Intermountain special meeting. A total of 4,307,836, or 64.29%, of the outstanding shares of Intermountain common stock entitled to vote at the special meeting are covered by such voting agreements, which shares consist of 877,969, or 30.69% shares of the outstanding shares of Intermountain voting common stock, and 3,429,867 or 89.33%, of the outstanding shares of Intermountain non-voting common stock.

Q:	What if I abstain from voting or do not vote?

A:	For the purposes of the Intermountain special meeting, an abstention, which occurs when an Intermountain shareholder attends the Intermountain special meeting, either in person or by proxy, but abstains from voting, will have the same effect as a vote “AGAINST” the Merger proposal but will have no effect on the Merger-Related Named Executive Compensation proposal or the Adjournment proposal.

Q:	May I change my vote or revoke my proxy after I have delivered my proxy or voting instruction card?

A:	Yes. You may change your vote at any time before your proxy is voted at the applicable meeting. You may do this in one of four ways:

•	by sending a notice of revocation to the corporate secretary of Intermountain;

•	by sending a completed proxy card bearing a later date than your original proxy card;

•	by logging onto the website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so, and following the instructions on the proxy card; or

•	by attending the meeting and voting in person if your shares are registered in your name rather than in the name of a broker, bank or other nominee; however, your attendance alone will not revoke any proxy.

If you choose any of the first three methods, you must take the described action (and, in the case of the second method, your proxy card must be received) no later than the beginning of the Intermountain special meeting.

If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Q:	What happens if I sell my shares after the record date but before the meeting?

A:	The record date for the Intermountain special meeting is earlier than the date of meeting and the date that the merger is expected to be completed. If you transfer your Intermountain common stock after the record date but before the date of the meeting, you will retain your right to vote at the meeting (provided that such shares remain outstanding on the date of the meeting), but you will not have the right to receive any merger consideration for the transferred shares. You will only be entitled to receive the merger consideration in respect of shares that you hold at the effective time of the merger.

Q:	What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

A:	If you hold shares directly as a record holder and also in “street name,” or otherwise through a nominee, you may receive more than one proxy statement/prospectus and/or set of voting instructions relating to the Intermountain special meeting. These should each be voted or returned separately to ensure that all of your shares are voted.

Q:	What are the federal income tax consequences of the merger?

A:	The merger is intended to qualify, and Columbia expects to receive a legal opinion from Sullivan & Cromwell LLP at the closing of the merger to the effect that the merger will qualify, as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. In addition, in connection with the filing of the registration statement of which this document is a part, Sullivan & Cromwell LLP has delivered an opinion to Columbia to the same effect. Assuming the merger qualifies as a reorganization, the specific tax consequences to a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences of the Merger”) exchanging Intermountain common stock in the merger will generally depend upon the form of consideration such U.S. holder receives in the merger.

•	A U.S. holder exchanging all of its shares of Intermountain common stock for solely Columbia common stock (and cash instead of fractional shares of Columbia common stock) pursuant to the merger agreement will generally not recognize gain or loss, except with respect to cash received instead of fractional shares of Columbia common stock.

•	A U.S. holder exchanging all of its shares of Intermountain common stock for solely cash pursuant to the merger agreement will generally recognize gain or loss equal to the difference between the amount of cash it receives and its cost basis in its Intermountain common stock.

•	A U.S. holder exchanging all of its shares of Intermountain common stock for a combination of Columbia common stock and cash pursuant to the merger agreement will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash treated as received in exchange for Intermountain common stock in the merger and (ii) the excess of the “amount realized” in the transaction (i.e., the fair market value of the Columbia common stock at the effective time of the merger plus the amount of cash treated as received in exchange for Intermountain common stock in the merger) over its tax basis in its surrendered Intermountain common stock.

Any gain recognized upon the exchange will generally be capital gain, and will be long-term capital gain if, as of the effective date of the merger, the U.S. holder’s holding period with respect to its surrendered Intermountain common stock exceeds one year. Depending on certain facts specific to each U.S. holder, any gain recognized could be taxable as a dividend rather than capital gain.

For a more detailed discussion of the material U.S. federal income tax consequences of the transaction, see “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 78.

You are encouraged to consult your tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

Q:	Do I have appraisal or dissenters’ rights?

A:	Under Idaho law, Intermountain shareholders are entitled to exercise appraisal rights in connection with the merger. See “The Merger—Dissenting Shares.”

Q:	Should I send in my stock certificates now?

A:	No. Please do not send your stock certificates with your proxy card. Intermountain shareholders should follow the instructions provided with the election statement regarding how and when to surrender their stock certificates. If you do not vote by internet or telephone, you should send the proxy card in the enclosed envelope and the election statement in the envelope separately sent with the election statement. If you are a holder of Intermountain common stock, you will receive written instructions from Broadridge Issuer Solutions Inc., the exchange agent, after the merger is completed on how to exchange your stock certificates for Columbia common stock.

Q:	Whom should I contact if I have any questions about the proxy materials or the meetings?

A:	If you have any questions about the merger or any of the proposals to be considered at the Intermountain special meeting, need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact Intermountain.

SUMMARY

This summary highlights selected information from this document. It may not contain all of the information that is important to you. We urge you to carefully read the entire document and the other documents to which we refer you in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (pages 95 and 101)

Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia State Bank, a Washington state-chartered full service commercial bank, with deposits insured by the Federal Deposit Insurance Corporation, which we refer to as the FDIC. At June 30, 2014, Columbia had 139 banking offices, including 79 branches in Washington State and 60 branches in Oregon. At June 30, 2014, Columbia had total assets of approximately $7.30 billion, total net loans receivable and loans held for sale of approximately $4.65 billion, total deposits of approximately $5.99 billion and approximately $1.09 billion in shareholders’ equity.

Columbia’s stock is traded on the Nasdaq Global Select Market under the symbol “COLB.”

Columbia’s principal office is located at 1301 “A” Street, Tacoma, Washington 98402, and its telephone number at that location is (253) 305-1900. Columbia’s internet address is www.columbiabank.com. Additional information about Columbia is included under “Information Concerning Columbia” and “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.

Intermountain

Intermountain Community Bancorp is a bank holding company headquartered in Sandpoint, Idaho. Intermountain’s principal business activities are conducted through its full-service commercial bank subsidiary, Panhandle State Bank, an Idaho state-chartered bank with deposits insured by the FDIC. Panhandle State Bank also conducts business under the trade names Magic Valley Bank and Intermountain Community Bank. At June 30, 2014, Panhandle State Bank had facilities in 18 cities and towns in Idaho, Washington, and Oregon, operating a total of 19 full-service branches. At June 30, 2014, Intermountain had total assets of approximately $920 million, total net loans of approximately $520 million, total deposits of approximately $694 million, and approximately $99 million in shareholders’ equity.

Intermountain’s stock is traded on the Nasdaq Capital Market under the symbol “IMCB.”

Intermountain’s principal office is located at 414 Church Street, Sandpoint, Idaho 83864, and its telephone number at that location is (208) 263-0505. Intermountain’s internet address is www.intermountainbank.com. Additional information about Intermountain is included in documents incorporated by reference in this document. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

The Merger and the Merger Agreement (pages 27 and 60)

The terms and conditions of the merger are contained in the merger agreement which is attached to this proxy statement/prospectus as Appendix A. The parties encourage you to read the merger agreement carefully as it is the legal document that governs the merger.

Under the terms and conditions of the merger agreement and in accordance with Washington law, upon completion of the merger, Intermountain will merge with and into Columbia, with Columbia continuing as the surviving corporation. This transaction is referred to in this proxy statement/prospectus as the merger. As soon as reasonably practicable following the merger, Panhandle State Bank will merge with and into Columbia State Bank, with Columbia State Bank as the surviving bank, which we refer to as the bank merger. We refer to the merger and the bank merger collectively as the mergers.

Merger Consideration (page 28)

In the merger, Intermountain shareholders will have the right, with respect to each of their shares of Intermountain common stock, to elect to receive, subject to proration and adjustment as described below, cash, Columbia common stock, or a unit consisting of a mix of 0.6426 of a share of Columbia common stock and $2.2930 in cash. The aggregate merger consideration is expected to be equal to (a) 4,233,707 shares of Columbia common stock, and (b) $15,107,206, in each case assuming the Intermountain warrants are not exercised. The value of the consideration to be received by Intermountain shareholders in the merger will vary with the trading price of Columbia common stock between now and the completion of the merger. See “The Merger” beginning on page 27.

Recommendation of the Intermountain Board of Directors (page 41)

Intermountain’s board of directors recommends that holders of Intermountain common stock vote “FOR” the Merger proposal, “FOR” the Merger-Related Named Executive Officer Compensation proposal, and “FOR” the Adjournment proposal.

For further discussion of Intermountain’s reasons for the merger and the recommendations of Intermountain’s board of directors, see “The Merger—Background of the Merger” and “The Merger—Recommendation of the Intermountain Board of Directors and Reasons for the Merger.”

Opinion of Intermountain’s Financial Advisor (page 43)

On July 23, 2014, Sandler O’Neill + Partners, L.P., which we refer to as Sandler O’Neill, Intermountain’s financial advisor in connection with the merger, delivered an oral opinion to Intermountain’s board of directors, which was subsequently confirmed in a written opinion, that, as of such date and based upon and subject to the qualifications and assumptions set forth in its written opinion, the merger consideration was fair to the holders of Intermountain common stock from a financial point of view.

The full text of Sandler O’Neill’s opinion, dated July 23, 2014, is attached as Appendix B to this proxy statement/prospectus. You should read the opinion in its entirety for a discussion of, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion.

Sandler O’Neill’s opinion was directed to Intermountain’s board of directors and is directed only to the fairness of the merger consideration to the holders of Intermountain common stock from a financial point of view. It does not address the underlying business decision of Intermountain to engage in the merger or any other aspect of the merger and is not a recommendation to any holder of Intermountain common stock as to how such holder of Intermountain common stock should vote at the special meeting with respect to the merger or any other matter. Pursuant to an engagement letter between Intermountain and Sandler O’Neill, Sandler O’Neill will receive a fee for its services, a substantial portion of which will be payable upon consummation of the merger.

For further information, see “The Merger—Opinion of Intermountain’s Financial Advisor.”

Interests of Intermountain’s Directors and Executive Officers in the Merger (page 55)

In considering the recommendations of the board of directors of Intermountain, Intermountain shareholders should be aware that certain directors and executive officers of Intermountain have interests in the merger that may differ from, or may be in addition to, the interests of Intermountain shareholders generally. The board of directors of Intermountain was aware of these interests and considered them, among other matters, when it adopted the merger agreement and in making its recommendations that the Intermountain shareholders approve the Merger proposal. These interests include:

•	In accordance with the merger agreement, one of the directors of Intermountain will be recommended by Columbia’s Nominating and Corporate Governance Committee to serve on Columbia’s board of directors and the board of directors of Columbia State Bank following the merger;

•	In accordance with the merger agreement, Columbia State Bank will form an advisory board and invite certain members of Intermountain’s board of directors as mutually agreed between Columbia and Intermountain to join such advisory board;

•	Two of Intermountain’s executive officers are party to agreements that provide for payments upon completion of the merger, and one of Intermountain’s executive officers is party to an agreement that provides for severance and other benefits following a change in control of Intermountain in connection with a qualifying termination of employment;

•	Curt Hecker, who is the chief executive officer and president of Intermountain, entered into an employment agreement with Columbia that becomes effective upon the completion of the merger and that replaces an existing employment agreement with Intermountain;

•	Certain of Intermountain’s executive officers may have restricted stock awards that under the merger agreement become fully vested upon the merger; and

•	Intermountain directors and officers are entitled to continued indemnification and insurance coverage under the merger agreement.

For a more complete description of the interests of Intermountain directors and executive officers in the merger, see “The Merger—Interests of Intermountain’s Directors and Executive Officers in the Merger.”

Appraisal Rights (page 34)

We expect that shareholders of Intermountain will have appraisal rights in connection with the proposal to approve the merger agreement. Under Idaho law, appraisal rights are not available for holders of shares of any class of stock (i) which are listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the financial industry regulatory authority or (ii) not so listed or designated, but have at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $20,000,000, exclusive of the value of such shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than 10% of such shares. Because shares of Intermountain common stock are currently registered on the Nasdaq Capital Market, and we expect them to continue to be so registered until the completion of the merger, we expect that holders of Intermountain common stock will be entitled to dissenters’ rights under Idaho law. For more information on appraisal rights, see “The Merger—Dissenting Shares.”

Regulatory Matters (page 35)

Columbia and Intermountain have each agreed to use its reasonable best efforts to obtain all regulatory approvals required to complete the merger and the other transactions contemplated by the merger agreement. Regulatory approvals are required from the FDIC, Idaho Department of Finance and the Washington State

Department of Financial Institutions. Columbia and Intermountain have submitted applications and notifications to obtain the required regulatory approvals (other than any notice to the Federal Reserve under its regulations, which will be filed in accordance with the timing contemplated by such regulations). There can be no assurances that such approvals will be received on a timely basis, or as to the ability of Columbia and Intermountain to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. See “The Merger—Regulatory Approvals Required for the Merger.”

Conditions to Completion of the Merger (page 71)

Currently, Columbia and Intermountain expect to complete the merger in the fourth quarter of 2014. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

No Solicitation (page 67)

Under the terms of the merger agreement, Intermountain has agreed not to initiate, solicit, encourage or knowingly facilitate any inquiries or the making of proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any company acquisition proposal (as defined below in the section entitled “The Merger Agreement—Covenants and Agreements”). Notwithstanding these restrictions, the merger agreement provides that under specified circumstances, if Intermountain receives an unsolicited bona fide company acquisition proposal and the board of directors of Intermountain concludes in good faith that such company acquisition proposal constitutes, or is reasonably expected to result in, a company superior proposal (as defined below in the section entitled “The Merger Agreement—Covenants and Agreements”), then Intermountain and its board of directors may furnish or cause to be furnished nonpublic information and participate in such negotiations or discussions to the extent that the board of directors of Intermountain concludes in good faith (and based on the advice of counsel) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided that prior to providing any such nonpublic information or engaging in any such negotiations, Intermountain entered into a confidentiality agreement with such third party.

Under the terms of the merger agreement, none of the members of the board of directors of Intermountain may, except as expressly permitted by the merger agreement, make an adverse change of recommendation (as defined below in the section entitled “The Merger Agreement—Covenants and Agreements”), or cause or commit Intermountain to enter into any agreement or understanding other than the confidentiality agreement referred to above relating to any company acquisition proposal made to Intermountain. Nevertheless, in the event that Intermountain receives a company acquisition proposal that Intermountain board of directors concludes in good faith constitutes a company superior proposal, the board of directors of Intermountain may make an adverse change of recommendation or terminate the merger agreement, if it concludes in good faith (and based on the advice of counsel) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law, as long as Intermountain gives Columbia prior written notice at least five business days before taking such action and during such five business day period Intermountain negotiates in good faith with Columbia to enable Columbia to make an improved offer that is at least as favorable to the shareholders of Columbia as such alternative company acquisition proposal.

Termination of the Merger Agreement (page 72)

The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

•	a governmental entity that must grant a required regulatory approval has denied approval and such denial has become final and non-appealable, or an injunction or legal prohibition against the transaction becomes final and non-appealable;

•	the merger has not been consummated by June 1, 2015 (unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements);

•	the other party breaches any of its covenants or agreements or representations or warranties under the merger agreement in a manner that would cause the closing conditions not to be satisfied and which is not cured within 30 days following written notice to the party committing the breach, or the breach, by its nature, cannot be cured within such time (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the merger agreement); or

•	Intermountain shareholders fail to approve the merger agreement and the transactions contemplated thereby, provided that the failure to obtain such shareholder approval was not caused by the terminating party’s material breach of any of its obligations under the merger agreement.

The merger agreement may be terminated by Columbia prior to obtaining the Intermountain shareholder approval, in the event that:

•	Intermountain breaches in any material respect its non-solicitation covenants in the merger agreement;

•	Intermountain or its board of directors submits the merger agreement to its shareholders without a recommendation for approval or withdraws or materially and adversely modifies its recommendation with respect to the merger agreement or recommends a company acquisition proposal other than the merger;

•	at any time after the end of 15 business days following receipt of a company acquisition proposal, the board of directors of Intermountain fails to reaffirm its board recommendation as promptly as practicable (but in any event within five business days) after receipt of any written request to do so by Columbia; or

•	a tender offer or exchange offer for outstanding shares of Intermountain common stock is publicly disclosed (other than by Columbia or one of its affiliates) and the board of directors of Intermountain recommends that its shareholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, the board of directors of Intermountain fails to recommend unequivocally against acceptance of such offer, which we refer to as a termination due to no company recommendation.

Prior to obtaining Intermountain shareholder approval, the merger agreement may be terminated by Intermountain in order to enter into a definitive agreement providing for a company superior proposal (as defined below in the section entitled “The Merger Agreement—Covenants and Agreements”).

The merger agreement may be terminated by Intermountain in the event that (1) the parent average closing price is less than $21.6184 (with a proportionate adjustment in the event of certain changes in Columbia’s capitalization); and (2) the number obtained by dividing the parent average closing price by $26.2041 is less than the number obtained by (a) dividing the average closing price of the Keefe Bruyette & Woods Regional Banking Index during the twenty (20) day period ending on the date that is five business days prior to the closing date of the merger by $76.75 and then (b) subtracting 0.175. If Intermountain elects to terminate in this way and provides such written notice to Columbia, then within two business days following Columbia’s receipt of such notice, Columbia may elect by written notice to Intermountain to adjust the merger consideration by increasing the per share cash amount dollar for dollar by the amount of the difference between (A) $13.8920 and (B) 0.6426 multiplied by the parent average closing price.

Expenses and Termination Fees (page 72)

Expenses

All fees and expenses incurred in connection with the merger (including the costs and expense of printing and mailing this proxy statement/prospectus) will be paid by the party incurring such fees or expenses.

Intermountain Termination Fee

Intermountain is required to pay Columbia a termination fee of $5,500,000 in the event that:

•	the merger agreement is terminated by Intermountain in order to enter into a definitive agreement providing for a company superior proposal;

•	Columbia terminates the merger agreement due to an adverse company recommendation (as defined below in the section entitled “The Merger Agreement—Covenants and Agreements”); or

•	any person has made a company acquisition proposal, which proposal has been publicly announced, disclosed or proposed and not withdrawn, and: (1) the merger agreement is subsequently terminated (a) by either party because the merger agreement has not been consummated by June 1, 2015 or pursuant to the termination provision for no approval by Intermountain shareholders, (b) by either party because Intermountain’s shareholders fail to approve the merger agreement at the Intermountain special meeting or any adjournment thereof or (c) by Columbia for Intermountain’s breach of any of its covenants or agreements under the merger agreement in a manner that would cause the closing conditions not to be satisfied and which is not cured during the applicable cure period; and (2) within 12 months after such termination of the merger agreement, a company acquisition proposal is consummated or any definitive agreement with respect to a company acquisition proposal is entered into (provided that references to 24.9% in the definition of company acquisition proposal are deemed to be references to 50%).

Matters to Be Considered at the Intermountain Special Shareholder Meeting (page 100)

Intermountain shareholders are being asked to vote on the following proposals:

1.	Approval of the Merger Agreement. To approve the merger agreement, which we refer to as the Merger proposal;

2.	Non-Binding Approval of Certain Compensation. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Intermountain’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, which we refer to as the Merger-Related Named Executive Officer Compensation proposal; and

3.	Adjournment of Meeting. To approve one or more adjournments of the Intermountain special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the Merger proposal, which we refer to as the Adjournment proposal.

Material U.S. Federal Income Tax Consequences (page 78)

The merger is intended to qualify as a reorganization under Section 368(a) of the Code. Assuming the merger qualifies as a reorganization, the specific tax consequences to a U.S. holder exchanging Intermountain common stock in the merger will generally depend upon the form of consideration such U.S. holder receives in the merger.

•	A U.S. holder exchanging all of its shares of Intermountain common stock for solely Columbia common stock (and cash instead of fractional shares of Columbia common stock) pursuant to the merger agreement will generally not recognize gain or loss, except with respect to cash received instead of fractional shares of Columbia common stock.

•	A U.S. holder exchanging all of its shares of Intermountain common stock for solely cash pursuant to the merger agreement will generally recognize gain or loss equal to the difference between the amount of cash it receives and its cost basis in its Intermountain common stock.

•	A U.S. holder exchanging all of its shares of Intermountain common stock for a combination of Columbia common stock and cash pursuant to the merger agreement will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash treated as received in exchange for Intermountain common stock in the merger and (ii) the excess of the “amount realized” in the transaction (i.e., the fair market value of the Columbia common stock at the effective time of the merger plus the amount of cash treated as received in exchange for Intermountain common stock in the merger) over its tax basis in its surrendered Intermountain common stock.

Any gain recognized upon the exchange will generally be capital gain, and will be long-term capital gain if, as of the effective date of the merger, the U.S. holder’s holding period with respect to its surrendered Intermountain common stock exceeds one year. Depending on certain facts specific to each U.S. holder, any gain recognized could be taxable as a dividend rather than capital gain.

For a more detailed discussion of the material U.S. federal income tax consequences of the transaction, see “Material U.S. Federal Income Tax Consequences of the Merger.”

You are encouraged to consult your tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

The U.S. federal income tax consequences described above may not apply to all holders of Intermountain common stock. Your tax consequences will depend on your individual situation. Accordingly, you are urged to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Rights of Intermountain Shareholders Will Change as a Result of the Merger (page 86)

The rights of Intermountain shareholders are governed by Idaho law and by Intermountain’s amended and restated articles of incorporation and amended and restated bylaws. The rights of Columbia shareholders are governed by Washington law and by Columbia’s amended and restated articles of incorporation and amended and restated bylaws. Upon the completion of the merger, there will no longer be any publicly held shares of Intermountain common stock. Intermountain shareholders will no longer have any direct interest in Intermountain. Those Intermountain shareholders receiving shares of Columbia common stock as merger consideration will only participate in the combined company’s future earnings and potential growth through their ownership of Columbia common stock. All of the other incidents of direct stock ownership in Intermountain will be extinguished upon completion of the merger. The rights of former Intermountain shareholders that become Columbia shareholders will be governed by Washington law and Columbia’s amended and restated articles of incorporation and amended and restated bylaws. Therefore, Intermountain shareholders that receive Columbia common stock in the merger will have different rights once they become Columbia shareholders. See “Comparison of Rights of Holders of Intermountain Common Stock and Columbia Common Stock.”

Risk Factors (page 16)

Before voting at the Intermountain special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, including the risk factors set forth in the section entitled “Risk Factors” or described in Columbia’s and Intermountain’s Annual Reports on Form 10-K for the year ended on December 31, 2013 and other reports filed with the SEC, which are incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Litigation Related to the Merger (page 77)

Certain litigation is pending in connection with the merger. See “Litigation Related to the Merger” beginning on page 77.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this document, including Columbia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Intermountain’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the matters addressed under the caption “Cautionary Note Regarding Forward-Looking Statements,” Intermountain shareholders should consider the matters described below carefully in determining whether to vote to approve the merger agreement and the transactions contemplated by the merger agreement.

Risk Factors Relating to the Merger

Because the market price of Columbia common stock may fluctuate, you cannot be sure of the value of the merger consideration that you will receive.

Upon completion of the merger, each share of Intermountain common stock (other than certain shares owned by Intermountain, Columbia or their wholly-owned subsidiaries, or shares held by shareholders who have perfected and not withdrawn a demand for appraisal rights) will be converted into the right to receive merger consideration consisting of shares of Columbia common stock, cash or a unit consisting of a mix of Columbia common stock and cash, pursuant to the terms of the merger agreement. The value of the merger consideration to be received by Intermountain shareholders will be based on the daily closing volume weighted average price of Columbia common stock during the 20 trading day period beginning on the 25th trading day before the effective time of the merger. This average price may vary from the closing price of Columbia common stock on the date we announced the merger, on the date that this document was mailed to Intermountain shareholders, and on the date of the meeting of Intermountain shareholders. Any change in the market price of Columbia common stock prior to completion of the merger will affect the value of the merger consideration that Intermountain shareholders will receive upon completion of the merger. Accordingly, at the time of the Intermountain special meeting and prior to the election deadline, Intermountain shareholders will not know or be able to calculate the value of the per share consideration they would receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations, among other things. Many of these factors are beyond the control of Columbia and Intermountain. Intermountain shareholders should obtain current market quotations for shares of Columbia common stock before voting their shares at the Intermountain special meeting.

Intermountain shareholders may receive a form of consideration different from what they elect.

Although each Intermountain shareholder may elect to receive all cash, all Columbia common stock or a unit consisting of a mix of cash and stock, the pools of cash and Columbia common stock to be paid in the merger are fixed. As a result, if either the aggregate cash or stock elections exceed the maximum available, and you choose the consideration election that exceeds the maximum available, some or all of your consideration may be in a form that you did not choose.

The results of operations of Columbia after the merger may be affected by factors different from those currently affecting the results of operations of Intermountain.

The businesses of Columbia and Intermountain differ in certain respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s common stock may be affected by factors different from those currently affecting the independent results of operations of Intermountain. For a discussion of the business of Columbia and certain factors to be considered in connection with Columbia’s business, see “Information Concerning Columbia” and the documents incorporated by reference in this document and referred to under “Where You Can Find More Information.” For a discussion of the business of Intermountain and certain factors to be considered in connection with Intermountain’s business, see “Information Concerning Intermountain” and the documents incorporated by reference in this document and referred to under “Where You Can Find More Information.”

The merger agreement limits Intermountain’s ability to pursue an alternative transaction and requires Intermountain to pay a termination fee of $5,500,000 under certain circumstances relating to alternative acquisition proposals.

The merger agreement prohibits Intermountain from soliciting, initiating, encouraging or knowingly facilitating certain alternative acquisition proposals with any third party, subject to exceptions set forth in the merger agreement. See “The Merger Agreement—No Solicitation” included elsewhere in this proxy statement/prospectus. The merger agreement also provides for the payment by Intermountain to Columbia of a termination fee of $5,500,000 in the event that the merger agreement is terminated in certain circumstances, involving, among others, the termination of the merger agreement in certain circumstances followed by an acquisition, or a definitive agreement providing for an acquisition, of Intermountain by a third party. These provisions may discourage a potential competing acquirer that might have an interest in acquiring Intermountain from considering or proposing such an acquisition. It should be noted, however, that the failure of Intermountain shareholders to approve the merger agreement will not in and of itself trigger Intermountain’s obligation to pay the termination fee, unless other factors, including a third-party acquisition proposal for Intermountain, also exist. See “The Merger Agreement—Termination; Termination Fee” included elsewhere in this proxy statement/prospectus.

The fairness opinion that Intermountain has obtained from Sandler O’Neill has not been, and is not expected to be, updated to reflect any changes in circumstances that may have occurred since the signing of the merger agreement.

The fairness opinion issued to Intermountain by Sandler O’Neill, which is Intermountain’s financial advisor, regarding the fairness, from a financial point of view, of the consideration to be paid in connection with the merger, speak only as of July 23, 2014. Changes in the operations and prospects of Intermountain, general market and economic conditions and other factors which may be beyond the control of Intermountain, and on which the fairness opinion was based, may have altered the value of Columbia or Intermountain or the market prices of shares of Intermountain as of the date of this document, or may alter such values and market prices by the time the merger is completed. Sandler O’Neill does not have any obligation to update, revise or reaffirm its opinion to reflect subsequent developments, and has not done so. Because Intermountain does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. Intermountain’s board of directors’ recommendation that Intermountain shareholders vote “FOR” approval of the merger agreement, however, is made as of the date of this document. For a description of the opinion that Intermountain received from its respective financial advisor, see “Opinion of Intermountain’s Financial Advisor” included elsewhere in this proxy statement/prospectus.

The merger is subject to the receipt of consents and approvals from governmental entities that may impose conditions that could have an adverse effect on the combined company following the merger.

Before the merger may be completed, various approvals and consents must be obtained from the FDIC, Idaho Department of Finance and the Washington State Department of Financial Institutions. These governmental entities may impose conditions on the granting of such approvals and consents or require changes to the terms of the merger or the bank merger. Although Columbia and Intermountain do not currently expect that any such material conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying or preventing completion of the merger or imposing additional costs or limiting the revenues of the combined company following the merger, any of which might have an adverse effect on the combined company following the merger.

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may cause the prices of Columbia common stock or Intermountain common stock to decline.

The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approval of Intermountain shareholders. If any condition to the merger is not satisfied or waived, to the extent permitted by law, the merger will not be completed. In addition, Columbia and Intermountain may terminate the merger agreement under certain circumstances even if the merger agreement is approved by Intermountain shareholders. If Columbia and Intermountain do not complete the merger, the trading prices of Columbia common stock or Intermountain common stock may decline. In addition, neither company would realize any of the expected benefits of having completed the merger. If the merger is not completed and Intermountain’s board of directors seeks another merger or business combination, Intermountain shareholders cannot be certain that Intermountain will be able to find a party willing to offer equivalent or more attractive consideration than the consideration Columbia has agreed to provide in the merger. If the merger is not completed, additional risks could materialize, which could materially and adversely affect the business, financial condition and results of Columbia or Intermountain. For more information on closing conditions to the merger agreement, see “The Merger Agreement—Conditions to the Merger” included elsewhere in this proxy statement/prospectus.

Columbia and Intermountain will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, customers and vendors may have an adverse influence on the business, financial condition and results of operations of Intermountain. These uncertainties may impair Intermountain’s ability to attract, retain and motivate key personnel, depositors and borrowers pending the consummation of the merger, as such personnel, depositors and borrowers may experience uncertainty about their future roles following the consummation of the merger. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors and others who deal with Intermountain to seek to change existing business relationships with Intermountain or the combined company or fail to extend an existing relationship with Intermountain or the combined company.

In addition, the merger agreement restricts Intermountain from taking certain actions without Columbia’s consent while the merger is pending. These restrictions could have a material adverse effect on Intermountain’s business, financial condition and results of operations. Please see the section entitled “The Merger Agreement—Covenants and Agreements” for a description of the restrictive covenants applicable to Intermountain.

Shares of Columbia common stock to be received by Intermountain shareholders as a result of the merger will have rights different from the shares of Intermountain common stock.

Upon completion of the merger, the rights of former Intermountain shareholders who receive Columbia common stock in the merger and thereby become Columbia shareholders will be governed by the articles of incorporation and amended and restated bylaws of Columbia. The rights associated with Intermountain common stock are different from the rights associated with Columbia common stock. In addition, the rights of shareholders under Washington law, where Columbia is organized, may differ from the rights of shareholders under Idaho law, where Intermountain is organized. See “Comparison of Rights of Holders of Columbia and Intermountain Common Stock” for a discussion of the different rights associated with Columbia common stock.

Columbia has various provisions in its articles of incorporation that could impede a takeover of Columbia.

Columbia’s amended and restated articles of incorporation contain provisions providing for, among other things, preferred stock, super majority approval of certain business transactions, and consideration of non-monetary factors in evaluating a takeover offer. Although these provisions were not adopted for the express purpose of preventing or impeding the takeover of Columbia without the approval of the Columbia board of directors, such provisions may have that effect. Such provisions may prevent former Intermountain shareholders who receive shares of Columbia common stock in the merger from taking part in a transaction in which such shareholders could realize a premium over the current market price of Columbia common stock. See “Comparison of Rights of Holders of Columbia and Intermountain Common Stock.”

Certain Intermountain directors and officers may have interests in the merger different from the interests of Intermountain shareholders.

In considering the recommendations of the board of directors of Intermountain, Intermountain shareholders should be aware that certain directors and executive officers of Intermountain have interests in the merger that may differ from, or may be in addition to, the interests of Intermountain shareholders generally. The board of directors of Intermountain was aware of these interests and considered them, among other matters, when it adopted the merger agreement and in making its recommendations that the Intermountain shareholders approve the Merger proposal. These interests include:

•	In accordance with the merger agreement, one of the directors of Intermountain will be recommended by Columbia’s Nominating and Corporate Governance Committee to serve on Columbia’s board of directors and the board of directors of Columbia State Bank following the merger;

•	In accordance with the merger agreement, Columbia State Bank will form an advisory board and invite certain members of Intermountain’s board of directors as mutually agreed between Columbia and Intermountain to join such advisory board;

•	Two of Intermountain’s executive officers are party to agreements that provide for payments upon completion of the merger, and one of Intermountain’s executive officers is party to an agreement that provides for severance and other benefits following a change in control of Intermountain in connection with a qualifying termination of employment;

•	Curt Hecker, who is the chief executive officer and president of Intermountain, entered into an employment agreement with Columbia that becomes effective upon the completion of the merger and that replaces an existing employment agreement with Intermountain;

•	Certain of Intermountain’s executive officers may have restricted stock awards that under the merger agreement become fully vested upon the merger; and

•	Intermountain directors and officers are entitled to continued indemnification and insurance coverage under the merger agreement.

For a more complete description of the interests of Intermountain directors and executive officers in the merger, see “The Merger—Interests of Intermountain’s Directors and Executive Officers in the Merger.”

Risk Factors Relating to Intermountain and Intermountain’s Business

Intermountain is, and will continue to be, subject to the risks described in Intermountain’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Documents Incorporated by Reference” and “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.

Risk Factors Relating to Columbia and Columbia’s Business

Columbia is, and will continue to be, subject to the risks described in Columbia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Documents Incorporated by Reference” and “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.

SELECTED CONSOLIDATED FINANCIAL DATA OF COLUMBIA

The following selected consolidated financial information for the fiscal years ended December 31, 2009 through December 31, 2013 is derived from audited financial statements of Columbia. The financial information as of and for the six months ended June 30, 2014 and 2013 are derived from unaudited financial statements, has been prepared on the same basis as the historical information derived from audited financial statements and, in the opinion of Columbia’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data for those dates. The results of operations for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2014. You should read this information in conjunction with Columbia’s consolidated financial statements and related notes thereto included in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2013, and in Columbia’s Quarterly Report on Form 10-Q for the six months ended June 30, 2014, which are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013	Years Ended December 31,
			2013	2012	2011	2010	2009
	(dollars in thousands except per share)
For the Period
Interest income	$151,012	$137,029	$296,935	$248,504	$251,271	$185,879	$143,035
Interest expense	$1,948	$3,558	$5,840	$9,577	$14,535	$21,092	$27,683
Net interest income	$149,064	$133,471	$291,095	$238,927	$236,736	$164,787	$115,352
Provision for loan and lease losses, excluding covered loans	$100	$1,000	$3,160	$13,475	$7,400	$41,291	$63,500
Noninterest income (loss)	$28,635	$8,466	$26,700	$27,058	$(9,283)	$52,781	$29,690
Noninterest expense	$115,150	$102,553	$230,886	$162,913	$155,759	$137,147	$94,488
Net income (loss)	$41,071	$26,767	$60,016	$46,143	$48,037	$30,784	$(3,968)
Net income (loss) applicable to common shareholders	$41,034	$26,757	$59,984	$46,143	$48,037	$25,837	$(8,371)
Per Common Share
Earnings (loss) (Basic)	$0.79	$0.59	$1.24	$1.16	$1.22	$0.73	$(0.38)
Earnings (loss) (Diluted)	$0.77	$0.58	$1.21	$1.16	$1.21	$0.72	$(0.38)
Cash dividends declared per common share	$0.36	$0.20	$0.41	$0.98	$0.27	$0.04	$0.07
Book Value	$20.71	$20.07	$20.50	$19.25	$19.23	$17.97	$16.13
Averages
Total assets	$7,229,187	$7,110,957	$6,558,517	$4,826,283	$4,509,010	$4,248,590	$3,084,421
Interest-earning assets	$6,339,102	$6,284,281	$5,754,543	$4,246,724	$3,871,424	$3,583,728	$2,783,862
Loans, including covered loans	$4,646,356	$4,571,181	$4,140,826	$2,900,520	$2,607,266	$2,485,650	$2,124,574
Securities	$1,645,993	$1,665,180	$1,474,744	$1,011,294	$928,891	$720,152	$584,028
Deposits	$5,968,881	$5,824,802	$5,420,577	$3,875,666	$3,541,399	$3,270,923	$2,378,176
Shareholders’ equity	$1,084,927	$1,051,380	$979,099	$761,185	$730,726	$668,469	$462,127
Financial Ratios
Net interest margin (tax equivalent)	4.86%	5.13%	5.16%	5.77%	6.27%	4.76%	4.33%
Return on average assets	1.14%	0.89%	0.92%	0.96%	1.07%	0.72%	(0.13)%
Return on average common equity	7.64%	5.88%	6.14%	6.06%	6.57%	4.15%	(2.16)%
Average equity to average assets	14.97%	15.21%	14.93%	15.77%	16.21%	15.73%	14.98%
At Period End
Total assets	$7,297,458	$7,070,465	$7,161,582	$4,906,335	$4,785,945	$4,256,363	$3,200,930
Covered assets, net	$255,151	$351,545	$289,790	$407,648	560,055	531,504	—
Loans, excluding covered loans	$4,452,674	$4,181,018	$4,219,451	$2,525,710	$2,348,371	$1,915,754	$2,008,884
Allowance for noncovered loan and lease losses	$49,494	$51,698	$52,280	$52,244	$53,041	$60,993	$53,478
Securities	$1,621,929	$1,541,039	$1,696,640	$1,023,484	$1,050,325	$781,774	$631,645
Deposits	$5,985,069	$5,747,861	$5,959,475	$4,042,085	$3,815,529	$3,327,269	$2,482,705
Core deposits	$5,735,047	$5,467,899	$5,696,357	$3,802,366	$3,510,435	$2,998,482	$2,072,821
Shareholders’ equity	$1,092,151	$1,030,674	$1,053,249	$764,008	$759,338	$706,878	$528,139

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013	Years Ended December 31,
			2013	2012	2011	2010	2009
	(dollars in thousands except per share)
Nonperforming Assets, Excluding Covered Assets
Nonaccrual loans	$30,613	$43,610	$34,015	$37,395	$53,483	$89,163	$110,431
Other real estate owned and other personal property owned	15,203	24,423	23,918	11,108	31,905	30,991	19,037

Total nonperforming assets, excluding covered assets	$45,816	$68,033	$57,933	$48,503	$85,388	$120,154	$129,468

Nonperforming loans to year end loans, excluding covered loans	0.69%	1.04%	0.81%	1.48%	2.28%	4.65%	5.50%
Nonperforming assets to year end assets, excluding covered assets	0.65%	1.01%	0.84%	1.08%	2.02%	3.23%	4.04%
Allowance for loan and lease losses to year end loans, excluding covered loans	1.11%	1.24%	1.24%	2.07%	2.26%	3.18%	2.66%
Allowance for loan and lease losses to nonperforming loans, excluding covered loans	161.68%	118.55%	153.70%	139.71%	99.17%	68.41%	48.43%
Net loan charge-offs	$2,886	$1,546	$3,124	$14,272	$15,352	$33,776	$52,769
Risk-Based Capital Ratios
Total capital	14.52%	14.12%	14.68%	20.62%	21.05%	24.47%	19.60%
Tier 1 capital	13.27%	12.86%	13.43%	19.35%	19.79%	23.20%	18.34%
Leverage ratio	10.52%	9.86%	10.19%	12.78%	12.96%	13.99%	14.33%

SELECTED CONSOLIDATED FINANCIAL DATA OF INTERMOUNTAIN

The following selected consolidated financial information for the fiscal years ended December 31, 2009 through December 31, 2013 is derived from audited financial statements of Intermountain. The financial information as of and for the six months ended June 30, 2014 and 2013 are derived from unaudited financial statements, has been prepared on the same basis as the historical information derived from audited financial statements and, in the opinion of Intermountain’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data for those dates. The results of operations for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2014. You should read this information in conjunction with Intermountain’s consolidated financial statements and related notes thereto included in Intermountain’s Annual Report on Form 10-K for the year ended December 31, 2013, and in Intermountain’s Quarterly Report on Form 10-Q for the six months ended June 30, 2014, which are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

(Dollars in thousands, except per share)	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Income Statement Data:
Interest income	$15,939	$16,842	$33,331	$35,876	$41,813	$46,217	$54,070
Interest expense	1,560	1,936	3,598	5,083	6,812	10,785	16,170
Net interest income	14,379	14,906	29,733	30,793	35,001	35,432	37,900
Provision for loan losses	99	426	559	4306	7289	24012	36329
Net interest income after provision for losses on loans	14,280	14,480	29,174	26,487	27,712	11,420	1,571
Non interest income	4,584	5,384	10,562	10,717	10,469	10,856	11,788
Non interest expense	15,670	16,398	34,083	33,433	38,330	54,894	49,630
Income(loss) before income taxes	3,194	3,466	5,653	3,771	(149)	(32,618)	(36,271)
Income tax(provision) benefit	(898)	—	6,118	8	152	882	14,360
Net income(loss)	2,296	3,466	11,771	3,779	3	(31,736)	(21,911)
Preferred stock dividend	—	918	1,673	1,891	1,808	1,716	1,662
Net income(loss) applicable to common stockholders	$2,296	$2,548	$10,098	$1,888	$(1,805)	$(33,452)	$(23,573)

Per Share Data:
Basic earnings(loss) per share(1)	$0.35	$0.40	$1.57	$0.33	$(2.15)	$(39.89)	$(28.20)
Diluted earnings(loss) per share(1)	$0.34	$0.39	$1.55	$0.32	$(2.15)	$(39.89)	$(28.20)
Cash dividends per share	$—	$—	$—	$—	$—	$—	$—
Period end book value per common share, excluding preferred stock	$15.25	$13.39	$14.48	$13.64	$42.17	$40.00	$75.47
Weighted average common shares outstanding(1)	6,619,576	6,443,142	6,444,556	5,806,958	840,654	838,562	836,065
Weighted average diluted shares outstanding(1)	6,686,675	6,482,376	6,494,089	5,825,283	840,654	838,562	836,065

Balance Sheet Data:
Total assets	$920,162	$930,558	$939,648	$972,139	$934,218	$1,005,109	$1,079,644
Available-for-sale securities, at fair value	261,190	256,616	251,638	280,169	219,039	183,081	181,784
Net loans receivable	520,280	522,740	514,834	520,768	502,252	563,228	655,602
Deposits	693,888	699,521	706,050	748,934	729,373	778,833	819,321
Securities sold subject to repurchase agreements	77,847	85,605	99,888	76,738	85,104	105,116	95,233
Advances from Federal Home Loan Bank	14,000	4,000	4,000	4,000	29,000	34,000	49,000
Other borrowings	23,060	16,527	23,410	16,527	16,527	16,527	16,527
Stockholders’ equity	98,999	113,045	94,012	114,434	61,616	59,353	88,627

Financial Ratios:
Return on average assets	0.50%	0.74%	1.25%	0.39%	0.00%	-3.04%	-2.01%
Return on average common stockholders’ equity	4.81%	5.85%	11.33%	2.75%	-5.27%	-67.35%	-31.17%
Average equity to average assets	10.43%	12.10%	12.03%	11.22%	6.27%	7.53%	9.51%

(Dollars in thousands, except per share)	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Efficiency ratio(2)	82.63%	80.82%	84.58%	80.54%	84.30%	118.59%	99.88%
Net loans to assets	56.54%	56.17%	54.79%	53.57%	53.76%	56.04%	60.72%
Average yields earned	3.87%	3.97%	3.92%	4.16%	4.81%	4.93%	5.45%
Average rates paid	0.39%	0.48%	0.63%	0.81%	0.96%	1.36%	1.96%
Net interest margin	3.49%	3.51%	3.50%	3.57%	4.02%	3.77%	3.81%
Nonperforming assets to total assets	0.77%	1.00%	0.68%	1.18%	1.71%	1.59%	2.83%
Allowance for loan losses to total loans	1.46%	1.52%	1.47%	1.50%	2.47%	2.16%	2.47%
Net loan charge-offs to average loans	0.04%	0.13%	0.16%	1.71%	1.37%	4.89%	5.38%
Allowance for loan losses to nonperforming loans	224.65%	167.58%	288.10%	121.70%	136.60%	108.10%	87.20%

(1)	Earnings per share and weighted average shares outstanding have been adjusted retroactively for the effect of stock splits and dividends, including the 10-for-1 reverse stock split effective October 5, 2012.
(2)	The efficiency ratio has been computed as non interest expense divided by the sum of net interest income and non interest income.
(3)	Non-performing loan components are comprised of loans on non-accrual status (inclusive of non-accruing TDRs), plus any loans past due 90 days or more still on accrual. Accruing TDRs are not included in the non-performing loan calculation. Intermountain’s rationale for this is that Intermountain’s policy for moving non-performing TDRs to accrual status requires payment performance (typically six consecutive months), coupled with a reasonable assurance such performance will continue.

COMPARATIVE PER SHARE DATA OF COLUMBIA (UNAUDITED)

Presented below for Columbia and Intermountain is historical, unaudited pro forma combined and pro forma equivalent per share financial data as of and for the year ended December 31, 2013 and as of and for the six months ended June 30, 2014. The information presented below should be read together with the historical consolidated financial statements of Columbia and Intermountain, including the related notes, filed by Columbia and Intermountain, as applicable, with the SEC and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

The unaudited pro forma and pro forma per equivalent share information gives effect to the merger as if the merger had been effective on December 31, 2013 or June 30, 2014 in the case of the book value data, and as if the merger had been effective as of January 1, 2013 in the case of the earnings per share and the cash dividends data. The unaudited pro forma data combines the historical results of Intermountain into Columbia’s consolidated statement of income. While certain adjustments were made for the estimated impact of fair value adjustments and other acquisition-related activity, they are not indicative of what could have occurred had the acquisition taken place on January 1, 2013.

The unaudited pro forma adjustments are based upon available information and certain assumptions that Columbia management believes are reasonable. The unaudited pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the merger or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies, asset dispositions, among other factors, nor the impact of possible business model changes. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results. Upon completion of the merger, the operating results of Intermountain will be reflected in the consolidated financial statements of Columbia on a prospective basis.

	Columbia Historical	Intermountain Historical(1)	Pro Forma Combined	Per Equivalent Intermountain Share(2)
For the year ended December 31, 2013:
Basic earnings per share	$1.24	$1.57	$1.42	$0.91
Diluted earnings per share	$1.21	$1.55	$1.39	$0.89
Cash dividends declared(3)	$0.41	$—	$0.41	$0.26
Book value per share as of December 31, 2013	$20.50	$14.48	$20.80	$13.37

For the six months ended June 30, 2014:
Basic earnings per share	$0.79	$0.35	$0.79	$0.51
Diluted earnings per share	$0.77	$0.34	$0.78	$0.50
Cash dividends declared(2)	$0.36	$—	$0.36	$0.23
Book value per share as of June 30, 2014	$20.71	$15.25	$21.07	$13.54

(1)	For the year ended December 31, 2013, Intermountain basic and diluted earnings per share included a tax benefit of $6.1 million, or approximately $0.95 per basic share and $0.94 per diluted share, related to the reversal of a valuation allowance against its deferred tax assets.
(2)	Reflects Intermountain shares at the exchange ratio of 0.6426, which we refer to as the exchange ratio. This exchange ratio does not give effect for the cash consideration included in the transaction.
(3)	Pro forma combined cash dividends declared are based only upon Columbia’s historical amounts.

MARKET PRICES, DIVIDENDS AND OTHER DISTRIBUTIONS

Stock Prices

The table below sets forth, for the calendar quarters indicated, the high and low sales price per share of, and the dividends declared on, Columbia common stock, which trades on the Nasdaq Global Select Market under the symbol “COLB,” and Intermountain common stock, which trades on the Nasdaq Capital Market under the symbol “IMCB.” Information in this table gives pro forma effect to Intermountain’s 1:10 reverse stock split of its common stock on October 5, 2012. As of August 21, 2014, there were approximately 2,428 registered holders of Columbia’s common stock and approximately 848 registered holders of Intermountain’s common stock.

	Columbia Common Stock			Intermountain Common Stock
	High	Low	Dividends	High	Low	Dividends
2012
First Quarter	$23.35	$19.65	$0.37	$13.80	$9.00	$0.00
Second Quarter	$23.52	$17.38	$0.22	$12.50	$10.10	$0.00
Third Quarter	$19.85	$17.22	$0.30	$11.80	$10.30	$0.00
Fourth Quarter	$19.15	$16.18	$0.09	$13.00	$11.60	$0.00
2013
First Quarter	$22.08	$18.27	$0.10	$13.50	$11.31	$0.00
Second Quarter	$23.88	$19.85	$0.10	$14.00	$12.36	$0.00
Third Quarter	$25.59	$23.17	$0.10	$16.25	$13.15	$0.00
Fourth Quarter	$28.37	$23.53	$0.11	$16.45	$14.59	$0.00
2014
First Quarter	$30.36	$24.75	$0.12	$25.30	$14.53	$0.00
Second Quarter	$29.31	$23.59	$0.24	$17.25	$16.10	$0.00

The following table sets forth the closing sale prices per share of Columbia common stock and Intermountain common stock on July 23, 2014, the last trading day completed before the public announcement of the signing of the merger agreement, and on September 19, 2014, the latest practicable date before the date of this proxy statement/prospectus.

	Columbia Common Stock	Intermountain Common Stock
July 23, 2014	$24.79	$16.31
September 19, 2014	$26.57	$17.86

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) statements about our respective plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “prospects,” “projections,” or “potential,” future conditional verbs such as “will,” “would,” “should,” “could,” or “may” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of Columbia’s and Intermountain’s managements, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Columbia’s and Intermountain’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

In addition to factors previously disclosed in Columbia’s and Intermountain’s reports filed with the SEC and those identified elsewhere in this filing (including the section entitled “Risk Factors”), the following potential factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements:

•	the merger may not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received on a timely basis or at all;

•	Columbia’s stock price could change, before closing of the merger, including as a result of broader stock market movements, and the performance of financial companies and peer group companies;

•	benefits from the merger may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Intermountain operates;

•	operating costs, customer losses and business disruption following the merger, including adverse developments in relationships with employees, may be greater than expected; and

•	management time and effort may be diverted to the resolution of merger-related issues.

All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Columbia or Intermountain or any person acting on behalf of Columbia or Intermountain are expressly qualified in their entirety by the cautionary statements above. Neither Columbia nor Intermountain undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement between Columbia and Intermountain. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this document and incorporated by reference herein. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. Factual information about Columbia and Intermountain can be found elsewhere in this proxy statement/prospectus and in the public filings Columbia and Intermountain make with the SEC, as described in the section entitled “Where You Can Find More Information.”

Terms of the Merger

Transaction Structure

The merger agreement provides for the acquisition of Intermountain by Columbia through the merger of Intermountain, with and into Columbia, with Columbia continuing as the surviving corporation. As soon as reasonably practicable following the merger, Panhandle State Bank will be merged with and into Columbia State Bank, with Columbia State Bank as the surviving bank. We refer to the merger of Intermountain with and into Columbia as the merger, the merger of Panhandle State Bank with and into Columbia State Bank as the bank merger, and the two mergers together as the mergers.

Merger Consideration

In the merger, Intermountain shareholders will have the right, with respect to each of their shares of Intermountain common stock, to elect to receive, subject to proration and adjustment as described below, cash, stock, or a unit consisting of a mix of 0.6426 of a share of Columbia common stock and $2.2930 in cash. The aggregate merger consideration is expected to be equal to the sum of (1) the product of the aggregate number of shares of Intermountain common stock outstanding immediately prior to the merger effective time (other than certain forfeited restricted stock awards) and 0.6426, which we refer to as the exchange ratio, or 4,233,707 shares of Columbia common stock (assuming the Intermountain warrants are not exercised), and (2) the product of the aggregate number of shares of Intermountain common stock outstanding immediately prior to the merger effective time (other than certain forfeited restricted stock awards) and $2.2930 in cash, or $15,107,206, in each case assuming the Intermountain warrants are not exercised. The value of the consideration to be received by Intermountain shareholders in the merger will vary with the trading price of Columbia common stock between now and the completion of the merger. The value of the per share consideration is determined by the sum of: (1) the product of: (i) the purchaser average closing price and (ii) 0.6426; and (2) $2.2930, which we refer to as the per share consideration. In connection with a recapitalization transaction in January 2012, Intermountain issued warrants to Castle Creek Capital Partners IV, LP, Stadium Capital Partners, L.P., and Stadium Capital Qualified Partners, L.P., which we refer to as the principal shareholders, which are exercisable for 170,000 shares of Intermountain common stock at an exercise price per share of $10.00. These warrants, which we refer to as the Intermountain warrants, expire in January 2015. If the merger closes prior to their termination or exercise, Columbia will pay the holders thereof immediately prior to the effective time an amount equal to the product of the per share consideration and the shares issuable upon the exercise of the Intermountain warrants less the exercise price in respect thereof. The following table sets forth information concerning the approximate aggregate and per share consideration that would be payable in the merger based on different purchaser average closing prices. The table does not reflect the fact that cash will be paid instead of fractional shares, and does not account for any adjustments that may be made to the total cash and stock amounts in certain circumstances.

Columbia Stock Price		Per Share Cash Consideration	Per Share Stock Consideration		Per Share Mixed Consideration			Aggregate Merger Consideration Plus Cash Out of Intermountain Warrants			Aggregate Transaction Value
Price	Change	Total Value	Shares of Stock	Total Value	Exchange Ratio	Cash	Total Value	Shares of Stock	Cash	Cash for Warrants
$28.51	15.0%	$20.6126	0.7230	$20.6126	0.6426	$2.2930	$20.6126	4,233,707	$15,107,206	$1,804,136	$137,607,981
$27.89	12.5%	$20.2143	0.7248	$20.2143	0.6426	$2.2930	$20.2143	4,233,707	$15,107,206	$1,736,433	$134,916,438
$27.27	10.0%	$19.8161	0.7267	$19.8161	0.6426	$2.2930	$19.8161	4,233,707	$15,107,206	$1,668,730	$132,224,895
$26.65	7.5%	$19.4178	0.7286	$19.4178	0.6426	$2.2930	$19.4178	4,233,707	$15,107,206	$1,601,027	$129,533,353
$26.03	5.0%	$19.0196	0.7307	$19.0196	0.6426	$2.2930	$19.0196	4,233,707	$15,107,206	$1,533,325	$126,841,810
$25.41	2.5%	$18.6213	0.7328	$18.6213	0.6426	$2.2930	$18.6213	4,233,707	$15,107,206	$1,465,622	$124,150,267

$24.79	Price on 7/23/14	$18.2231	0.7351	$18.2231	0.6426	$2.2930	$18.2231	4,233,707	$15,107,206	$1,397,927	$121,458,732

$24.17	-2.5%	$17.8248	0.7375	$17.8248	0.6426	$2.2930	$17.8248	4,233,707	$15,107,206	$1,330,216	$118,767,182
$23.55	-5.0%	$17.4266	0.7400	$17.4266	0.6426	$2.2930	$17.4266	4,233,707	$15,107,206	$1,262,514	$116,075,639
$22.93	-7.5%	$17.0283	0.7426	$17.0283	0.6426	$2.2930	$17.0283	4,233,707	$15,107,206	$1,194,811	$113,384,096
$22.31	-10.0%	$16.6300	0.7454	$16.6300	0.6426	$2.2930	$16.6300	4,233,707	$15,107,206	$1,127,108	$110,692,554
$21.69	-12.5%	$16.2318	0.7484	$16.2318	0.6426	$2.2930	$16.2318	4,233,707	$15,107,206	$1,059,406	$108,001,011
$21.07	-15.0%	$15.8335	0.7515	$15.8335	0.6426	$2.2930	$15.8335	4,233,707	$15,107,206	$991,703	$105,309,468

If the purchaser average closing price declines by more than 17.5% from the closing price of Columbia common stock on the day of the execution of the merger agreement, and Columbia’s common stock underperforms the Keefe Bruyette & Wood (KBW) Regional Banking Index by more than 17.5% during such period, Intermountain may terminate the merger agreement unless Columbia contributes sufficient additional cash consideration to offset any reduction in the value of the merger consideration attributable to such decline, as discussed in greater detail below.

If you are an Intermountain shareholder, whether you receive cash or Columbia common stock or a unit consisting of a mix of cash and stock as merger consideration, the value of the merger consideration that you will receive will fluctuate with the market price of Columbia common stock and will depend on the daily closing volume weighted average price of Columbia common stock for the 20 trading day period beginning on the 25th trading day before the completion of the merger, and, if you receive Columbia common stock as merger consideration, on the market price of Columbia common stock when you receive the shares of Columbia common stock.

Cash Election

The merger agreement provides that each Intermountain shareholder who makes a valid cash election will have the right to receive, in exchange for each share of Intermountain common stock, subject to proration and adjustment as described below, an amount in cash equal to the per share consideration, which amount when paid only in cash is referred to as the per share cash consideration. For example, based on the volume weighted average price of Columbia common stock during the 20 trading day period ending September 19, 2014, the last practicable date before the printing of this document, and assuming no adjustments to the aggregate merger consideration are required pursuant to the discussion above a greater than 17.5% decline in Columbia’s stock price, each Intermountain common shareholder who receives cash for such shareholder’s shares would have the right to receive approximately $19.2095 per share in cash. If an Intermountain shareholder makes a valid cash election, such holder’s shares are referred to as cash election shares.

Stock Election

The merger agreement provides that each Intermountain shareholder who makes a valid stock election will have the right to receive, in exchange for each share of Intermountain common stock, subject to proration and adjustment as described below, a fraction of a share of Columbia common stock equal to the quotient (rounded to the nearest ten-thousandth) obtained by dividing (a) the per share consideration by (b) the purchaser average closing price. We refer to this as the per share stock consideration. No fractional shares of Columbia common stock will be issued in the merger, and a holder of Intermountain common stock who would otherwise be entitled to a fractional share of Columbia common stock will receive cash in lieu thereof. For example, based on the volume weighted average price of Columbia common stock during the 20 trading day period ending September 19, 2014, the last practicable date before the printing of this document, and assuming no adjustments to the aggregate merger consideration are required pursuant to the discussion above a greater than 17.5% decline in Columbia’s stock price, each Intermountain common shareholder who receives Columbia common stock for such shareholder’s shares would have the right to receive approximately 0.7297 of a share of Columbia common stock. If an Intermountain shareholder makes a valid stock election, such shareholder’s shares are referred to as stock election shares.

Mixed Election

The merger agreement provides that each Intermountain shareholder who makes a valid mixed election will have the right to receive a unit consisting of 0.6426 of a share of Columbia common stock and $2.2930 in cash, which we refer to as per share mixed consideration. If an Intermountain shareholder makes a valid mixed election, the shares with respect to which such holder has the right to receive the per share mixed consideration are referred to as mixed election shares.

Non-Election

Intermountain shareholders who make no election to receive cash or shares of Columbia common stock in the merger, whose elections are not received by the exchange agent by the election deadline, or whose forms of election are improperly completed and/or are not signed will be deemed not to have made an election. Intermountain shareholders not making an election will be deemed to be, in whole or in part, shares of Columbia common stock with respect to which a mixed election has been made. Shares of Intermountain common stock with respect to which no election is deemed to have been made are referred to as non-election shares.

Adjustment

The cash and stock elections are subject to adjustment to ensure that (1) the aggregate amount of cash that would be paid in the merger, excluding any cash amounts needed to purchase Intermountain warrants, is equal to the product of the aggregate number of shares of Intermountain common stock outstanding immediately prior to the merger effective time (excluding certain forfeited restricted stock awards) and $2.2930, and (2) the aggregate number of shares of Columbia common stock to be issued to holders of Intermountain common stock is equal to the product of the aggregate number of shares of Intermountain common stock outstanding, immediately prior to the merger effective time (excluding certain forfeited restricted stock awards) and 0.6426. As a result, even if an Intermountain shareholder makes a cash election or stock election, such Intermountain shareholder may nevertheless receive some stock consideration or some cash consideration, respectively. Mixed elections and non-elections will receive the per share mixed consideration and will not be subject to proration.

Proration Adjustment if Stock Consideration is Undersubscribed

Stock may be paid to shareholders who make cash elections if, after giving effect to the mixed elections and non-elections, the stock election is undersubscribed. The number of shares of Intermountain common stock that may be converted into shares of Columbia common stock after giving effect to the mixed elections and non-elections in the merger is equal to the “stock conversion number”, which is equal to the quotient of (1) the aggregate number of shares of Columbia common stock to be exchanged in the merger minus the product of 0.6426 and the aggregate number of mixed election shares and non-election shares, divided by (2) the per share consideration. If the stock election shares are less than the stock conversion number, the stock election is undersubscribed, in which case:

•	each stock election share will be converted into the right to receive the per share stock consideration;

•	the exchange agent will allocate the shares of Columbia common stock with respect to which a cash election is made other than cash election shares representing dissenting shares (as defined in the merger agreement), pro rata to the holders of such cash election shares in accordance with their respective numbers of cash election shares, a sufficient number of cash election shares so that the sum of such number and the number of all stock election shares equals as closely as practicable the stock conversion number, and each such allocated cash election share, which we refer to as a converted cash election share, will be converted into the right to receive the per share stock consideration; and

•	each cash election share that is not a converted cash election share will be converted into the right to receive the per share cash consideration.

Example of Undersubscription of Total Stock Consideration

As an example, assuming that:

•	the purchaser average closing price is $26.2041,

•	there are 6,588,402 shares of Intermountain common stock issued and outstanding (including unvested restricted stock awards),

•	there are 2,000,000 cash election shares,

•	there are 1,000,000 stock election shares,

•	there are 100,000 mixed election shares, and

•	there are 3,488,402 non-election shares,

then the stock conversion number is approximately 2,640,483 and an Intermountain shareholder that has made a valid cash election with respect to 1,000 shares of Intermountain common stock would receive the per share stock consideration with respect to 820 shares (as rounded to the nearest whole share) of Intermountain common stock and the per share cash consideration with respect to 180 shares (as rounded to the nearest whole share) of Intermountain common stock. Therefore, that Intermountain shareholder would receive 598 shares (as rounded to the nearest whole share) of Columbia common stock and $3,443 in cash (as rounded to the nearest dollar). This example does not reflect any cash that may be paid in lieu of fractional shares of Columbia common stock.

Proration Adjustment if Stock Consideration is Oversubscribed

Cash may be paid to shareholders who make stock elections if, after giving effect to the mixed elections and non-elections, the stock election is oversubscribed. If the stock election shares are greater than the stock conversion number, the stock election is oversubscribed, in which case:

•	all cash election shares will be converted into the right to receive the per share cash consideration;

•	the exchange agent will select first from among the stock election shares, by a pro rata selection process, a sufficient number of stock election shares, which we refer to as a converted stock election share, such that the difference of the number of stock election shares minus the number of converted stock election shares equals as closely as practicable the stock conversion number and each converted stock election share will be converted into the right to receive the per share cash consideration; and

•	each other stock election share that is not a converted stock election share will be converted into the right to receive the per share stock consideration.

Example of Oversubscription of Total Stock Consideration

As an example, assuming that:

•	the purchaser average closing price is $26.2041,

•	there are 6,588,402 shares of Intermountain common stock issued and outstanding,

•	there are 500,000 cash election shares,

•	there are 5,000,000 stock election shares,

•	there are 100,000 mixed election shares, and

•	there are 988,402 non-election shares,

then the stock conversion number is approximately 4,840,850 and an Intermountain shareholder making a stock election with respect to 1,000 shares of Intermountain common stock would receive the per share stock consideration with respect to 970 shares (as rounded to the nearest whole share) of Intermountain common stock and the per share cash consideration with respect to 30 shares of Intermountain common stock. Therefore, that Intermountain shareholder would receive 708 shares (as rounded to the nearest whole share) of Columbia common stock and $573.90 in cash. This example does not reflect any cash that may be paid in lieu of fractional shares.

No Adjustment if Stock Consideration is Sufficiently Subscribed

If after giving effect to the mixed elections and non-elections, the aggregate number of stock election shares is equal to the stock conversion number, then:

•	each stock election share will be converted into the right to receive the per share stock consideration; and

•	each cash election share and non-election share will be converted into the right to receive the per share cash consideration.

Treatment of Intermountain Equity Awards

Restricted Stock Awards

Immediately prior to the effective time of the merger, all outstanding awards of Intermountain restricted stock (other than any forfeited restricted stock awards) will fully vest and convert to the right to receive, at the election of the holder, either the per share cash consideration, the per share stock consideration or the per share mixed consideration, subject to any applicable tax withholding.

Forfeited Restricted Stock Awards

Immediately prior to the effective time of the merger, the forfeited restricted stock awards will be forfeited pursuant to waiver agreements with the forfeited restricted stock award holders.

Stock Options

At least 60 days prior to the business day immediately preceding the closing date of the merger, Intermountain will provide a notice of termination to the holders of outstanding Intermountain stock options. From the date of the notice of termination until the business day immediately preceding the closing date of the merger, all outstanding Intermountain stock options will be fully vested and exercisable. At the effective time of the merger, any outstanding and unexercised options will be cancelled without consideration.

Conversion of Shares; Exchange of Certificates; Elections as to Form of Consideration

The conversion of Intermountain common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, the exchange agent will exchange certificates representing shares of Intermountain common stock for merger consideration to be received in the merger pursuant to the terms of the merger agreement.

Election Statement

An election statement is being distributed separately by the exchange agent which will allow Intermountain shareholders to make a cash election, a stock election or a mixed election, or to make no election with respect to the type of merger consideration they wish to receive.

Holders of Intermountain common stock who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth in the election statement. Intermountain shareholders who hold their shares in “street name” should follow their broker’s instructions for making an election with respect to such shares. All election statements must be received by the exchange agent by 5:00 p.m., Pacific Time, on the later to occur of October 27, 2014, the date of Intermountain’s shareholder meeting, and the date that Columbia and Intermountain believe to be as near as practicable to the fifth business day before the completion of the merger. This date is referred to as the election deadline. Shares of Intermountain common stock as to which the holder has not made a valid election prior to the election deadline will be treated as though they had not made an election.

NOTE: The actual election deadline is not currently known. Columbia and Intermountain will issue a press release announcing the date of the election deadline at least five business days before that deadline. Additionally, Columbia and Intermountain will post the date of the election deadline on their respective websites, also at least five business days before that deadline.

To make an election, a holder of Intermountain common stock must submit a properly completed election statement so that it is actually received by the exchange agent at or prior to the election deadline in accordance with the instructions on the election statement. Neither Intermountain nor Columbia is under any obligation to notify any holder of defects in such holder’s election statement.

Generally, an election may be revoked or changed, but only by written notice received by the exchange agent prior to the election deadline. If an election is revoked and unless a subsequent properly executed election statement is actually received by the exchange agent at or prior to the election deadline, the holder having revoked the election will be deemed to have made no election with respect to his or her shares of Intermountain common stock.

Holders will not be entitled to revoke or change their elections following the election deadline. As a result, holders who have made elections will be unable to revoke their elections.

Shares of Intermountain common stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed to have made no election. If it is determined that any purported cash election, stock election or mixed election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis.

Letters of Transmittal

Within five business days after the completion of the merger, the exchange agent will send a letter of transmittal and instructions for surrendering certificates or book-entry shares in exchange for the merger consideration, any cash in lieu of fractional shares of Columbia common stock (as described below), and any dividends or distributions to which a holder may be entitled (as described below), to each holder of record of certificates or book-entry shares which, immediately prior to the completion of the merger, represented shares of Intermountain common stock, whose shares were converted into the right to receive the merger consideration.

If a certificate for Intermountain common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of an affidavit as to that loss, theft or destruction and, if requested by the exchange agent, the posting of a bond to indemnify the exchange agent against any claim that may be made against it with respect to such certificate.

Cash in Lieu of Fractional Shares

No fractional shares of Columbia common stock will be issued upon the surrender of certificates or book-entry shares for exchange, and no dividend or distribution with respect to Columbia common stock will be payable on or with respect to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Columbia. In lieu of the issuance of any such fractional share, Columbia will pay to each former shareholder of Intermountain who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the purchaser average closing price by (ii) the fraction of a share (after taking into account all shares of Intermountain common stock held by such holder at the effective time of the merger and rounded to the nearest thousandth when expressed in decimal form) of Columbia common stock which such holder would otherwise be entitled to receive.

Dividends and Distributions

Until certificates or book-entry shares representing shares of Intermountain common stock are surrendered for exchange, any dividends or other distributions with a record date after the effective time of the merger with respect to Columbia common stock into which such shares of Intermountain common stock may have been converted will not be paid. Following surrender of any such certificates or book-entry shares, the record holder thereof will be entitled to receive, without interest, any dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of Columbia common stock represented by such certificates or book-entry shares and paid prior to the surrender date, and at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Columbia common stock represented by such certificates or book-entry shares with a record date after the effective time of the merger but before the surrender date and with a payment date after the issuance of Columbia common stock issuable with respect to such certificates or book-entry shares.

After the effective time of the merger, there will be no transfers on the stock transfer books of Intermountain of any shares of Intermountain common stock. If certificates representing such shares are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares represented by that certificate have been converted.

Dissenting Shares

Under Title 30, Chapter 1, Part 13 of the Idaho Business Corporation Act, which we refer to as the IBCA, Intermountain shareholders may be entitled to have the right to dissent from the merger and to receive payment in cash for the “fair value” of their shares of Intermountain common stock.

Intermountain shareholders electing to exercise dissenters’ rights must comply with the provisions of the Idaho appraisal laws in order to perfect their rights. The following is intended as a brief summary of the material provisions of the procedures that an Intermountain shareholder must follow in order to dissent from the merger and perfect dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the Idaho appraisal laws, the full text of which is set forth in Appendix D to this document. Intermountain shareholders are urged to read Title 30, Chapter 1, Part 13 of the IBCA.

A shareholder who wishes to assert dissenters’ rights must:

(1) deliver to Intermountain before the special meeting written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the merger is completed, and

(2) not vote the shares in favor of the merger.

A shareholder wishing to deliver a notice asserting dissenters’ rights should hand deliver or mail the notice to the following address:

Intermountain Community Bancorp

PO Box 967

Sandpoint, ID 83864

Attention: Curt Hecker, Chief Executive Officer

A shareholder who wishes to exercise dissenters’ rights generally must dissent with respect to all of the shares the shareholder owns or over which the shareholder has the power to direct the vote. However, if a record shareholder is a nominee for several beneficial shareholders, some of whom wish to dissent and some of whom do not, then the record holder may dissent with respect to all the shares beneficially owned by any one person by notifying Intermountain in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. A beneficial shareholder may assert dissenters’ rights directly by submitting to Intermountain the record shareholder’s written consent and by dissenting with respect to all the shares of which the shareholder is the beneficial shareholder or over which the shareholder has power to direct the vote.

A shareholder who does not, prior to the special shareholders meeting, deliver to Intermountain a written notice of the shareholder’s intent to demand payment for the “fair value” of the shares will lose the right to exercise dissenters’ rights. In addition, any shareholder electing to exercise dissenters’ rights must either vote against the merger or abstain from voting.

If the merger is completed, Columbia (as the surviving corporation) will, within 10 days after the effective date of the merger, deliver a written notice to all Intermountain shareholders who properly gave notice of their intent to exercise dissenters’ rights. The notice will, among other things:

•	state where the payment demand must be sent and when certificates for shares must be deposited;

•	supply a form for demanding payment;

•	set a date by which Columbia must receive the payment demand, which date will be between 40 and 60 days after notice is delivered;

•	state Columbia’s estimate of the “fair value” for the shares and the date by which any notice to withdraw (discussed below) must be received; and

•	state that within 10 days of the date by which demands for payment are due, if requested in writing, Columbia will provide to the requesting shareholder the number of shareholders who returned forms demanding payment and the total number of shares owned by such shareholders.

A shareholder wishing to exercise dissenters’ rights must at that time file the payment demand and deliver share certificates as required in the notice. Failure to do so will cause that person to lose their dissenters’ rights.

A shareholder who has complied with the requirements summarized in the previous paragraph may nevertheless decline to exercise dissenters’ rights and withdraw from the appraisal process by notifying Columbia by the date set forth in the written notice provided by Columbia following consummation of the merger. If the shareholder does not withdraw from the appraisal process by the specified date, he or she may not do so thereafter unless Columbia consents to such withdrawal in writing.

Within 30 days after the merger occurs or receipt of the payment demand, whichever is later, Columbia will pay each dissenter with properly perfected dissenters’ rights Columbia’s estimate of the “fair value” of the shareholder’s shares, plus accrued interest from the effective date of the merger. With respect to a dissenter who did not beneficially own shares of Intermountain prior to the public announcement of the merger, Columbia is not required to make the payment until the dissenter has agreed to accept the payment in full satisfaction of the dissenter’s demands. “Fair value” means the value of the shares immediately before the effective date of the merger. The rate of interest is required to be the rate on judgments in the state of Idaho.

Within 30 days of Columbia’s payment (or offer of payment in the case of shares acquired after public announcement of the merger) to a dissenting shareholder, a dissenter dissatisfied with Columbia’s estimate of the fair value may notify Intermountain of the dissenter’s own estimate of the fair value and demand payment of that amount. If Intermountain does not accept the dissenter’s estimate and the parties do not otherwise settle on a fair value, then Columbia must, within 60 days of receiving the estimate and demand, petition a court to determine the fair value.

In view of the complexity of the Idaho statutes governing dissenters’ rights of appraisal, Intermountain shareholders who wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

The failure of an Intermountain shareholder to comply strictly with the Idaho statutory requirements will result in a loss of dissenters’ rights. A copy of the relevant statutory provisions are attached as Appendix D. You should refer to this appendix for a complete statement concerning dissenters’ rights and the foregoing summary of such rights is qualified in its entirety by reference to that appendix.

Regulatory Approvals Required for the Merger

Each of Columbia and Intermountain has agreed to use its reasonable best efforts to obtain all regulatory approvals required to complete the merger and the other transactions contemplated by the merger agreement. These approvals include approval from the FDIC, Idaho Department of Finance and the Washington State

Department of Financial Institutions, among others. As of the date of this proxy statement/prospectus, Columbia and Intermountain have submitted applications and notifications to obtain the required regulatory approvals.

Federal Deposit Insurance Corporation. The prior approval of the FDIC will be required under Section 18(c) of the Federal Deposit Insurance Act, which we refer to as the Bank Merger Act, to merge Panhandle State Bank with and into Columbia State Bank. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers: (1) the competitive impact of the transaction, (2) financial and managerial resources of the banks party to the bank merger, (3) the banks’ effectiveness in combating money-laundering activities and (4) the extent to which the bank merger or mergers would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The FDIC also reviews the performance records of the relevant depository institutions under the Community Reinvestment Act of 1997, which we refer to as CRA, including their CRA ratings. In connection with its review under the Bank Merger Act, the FDIC will provide an opportunity for public comment on the application for the bank merger, and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

Transactions approved by the FDIC generally may not be completed until 30 days after the approval of the FDIC is received, during which time the Department of Justice, which we refer to as the DOJ, may challenge the transaction on antitrust grounds. With the approval of the FDIC and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the FDIC, and thus it is possible that the DOJ could reach a different conclusion than the FDIC does regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

Federal Reserve Board. Columbia is a bank holding company under Section 3 of the Bank Holding Company Act of 1956, as amended, which we refer to as the BHC Act. Columbia will be requesting confirmation from the Federal Reserve that no application is required to the Federal Reserve under Section 3 of the BHC Act for the transactions contemplated by the merger agreement. Columbia expects such confirmation will be obtained, but if that were not the case, Columbia will need to obtain prior approval of the transactions contemplated by the merger agreement from the Federal Reserve. In considering the approval of a transaction such as the merger, the BHC Act requires the Federal Reserve Board to review, with respect to the bank holding companies and the banks concerned: (1) the competitive impact of the transaction, (2) the financial condition and future prospects, including capital positions and managerial resources, (3) the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries of the bank holding companies under the CRA, (4) the effectiveness of the companies’ and the depository institutions’ concerned in combating money laundering activities and (5) the extent to which the proposal would result in greater or more concentrated risks to the stability of the United States banking or financial system. In connection with such a review, the Federal Reserve Board will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines such meeting or other proceeding would be appropriate.

Additional Regulatory Approvals and Notices. The transactions contemplated by the merger agreement are also subject to approval by the Idaho Department of Finance and the Washington State Department of Financial Institutions and notifications may be filed with various other regulatory agencies.

There can be no assurances that such approvals will be received on a timely basis, or as to the ability of Columbia and Intermountain to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. There can likewise be no assurances that U.S. or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if such a challenge is made, as to the result of such challenge. The parties’ obligations to complete the transactions contemplated by the merger agreement are subject to a number of conditions, including the receipt of all requisite regulatory approvals.

Accounting Treatment

In accordance with current accounting guidance, the merger will be accounted for using the business combination method. The result of this is that the recorded assets and liabilities of Columbia will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities of Intermountain will be adjusted to fair value at the date of the merger. In addition, all identified intangibles will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash plus the number of shares of Columbia common stock to be issued to former Intermountain shareholders at fair value, exceeds the fair value of the net assets including identifiable intangibles of Intermountain at the merger date, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but, in general, will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the business combination method of accounting results in the operating results of Intermountain being included in the operating results of Columbia beginning from the date of completion of the merger.

Public Trading Markets

Columbia common stock is listed on the Nasdaq Global Select Market under the symbol “COLB.” Intermountain common stock is listed on the Nasdaq Capital Market under the symbol “IMCB.” Upon completion of the merger, Intermountain common stock will be delisted from the Nasdaq Capital Market and thereafter will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The Columbia common stock issuable in the merger will be listed on the Nasdaq Global Select Market.

Resale of Columbia Common Stock

All shares of Columbia common stock received by Intermountain shareholders in the merger will be freely tradable for purposes of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and the Exchange Act, except for shares of Columbia common stock received by any such holder who becomes an “affiliate” of Columbia after completion of the merger. This document does not cover resales of shares of Columbia common stock received by any person upon completion of the merger, and no person is authorized to make any use of this document in connection with any resale.

Background of the Merger

Since 2011, Intermountain has successfully improved asset quality and returned to profitability. Given moderate organic growth projections and continued narrow margins, Intermountain’s board of directors directed management to explore strategic alternatives including acquisitions of smaller institutions in order to attain growth and increase profitability.

Since then, management of Intermountain has from time to time explored and assessed, and has discussed with the Intermountain board of directors, various strategic options potentially available to Intermountain. These strategic discussions have focused on, among other things, the business environment facing financial institutions generally and Intermountain in particular, as well as conditions and ongoing consolidation in the financial services industry.

Columbia’s management and board of directors also regularly review the financial services industry environment, including the trend towards consolidation in the industry, and periodically discuss ways in which to enhance Columbia’s competitive position, including through the acquisition of other financial institutions.

Over the years, the Chief Executive Officers of Intermountain and Columbia have engaged in discussions concerning developments and trends in the Pacific Northwest banking industry and other matters, and have previously attended industry conferences together.

In September 2013, Intermountain’s board of directors and executive management team conducted a strategic planning session in which they assessed various alternatives. These included expanding through organic growth, purchasing other financial institutions, and merging into other financial institutions. At this meeting, the board and executive management team discussed valuation of Intermountain under various scenarios. Based on the discussion, Curt Hecker, Chief Executive Officer of Intermountain, was directed to further investigate the various alternatives.

In October 2013, the board of directors formally established a Merger and Acquisition Subcommittee, which we refer to as the M&A Subcommittee, to more deeply evaluate potential strategic combinations. The M&A Subcommittee met several times in December to review the universe of potential acquirers, targets and strategic partners for Intermountain. The M&A Subcommittee also reviewed valuations relating to strategic combinations and received updates from Mr. Hecker on discussions with several investment bankers.

In November 2013, Intermountain redeemed its outstanding Capital Purchase Program, which we refer to as CPP, preferred shares, thereby ending any related restrictions imposed by the CPP.

Consistent with Intermountain’s board of directors’ direction, in late 2013 and early 2014, Mr. Hecker discussed with executives from several financial institutions, among other things, a potential merger transaction with Intermountain. One of these conversations was with Melanie Dressel, the President and Chief Executive Officer of Columbia, regarding general industry matters and the potential for a transaction between the two companies.

Intermountain’s management team continued to actively evaluate several options to acquire other institutions. In January 2014, Intermountain, with the assistance of Sandler O’Neill & Partners, L.P., which we refer to as Sandler O’Neill, presented a preliminary non-binding proposal to a potential strategic partner outlining a proposed combination with Intermountain to the Chief Executive Officer and key board members of such potential strategic partner. The preliminary proposal was not acceptable to the potential strategic partner and conversations between the two companies were put on hold indefinitely. Intermountain’s management team continued to discuss and analyze opportunities to acquire other institutions but it was determined that, at that time, none of the identified potential opportunities were achievable on terms that would be financially attractive to Intermountain. During this time, Mr. Hecker also continued discussions with both investment bankers and executives of larger companies interested in proposed transactions involving Intermountain. Based on feedback from Mr. Hecker, the board indicated its receptivity to entertaining formal proposals from certain interested parties. In February 2014, the M&A Subcommittee reviewed preliminary modeling on Columbia and another interested financial institution, which was larger than Intermountain. Based on this analysis, the M&A Subcommittee directed Mr. Hecker to pursue further discussions with Columbia and this second interested party and to continue reviewing other potential options. In late February, the M&A Subcommittee informed the board of current activity.

In March 2014, after executing confidentiality agreements with Columbia and the second potential party, Intermountain received preliminary non-binding proposals from Columbia and the second potential party, providing basic terms of a potential combination. In addition, Mr. Hecker and the board Chairman, Mr. Elsaesser, met personally with Ms. Dressel and the board Chairman of Columbia and the Chief Executive Officer and board Chairman of the second potential party. The M&A Subcommittee was apprised of these developments and directed Mr. Hecker to proceed to negotiate on a non-exclusive basis to improve the terms of the preliminary non-binding proposals from Columbia and the second potential party.

In early April 2014, executive management reconfirmed its financial forecasts for the board based on year-to-date results and provided additional comparative analyses of the various alternatives available to Intermountain, specifically a review of financial analysis and discussions with potential targets and strategic partners along with the preliminary non-binding proposals from Columbia and the second potential party. The Intermountain board directed Mr. Hecker to continue discussions with potential acquirers, including Columbia and the second potential party. During the month of April, Columbia and the second potential party were granted additional access to Intermountain information to allow them to refine the terms of their respective, initial preliminary proposals. In late April and early May, Columbia and the second potential party presented Intermountain with updated non-binding proposals indicating general terms of a potential merger.

In late April, the M&A Subcommittee directed Mr. Hecker to engage Sandler O’Neill to serve as financial advisor to assist Intermountain in evaluating its potential strategic alternatives. On May 1, 2014, Intermountain and Sandler O’Neill entered into an engagement letter. Also in late April 2014, Intermountain was contacted by a representative of a third potential party.

The M&A Subcommittee met on May 1, 2014 to discuss current activity. At the meeting, Sandler O’Neill provided the committee with a preliminary overview of strategic alternatives including a preliminary analysis of the non-binding proposals received from Columbia and the second potential party. In addition to Columbia and the second identified potential party, other potential parties were also discussed. Intermountain instructed Sandler O’Neill to contact the third potential party and determine its level of interest and ability to pursue an acquisition of Intermountain.

The M&A Subcommittee met again on May 8, 2014 to review additional information provided by Sandler O’Neill regarding the various options available, including the financial and strategic characteristics of other potential parties. The M&A Subcommittee directed Sandler O’Neill to assist management in negotiating improved proposals from Columbia and the second potential party and solicit a non-binding proposal from the third potential party.

On May 13, 2014, after a series of discussions with Intermountain management and Sandler O’Neill, the third potential party expressed that it was not prepared to proceed with an acquisition of Intermountain at that time.

On May 14, 2014, Intermountain management, the M&A Subcommittee and Sandler O’Neill updated the full board on discussions with Columbia and the second potential party as well as the other companies executive management had explored regarding a potential acquisition of Intermountain. Sandler O’Neill presented an updated financial analysis comparing the various strategic alternatives available to Intermountain.

In mid-May, Intermountain received updated non-binding proposals from Columbia and the second potential party. On May 21, 2014, the Intermountain board met to review the revised non-binding proposals. Sandler O’Neill presented an overview of the process and revised non-binding proposals received from Columbia and the second potential party. When comparing the non-binding proposals, the Intermountain board noted, among other things, the Columbia non-binding proposal included increased consideration for Intermountain’s shareholders. After evaluating the revised non-binding proposals from Columbia and the second potential party, the Intermountain board directed Mr. Hecker and Sandler O’Neill to pursue further negotiations with Columbia on specific deal points, including increased merger consideration. This led to a further revised non-binding proposal from Columbia received by Intermountain on May 29, 2014.

On May 30, 2014, the Intermountain board met to consider Columbia’s revised non-binding proposal. At this meeting, Sandler O’Neill highlighted the revisions to the non-binding proposal and the board authorized Mr. Hecker to execute a Letter of Intent, which was completed on June 2, 2014 and included aggregate consideration for all Intermountain common shares and common share equivalents (including the outstanding Intermountain warrants, but excluding the TARP warrant (as defined below in the section entitled “The Merger Agreement—Covenants and Agreements”)) consisting of approximately 4.6 million shares of Columbia common stock and $20.6 million in cash. This letter allowed each company to conduct more in-depth due diligence involving senior executives from both companies as well as their outside legal and financial advisors to further refine the offer. It also included an exclusivity period of 45 days, during which Intermountain would not solicit or consider other proposals.

Over the next several weeks, the companies continued to discuss the transaction and conducted additional due diligence with respect to each other.

On June 27, 2014, Sullivan & Cromwell LLP, counsel to Columbia, which we refer to as Sullivan & Cromwell, provided Graham & Dunn, PC, counsel to Intermountain, which we refer to as Graham & Dunn, with the first draft of the merger agreement.

In late June, Columbia informed Intermountain that based on the results of Columbia’s due diligence related to the value of certain fixed assets, estimated cost saves, and future earnings projections, it had determined to make a downward adjustment to the consideration described in the Letter of Intent dated June 2, 2014. On July 1, 2014, representatives of Columbia including Columbia’s financial advisor Keefe Bruyette & Woods, which we refer to as KBW, and representatives of Intermountain and Sandler O’Neill met in–person to have a detailed discussion of Columbia’s diligence findings.

Following a meeting and at the direction of its board of directors, on July 7, 2014 Columbia provided Intermountain with a revised offer for aggregate consideration for all Intermountain common shares and common share equivalents (including the Intermountain warrants, but excluding the TARP warrant) consisting of approximately 4.2 million shares of Columbia common stock and approximately $16.5 million in cash. As part of the proposal, Columbia’s executive management indicated that the agreement was contingent upon the execution of voting and support agreements by the principal shareholders, as well as Intermountain directors. Columbia indicated that, if Intermountain elected to proceed with the revised terms that a definitive agreement could be negotiated and signed by July 23, 2014.

On July 9, 2014 the Intermountain board met to consider Columbia’s revised terms. Sandler O’Neill provided the Intermountain board with updated analysis related to Columbia’s revised terms, an overview of the terms of the non-binding proposal last received from the second potential party and an overview of other potential acquirers. The Intermountain board carefully considered the analysis and discussed in detail Columbia’s diligence findings. After considerable discussion and questions, the Intermountain board elected to proceed with Columbia on the basis of their revised terms and instructed Mr. Hecker to enter into a revised Letter of Intent with an exclusivity period to last until July 23, 2014.

On July 11, 2014, Sullivan & Cromwell provided Graham & Dunn with drafts of voting agreements for certain shareholders and directors. Between July 11, 2014 and July 23, 2014, representatives of Graham & Dunn and Sullivan & Cromwell negotiated the terms of the draft merger agreement and the shareholder and director agreements.

On July 23, 2014, the board of directors of Intermountain met to consider the proposed transaction, together with representatives of management, Sandler O’Neill, and Graham & Dunn corporate counsel to Intermountain. During the meeting, Intermountain management detailed the reports of the company’s due diligence review of Columbia. Sandler O’Neill reviewed with the board of directors additional information, including the financial terms of the proposed transaction, information regarding peer companies and comparable transactions, and a net present value analysis of Intermountain and Columbia. Sandler O’Neill rendered to the Intermountain board of directors its oral opinion (subsequently confirmed in writing), as described under “—Opinion of Intermountain’s Financial Advisor,” that, as of July 23, 2014, and based on the qualifications and assumptions set forth in its opinion, the merger consideration was fair to the holders of Intermountain common stock from a financial point of view.

Representatives of Graham & Dunn discussed with the Intermountain board of directors the legal standards applicable to its decisions and actions with respect to its evaluation of Columbia’s merger proposal, and reviewed the proposed merger agreement and the related agreements, including the various voting and support agreements to be entered into by the directors of Intermountain, and the principal shareholders (as described under “The Merger Agreement—Related Agreements”).

Following these discussions, and review and discussion among the members of the Intermountain board of directors, including consideration of the factors described under “—Recommendation of the Intermountain Board of Directors and Reasons for the Merger,” the Intermountain board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable for, fair to and in the best interests of Intermountain and its shareholders, and the directors voted to adopt the merger agreement, on a nine-to-one vote. The one dissenting vote was based on the director’s belief that the current time was too soon for Intermountain to sell.

On July 23, 2014, Columbia’s board of directors met with members of Columbia’s executive management and Columbia’s legal and financial advisors to consider the proposed transaction. Columbia’s management provided information regarding operational and financial considerations relating to the proposed consolidation of the businesses of Columbia and Intermountain, and provided a review of Intermountain’s loans and loan policies based on Columbia’s due diligence review as well as a review conducted by an outside consulting firm.

Sullivan & Cromwell reviewed the fiduciary duties and responsibilities of the board of directors in considering the proposed transaction, provided the board of directors with an overview of the legal due diligence conducted by it, and summarized the merger agreement and related agreements. KBW reviewed certain financial aspects of the proposed transaction.

Following discussion with management and Columbia’s legal and financial advisors, Columbia’s board of directors determined that it is in the best interest of Columbia and its shareholders to proceed with the merger, and unanimously approved the merger agreement and the transactions contemplated by the merger agreement.

Following completion of the July 23, 2014 board meetings, the merger agreement and related agreements were executed and delivered and the transaction was announced in the evening of July  23, 2014 in a press release issued jointly by Columbia and Intermountain.

Recommendation of the Intermountain Board of Directors and Reasons for the Merger

In reaching its decision to adopt and approve the merger agreement and recommend that Intermountain shareholders approve the merger agreement, the Intermountain board of directors consulted with Intermountain’s management, as well as its legal and financial advisors, and considered a number of factors, including:

•	its knowledge of Intermountain’s business, operations, financial condition, asset quality, earnings and prospects, and of Columbia’s business, operations, financial condition, asset quality, earnings and prospects, taking into account the presentations made by Columbia officers, the results of Intermountain’s due diligence review of Columbia, and information provided by Intermountain’s financial advisor;

•	its knowledge of the current environment in the financial services industry, including national, regional and local economic conditions and the interest rate environment, continued consolidation, increased operating costs resulting from regulatory initiatives and compliance mandates, increasing nationwide and global competition, the current environment for community banks, particularly in Idaho and the Pacific Northwest, and current financial market conditions and the likely effects of these factors on the companies’ potential growth, development, productivity and strategic options, and the historical market prices, cash dividends and trading liquidity of Intermountain and Columbia common stock;

•	its belief that combining the two companies would create a larger and more diversified financial institution that is both better equipped to respond to economic and industry developments and better positioned to develop and build on its strong market share in Idaho, Oregon, Washington, and the Pacific Northwest;

•	the complementary aspects of Intermountain’s and Columbia’s businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management and operating styles;

•	its understanding of Columbia’s commitment to enhancing its strategic position in the Pacific Northwest;

•	the potential expense-saving and revenue-enhancing opportunities in connection with the merger, the related potential impact on the combined company’s earnings and the fact that the nature of the merger consideration would give former Intermountain shareholders the opportunity to participate as Columbia shareholders in the benefits of such savings opportunities and the future performance of the combined company generally;

•	Columbia’s stock trading liquidity and history of regular and special cash dividends;

•	Columbia’s successful operating and acquisition track record, specifically Columbia’s history of efficiently closing and integrating acquisitions, and Intermountain’s board of directors’ belief that the combined enterprise would benefit from Columbia’s ability to take advantage of economies of scale and grow in the current economic environment, making Columbia an attractive partner for Intermountain;

•	its assessment of the likelihood that the merger would be completed in a timely manner and that the management team of the combined company would be able to successfully integrate and operate the businesses of the combined company after the merger;

•	the financial analyses presented by Sandler O’Neill to the Intermountain board of directors, and the opinion dated as of July 23, 2014, delivered to Intermountain by Sandler O’Neill to the effect that, as of that date, and subject to and based on the qualifications and assumptions set forth in the opinion, the consideration to be received by the holders of common stock of Intermountain in the merger was fair, from a financial point of view, to such shareholders;

•	the financial terms of the merger, including the fact that, based on the closing price on the Nasdaq Global Select Market of Columbia common stock on July 22, 2014 (the last trading day prior to the execution and announcement of the merger agreement), and based on the right of Intermountain shareholders to elect (subject to proration) to receive cash or Columbia common stock or a unit comprised of a mix of cash and Columbia common stock, the per share merger consideration as of July 22, 2014, represented an approximate 12.2 percent premium over the closing price of Intermountain shares on the Nasdaq Capital Market as of that date, a premium to tangible book value per share of 119 percent and a multiple to last twelve months earnings per share (assuming a normalized tax rate of 30%) of 31.7[1];

•	the structure of the merger and the terms of the merger agreement, including: the fact that Intermountain shareholders would have the right to elect to receive the merger consideration either in cash, Columbia common stock, or a unit comprised of a mix of cash and Columbia common stock (of which all-cash and all-stock elections are subject to adjustment), the no-solicitation and shareholder approval covenants, the termination fee provisions, and the ability of the Intermountain board of directors, under certain circumstances, to withdraw or materially and adversely modify its recommendation to Intermountain shareholders under certain circumstances, and to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal (subject to payment of a $5.5 million termination fee);

•	the expectation that the merger would qualify as a “reorganization” for U.S. federal income tax purposes;

•	the regulatory and other approvals required in connection with the merger and the likelihood that such approvals would be received in a timely manner and without unacceptable conditions;

[1]	For the last twelve months ended June 30, 2014, Intermountain’s reported earnings per share included a non-recurring tax benefit of $5.2 million related to the reversal of a valuation allowance against its deferred tax assets. Adjusted last twelve months earnings per share is calculated using Intermountain’s June 30, 2014 adjusted last twelve months net income of $3.8 million, which is equal to Intermountain’s June 30, 2014 last twelve months pre-tax earnings of $5.4 million taxed at a normalized tax rate of 30%.

•	the potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger; and

•	the fact that the interests of some of the directors and officers of Intermountain may be different from those of Intermountain shareholders, and directors and officers of Intermountain may be participants in arrangements that are different from, or are in addition to, those of Intermountain shareholders. See the section of this document entitled “Interests of Intermountain Directors and Executive Officers in the Merger.”

The foregoing discussion of the factors considered by the Intermountain board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Intermountain board of directors. In reaching its decision to adopt and approve the merger agreement, and the other transactions contemplated by the merger agreement, the Intermountain board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Intermountain board of directors considered all these factors as a whole, including discussions with, and questioning of, Intermountain’s management and Intermountain’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination. The Intermountain board of directors also relied on the experience of Sandler O’Neill, its financial advisor, for analyses of the financial terms of the merger and for its opinion as to the fairness from a financial point of view of the consideration in the merger to Intermountain’s shareholders.

For the reasons set forth above, the Intermountain board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Intermountain and its shareholders, and approved and adopted the merger agreement. The Intermountain board of directors recommends that the Intermountain shareholders vote “FOR” the Merger proposal, “FOR” the Merger-Related Named Executive Officer Compensation proposal, and “FOR” the Adjournment proposal.

Opinion of Intermountain’s Financial Advisor

By letter dated May 1, 2014, Intermountain retained Sandler O’Neill & Partners, L.P., which we refer to as Sandler O’Neill, to act as financial advisor to Intermountain’s board of directors in connection with the board’s review of potential strategic alternatives, including as to a possible business combination with potential counterparties. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor to the Intermountain board of directors in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of the merger agreement. At the July 23, 2014 meeting at which Intermountain’s board of directors considered and approved the merger agreement, Sandler O’Neill delivered to the board its oral opinion, which was subsequently confirmed in writing, that, as of such date, the merger consideration was fair to the holders of Intermountain common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Appendix B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Intermountain common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to Intermountain’s board and is directed only to the fairness of the merger consideration to the holders of Intermountain common stock from a financial point of view. It does not address the underlying business decision of Intermountain to engage in the merger or any other aspect of the merger and is not a recommendation to any holder of Intermountain common stock as to how such holder of Intermountain common stock should vote at the special meeting with respect to the merger or any other matter. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by Intermountain’s officers, directors, or employees, or class of such persons, relative to the per share consideration to be received by Intermountain’s shareholders.

In connection with rendering its opinion dated July 23, 2014, Sandler O’Neill reviewed and considered, among other things:

•	the merger agreement;

•	certain financial statements and other historical financial information of Intermountain that Sandler O’Neill deemed relevant;

•	certain financial statements and other historical financial information of Columbia that Sandler O’Neill deemed relevant;

•	internal financial estimates for Intermountain’s earnings per share for the years ending December 31, 2014 and December 31, 2015 as provided by senior management of Intermountain and an estimated long-term annual earnings per share growth rate for the years ending December 31, 2016 through December 31, 2018 as provided by senior management of Intermountain;

•	publicly available mean analyst earnings estimates for Columbia for the years ending December 31, 2014 and December 31, 2015 and an estimated long-term annual earnings per share growth rate for the years ending December 31, 2016 through December 31, 2018 as discussed with senior management of Columbia;

•	the pro forma financial impact of the merger on Columbia based on assumptions relating to transaction expenses, purchase accounting adjustments, accounting treatment, cost savings and other synergies as determined by the senior management of Columbia;

•	a comparison of certain financial and other information for Intermountain and Columbia with similar publicly available information for certain other banking institutions, the securities of which are publicly traded;

•	the terms and structures of other recent merger and acquisition transactions in the banking sector;

•	the current market environment generally and in the banking sector in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of Intermountain the business, financial condition, results of operations and prospects of Intermountain and held similar discussions with the senior management of Columbia regarding the business, financial condition, results of operations and prospects of Columbia.

In performing its reviews and analyses and in rendering its opinion, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler O’Neill from public sources, that was provided to Sandler O’Neill by Intermountain or Columbia or their respective representatives or that was otherwise reviewed by Sandler O’Neill and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering its opinion. Sandler O’Neill further relied on the assurances of the senior management of each of Intermountain and Columbia that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. Sandler O’Neill was not asked to undertake, and did not undertake an independent verification of any of such information and Sandler O’Neill assumes no responsibility or liability for the accuracy or completeness thereof. Sandler

O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Intermountain or Columbia or any of their subsidiaries. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Intermountain and Columbia and Sandler O’Neill did not review any individual credit files relating to Intermountain or Columbia. Sandler O’Neill assumed that the respective allowances for loan losses for Intermountain and Columbia are adequate to cover such losses and will be adequate on a pro forma basis.

With respect to internal financial projections and a long-term earnings growth rate provided by senior management of Intermountain and publicly available mean earnings per share estimates and an estimated long-term annual earnings per share growth rate for Columbia used by Sandler O’Neill in its analyses, the senior managements of Intermountain and Columbia confirmed to Sandler O’Neill that those projections reflected the best currently available estimates and judgments of such respective managements of the respective future financial performances of Intermountain and Columbia. With respect to the purchase accounting adjustments, accounting treatment, cost savings and other synergies determined by the senior management of Columbia, such management confirmed that they reflected the best currently available estimates. Sandler O’Neill expresses no opinion as to such financial projections or estimates or the assumptions on which they are based. Sandler O’Neill has also assumed that there has been no material change in the assets, financial condition, results of operations, business or prospects of Intermountain and Columbia since the date of the most recent financial data made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analysis that Intermountain and Columbia would remain as going concerns for all periods relevant to Sandler O’Neill’s analyses. Finally, Sandler O’Neill has expressed no opinion as to any legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the merger agreement.

Sandler O’Neill’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its opinion. Events occurring after the date thereof could materially affect its opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion. Sandler O’Neill expressed no opinion as to the prices at which the common stock of Intermountain or Columbia may trade at any time or the impact of the change in price of Columbia common stock on the per share consideration. Sandler O’Neill was not asked to and did not contact any additional potential merger partners related to this transaction.

In rendering its opinion dated July 23, 2014, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Intermountain or Columbia and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Intermountain and Columbia and the companies to which they are being compared.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Intermountain, Columbia and Sandler O’Neill. The analysis performed by Sandler O’Neill is not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Intermountain board of directors at the board of directors’ July 23, 2014 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Intermountain’s common stock or the prices at which Intermountain’s common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by Intermountain’s board of directors in making its determination to approve Intermountain’s entry into the merger agreement and the analyses described below should not be viewed as determinative of the decision made by Intermountain’s board of directors or management with respect to the fairness of the merger.

In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, it made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinions; rather, Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

Summary of Proposal.

Sandler O’Neill reviewed the financial terms of the proposed transaction. As described in the merger agreement, Intermountain shareholders will receive, subject to allocation procedures, in exchange for each share of Intermountain stock either: (i) 0.6426 of a share of Columbia common stock plus $2.2930 in cash; (ii) an amount of cash equal to the per share consideration or (iii) a number of Columbia shares equal to the per share stock consideration. Based upon 6,540,902 shares of Intermountain common stock outstanding, 170,000 in-the-money Intermountain warrants outstanding with a weighted average strike price of $10.00 per share, 160,000 unvested restricted stock awards assumed to vest upon change in control, and a Columbia trading price of $24.79 as of July 22, 2014, Sandler O’Neill calculated a per share consideration of $18.22 and aggregate consideration of approximately $123.5 million. Based upon financial information as or for the twelve month period ended June 30, 2014, Sandler O’Neill calculated the following transaction ratios:

Transaction Value Per Share / Tangible Book Value Per Share:	119%
Transaction Value Per Share / Adjusted Tangible Book Value Per Share(1):	132%
Transaction Value Per Share / Last Twelve Months Earnings Per Share(2):	31.7	x
Tangible Book Premium to Core Deposits(3):	3.0%
Adjusted Tangible Book Premium to Core Deposits(1),(3):	4.5%
Transaction Value Per Share / Intermountain Stock Price (July 22, 2014):	12.1%

(1)	Tangible book value per share adjusted to reflect market value of owned facilities, negative pre-tax mark of $13.7 million
(2)	For the last twelve months ended June 30, 2014, Intermountain’s reported earnings per share included a non-recurring tax benefit of $5.2 million related to the reversal of a valuation allowance against its deferred tax assets. Adjusted last twelve months earnings per share is calculated using Intermountain’s June 30, 2014 adjusted last twelve months net income of $3.8 million, which is equal to Intermountain’s June 30, 2014 last twelve months pre-tax earnings of $5.4 million taxed at a normalized tax rate of 30%
(3)	Core deposits equals total deposits less time deposits >$100,000

Intermountain—Comparable Company Analysis.

Sandler O’Neill used publicly available information to compare selected financial information for Intermountain and a group of financial institutions as selected by Sandler O’Neill. The Intermountain peer group consisted of NYSE and NASDAQ-traded western region headquartered banks with assets as of March 31, 2014 unless otherwise noted, between $600 million and $1.75 billion. The group excluded thrifts and merger targets.

Bank of Commerce Holdings	Oak Valley Bancorp(1)
Bridge Capital Holdings	Pacific Continental Corporation
Central Valley Community Bancorp(1)	Pacific Mercantile Bancorp
Heritage Commerce Corporation	Pacific Premier Bancorp
Heritage Oaks Bancorp	Sierra Bancorp(1)
Northrim Bancorp	United Security Bancshares(1)

(1)	Financial information based on GAAP or regulatory financial data as of June 30, 2014

The analysis compared publicly available financial information for Intermountain and the mean and median financial and market trading data for the Intermountain peer group as of or for the period ended March 31, 2014 unless otherwise noted above, with pricing data as of July 22, 2014. The table below sets forth the data for Intermountain and the median data for the Intermountain peer group.

Comparable Company Analysis

Intermountain(1)	Comparable Group Median	Comparable Group Mean
Total Assets (in millions)	$920	$1,337	$1,265
Market Capitalization (in millions)	$109	$188	$183
Price / Tangible Book Value	107%	129%	137%
Price / Last Twelve Months Earnings Per Share	28.3	x	16.4	x	17.4	x
Price / Estimated 2014 Earnings Per Share	NA	15.6	x	15.4	x
Dividend Yield	0.0%	1.45%	1.24%
One-Year Total Stock Return	18.2%	8.4%	14.2%
Last Twelve Months Net Interest Margin	3.51%	4.12%	4.09%
Last Twelve Months Efficiency Ratio	86%	67%	70%
Last Twelve Months Return on Average Assets	0.41%	0.87%	0.75%
Tangible Common Equity / Tangible Assets	10.8%	10.4%	10.3%
Loans / Deposits	76.4%	76.2%	78.1%
Non-Performing Assets / Total Assets	0.77%	1.03%	1.81%

(1)	For the last twelve months ended June 30, 2014, Intermountain’s reported earnings per share included a non-recurring tax benefit of $5.2 million related to the reversal of a valuation allowance against its deferred tax assets. Adjusted last twelve months earnings per share is calculated using Intermountain’s June 30, 2014 adjusted last twelve months net income of $3.8 million, which is equal to Intermountain’s June 30, 2014 last twelve months pre-tax earnings of $5.4 million taxed at a normalized tax rate of 30%

Columbia—Comparable Company Analysis.

Sandler O’Neill used publicly available information to compare selected financial information for Columbia and a group of financial institutions as selected by Sandler O’Neill. The Columbia peer group consisted of NYSE and NASDAQ-traded western region headquartered banks with assets as of March 31, 2014, unless otherwise noted, between $4.25 billion and $12 billion. The group excluded thrifts and merger targets.

Banner Corporation	First Interstate BancSystem(1)
BBCN Bancorp(1)	Glacier Bancorp
Cathay General Bancorp	Westamerica Bancorporation(1)
Central Pacific Financial Corp.	Western Alliance Bancorporation(1)
CVB Financial Corporation

(1)	Financials based on GAAP or regulatory financial data as of June 30, 2014

The analysis compared publicly available financial information for Columbia and the mean and median financial and market trading data for the Columbia peer group as of or for the period ended March 31, 2014 unless otherwise noted, with pricing data as of July 22, 2014. The table below sets forth the data for Columbia and the median data for the Columbia peer group.

Comparable Company Analysis

	Columbia(1)		Comparable Group Median		Comparable Group Mean
Total Assets (in millions)	$7,297		$6,903		$7,231
Market Capitalization (in millions)	$1,304		$1,268		$1,423
Price / Tangible Book Value	179%		180%		200%
Price / Last Twelve Months Earnings Per Share	14.9	x	18.5	x	18.8	x
Price / Estimated 2014 Earnings Per Share	14.9	x	16.3	x	16.4	x
Price / Estimated 2015 Earnings Per Share	13.8	x	15.1	x	15.0	x
Dividend Yield	3.87%		1.97%		1.93%
One-Year Total Return	-1.5%		8.2%		8.8%
Last Twelve Months Net Interest Margin	4.86%		3.69%		3.80%
Last Twelve Months Efficiency Ratio	64%		50%		56%
Last Twelve Months Return on Average Assets	1.25%		1.19%		1.14%
Tangible Common Equity / Tangible Assets	10.4%		11.0%		10.4%
Loans / Deposits	78.8%		72.7%		78.3%
Non-Performing Assets / Total Assets	0.63%		1.59%		1.65%

(1)	Last twelve months earnings per share adjusted to exclude acquisition-related expenses associated with non-interest expense

Intermountain—Stock Price Performance

Sandler O’Neill reviewed the history of the publicly reported trading prices of Intermountain’s common stock in a very limited trading market for the one-year and three-year periods ended July 22, 2014. Sandler O’Neill then compared the relationship between the movements in the price of Intermountain’s common stock against the movements in the prices of Intermountain’s peer group (as described on page 47), S&P 500 Index and NASDAQ Index.

Intermountain’s One-Year Stock Performance

	Beginning Index Value July 22, 2013	Ending Index Value July 22, 2014
Intermountain	100%	118%
Intermountain Peer Group	100%	107%
S&P 500 Index	100%	117%
NASDAQ Index	100%	124%

Intermountain’s Three-Year Stock Performance

	Beginning Index Value July 22, 2011	Ending Index Value July 22, 2014
Intermountain	100%	145%
Intermountain Peer Group	100%	157%
S&P 500 Index	100%	148%
NASDAQ Index	100%	157%

Columbia—Stock Price Performance

Sandler O’Neill reviewed the history of the publicly reported trading prices of Columbia’s common stock for the one-year and three-year periods ended July 22, 2014. Sandler O’Neill then compared the relationship between the movements in the price of Columbia’s common stock against the movements in the prices of Columbia’s peer group (as described on page 48), S&P 500 Index and NASDAQ Index.

Columbia’s One Year Stock Performance

	Beginning Index Value July 22, 2013	Ending Index Value July 22, 2014
Columbia	100%	99%
Columbia Peer Group	100%	109%
S&P 500 Index	100%	117%
NASDAQ Index	100%	124%

Columbia’s Three Year Stock Performance

	Beginning Index Value July 22, 2011	Ending Index Value July 22, 2014
Columbia	100%	140%
Columbia Peer Group	100%	170%
S&P 500 Index	100%	148%
NASDAQ Index	100%	157%

Intermountain—Net Present Value Analysis.

Sandler O’Neill performed an analysis that estimated the net present value per share of Intermountain common stock under various circumstances. The analysis assumed that Intermountain performed in accordance to internal financial estimates for earnings per share provided by Intermountain’s senior management for the years ending December 31, 2014 and December 31, 2015 and the estimated long-term annual earnings per share growth rate for the years ending December 31, 2016 through December 31, 2018 as well as assumptions for annual common dividend payments, in each case as discussed with, and confirmed by, senior management of Intermountain. To approximate the terminal value of Intermountain common stock at December 31, 2018,

Sandler O’Neill applied price to earnings multiples ranging from 12.0x to 22.0x and multiples of tangible book value ranging from 100% to 150%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 16.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Intermountain’s common stock.

During the Intermountain board of directors meeting on July 23, 2014, Sandler O’Neill noted that the terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

As illustrated in the following tables, the analysis indicates an imputed range of values per share of Intermountain common stock of $7.84 to $17.57 when applying multiples of earnings to the applicable amounts indicated in the Intermountain projections and $9.84 to $18.33 when applying multiples of tangible book value to the applicable amounts indicated in the Intermountain projections.

Earnings Per Share Multiples

Discount Rate	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x
10.0%	$9.93	$11.46	$12.99	$14.51	$16.04	$17.57
12.0%	$9.16	$10.57	$11.98	$13.39	$14.80	$16.21
14.0%	$8.47	$9.77	$11.07	$12.37	$13.67	$14.97
16..0%	$7.84	$9.04	$10.24	$11.44	$12.65	$13.85

Tangible Book Value Multiples

Discount Rate	100%	110%	120%	130%	140%	150%
10.0%	$12.48	$13.65	$14.82	$15.99	$17.16	$18.33
12.0%	$11.52	$12.59	$13.67	$14.75	$15.83	$16.91
14.0%	$10.64	$11.64	$12.63	$13.63	$14.62	$15.62
16.0%	$9.84	$10.77	$11.69	$12.61	$13.53	$14.45

Sandler O’Neill also considered and discussed with the Intermountain board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Intermountain’s net income varied from 20% above projections to 20% below projections. This analysis resulted in the following range of per share values for Intermountain common stock, using the same price to earnings multiples of 12.0x to 22.0x and a discount rate of 12.87%.

Earnings Per Share Multiples

Annual Budget Variance	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x
(20.0%)	$7.22	$8.31	$9.40	$10.49	$11.57	$12.66
(10.0%)	$8.04	$9.26	$10.49	$11.71	$12.93	$14.16
0.0%	$8.85	$10.21	$11.57	$12.93	$14.29	$15.66
10.0%	$9.67	$11.17	$12.66	$14.16	$15.66	$17.15
20.0%	$10.49	$12.12	$13.75	$15.38	$17.02	$18.65

The following table describes a discount rate calculation for Intermountain prepared by Sandler O’Neill. The discount rate equals the sum of the risk free rate, the equity risk premium and the size premium.

Risk Free Rate	4.00%	Normalized 20yr UST
Equity Risk Premium	5.00%	Duff & Phelps
Size Premium	3.87%	Duff & Phelps

Discount Rate	12.87%

Columbia—Net Present Value Analysis.

Sandler O’Neill also performed an analysis that estimated the net present value per share of Columbia common stock under various circumstances. The analysis assumed that Columbia performed in accordance with publicly available analyst earnings estimates for the years ending December 31, 2014 and December 31, 2015 and an estimated long-term annual growth rate for the years ending December 31, 2016 through December 31, 2018 as well as assumptions for annual common dividend payments, in each case as discussed with senior management of Columbia.

To approximate the terminal value of Columbia common stock at December 31, 2018, Sandler O’Neill applied price to earnings multiples ranging from 13.0x to 18.0x and multiples of tangible book value ranging from 150% to 250%. The terminal values were then discounted to present values using different discount rates ranging from 8.0% to 12.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Columbia’s common stock.

At the July 23, 2014 Intermountain board of directors meeting, Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

As illustrated in the following tables, the analysis indicates an imputed range of values per share of Columbia common stock of $20.25 to $30.99 when applying earnings multiples to the applicable amounts indicated in the Columbia projections and $19.55 to $35.06 when applying multiples of tangible book value to the applicable amounts indicated in the Columbia projections.

Earnings Per Share Multiples

Discount Rate	13.0x	14.0x	15.0x	16.0x	17.0x	18.0x
8.0%	$23.56	$25.04	$26.53	$28.02	$29.50	$30.99
9.0%	$22.67	$24.09	$25.52	$26.95	$28.37	$29.80
10.0%	$21.82	$23.19	$24.56	$25.93	$27.30	$28.67
11.0%	$21.02	$22.33	$23.65	$24.96	$26.27	$27.59
12.0%	$20.25	$21.51	$22.78	$24.04	$25.30	$26.56

Tangible Book Value Multiples

Discount Rate	150%	170%	190%	210%	230%	250%
8.0%	$22.73	$25.20	$27.66	$30.13	$32.60	$35.06
9.0%	$21.88	$24.24	$26.61	$28.98	$31.34	$33.71
10.0%	$21.07	$23.34	$25.61	$27.88	$30.15	$32.42
11.0%	$20.29	$22.47	$24.65	$26.83	$29.01	$31.19
12.0%	$19.55	$21.65	$23.74	$25.83	$27.93	$30.02

Sandler O’Neill also considered and discussed with the Intermountain board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Columbia net income varied from 20% above projections to 20% below projections. This analysis resulted in the following range of per share values for Columbia common stock, using the same price to earnings multiples of 13.0x to 18.0x and a discount rate of 9.95%:

Earnings Per Share Multiples

Annual Budget Variance	13.0x	14.0x	15.0x	16.0x	17.0x	18.0x
(20.0%)	$18.30	$19.40	$20.49	$21.59	$22.69	$23.79
(10.0%)	$20.08	$21.32	$22.55	$23.79	$25.02	$26.25
0.0%	$21.87	$23.24	$24.61	$25.98	$27.35	$28.72
10.0%	$23.65	$25.16	$26.66	$28.17	$29.68	$31.19
20.0%	$25.43	$27.08	$28.72	$30.37	$32.01	$33.66

The following table describes a discount rate calculation for Columbia prepared by Sandler O’Neill. The discount rate equals the product of the two year beta and equity risk premium plus the risk free rate.

Risk Free Rate	4.00%	Normalized 20yr UST
Equity Risk Premium	5.00%	Duff & Phelps
2 Year Beta	1.19	Bloomberg

Discount Rate	9.95%

Analysis of Selected Merger Transactions.

Sandler O’Neill reviewed two groups of comparable merger and acquisition transactions. The groups of merger and acquisition transactions included: (i) five transactions announced between January 1, 2013 and July 22, 2014 involving western region banks with transaction values greater than $50 million, target assets between $600 million and $1.75 billion (excluding MOE transactions); and (ii) 18 transactions announced between July 22, 2013 and July 22, 2014 involving nationwide banks with announced deal values greater than $50 million, target assets between $600 million and $1.75 billion, and tangible common equity to tangible assets greater than 8.0% (excluding MOE transactions). The western region transaction group was composed of the following transactions:

CU Bancorp/1st Enterprise Bank

First Interstate BancSystem, Inc./Mountain West Financial Corporation

TriCo Bancshares/ North Valley Bancorp

Cascade Bancorp/Home Federal Bancorp, Inc.

Heritage Financial Corporation/Washington Banking Company

The nationwide transaction group was composed of the following transactions:

Eagle Bancorp, Inc./Virginia Heritage Bank

National Penn Bancshares, Inc./TF Financial Corporation

Simmons First National Corporation/Liberty Bancshares, Inc.

Valley National Bancorp/1st United Bancorp, Inc.

Southside Bancshares, Inc./OmniAmerican Bancorp, Inc.

Seacoast Banking Corporation of Florida/BANKshares, Inc.

First Interstate BancSystem, Inc./Mountain West Financial Corporation

Bank of the Ozarks, Inc./Summit Bancorp, Inc.

CenterState Banks, Inc./First Southern Bancorp, Inc.

BancorpSouth, Inc./Central Community Corporation

TriCo Bancshares/ North Valley Bancorp

IBERIABANK Corporation/Teche Holding Company

Old National Bancorp/United Bancorp, Inc.

Cascade Bancorp/Home Federal Bancorp, Inc.

Heritage Financial Corporation/Washington Banking Company

Huntington Bancshares Incorporated/Camco Financial Company

East West Bancorp, Inc./MetroCorp Bancshares, Inc.

Old National Bancorp/Tower Financial Corporations

Sandler O’Neill reviewed the following multiples: transaction price to tangible book value, transaction price to last twelve months earnings per share, tangible book premium to core deposits and transaction price to seller’s stock price two days before transaction announcement. As illustrated in the following table, Sandler O’Neill compared the proposed merger multiples to the median and mean multiples of comparable transaction groups.

	Intermountain / Columbia		Median Regional Transactions		Mean Regional Transactions
Transaction Value Per Share /
Tangible Book Value Per Share:	119%		149%		147%
Adjusted Tangible Book Value Per Share(1):	132%		149%		147%
Last Twelve Months Earnings Per Share(2):	31.7	x	17.0	x	19.9	x
Tangible Book Premium to Core Deposits(3):	3.0%		7.8%		8.6%
Adjusted Tangible Book Premium to Core Deposits(1),(3):	4.5%		7.8%		8.6%
Intermountain Stock Price (July 22, 2014):	12.1%		27.4%		26.9%

(1)	Tangible book value per share adjusted to reflect market value of owned facilities, negative pre-tax mark of $13.7 million
(2)	For the last twelve months ended June 30, 2014, Intermountain’s reported earnings per share included a non-recurring tax benefit of $5.2 million related to the reversal of a valuation allowance against its deferred tax assets. Adjusted last twelve months earnings per share is calculated using Intermountain’s June 30, 2014 adjusted last twelve months net income of $3.8 million, which is equal to Intermountain’s June 30, 2014 last twelve months pre-tax earnings of $5.4 million taxed at a normalized tax rate of 30%
(3)	Tangible book premium to core deposits calculated as (deal value—tangible equity) / (core deposits) Selected multiples and ratios adjusted for one-time items and tax reversals, where applicable

	Intermountain / Columbia		Median Nationwide Transactions		Mean Nationwide Transactions
Transaction Value Per Share /
Tangible Book Value Per Share:	119%		164%		161%
Adjusted Tangible Book Value Per Share(1):	132%		164%		161%
Last Twelve Months’ Earnings Per Share(2):	31.7	x	20.8	x	21.5	x
Tangible Book Premium to Core Deposits(3):	3.0%		11.9%		10.8%
Adjusted Tangible Book Premium to Core Deposits(1), (3):	4.5%		11.9%		10.8%
Intermountain Stock Price (July 22, 2014):	12.1%		35.7%		32.8%

(1)	Tangible book value per share adjusted to reflect market value of owned facilities, negative pre-tax mark of $13.7 million
(2)	Intermountain’s last twelve months pre-tax earnings tax effected at a 30% rate in order to normalize the impact of a $6.1 million tax benefit in the fourth quarter of 2013 as a result of the reversal of a valuation allowance against its deferred tax assets
(3)	Tangible book premium to core deposits calculated as (deal value—tangible equity) / (core deposits) Selected multiples and ratios adjusted for one-time items and tax reversals, where applicable

Pro Forma Results and Capital Ratios

Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the following as provided by Columbia: (i) the merger closes on December 31, 2014; (ii) aggregate consideration value of $123.5 million, based on Columbia’s closing stock price on July 22, 2014 of $24.79; (iii) Columbia would be able to achieve cost savings of 27% of Intermountain’s projected operating expense and such savings would be 50% realized in 2015 and fully realized in 2016 and thereafter; (iv) pre-tax transaction costs and expenses would total approximately $15.8 million, with 50% of Columbia’s expenses recognized prior to close; (v) a core deposit intangible of approximately $9.4 million (eight year, sum-of-years-digits amortization method); (vi) pretax opportunity cost of cash of 2.50%; Columbia’s performance was calculated in accordance with publicly available mean analyst estimates (vii) various purchase accounting adjustments, including a mark-to-market adjustment on Intermountain’s loan portfolio, securities portfolio and fixed assets. The analyses indicated that for the year ending December 31, 2015, the merger (excluding transaction expenses) would be accretive to Columbia’s projected earnings per share and, at December 31, 2014 the merger would be dilutive to Columbia’s tangible book value per share. The analyses also indicated that as of December 31, 2014, the merger would maintain Columbia’s regulatory capital ratios in excess of the regulatory guidelines for “well capitalized” status. The actual results achieved by the combined company, however, may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship.

Sandler O’Neill acted as the financial advisor to Intermountain’s board of directors in connection with the merger and will receive a transaction fee in connection with the merger, all of which is subject to the closing of the merger. Sandler O’Neill received a fee associated with the delivery of its fairness opinion which became payable upon Sandler O’Neill’s rendering its fairness opinion. Intermountain has also agreed to reimburse Sandler O’Neill for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees and agents against certain expenses and liabilities, including liabilities under applicable federal or state law.

In the ordinary course of its broker and dealer business, Sandler O’Neill may purchase securities from and sell securities to Intermountain and Columbia and their respective affiliates. Sandler O’Neill may also actively trade the debt securities of Intermountain or Columbia or their respective affiliates for its own account and for the accounts of its customers and, accordingly may at any time hold a long or short position in such securities. Sandler O’Neill has provided investment banking services to, and received fees for such services from, Intermountain, most recently, in connection with acting as a placement agent in Intermountain’s private placement of equity.

Columbia’s Reasons for the Merger

In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Columbia board of directors consulted with Columbia management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:

•	each of Columbia’s and Intermountain’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the Columbia board of directors considered its view that Intermountain’s business and operations complement those of Columbia resulting in additional enhancement of Columbia’s diversified revenue stream, well-balanced loan portfolio and attractive funding base;

•	its understanding of the current and prospective environment in which Columbia and Intermountain operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on Columbia both with and without the proposed transaction;

•	its review and discussions with Columbia’s management concerning the due diligence examination of Intermountain;

•	the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•	management’s expectation that Columbia will retain its strong capital position upon completion of the transaction;

•	the financial and other terms of the merger agreement, including the aggregate consideration, tax treatment and deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Intermountain’s business, operations and workforce with those of Columbia;

•	the potential risk of diverting management attention and resources from the operation of Columbia’s business and towards the completion of the merger;

•	the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in due course and without the imposition of unacceptable conditions; and

•	the potential risk of losing other acquisition opportunities while Columbia remains focused on completing the merger.

The foregoing discussion of the information and factors considered by the Columbia board of directors is not intended to be exhaustive, but includes the material factors considered by the Columbia board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Columbia board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Columbia board of directors considered all these factors as a whole, including discussions with, and questioning of, Columbia’s management and Columbia’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

For the reasons set forth above, the Columbia board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the issuance of Columbia common stock in connection with the merger, are advisable and in the best interests of Columbia and its shareholders.

Management and Board of Directors of Columbia After the Merger

Upon completion of the merger, the board of directors of Columbia will consist of the directors serving on the board of directors of Columbia prior to the effective time of the merger plus one independent director from the board of directors of Intermountain, to be selected by Columbia’s Nominating and Corporate Governance Committee (who will also be invited to join the board of directors of Columbia State Bank).

The remaining current directors and senior officers of Columbia are expected to continue in their current positions, other than as has been or may be publicly announced by Columbia in the normal course of business. Information about the current Columbia directors and executive officers can be found in the documents listed under “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.

Interests of Intermountain Directors and Executive Officers in the Merger

In considering the recommendations of the board of directors of Intermountain, Intermountain shareholders should be aware that certain directors and executive officers of Intermountain have interests in the merger that may differ from, or may be in addition to, the interests of Intermountain shareholders generally. These interests are described in more detail and quantified below. The board of directors of Intermountain was aware of these interests and considered them, among other matters, when it adopted the merger agreement and in making its recommendations that the Intermountain shareholders approve the Merger proposal. For purposes of all Intermountain agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change of control, change in control or term of similar meaning.

Board Membership. Under the merger agreement, Columbia’s Nominating and Corporate Governance Committee will recommend to Columbia’s board of directors one person from Intermountain’s board of directors to serve on Columbia’s board of directors and the board of directors of Columbia State Bank following the completion of the merger.

Indemnification and Insurance. Under the merger agreement, Columbia will provide or purchase director and officer liability insurance for a period of six years following the effective time of the merger to reimburse each present and former director and officer of Intermountain or its subsidiaries with respect to claims arising from facts or events occurring before the effective time of the merger, which insurance will contain at least the same coverage provided by Intermountain to the present and former directors and officers of Intermountain or its subsidiaries immediately prior to the completion of the merger, provided that Columbia is not required to expend, in the aggregate for such six-year period, an amount in excess of 150% of the aggregate annual premiums paid as of the date of the merger agreement by Intermountain for any such insurance. Prior to the effective time of the merger, and in lieu of the foregoing, Intermountain will use reasonable best efforts to purchase a tail policy for directors’ and officers’ liability insurance on the terms described in the prior sentence and fully pay for such policy prior to the effective time of the merger, at an aggregating cost up to, but not exceeding 150% of the current annual premiums for such insurance.

Treatment of Intermountain Equity Awards.

Outstanding Stock Options. Intermountain has awarded stock options to acquire Intermountain common stock to certain executive officers and directors, all of which are fully vested. In connection with the merger, any outstanding stock options may be exercised on the date of notice of termination through the business day immediately preceding closing. Any Intermountain stock options that remain unexercised as of the effective time of the merger shall be cancelled without consideration.

Restricted Shares. Intermountain has awarded shares of Intermountain common stock to certain executive officers that are subject to vesting restrictions that, in connection with the completion of the merger, will vest in full and become free of all restrictions and the holder will be entitled to receive the merger consideration with respect to each such share of Intermountain common stock. Pursuant to waiver agreements, each of Mr. Hecker, Mr. Wright and Ms. Rasmussen have agreed to waive their rights, immediately prior to the closing of the merger and contingent upon the closing of the merger, with respect to their 2014 restricted stock awards of 50,000, 35,000 and 27,500 shares, respectively, which we refer to as the forfeited restricted stock awards. Based upon equity compensation holdings as of August 22, 2014, the number of unvested Intermountain restricted shares held by the executive officers, excluding the forfeited restricted stock awards are as follows: Mr. Hecker, 17,500; Mr. Wright, 15,000; Ms. Rasmussen 3,750; and David Dean 10,500. As of August 22, 2014, no directors held restricted stock awards.

Non-Compete and Employment Arrangements of Intermountain Executive Officers and Directors.

Non-Compete Arrangements.

In addition to any other restrictive covenants described below, in connection with the merger certain directors were asked to, and did, enter into Voting and Non-Competition Agreements pursuant to which they agreed, among other things, for a two-year period following the closing of the merger, not to directly or indirectly become involved in any competing business, which is defined as any depository, wealth management or trust business company or holding company thereof within the State of Idaho, and certain counties in Washington, subject to certain exceptions. The agreement also prohibits the directors from soliciting any employees or customers of Columbia and its subsidiaries for a two-year period following the closing of the merger. See “The Merger Agreement—Related Agreements” included elsewhere in this proxy statement/prospectus.

Curt Hecker Amended Employment Agreement with Intermountain.

Concurrently with the execution of the merger agreement, Intermountain and Panhandle State Bank entered into a Second Amendment of Employment Agreement with Curt Hecker. The Second Amendment of Employment Agreement dated July 23, 2014 amends the Employment Agreement between Mr. Hecker and Intermountain and Panhandle State Bank entered into on January 1, 2014, as amended by the July 14, 2014 Amendment of Employment Agreement.

Mr. Hecker’s amendment provides that his employment agreement terminates immediately following the effective time of the merger. In addition, Mr. Hecker’s amendment provides that (i) upon termination of employment (other than if employment is terminated for cause or under similar circumstances as described in Article 5 of the Salary Continuation Agreement, as defined below), Mr. Hecker shall be entitled to the Early Termination benefit described in Section 2.2 of the Salary Continuation Agreement, as amended and restated, among Panhandle State Bank and Mr. Hecker, dated January 1, 2008, which we refer to as the Salary Continuation Agreement, and shall not be entitled to any other benefits under the Salary Continuation Agreement and (ii) at the effective time of the merger and subject to Mr. Hecker’s continued employment through the effective time of the merger, Mr. Hecker shall be entitled to a lump-sum payment in cash equal to $800,000. The amendment prohibits Mr. Hecker from competing with Intermountain, Panhandle State Bank or Columbia as a consultant, officer, director, organizer, employee or shareholder in the States of Idaho, Washington and Oregon for a period of three years after the later of the effective time of the merger or termination of employment. Mr. Hecker is also prohibited from soliciting any employee, independent contractor, customer, business partner or joint venture of Intermountain, Panhandle State Bank or Columbia during such time period.

Employment Agreement with Mr. Hecker with Columbia.

In connection with the execution of the merger agreement, Mr. Hecker entered into an employment agreement with Columbia. The employment agreement will be effective immediately following the effective time of the merger and provides that Mr. Hecker will serve as the Idaho Group Manager. Mr. Hecker will have an initial annual base salary of $325,000 and be eligible to participate in incentive plans that Columbia may establish from time to time, as determined by Columbia. The employment agreement also provides that Columbia will assume the Salary Continuation Agreement and the Split Dollar Agreement between Mr. Hecker and Panhandle State Bank, dated January 1, 2002.

The employment agreement prohibits Mr. Hecker from competing with Columbia in any manner in the States of Idaho, Washington and Oregon for a period of three years after the later of the effective time of the merger or termination of employment. Mr. Hecker is also prohibited from soliciting any employee, independent contractor, customer, business partner or joint venture of Intermountain, Panhandle State Bank or Columbia during such time period.

As consideration for Mr. Hecker’s covenant not to compete, and subject to Mr. Hecker’s continued employment through the effective time of the merger, Mr. Hecker will receive $1,700,000 payable by Columbia, twenty-five percent (25%) of which shall be payable within thirty (30) days of the date that Mr. Hecker’s employment with Columbia terminates for any reason and the remaining seventy-five percent (75%) of which shall be payable in thirty-six (36) equal monthly payments commencing within thirty (30) days following such termination.

Doug Wright Amended Employment Agreement with Intermountain.

Concurrently with the execution of the merger agreement, Intermountain and Panhandle State Bank entered into a Second Amendment of Employment Agreement with Doug Wright. The Second Amendment of Employment Agreement dated July 23, 2014 amends the Employment Agreement between Mr. Wright and Intermountain and Panhandle State Bank entered into on January 1, 2014, as amended by the July 14, 2014 Amendment of Employment Agreement.

Mr. Wright’s amendment provides that at the effective time of the merger and subject to Mr. Wright’s continued employment through the effective time of the merger, Mr. Wright shall be entitled to a lump-sum payment in cash equal to $580,000. The amendment prohibits Mr. Wright from competing with Intermountain, Panhandle State Bank or Columbia as a consultant, officer, director, organizer, employee or shareholder in the State of Idaho and certain counties in the State of Washington for a period of three years after the later of the effective time of the merger or termination of employment. Mr. Wright is also prohibited from soliciting any employee, independent contractor, customer, business partner or joint venture of Intermountain, Panhandle State Bank or Columbia during that period.

As consideration for Mr. Wright’s covenant not to compete, and subject to Mr. Wright’s continued employment through the effective time of the merger, Mr. Wright will receive $1,100,000 payable by Columbia, twenty-five percent (25%) of which shall be payable within thirty (30) days of the date that Mr. Wright’s employment with Columbia terminates for any reason and the remaining seventy-five percent (75%) of which shall be payable in thirty-six (36) equal monthly payments commencing within thirty (30) days following such termination.

Pamela Rasmussen Amended Severance Agreement with Intermountain.

Concurrently with the execution of the merger agreement, Intermountain and Panhandle State Bank entered into a Second Amendment of Severance Agreement with Pamela Rasmussen. The Second Amendment of Severance Agreement dated July 23, 2014 amends the Severance Agreement between Ms. Rasmussen and Intermountain and Panhandle State Bank entered into on January 1, 2014, as amended by the July 14, 2014 Amendment of Severance Agreement.

The amendment prohibits Ms. Rasmussen from competing with Intermountain, Panhandle State Bank or Columbia as a consultant, officer, director, organizer, employee or shareholder in the State of Idaho and certain counties in the State of Washington for a period of thirty (30) months after the later of the effective time of the merger or termination of employment. Ms. Rasmussen is also prohibited from soliciting any employee, independent contractor, customer, business partner or joint venture of Intermountain, Panhandle State Bank or Columbia during that period.

As consideration for Ms. Rasmussen’s covenant not to compete, and subject to Ms. Rasmussen’s continued employment through the effective time of the merger, Ms. Rasmussen will receive $525,000, payable by Columbia in thirty (30) equal monthly payments commencing on the date Ms. Rasmussen’s employment with Columbia terminates for any reason. In the event Ms. Rasmussen experiences a qualifying termination of employment in connection with the merger, Ms. Rasmussen will receive a lump-sum payment equal to two times Ms. Rasmussen’s annual compensation.

Merger-Related Compensation for Intermountain’s Named Executive Officers

The following table and the related footnotes provide information about the compensation to be paid to Intermountain’s named executive officers that is based on or otherwise relates to the merger. The compensation shown in this table and described in these footnotes is the subject of a non-binding advisory vote of the Intermountain shareholders at the Intermountain special meeting, as described in “Intermountain Proposals—Merger-Related Named Executive Officer Compensation Proposal.” The figures in the table are estimated based on compensation levels as of the date of this document and an assumed effective date of November 1, 2014 for both the merger and, where applicable, termination of the named executive officer’s employment. The amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in this document, and do not reflect certain compensation actions that may occur before the completion of the merger (such as the payment of 2014 bonuses). All amounts below are determined using the per share value of Intermountain common stock have been calculated based on a per share price of Intermountain common stock of $18.39 (the average closing market price of Intermountain common stock over the first five business days following the public announcement of the merger on July 23, 2014, as reported by NASDAQ). As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

GOLDEN PARACHUTE COMPENSATION

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)	Other ($)(5)	Total ($)
Curt Hecker	800,000	321,825	0	0	0	1,800,000	2,921,825
Douglas Wright	580,000	275,850	0	21,207	0	1,175,000	2,052,057
Pamela Rasmussen	500,000	68,963	0	12,552	0	575,000	1,156,515

(1)	For Messrs. Hecker and Wright, represents “single-trigger” change in control benefits under the named executive officer’s employment agreement, as amended, and for Mr. Rasmussen, represents “double-trigger” severance payable on a qualifying termination under her severance agreement, as amended. For Messrs. Hecker and Wright, the cash payment is due in a lump sum upon the merger and is not conditioned on employment termination. For Ms. Rasmussen, the lump sum cash payment is conditioned on employment termination by Intermountain without cause occurring within six months before the merger or an employment termination by Intermountain (or the combined company) without cause or by Ms. Rasmussen for good reason occurring within 24 months after the merger (a “Qualifying Termination”). The actual cash severance payable to Ms. Rasmussen under her severance agreement would equal, in the event of a Qualifying Termination, two times the sum of (A) Ms. Rasmussen’s base salary when the merger occurs or, if greater, when employment termination occurs and (B) Ms. Rasmussen’s cash bonus or cash incentive compensation for the calendar year immediately before the calendar year in which the merger occurs or, if greater, for the calendar year immediately before the calendar year in which employment termination occurs.
(2)	Represents “single-trigger” restricted stock awards that will fully vest upon the merger as set forth in the merger agreement, based on a $18.39 per share price of Intermountain Community Bancorp common stock multiplied by 17,500 restricted shares outstanding in the case of Mr. Hecker, 15,000 restricted shares outstanding for Mr. Wright, and 3,750 restricted shares outstanding for Ms. Rasmussen. These amounts do not include the 2014 restricted stock awards that the named executive officers agreed to forfeit immediately prior to, and contingent upon the closing of, the merger pursuant to waiver agreements as described above in “Interests of Intermountain Directors and Executive Officers in the Merger—Treatment of Intermountain Equity Awards—Restricted Shares.”
(3)	Mr. Hecker continues to be entitled to an early termination benefit under his Salary Continuation Agreement with Panhandle State Bank, dated January 1, 2008, as amended and restated. That benefit is not based on or related to the merger, however, and for that reason is not included in this table. The amount of the benefit and the timing of the benefit payment are not affected by the merger.
(4)	Represents the estimated value of “double-trigger” continued medical and dental insurance benefits payable under Mr. Wright’s employment agreement, as amended, and Ms. Rasmussen’s severance agreement, as amended, for up to 36 months (in the case of Mr. Wright) or 24 months (in the case of Ms. Rasmussen) following an involuntary termination without cause or termination by the named executive officer for good reason.
(5)	Represents for each named executive officer, (A) the full amount of the cash retention bonus payment received at the end of 2013, and (B) the noncompetition payments to which he or she is entitled after employment termination subject to compliance with restrictive covenants. Messrs. Hecker and Wright and Ms. Rasmussen received cash retention bonuses in the amounts of $100,000, $75,000 and $50,000, respectively, in December 2013. By the terms of the retention awards, these amounts must be repaid by the named executive officer upon a voluntary employment termination before December 31, 2014; however, this repayment obligation will no longer apply following the merger. Twenty-five percent of the noncompetition payments to each of Mr. Hecker and Mr. Wright is payable within 30 days of termination of employment, and the remaining 75% is payable in 36 equal monthly payments commencing within 30 days of termination of employment, subject to compliance with noncompetition and non-solicitation covenants for such 36 month period. Mr. Rasmussen’s noncompetition payment is payable in 30 equal monthly installments commencing within 30 days of her termination of employment, subject to compliance with noncompetition and nonsolicitation covenants for such 30 month period. Mr. Hecker has entered into an employment agreement with Columbia effective upon the merger, and his noncompetition payment would be made under that agreement.

THE MERGER AGREEMENT

Effects of the Merger

As a result of the merger, Intermountain will merge with and into Columbia, with Columbia continuing as the surviving corporation. As soon as reasonably practicable following the merger, Panhandle State Bank will merge with and into Columbia State Bank, with Columbia State Bank as the surviving bank.

As a result of the merger, there will no longer be any publicly held shares of Intermountain common stock. Intermountain shareholders will no longer have any direct interest in the surviving company. Those Intermountain shareholders who receive all of the merger consideration in the form of cash will not participate in the future earnings and potential growth of the combined company following the merger, and will no longer bear the risk of any losses incurred in the operation of the combined company’s business or of any decreases in the value of that business. Those Intermountain shareholders receiving shares of Columbia common stock as merger consideration will only participate in the combined company’s future earnings and potential growth through their ownership of Columbia common stock. All of the other incidents of direct stock ownership in Intermountain, such as the right to vote on certain corporate decisions, to elect directors and to receive dividends and distributions from Intermountain, will be extinguished upon completion of the merger.

Effective Time of the Merger

The closing of the merger will occur at 10:00 a.m., Pacific Time, on the first business day of the first calendar month that follows the month in which the last of the closing conditions to be satisfied is satisfied (other than those conditions that by their nature are to be satisfied or waived at the closing), unless the parties mutually agree to extend the closing. If, however, the last of the closing conditions to be satisfied or waived is so satisfied or waived after November 1, 2014 but prior to December 31, 2014, then the closing will take place on January 2, 2015 or such other date as the parties may mutually agree. The merger will be completed legally at the date and time specified in the articles of merger to be filed by Columbia with the Secretary of State of the State of Washington. As of the date of this document, the parties expect that the merger will be effective during the fourth calendar quarter of 2014. However, there can be no assurance as to when or if the merger will occur.

As described below, if the merger is not completed by June 1, 2015, the merger agreement may be terminated by either Intermountain or Columbia, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger. Intermountain has agreed that, except as previously disclosed, as expressly contemplated by or permitted by the merger agreement, as required by applicable law, or with the prior written consent of Columbia, prior to the effective time of the merger, it will, and will cause each of its subsidiaries to, conduct its business, and cause its subsidiaries to conduct their respective businesses, in the ordinary course consistent with past practice in all material respects and use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships, and goodwill with government entities, customers, suppliers, distributors, creditors, lessors, officers and employees and business associates and keep available the services of Intermountain and its subsidiaries’ present employees and agents. Intermountain and Columbia have agreed to take no action (and to cause their subsidiaries to take no action) that is intended to or would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or to perform the covenants and agreements in the merger agreement or to consummate the transactions contemplated by the merger agreement.

In addition to the general covenants above, Intermountain has agreed that prior to the effective time of the merger, except as previously disclosed, subject to specified exceptions, it will not, and will not permit its subsidiaries to, without the prior written consent of Columbia (which shall not be unreasonably withheld):

•	issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its capital stock, or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities or receive a cash payment based on the value of any shares of such capital stock, or permit any additional shares of its capital stock, or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities or receive a cash payment based on the value of any shares of such capital stock, to become subject to new grants, in each case except as required pursuant to the exercise or settlement of Intermountain stock options or Intermountain company restricted stock awards outstanding in accordance with the terms of the applicable Intermountain stock plan, or as required under the terms of the Intermountain warrants;

•	make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than authorized dividends from its wholly owned subsidiaries to it or another of its wholly owned subsidiaries), or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock;

•	amend or modify the material terms of, waive, release or assign any rights under, terminate, renew or allow to renew automatically, make any payment not then required under, knowingly violate the terms of or enter into (i) any material contract, lease, regulatory agreement, any contract that would be a material contract if it were in existence on the date hereof or other binding obligation that is material to Intermountain and its subsidiaries, taken as a whole, (ii) any material restriction on the ability of Intermountain or its subsidiaries to conduct its business as it is presently being conducted or (iii) any contract governing the terms of Intermountain common stock or rights associated therewith or any other outstanding capital stock or any outstanding instrument of indebtedness;

•	sell, transfer, mortgage, lease, guarantee, encumber, license, let lapse, cancel, abandon or otherwise create any lien or otherwise dispose of or discontinue any of its assets, deposits, business or properties (other than sales of loans which are governed as described below), except for sales, transfers, mortgages, leases, guarantees, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances in the ordinary course of business and in a transaction that, together with other such transactions, is not material to Intermountain and its subsidiaries, taken as a whole;

•	acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, business, deposits or properties of any other entity (other than purchases of loans which are governed as set forth below) except in the ordinary course of business and in a transaction that, together with other such transactions, is not material to Intermountain and its subsidiaries, taken as a whole, and would not reasonably be expected to present a material risk that the closing of the merger will be materially delayed or that the requisite regulatory approvals will be more difficult to obtain;

•	amend the Intermountain articles of incorporation or bylaws, or similar governing documents of any of its subsidiaries;

•

subject to certain exceptions, including as required under applicable law or the terms of any benefit plan in effect as of the date of the merger agreement, (i) increase in any manner the compensation or benefits of any of the current or former directors, officers, employees or other service providers of Intermountain or its subsidiaries, except for ordinary course merit-based increases in the base salary of employees (other than directors or executive officers of, or individuals who are party to an employment agreement or change of control agreement with Intermountain or its subsidiaries) consistent with past practice, (ii) become a party to, establish, amend, alter a prior interpretation of in a manner that enhances rights or materially increases costs, commence participation in, terminate or commit itself to the adoption of any benefit plan or plan that would be a benefit plan if in effect as of the date of the merger agreement, other than de minimis amendments in the ordinary course of business consistent with past practice, (iii) grant any new equity award, (iv) grant, pay or increase (or commit to grant, pay or increase) any retention bonus, severance, retirement or termination pay, other than in connection with terminations of employment in the ordinary course of business consistent with past practice (v) accelerate the payment or vesting of, or lapsing of restrictions with respect to, any stock-based compensation, long-term incentive compensation or any bonus or other incentive compensation, (vi) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any benefit plan, (vii) terminate the employment or services of any executive officer or employee who is party to a change in control agreement other than for cause, (viii) enter into any collective bargaining or other agreement with a labor organization, (ix) forgive or issue any loans to any current or former officer, employee or director of Intermountain or its subsidiaries or (x) hire any officer, employee, independent contractor or consultant, except in the ordinary course of business for non-executive officer positions for a base salary not in excess of $100,000;

•	take, or omit to take, any action that would prevent or impede, or could reasonably be expected to prevent or impede, the mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

•	incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

•	enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by law or requested by a regulatory agency;

•	(i) other than in accordance with the investment policies of Intermountain or any of its subsidiaries in effect on the date of the merger agreement or in securities transactions as provided in (ii) below, make any investment either by contributions to capital, property transfers or purchase of any property or assets of any person or (ii) other than purchases of direct obligations of the United States of America or obligations of United States government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of one year or less, purchase or acquire securities of any type; provided, however, that in the case of investment securities Intermountain may purchase investment securities if, within two business days after Intermountain requests in writing (which request must describe in detail the investment securities to be purchased and the price thereof) that Columbia consent to making of any such purchase, Columbia has approved such request in writing or has not responded in writing to such request;

•	enter into any settlement, compromise or similar agreement with respect to, any action, suit, claim, proceeding, order or investigation to which Intermountain or any of its subsidiaries is or become a party after the date of the merger agreement, which settlement, compromise, agreement or action, suit, claim, proceeding, order or investigation that is settled in an amount and for consideration not in excess of $50,000 individually or $100,000 in the aggregate and that would not (i) impose any material restriction on the business of Intermountain or its subsidiaries or (ii) create adverse precedent for claims that are reasonably likely to be material to Intermountain or its subsidiaries;

•	other than as determined to be necessary or advisable by Intermountain in the good faith exercise of its discretion based on changes in market conditions, alter materially its interest rate or pricing fee or fee pricing policies with respect to depository accounts of any of its subsidiaries or waive any material fees with respect thereto;

•	except as required by applicable law or by a regulatory agency, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices or (ii) fail to follow in all material respects, Intermountain’s or its applicable subsidiary’s existing policies or practices with respect to managing its exposure to interest rate and other risk;

•	enter into any securitizations of any loans or create any special purpose funding or variable interest entity other than on behalf of clients;

•	invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements;

•	except for loans or commitments for loans that have been approved by Intermountain prior to the date of the merger agreement, without prior consultation with Columbia, make any loan or loan commitment to any person which would, when aggregated with all outstanding loans or loan commitments or any renewals or extensions thereof, result in total credit exposure to the applicable borrower (and its affiliates) in excess of $1,500,000 or purchase or sell any loan or loan participation in excess of $1,500,000, in each case, without first submitting a copy of the loan write up containing the information customarily submitted to the Loan Committee of Panhandle State Bank, to the chief credit officer of Columbia two full business days prior to taking such action; provided, that, if Columbia objects in writing to such loan or loan commitment or such purchase or sale within two full business days after receiving such loan write up, Intermountain shall obtain the approval of a majority of the members of the Loan Committee of Panhandle State Bank prior to making such loan or loan commitment or such purchase or sale;

•	make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

•	make any capital expenditures other than capital expenditures in the ordinary and usual course of business consistent with past practice in amounts not exceeding $50,000 individually or $150,000 in the aggregate;

•	pay, loan or advance any amount to, or sell, transfer or lease any properties, rights or assets (real, personal or mixed, tangible or intangible) to, or enter into any arrangement or agreement with, any of its officers or directors or any of their family members, or any affiliates or associates (as defined under the Exchange Act) of any of its officers or directors, other than loans originated in the ordinary course of business and, in the case of any such arrangements or agreements relating to compensation, fringe benefits, severance or termination pay or related matters, only as otherwise permitted pursuant to the merger agreement;

•	take any action or omit to take any action that is intended to or would reasonably be likely to result in (i) any of Intermountain’s representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time, (ii) any of the closing conditions to the merger not being satisfied or (iii) a material violation of any provision of the merger agreement, except as may be required by applicable law;

•	make or change any material tax elections, change or consent to any change in Intermountain’s or its subsidiaries’ method of accounting for tax purposes (except as required by applicable tax law), take any material position on any material tax return filed on or after the date of the merger agreement, settle or compromise any material tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of taxes, surrender any right to claim a refund for a material amount of taxes, or file any material amended tax return; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the above prohibited actions.

Columbia has agreed to a more limited set of restrictions on its business prior to the completion of the merger. Specifically, Columbia has agreed that prior to the effective time of the merger, except as expressly permitted by the merger agreement, it will not, and will not permit its subsidiaries to, except as may be required by applicable law or policies imposed by any governmental entity, without the prior written consent of Intermountain (which shall not be unreasonably withheld):

•	take any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by the merger agreement; or

•	take, or omit to take, any action that is reasonably likely to result in any of the conditions to the merger not being satisfied.

Regulatory Matters. Columbia and Intermountain have agreed to reasonably promptly prepare and use their commercially reasonable efforts to file with the SEC on or prior to August 22, 2014, and in any event as soon as reasonably practicable thereafter, a registration statement on Form S-4, in which this proxy statement/prospectus are included. Each of Columbia and Intermountain has agreed to use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Intermountain agreed to then mail or deliver the proxy statement/prospectus to its shareholders. Columbia has also agreed to use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the merger agreement, and Intermountain has agreed to furnish all information concerning Intermountain and the holders of Intermountain common stock as may be reasonably requested in connection with any such action.

Columbia and Intermountain have agreed to cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the merger, the bank merger and the other transactions contemplated by the merger agreement as soon as reasonably possible, and to comply with the terms and conditions of all such permits, consents, approvals, and authorizations of all such third parties or governmental entities. Columbia agreed to use its commercially reasonable efforts to make all initial requisite regulatory filings on or before August 15, 2014 and in any event as soon as reasonably practicable thereafter (other than any notice to the Federal Reserve under its regulations, which will be filed in accordance with the timing contemplated by such regulations). Intermountain and Columbia have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable laws, all the non-confidential information relating to Intermountain or Columbia (excluding any confidential financial information relating to individuals), as the case may be, and any of their respective subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any governmental entity in connection with the transactions contemplated by the merger agreement. In exercising this right, each of the parties has agreed to act reasonably and as promptly as practicable. Intermountain and Columbia will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the merger, the bank merger and the other transactions contemplated by the merger agreement and each party will keep the other reasonably apprised of the status of matters relating to such approvals and the completion of the merger, the bank merger and the other transactions contemplated by the merger agreement. Each party will consult with the other in advance of any meeting or conference with any governmental entity in connection with the merger, the bank merger and the other transactions contemplated by the merger agreement.

Additionally, each of Columbia and Intermountain has agreed to furnish to the other, upon request, all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with this proxy statement/prospectus, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Columbia.

Each of Columbia and Intermountain has agreed to cooperate with the other and use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable on its part under the merger agreement or under applicable laws to consummate and make effective the merger, and the other transactions contemplated as promptly as practicable, including the satisfaction of the closing conditions set forth in the merger agreement.

Neither Columbia nor any of its subsidiaries are required to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining any permits, consents, approvals and authorizations of any governmental entities that would reasonably be likely, in each case following the effective time (but regardless when the action, condition or restriction is taken or implemented), to have a material adverse effect on Columbia (measured on a scale relative to Intermountain), a material adverse effect on Intermountain or materially restrict or impose a material burden on Columbia or any of its subsidiaries (including, after the merger effective time, Intermountain and its subsidiaries) in connection with the transactions contemplated by the merger agreement or with respect to the business or operation of Columbia or any of its subsidiaries (including, after the merger effective time, Intermountain and its subsidiaries), which we refer to as a materially burdensome regulatory condition.

Each of Columbia and Intermountain will promptly advise the other upon receiving any communication from any governmental entity the consent or approval of which is required for consummation of the merger, the bank merger, and the other transactions contemplated by the merger agreement that causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval may be materially delayed.

Shareholder Approval. Intermountain’s board of directors has resolved to recommend to the Intermountain shareholders that they approve the merger agreement and to submit to Intermountain shareholders the merger agreement and any other matters required to be approved by Intermountain shareholders in order to carry out the intentions of the merger agreement, subject to certain exceptions if, following the receipt of a company superior proposal (as defined below), the board of directors of Intermountain concludes in good faith (and based on the advice of counsel) that the failure to withdraw its recommendation or terminate the merger agreement would more likely than not result in a violation of the board’s fiduciary duties under applicable law.

NASDAQ Listing. Columbia has agreed to file with NASDAQ any required notices or forms with respect to the shares of Columbia common stock to be issued in the merger.

Employee Matters. The merger agreement provides that for the period beginning on the effective time (as defined in the merger agreement) and ending on the 15 month anniversary of the closing date Columbia will provide each employee who is actively employed by Intermountain and its subsidiaries on the closing date with (i) base salary no less favorable than the base salary provided to such continuing employees immediately prior to the effective time; and (ii) employee benefits which, in the aggregate, are no less favorable than employee benefits provided by Columbia to its similarly situated employees of Columbia, provided that until Columbia causes such continuing employees to participate in the benefit plans of Columbia, participating in the benefit plans of Intermountain satisfies this provision. Intermountain will cooperate with Columbia to ensure that from the closing date through the next open enrollment date for Columbia’s group health, dental, vision and life insurance plans, continuing employees will be covered by Intermountain’s group health, dental, vision and life insurance plans, provided that Intermountain will terminate, effective as of the effective time, its plans and programs with respect to long term care and health savings accounts.

The merger agreement provides that for the period beginning at the effective time and ending on the 15 month anniversary of the effective time Columbia will, or will cause the surviving company to, maintain without amendment the severance policy of Intermountain and its subsidiaries applicable to continuing employees as of the date of the merger agreement and provide each continuing employee who is not party to an individual employment, severance or change of control agreement at the time of his or her termination of employment whose employment is terminated (other than under circumstances that constitute a termination for “cause”) with the severance payments and/or benefits, if any, to which the continuing employee would have been entitled under Intermountain’s severance policy immediately prior to the effective time, taking into account the continuing employee’s length of service with Intermountain and its subsidiaries as provided in the merger agreement.

Upon continuing employees’ enrollment in Columbia’s employee benefit plans, such continuing employees will, consistent with the provision in the merger agreement, become participants in all of Columbia’s employee benefit plans, practices, and policies on the same terms and conditions as similarly situated employees of Columbia. Without limiting the generality of the foregoing, prior service credit for each of continuing employee’s service with Intermountain, except as expressly provided otherwise herein, shall be given by Columbia with respect to all of Columbia’s retirement plans, employee benefit plans, practices, and policies to the extent that such crediting of service does not result in duplication of benefits, but not for accrual of benefits under any defined benefit. If any continuing employee becomes eligible to participate in any Columbia employee benefit plan, practice, or policy that provides medical, hospitalization or dental benefits, Columbia will (A) use commercially reasonably best efforts to cause any pre-existing condition limitations or eligibility waiting periods under such benefit plan to be waived with respect to such continuing employee and his or her covered dependents to the extent such limitation would have been waived or satisfied under the employee benefit plan in which such continuing employee participated immediately prior to the effective time, and (B) recognize for purposes of annual deductible and out-of-pocket limits under their health plans applicable to continuing employees, deductible and out-of-pocket expenses incurred by such continuing employee and his or her covered dependents under any employee benefit plan on or prior to the closing date.

The merger agreement provides that from and after the effective time, subject to the requirements of applicable law, Columbia will assume the written agreements of continuing employees, on the one hand, and Intermountain and its subsidiaries, on the other hand.

If requested in writing by Columbia prior to the effective time, Intermountain will take (or cause to be taken) all actions reasonably determined by Columbia to be necessary or appropriate to terminate, effective immediately prior to the effective time, any employee benefit plans that contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Internal Revenue Code.

From and after the date hereof, prior to making any written or oral communications to officers or employees of Intermountain or any of its subsidiaries pertaining to compensation, benefit or other employment-related matters that are affected by the transactions contemplated by the merger agreement, Intermountain will provide Columbia with a copy of the intended communication, Columbia will have a reasonable period of time to review and comment on the communication, and Columbia and Intermountain will cooperate in providing any such mutually agreeable communication.

Indemnification and Directors’ and Officers’ Insurance. From and after the effective time of the merger, Columbia and the surviving corporation will indemnify and hold harmless each present and former director and officer of Intermountain and its subsidiaries (in each case, when acting in such capacity) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the effective time, including the transactions contemplated by the merger agreement, to the extent they are indemnified on the date of the merger agreement, to the fullest extent permitted under applicable law. Columbia and the surviving corporation have also agreed to advance expenses as incurred to the fullest extent permitted under applicable law, which will be repaid if it is ultimately determined that such person is not entitled to indemnification.

In addition, for a period of six years following the effective time of the merger, Columbia will provide director’s and officer’s liability insurance that serves to reimburse the present and former officers and directors of Intermountain or any of its subsidiaries as of the effective time of the merger (providing only for the Side A coverage where the existing policies also include Side B coverage for Intermountain) with respect to claims against such directors and officers arising from facts or events occurring before the effective time of the merger (including the transactions contemplated by the merger agreement), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to such persons as that coverage currently provided by Intermountain, except that Columbia or the surviving corporation is not required to expend in the aggregate for such six-year period, an amount in excess of 150% of the aggregate annual premiums paid as of the date of the merger agreement by Intermountain for any such insurance, if any such annual expense at any time would exceed that amount, then Columbia will cause to be maintained policies of insurance which provide the maximum coverage available at an annual premium equal to that amount, and that officers and directors of Intermountain may be required to make application and provide customary representations and warranties to the surviving corporation’s insurance carrier for the purpose of obtaining such insurance. Prior to the effective time of the merger, and in lieu of the foregoing, Intermountain will use reasonable best efforts to purchase a six-year prepaid tail policy for directors’ and officers’ liability insurance on the terms described in the prior sentence and subject to certain other specifications agreed to by the parties, and fully pay for such policy prior to the effective time of the merger, at an aggregate cost up to, but not exceeding 150% of the current annual premium for such insurance.

No Solicitation. The merger agreement provides that Intermountain and none of it or any of its subsidiaries nor any of their respective officers, directors and employees will, and will cause its and its subsidiaries’ officers, directors, agents, representatives, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate any inquiries or the making of proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any company acquisition proposal (as defined below) or otherwise facilitate any effort to attempt or make or implement a company acquisition proposal. However, if at any time after the date of the merger agreement and prior to, but not after, obtaining the approval of the merger agreement by Intermountain shareholders, Intermountain receives an unsolicited bona fide company acquisition proposal and the board of directors of Intermountain concludes in good faith that such company acquisition proposal constitutes, or is reasonably expected to result in, a company superior proposal (as defined below), then Intermountain and its board of directors may, and may permit its subsidiaries and Intermountain’s and its subsidiaries’ representatives to, furnish or cause to be furnished nonpublic information and participate in such negotiations or discussions to the extent that the board of directors of Intermountain concludes in good faith (and based on the advice of counsel) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided that prior to providing any such nonpublic information or engaging in any such negotiations, Intermountain must have entered into a confidentiality agreement with such third party on terms no less favorable to Intermountain than the confidentiality agreement between Intermountain and Columbia, and which expressly permits Intermountain to comply with its obligations pursuant to the merger agreement. Intermountain will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of the merger agreement with any persons other than Columbia with respect to any company acquisition proposal and will use its reasonable best efforts, subject to applicable law, to (i) enforce any confidentiality or similar agreement relating to a company acquisition proposal and (ii) within 10 business days after the date hereof, request and confirm the return or destruction of any confidential information provided to any person (other than Columbia and its affiliates) pursuant to any such confidentiality or similar agreement. Intermountain must promptly (and in any event within 24 hours) advise Columbia following receipt of any company acquisition proposal, any discussions or negotiations are sought to be initiated or continued or any request for nonpublic information or inquiry that would reasonably be expected to lead to any company acquisition proposal and the substance thereof (including the identity of the person making such company acquisition proposal), and keep Columbia promptly apprised of any related developments, discussions and negotiations (including the terms and conditions of any such request, inquiry or company acquisition proposal, or all amendments or proposed amendments thereto) on a current basis (it being understood that for the avoidance of doubt that no such communications to Columbia will be deemed an adverse change of recommendation, as defined below). Intermountain agrees that it will contemporaneously provide to Columbia any confidential or nonpublic information concerning Intermountain or any of its subsidiaries that may be provided to any other person in connection with any company acquisition proposal which has not previously been provided to Columbia.

As used in the merger agreement, “company acquisition proposal” means a tender or exchange offer, proposal for a merger, consolidation or other business combination involving Intermountain or any of its subsidiaries or any proposal or offer to acquire in any manner more than 24.9% of the voting power in, or more than 24.9% of the fair market value of the business, assets or deposits of, Intermountain or any of its subsidiaries or any public announcement of a proposed plan or intention to do any of the foregoing or any agreements to engage in any of the foregoing, other than the transactions contemplated by the merger agreement and any sale of whole loans and securitizations in the ordinary course. As used in the merger agreement, “company superior proposal” means an unsolicited bona fide written company acquisition proposal that the board of directors of Intermountain concludes in good faith to be more favorable from a financial point of view to its shareholders than the merger and the other transactions contemplated by the merger agreement and to be reasonably capable of being consummated on the terms proposed, (i) after receiving the advice of its financial advisors (who must be a nationally recognized investment banking firm), (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein and (iii) after taking into account all legal (with the advice of counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing) and any other relevant factors permitted under applicable law, and after taking into account any amendment or modification to the merger agreement agreed to by Columbia; provided that for purposes of the definition of “company superior proposal,” the references to “more than 24.9%” in the definition of company acquisition proposal will be deemed to be references to “50%.”

None of the members of the board of directors of Intermountain may, except as expressly permitted by the merger agreement, withdraw or materially and adversely modify his or her recommendation that Intermountain shareholders vote to approve the merger agreement, or recommend to Intermountain shareholders a company acquisition proposal other than the merger, which we refer to as an adverse change of recommendation, or cause or commit Intermountain to enter into any agreement or understanding other than the confidentiality agreement referred to above relating to any company acquisition proposal made to Intermountain. Nevertheless, in the event that Intermountain receives a company acquisition proposal that Intermountain board of directors concludes in good faith constitutes a company superior proposal, the board of directors of Intermountain may make an adverse change of recommendation or terminate the merger agreement, if it concludes in good faith (and based on the advice of counsel) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law, as long as Intermountain gives Columbia prior written notice at least five business days before taking such action and during such five (5) business day period Intermountain negotiates in good faith with Columbia to enable Columbia to make an improved offer that is at least as favorable to the shareholders of Columbia as such alternative company acquisition proposal.

TARP Purchase. Intermountain and Columbia have agreed to reasonably cooperate to negotiate the purchase on terms reasonably satisfactory to Columbia from the United States Department of the Treasury of the warrant to purchase shares of Intermountain common stock, we refer to this as the TARP purchase, issued to the Treasury Department on December 19, 2008, which we refer to the TARP warrant. Each of Intermountain and Columbia will use its reasonable best efforts to facilitate the TARP purchase. Intermountain will provide, and will cause its subsidiaries and its and their representatives to provide, all reasonable cooperation and take all reasonable actions as may be requested by Columbia in connection with the TARP purchase, including by entering into any agreement with the United States Department of the Treasury as may be necessary to effect the TARP purchase and as Columbia may reasonably request. Columbia will make all determinations with respect to the price proposed for the TARP purchase. Prior to and at the closing of the merger, each of Intermountain and Columbia will take such actions as may be reasonably required in connection with the TARP purchase.

Representations and Warranties

The merger agreement contains representations and warranties made by Intermountain to Columbia relating to a number of matters, including the following:

•	corporate organization, qualification to do business, and subsidiaries;

•	capitalization;

•	requisite corporate authority to enter into the merger agreement and to complete the contemplated transactions;

•	absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required regulatory consents, approvals and filings necessary in connection with the merger;

•	reports to regulatory authorities and the accuracy of the information contained therein;

•	financial statements, and the absence of undisclosed liabilities;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	compliance with applicable law, including the existence of orders, consent agreements or similar communications with governmental entities;

•	inapplicability of certain state takeover statutes;

•	employee benefit matters;

•	absence of knowledge of any reason why required regulatory approvals should not be obtained on a timely basis;

•	opinion from financial advisor;

•	accuracy of Intermountain information provided in this proxy statement/prospectus;

•	legal proceedings;

•	certain material contracts;

•	environmental matters;

•	tax matters;

•	absence of action or circumstance that would impede the mergers, taken together, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

•	intellectual property matters;

•	real property matters;

•	insurance matters;

•	accounting and internal controls;

•	absence of derivative securities;

•	loan matters;

•	CRA compliance;

•	investment securities matters;

•	related party transactions; and

•	labor matters.

The merger agreement also contains representations and warranties made by Columbia to Intermountain relating to a number of matters, including the following:

•	corporate organization, qualification to do business, and subsidiaries;

•	capitalization;

•	requisite corporate authority to enter into the merger agreement and to complete the contemplated transactions;

•	absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required regulatory consents, approvals and filings necessary in connection with the merger;

•	reports to regulatory authorities and the accuracy of the information contained therein;

•	financial statements, and the absence of undisclosed liabilities;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	compliance with applicable law, including the existence of orders, consent agreements or similar communications with governmental entities;

•	absence of knowledge of any reason why required regulatory approvals should not be obtained on a timely basis;

•	accuracy of Columbia information provided in this proxy statement/prospectus;

•	legal proceedings;

•	accounting and internal controls; and

•	related party transactions.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” with respect to Intermountain or Columbia, as the case may be, means a material adverse effect on (a) the business, assets or deposit liabilities, properties, operations, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole; provided, however, that, with respect to clause (a), a “material adverse effect” does not include effects arising out of, relating to or resulting from (A) changes after the date of the merger agreement in applicable GAAP or regulatory accounting requirements generally affecting other companies in the banking industries in which such party and its subsidiaries operate, (B) changes after the date of the merger agreement in laws, rules or regulations of general applicability to companies of similar size in the banking industries in which such party and its subsidiaries operate, (C) changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the banking industries in which such party and its subsidiaries operate, (D) changes after the date of the merger agreement in the credit markets, any downgrades in the credit markets, or adverse credit events resulting in deterioration in the credit markets generally and including changes to any previously correctly applied asset marks resulting therefrom, (E) a decline in the trading price of a party’s common stock or a failure, in and of itself, to meet earnings projections, but not, in either case, including any underlying causes thereof, (F) the public disclosure of the merger agreement or the transactions contemplated hereby or the consummation of the transactions contemplated hereby, (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or (H) actions or omissions taken with the prior written consent of the other party or expressly required by the merger agreement except that effects attributable to or resulting from any of the changes, events, conditions or trends described in clauses (A), (B), (C), (D) and (G) are not excluded to the extent of any disproportionate impact they have on such party and its subsidiaries, taken as a whole, as compared to other companies in the banking industry in which such party and its subsidiaries operate; or (b) the ability of such party to timely consummate the transactions contemplated by the merger agreement.

The representations and warranties in the merger agreement do not survive the effective time of the merger and, as described below under “—Effect of Termination,” if the merger agreement is validly terminated, there will be no liability under the representations and warranties of the parties, unless a party knowingly breached the merger agreement.

This summary and the copy of the merger agreement attached to this document as Appendix A are included solely to provide investors with information regarding the terms of the merger agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The merger agreement contains representations and warranties by Columbia and Intermountain, which were made only for purposes of that agreement and as of specific dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. In reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Columbia, Intermountain or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Columbia’s and Intermountain’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Columbia and Intermountain publicly file with the SEC. For more information regarding these documents, see the section entitled “Where You Can Find More Information” included elsewhere in this proxy statement/prospectus.

Conditions to the Merger

Conditions to Each Party’s Obligations. The respective obligations of each of Columbia and Intermountain to complete the merger are subject to the satisfaction of the following conditions:

•	receipt of Intermountain shareholder approval of the merger agreement;

•	the effectiveness of the registration statement on Form S-4, of which this document is a part, and the absence of a stop order suspending the effectiveness of the Form S-4 or any proceeding initiated or threatened by the SEC for that purpose; and

•	the absence of any order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the merger or the other transactions contemplated by the merger agreement.

Conditions to Obligations of Columbia. The obligation of Columbia to complete the merger is also subject to the satisfaction, or waiver by Columbia, at or prior to the effective time, of the following conditions:

•	the accuracy of the representations and warranties of Intermountain as of the closing date of the merger, other than, in most cases, those failures to be true and correct that (disregarding any materiality, material adverse effect and similar qualifying terms), individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Intermountain, and the receipt by Columbia of an officer’s certificate to such effect;

•	performance in all material respects by Intermountain of the obligations required to be performed by it at or prior to the closing date of the merger, and the receipt by Columbia of an officer’s certificate to such effect;

•	receipt by Columbia of an opinion of Sullivan & Cromwell LLP as to certain tax matters;

•

the receipt of all requisite regulatory approvals of governmental entities, including the necessary regulatory approvals from the FDIC, Idaho Department of Finance, the Washington State Department of Financial Institutions and the Federal Reserve Board and the expiration of all statutory waiting periods in respect thereof and any other regulatory approvals set forth in the merger agreement the failure of which to be obtained would reasonably be expected to have a material adverse effect on Columbia or Intermountain, in each case required to consummate the transactions contemplated by the merger agreement, including the merger and the bank merger and none of such consents, registrations, approvals, permits and authorizations contain any materially burdensome regulatory condition;

•	holders of not more than 10% of the outstanding shares of Intermountain common stock have duly exercised dissenters’ rights under Title 30, Chapter 1, Part 13 of the IBCA;

•	no occurrence since the date of the merger agreement of any event or circumstance that, individually or taken together with all other facts, circumstances or events, has had or is reasonably likely to have a material adverse effect with respect to Intermountain; and

•	the receipt of certain third party consents.

Conditions to Obligations of Intermountain. The obligation of Intermountain to complete the merger is also subject to the satisfaction, or waiver by Intermountain, at or prior to the effective time, of the following conditions:

•	the accuracy of the representations and warranties of Columbia as of the closing date of the merger, other than, in most cases, those failures to be true and correct that (disregarding any materiality, material adverse effect and similar qualifying terms), individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Columbia, and the receipt by Intermountain of an officer’s certificate to such effect;

•	performance in all material respects by Columbia of the obligations required to be performed by it at or prior to the closing date of the merger, and the receipt by Intermountain of an officer’s certificate to such effect;

•	the receipt of all requisite regulatory approvals obtained and remain in full force and effect and all statutory waiting periods in respect thereof expired; and

•	no occurrence since the date of the merger agreement of any event or circumstance that, individually or taken together with all other facts, circumstances or events, has had or is reasonably likely to have a material adverse effect with respect to Columbia;

Termination; Termination Fee

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the merger agreement by Intermountain shareholders:

•	by mutual written consent of Columbia and Intermountain;

•	by either Columbia or Intermountain, if a requisite regulatory approval is denied and such denial has become final and non-appealable, or if a governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the merger agreement;

•	by either Columbia or Intermountain, if the merger has not closed by June 1, 2015, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement;

•	by either Columbia or Intermountain, if there is a breach by the other party of any of its covenants, agreements, representations or warranties that would, individually or in the aggregate with other breaches by such party, result in the failure of a closing condition of the other party, and such breach is not cured within thirty days following written notice to the party committing the breach, or the breach, by its nature, cannot be cured within such time (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the merger agreement);

•	by either Columbia or Intermountain, if the Intermountain shareholders have not approved the merger agreement and the transactions contemplated thereby at the duly convened Intermountain special meeting or at any adjournment or postponement thereof, provided that the failure to obtain such shareholder approval was not caused by the terminating party’s material breach of any of its obligations under the merger agreement;

•	by Columbia prior to obtaining the Intermountain shareholder approval, in the event (A) Intermountain breaches in any material respect the merger agreement; (B) Intermountain or the board of directors of Intermountain make an adverse change of recommendation; (C) at any time after the end of 15 business days following receipt of a company acquisition proposal, the board of directors of Intermountain fails to reaffirm its Company Board Recommendation as promptly as practicable (but in any event within five business days) after receipt of any written request to do so by Columbia; or (D) a tender offer or exchange offer for outstanding shares of Intermountain common stock is publicly disclosed (other than by Columbia or one of its affiliates) and the board of directors of Intermountain recommends that its shareholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, the board of directors of Intermountain fails to recommend unequivocally against acceptance of such offer, which we refer to as a termination due to no company recommendation;

•	by Intermountain, prior to obtaining Intermountain shareholder approval, in order to enter into a definitive agreement providing for a company superior proposal (as defined above) (provided that Intermountain is not in material breach of any of the terms of the merger agreement and Intermountain pays Columbia a termination fee in advance of or concurrently with such termination, as described below), which we refer to as a termination due to a company superior proposal; or

•	by Intermountain, by written notice to Columbia on the business day immediately following the fifth business day prior to closing, effective as of the date that is three business days following the date of such written notice, in the event that: (1) the parent average closing price is less than $21.6184 (with a proportionate adjustment in the event of certain changes in Columbia’s capitalization); and (2) the number obtained by dividing the parent average closing price by $26.2041 is less than the number obtained by (a) dividing the average closing price of the Keefe Bruyette & Woods Regional Banking Index during the twenty (20) day period ending on the date that is five (5) business days prior to the closing date of the merger by $76.75 and then (b) subtracting 0.175. If Intermountain elects to terminate in this way and provides such written notice to Columbia, then within two business days following Columbia’s receipt of such notice, Columbia may elect by written notice to Intermountain to adjust the merger consideration by increasing the per share cash amount dollar for dollar by the amount of the difference between (A) $13.8920 and (B) 0.6426 multiplied by the parent average closing price. If Columbia makes such election to increase the cash consideration, no termination will occur and the merger agreement will remain in effect according to its terms (except as the per share cash amount has been increased).

Intermountain must pay Columbia a termination fee of $5,500,000 in the event that:

•	the merger agreement is terminated by Intermountain in order to enter into a definitive agreement providing for a company superior proposal;

•	Columbia terminates the merger agreement due to no company recommendation; or

•	any person has made a company acquisition proposal, which proposal has been publicly announced, disclosed or proposed and not withdrawn, and: (1) thereafter the merger agreement is terminated (a) by either party pursuant to the termination provision for delay or pursuant to the termination provision for no approval by Intermountain shareholders or (b) by Columbia pursuant to the termination provision for breach; and (2) within 12 months after such termination of the merger agreement, a company acquisition proposal is consummated or any definitive agreement with respect to a company acquisition proposal is entered into (provided that references to 24.9% in the definition of company acquisition proposal are deemed to be references to 50%).

Effect of Termination

If the merger agreement is validly terminated, the merger agreement will become void and have no effect, and none of Intermountain, Columbia, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability of any nature whatsoever under the merger agreement, or in connection with the transactions contemplated by the merger agreement, except that (i) the provisions of the merger agreement relating to confidentiality obligations of the parties, the termination fees, publicity and certain other technical provisions will continue in effect notwithstanding termination of the merger agreement and (ii) neither Intermountain nor Columbia will be relieved or released from any liabilities or damages arising out of its knowing breach of the merger agreement (which, in the case of Intermountain includes the loss to Intermountain’s shareholders of the economic benefits of the merger).

Amendments, Extensions and Waivers

The merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the merger by the shareholders of Intermountain or Columbia, in writing signed on behalf of each of the parties, provided that after any approval of the transactions contemplated by the merger agreement by such shareholders, there may not be, without further approval of such shareholders, any amendment of the merger agreement that requires further approval under applicable law.

At any time prior to the effective time of the merger, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or (c) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to any extension or waiver must be in writing signed on behalf of such party. Any such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Stock Market Listing

In the merger agreement, Columbia has agreed to file with NASDAQ any required notices or forms with respect to the shares of Columbia common stock to be issued in the merger.

Fees and Expenses

Except for the termination fee, as described elsewhere in this document, all fees and expenses incurred in connection with the merger, the merger agreement, and the transactions contemplated by the merger agreement (including costs and expenses of printing and mailing this document) will be paid by the party incurring such fees or expenses, whether or not the merger is completed.

Related Agreements

Warrant Transfer, Voting and Support Agreements. Each of Castle Creek Capital Partners IV, LP, Stadium Capital Qualified Partners, LP and Stadium Capital Partners, LP, which we collectively refer to as the principal shareholders, have entered into Warrant Transfer, Voting and Support Agreements, which we refer to as shareholder agreements, with Columbia. As of the record date for the Intermountain special meeting, the parties to the shareholder agreements have the right to vote, in the aggregate, 4,075,370 outstanding shares of Intermountain common stock, which represents approximately 60.82% of outstanding shares of Intermountain common stock, consisting of 645,503 shares of Intermountain voting common stock, which represents 22.56% of the outstanding Intermountain voting common stock, and 3,429,807 shares of Intermountain non-voting common stock, which represents 89.33% of the outstanding Intermountain non-voting common stock. Pursuant to such agreements, the principal shareholders have agreed to transfer to Columbia the Intermountain warrants issued to the principal shareholders by Intermountain in exchange for an amount of cash specified in the shareholder agreements. The principal shareholders have also agreed to vote their shares of Intermountain common stock in favor of approval of (i) the merger agreement and the transactions contemplated thereby; (ii) any other matter that is required to facilitate the transactions contemplated by the merger agreement; and (iii) any proposal to adjourn or postpone the Intermountain special meeting to a later date if there are not sufficient votes to approve the merger agreement. The principal shareholders have also agreed to vote against any action or agreement submitted for approval to the shareholders of Intermountain that would (i) result in breach of any covenant, representation or warranty or any other obligation or agreement of Intermountain under the merger agreement, (ii) result in any of the conditions to the consummation of the merger under the merger agreement not being fulfilled, or (iii) impair the ability of Columbia or Intermountain to complete the merger, or that otherwise would be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the merger agreement.

The shareholder agreements also provide that the principal shareholders will not (except in connection with the merger and receiving the merger consideration, or transfers to a controlled affiliate) transfer the shares of Intermountain common stock or Intermountain warrants that they own or grant any proxy with respect to a transfer of such shares until the earlier of the closing of the merger or the termination of such shareholder agreements in accordance with its terms.

The shareholder agreements further provide that during the term of such agreements each Principal Shareholder will not, without the prior written consent of Columbia (and will cause its principals, directors, members, general partners, managers, officers and controlled affiliates not to), individually or in concert with others, acquire or agree to acquire or otherwise knowingly facilitate the acquisition of any beneficial ownership of capital stock of Columbia that would result in such principal shareholder and its controlled affiliates beneficially owning in excess of the greater of (i) an amount equal to 4.9% of the total outstanding Columbia common stock immediately following the closing of the merger, and (ii) the aggregate beneficial ownership, as a percentage, of the principal shareholder and its controlled affiliates of Columbia common stock immediately following the closing of the merger, giving effect to the merger and the transactions contemplated by the merger agreement.

The shareholder agreements also provide that during the term of such agreements the principal shareholders will not, individually or in concert with others, (i) make or participate in the solicitation of any proxies with respect to any shares of Columbia stock; (ii) propose any shareholder resolutions in respect of Columbia; (iii) seek to call any meeting of shareholders of Columbia: (iv) seek to take any action by written consent of the shareholders of Columbia; or (v) seek to advise or influence any other person or entity with respect to the voting of Columbia common stock. Further, each principal shareholder agrees that it will not (i) deposit any Columbia shares into a voting trust or subject them to any voting arrangement or agreement (except pursuant to pledges and as contemplated by the shareholder agreement), (ii) join any group acting in concert for the purpose of acquiring, holding, voting or disposing of any Columbia shares owned by such principal shareholder, or (iii) without the prior written consent of Columbia, individually or in concert with others seek or propose to effect control of the management, board of directors or policies of Columbia.

The shareholder agreements automatically terminate upon the termination of the merger agreement in accordance with its terms.

The shareholder agreements provide for limited indemnification of the principal shareholders by Columbia for out-of-pocket legal defense costs and related expenses (including reasonable attorneys’ fees and disbursements), in connection with claims made prior to the one year anniversary of the effective time of the merger arising out of or resulting from the principal shareholder’s entry into the shareholder agreement and performance of its obligations under the agreement. Columbia’s aggregate indemnification of all three principal shareholders is subject to a $200,000 cap.

Intermountain Voting and Non-Competition Agreements. Certain directors of Intermountain have entered into either a Voting and Non-Competition Agreement or a Voting and Non-Solicitation Agreement with Columbia and Intermountain pursuant to which such directors have agreed, until the earlier of the closing of the merger and the termination of the merger agreement in accordance with its terms, to vote their shares of Intermountain common stock in favor of approval of (i) the merger agreement and the transactions contemplated thereby; (ii) any other matter that is required to facilitate the transactions contemplated by the merger agreement; and (iii) any proposal to adjourn or postpone the Intermountain special meeting to a later date if there are not sufficient votes to approve the merger agreement. Such directors have also agreed to vote against any action or agreement submitted for approval to the shareholders of Intermountain that would (i) result in breach of any covenant, representation or warranty or any other obligation or agreement of Intermountain under the merger agreement, (ii) result in any of the conditions to the consummation of the merger under the merger agreement not being fulfilled, or (iii) impair the ability of Columbia or Intermountain to complete the merger, or that otherwise would be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the merger agreement. The Voting and Non-Competition Agreement and the Voting and Non-Solicitation Agreement apply solely to the directors in their capacities as Intermountain shareholders, and do not prevent them from discharging their fiduciary duties with respect to their roles on the board of directors of Intermountain. As of the record date for the Intermountain special meeting, the directors who are parties to the Voting and Non-Competition Agreement and the Voting and Non-Solicitation Agreement have the right to vote, in the aggregate, 232,466 outstanding shares of Intermountain voting common stock, which represents approximately 3.5% of outstanding shares of Intermountain common stock and 8.12% of the outstanding shares of Intermountain voting common stock.

The Voting and Non-Competition Agreement and the Voting and Non-Solicitation Agreement also provide that the directors will not transfer (other than for estate planning or philanthropic purposes) the shares of Intermountain common stock that they own until the earlier of the closing of the merger and the termination of the merger agreement in accordance with its terms.

One director of Intermountain has entered into a Non-Competition and Non-Solicitation Agreement with Columbia and Intermountain. Pursuant to the Voting and Non-Competition Agreement and the Non-Competition and Non-Solicitation Agreement certain directors have agreed, subject to certain exceptions (including for passive investment interests) for a two-year period following the closing of the merger, to not, directly or indirectly, become involved in any competing business, which is defined as any depository, wealth management or trust business company or holding company thereof (including without limitation, any start-up bank or bank in formation) operating within the State of Idaho and certain counties listed within the State of Washington, subject to certain exceptions.

The Voting and Non-Competition Agreement, the Voting and Non-Solicitation Agreement and the Non-Competition and Non-Solicitation Agreement also prohibit the directors for a two-year period following the closing of the merger from (a) soliciting or attempting to solicit (i) any employees or independent contractors of the combined company to participate in a competing business, (ii) any customers, business partners or joint venturers of the combined company to transfer their business to a competing business or to reduce their business or cease conducting business with the combined company, or (iii) the termination of an employment or contractual relationship between the combined company and any employee, independent contractor, customer, business partner or joint venturer, (b) hiring any employees or (c) in any other way interfering with or disrupting the combined company’s relationship with any of its employees, independent contractors, customers, business partners or joint venturers.

Pursuant to the Voting and Non-Competition Agreement, the Voting and Non-Solicitation Agreement and the Non-Competition and Non-Solicitation Agreement, the Intermountain directors party thereto have agreed to tender their resignations form the board of directors of Intermountain, subject to and effective upon the closing of the merger.

The Voting and Non-Competition Agreement, the Voting and Non-Solicitation Agreement and the Non-Competition and Non-Solicitation Agreement terminate (other than certain technical provisions and provisions relating to confidential information) automatically in the event that the merger agreement is terminated in accordance with its terms.

LITIGATION RELATED TO THE MERGER

On August 22, 2014, a putative shareholder class action lawsuit, which we refer to as the merger litigation, was filed against Intermountain, Columbia and certain other defendants in connection with the merger agreement entered into by Intermountain and Columbia, pursuant to which Columbia agreed to acquire Intermountain. The merger agreement was publicly announced on July 23, 2014. The class action complaint, entitled Kahn v. Elsaesser, et al., Case No. CV2014-01452, was filed in District Court of the First Judicial District of the State of Idaho, Bonner County, on August 22, 2014 and was amended on September 10, 2014.

General Allegations of the Merger Litigation

The merger litigation is brought on behalf of a putative class of Intermountain shareholders against Intermountain, the individual members of the Intermountain board of directors, Stadium Capital Partners, L.P. (“Stadium”), Castle Creek Capital Partners IV, L.P. (“Castle Creek”) and Columbia. The merger litigation alleges that the members of the Intermountain board of directors breached their fiduciary duties owed to Intermountain shareholders by approving the proposed merger for inadequate consideration; approving the transaction in order to obtain benefits not equally shared by all Intermountain shareholders; entering into a merger agreement that contains preclusive deal protection devices; failing to take steps to maximize the value to be paid to the Intermountain shareholders; and failing to disclose sufficient information to permit Intermountain shareholders to cast an informed vote on the proposed transaction. The merger litigation also alleges claims against Columbia, Stadium and Castle Creek for aiding and abetting these alleged breaches of fiduciary duties.

Plaintiff in the merger litigation generally seeks, among other things, preliminary and permanent injunctive relief concerning the alleged breaches of fiduciary duties, including injunctive relief restraining the consummation of the transaction, amended disclosures to Intermountain shareholders, rescission of the transaction if it proceeds, an accounting by defendants, damages, and attorneys’ fees and costs.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following section summarizes the anticipated material U.S. federal income tax considerations of the merger generally applicable to U.S. holders (as defined below) of Intermountain common stock. These opinions and the following discussion are based on, and subject to, the Code, the treasury regulations promulgated under the Code, existing interpretations, court decisions, and administrative rulings, all of which are in effect as of the date of this statement, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of the discussion.

This summary only addresses the material U.S. federal income tax consequences of the merger to the Intermountain shareholders that hold Intermountain common stock as a capital asset within the meaning of Section 1221 of the Code. This summary does not address all aspects of U.S. federal income taxation that may be applicable to Intermountain shareholders in light of their particular circumstances or to Intermountain shareholders subject to special treatment under U.S. federal income tax law, such as:

•	shareholders who are not U.S. holders;

•	pass-through entities or investors in pass-through entities;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	brokers, banks or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons whose functional currency is not the U.S. dollar;

•	persons who purchased or sell their shares of Intermountain common stock as part of a wash sale;

•	shareholders who hold their shares of Intermountain common stock as part of a hedge, straddle, constructive sale or conversion transaction; and

•	shareholders who acquired their shares of Intermountain common stock pursuant to the exercise of employee stock options or otherwise acquired shares as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger.

U.S. Holders

For purposes of this summary, the term “U.S. holder” means a beneficial holder of Intermountain common stock that is:

•	a citizen or resident of the U.S.;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;

•	a trust that (i) is subject to both the primary supervision of a court within the U.S. and the control of one or more U.S. persons; or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including any entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes) holds Intermountain common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the merger to them.

The Merger

Columbia and Intermountain have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is expected that Columbia will receive an opinion from Sullivan & Cromwell LLP dated the closing date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In addition, in connection with the filing of the registration statement of which this document is a part, Sullivan & Cromwell LLP has delivered an opinion to Columbia to the same effect, on the basis of the facts, representations and assumptions set forth in the opinion. These opinions are not binding on the IRS or the courts, and neither Columbia nor Intermountain intends to obtain a ruling from the IRS with respect to the tax consequences of the merger. Accordingly, each Intermountain shareholder should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

Tax Implications to Intermountain’s Shareholders

The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. holders of Intermountain common stock, assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

The tax consequences of the merger to a U.S. holder of Intermountain common stock will generally depend upon the form of consideration such U.S. holder receives in the merger.

Exchange for solely Columbia Common Stock. Pursuant to the merger agreement, upon exchanging all of your shares of Intermountain common stock for solely Columbia common stock (and cash instead of fractional shares of Columbia common stock), you will generally not recognize gain or loss, except with respect to cash received instead of fractional shares of Columbia common stock (see “Cash Instead of Fractional Shares” below).

Exchange for solely Cash. Pursuant to the merger agreement, upon exchanging all of your shares of Intermountain common stock for solely cash, you will generally recognize gain or loss equal to the difference between the amount of cash you receive and your cost basis in your Intermountain common stock. Any recognized gain will generally be long-term capital gain if, as of the effective date of the merger, your holding period with respect to the surrendered Intermountain common stock exceeds one year.

Exchange for Columbia Common Stock and Cash. Pursuant to the merger agreement, upon exchanging all of your shares of Intermountain common stock for a combination of Columbia common stock and cash, you will generally recognize gain (but not loss) in an amount equal to the lesser of: (1) the amount of cash treated as received in exchange for Intermountain common stock in the merger (excluding any cash received in lieu of fractional shares of Columbia common stock) and (2) the excess, if any, of (a) the sum of the amount of cash treated as received in exchange for Intermountain common stock in the merger (excluding any cash received in lieu of fractional shares of Columbia common stock) plus the fair market value of Columbia common stock (including the fair market value of any fractional share) received in the merger, over (b) your basis in the Intermountain common stock exchanged. If you acquired different blocks of Intermountain common stock at different times or at different prices, you should consult your individual tax advisor regarding the manner in which gain or loss should be determined.

Any recognized gain will generally be long-term capital gain if, as of the effective date of the merger, your holding period with respect to the surrendered Intermountain common stock exceeds one year. The aggregate tax basis of the Columbia common stock you receive as a result of the merger (including any fractional shares of Columbia common stock deemed received) will be the same as your aggregate tax basis in Intermountain common stock you surrender in the merger, decreased by the amount of cash you receive that is treated as received in exchange for Intermountain common stock (excluding any cash received in lieu of a fractional share of Columbia common stock) and increased by the amount of gain, if any, you recognize in the exchange (excluding any gain resulting from cash received in lieu of a fractional share of Columbia common stock). The holding period of the Columbia common stock you receive as a result of the exchange will include the holding period of Intermountain common stock you surrendered in the merger.

Cash Instead of Fractional Shares. If you receive cash in the merger instead of a fractional share interest in Columbia common stock, you will be treated as having received such fractional share in the merger, and then as having received cash in exchange for such fractional share. Gain or loss would be recognized in an amount equal to the difference between the amount of cash received and your adjusted tax basis allocable to such fractional share. Except as described in the section entitled “Dividend Treatment” below, this gain or loss will generally be a capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, you have held your shares of Intermountain common stock for more than one year.

Dividend Treatment. There are certain circumstances in which all or part of the gain recognized by you will be treated as a dividend rather than as capital gains. In general, such determination depends on upon whether, and to what extent, the merger reduces your deemed percentage share ownership interest in Columbia. Because the possibility of dividend treatment depends primarily upon your particular circumstances, including the application of certain constructive ownership rules, you should consult your own tax advisor regarding the potential tax consequences of the merger to you.

Dissenting Stockholders and Appraisal Rights. If you perfect your appraisal rights with respect to your shares of Intermountain common stock you will generally recognize capital gain or loss equal to the difference between your tax basis in those shares and the amount of cash received in exchange for those shares. The tax consequences of cash received may vary depending upon your individual circumstances. Each holder of Intermountain common stock who contemplates exercising statutory appraisal rights should consult its tax advisor as to the possibility that all or a portion of the payment received pursuant to the exercise of such rights will be treated as dividend income.

Backup Withholding and Information Reporting

In general, information reporting requirements may apply to the cash payments made to a U.S. holder in connection with the merger, unless an exemption applies. Backup withholding may be imposed on the above payments if a U.S. holder (1) fails to provide a taxpayer identification number or appropriate certificates or (2) otherwise fails to comply with all applicable requirements of the backup withholding rules.

Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against its applicable U.S. federal income tax liability, provided the required information is furnished to the IRS. U.S. holders should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability and procedure for obtaining an exemption from backup withholding.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally will include net gains recognized from the disposition of Intermountain common stock in the merger. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your gains in respect of any Intermountain common stock you dispose in the merger.

The foregoing discussion is for general information purposes only and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly encouraged to consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

DESCRIPTION OF COLUMBIA’S CAPITAL STOCK

Columbia’s authorized capital stock consists of 63,032,681 shares of common stock, no par value per share, and 2,000,000 shares of preferred stock, no par value per share, of which 78,898 were designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which we refer to as Columbia Series A Preferred Stock, and 8,782 were designated as Mandatorily Convertible Cumulative Participating Preferred Stock, Series B, which we refer to as Columbia Series B Preferred Stock.

Common Stock

General. The holders of Columbia common stock have one vote per share on all matters submitted to a vote of Columbia’s shareholders. There are no cumulative voting rights for the election of directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of legally available funds, subject to preferences that may be applicable to any outstanding series of preferred stock. In the event of a liquidation, dissolution or winding up of Columbia, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of Columbia common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends. The holders of Columbia common stock are entitled to receive dividends declared by Columbia’s board of directors out of funds legally available therefor. Holders of preferred stock and debt securities, however, have a priority right to distributions and payment over Columbia common stock. Columbia’s ability to pay dividends basically depends on the amount of dividends paid to us by Columbia’s subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on Columbia’s subsidiaries by statute or regulation effectively may limit the amount of dividends Columbia can pay.

Columbia common stock is listed for trading on The Nasdaq Global Select Market under the symbol “COLB.”

For additional information concerning Columbia’s common stock, see “Comparison of Rights of Holders of Columbia and Intermountain Common Stock” below.

Preferred Stock

Under Columbia’s amended and restated articles of incorporation, Columbia’s board of directors has the authority, without any further vote or action by Columbia’s shareholders, to issue 2,000,000 shares of preferred stock.

Series A Preferred Stock. On August 11, 2010, Columbia redeemed all 76,898 shares of its Columbia Series A Preferred Stock originally issued to the U.S. Department of Treasury on November 21, 2008 for approximately $76.9 million in capital under its Capital Purchase Program. As of the date of this proxy statement/prospectus, there are no shares of Columbia Series A Preferred Stock issued and outstanding.

Series B Preferred Stock. In connection with the acquisition of West Coast Bancorp, Columbia issued 8,782 shares of preferred stock of Columbia Series B Preferred Stock. Columbia Series B Preferred Stock is not subject to the operation of a sinking fund. Columbia Series B Preferred Stock is not redeemable by Columbia and is perpetual with no maturity. The holders of Columbia Series B Preferred Stock have no general voting rights. If Columbia declares and pays a dividend to its common shareholders, it must declare and pay to its holders of Columbia Series B Preferred Stock, on the same date, a dividend in an amount per share of the Columbia Series

B Preferred Stock that is intended to provide such holders dividends in the amount they would have received if shares of Columbia Series B Preferred Stock had been converted into Columbia common stock as of that date. The outstanding shares of Columbia Series B Preferred Stock are convertible into 102,363 shares of Columbia common stock.

Authorized Shares and Liquidation Preference. The number of authorized shares of Columbia Series B Preferred Stock is 8,782. Shares of Columbia Series B Preferred Stock have no par value and the liquidation preference of the Columbia Series B Preferred Stock is $100 per share.

Ranking. The Columbia Series B Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with Columbia’s other authorized series of preferred stock and with each other class or series of preferred stock, established after the date of issuance of the Columbia Series B Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Columbia Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of Columbia, and (ii) senior to Columbia common stock and each other class or series of capital stock outstanding or established after the date the Columbia Series B Preferred Stock is first issued, the terms of which expressly provide that it ranks junior to the Columbia Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, winding-up and dissolution of Columbia. Columbia has the right to authorize and/or issue additional shares or classes or series of junior securities or parity securities without the consent of the holders of Columbia Series B Preferred Stock.

Dividends. Holders of Columbia Series B Preferred Stock are entitled to receive, when, as and if declared by Columbia’s board of directors, dividends in the amount determined as set forth below.

If Columbia’s board of directors declares and pays a cash dividend in respect of any shares of common stock, then Columbia’s board of directors is required to declare and pay to the holders of the Columbia Series B Preferred Stock a cash dividend in an amount per share of Columbia Series B Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of common stock and (ii) the number of shares of common stock into which such share of Columbia Series B Preferred Stock is then convertible.

Restrictions on Repurchase of Junior Securities. For so long as the Columbia Series B Preferred Stock remains outstanding, subject to limited exceptions, Columbia is prohibited from paying dividends on any share of common stock or other junior securities and from redeeming, repurchasing or acquiring any shares of common stock or other junior securities if and for so long as declared dividends on the Columbia Series B Preferred Stock for the then-current dividend period have not been paid in full (or alternatively, declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Columbia Series B Preferred Stock).

Rights Upon Liquidation. In the event Columbia voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Columbia Series B Preferred Stock will be entitled, for each share of the Columbia Series B Preferred Stock held, to (1) the liquidation preference per share of Columbia Series B Preferred Stock, plus any accrued but unpaid dividends, plus (2) an amount equal to the liquidation amount payable on an as-converted basis on the number of shares of common stock into which such shares of Columbia Series B Preferred Stock could have been converted on a date at least ten business days before the first liquidating distribution is made on the Columbia Series B Preferred Stock.

In the event the assets of Columbia available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of Columbia, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Columbia Series B Preferred Stock and the corresponding amounts payable on any parity securities, holders of Columbia Series B Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of Columbia in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Redemption. The Columbia Series B Preferred Stock is not redeemable.

Mandatory Conversion. Each share of Columbia Series B Preferred Stock mandatorily converts into shares of Columbia common stock upon the completion of the transfer of that share to a third party in (1) a widespread public distribution, (2) a transfer in which no transferee (or group of associated transferees) would receive more than 2% of any class of voting securities of Columbia or (3) a transfer to a transferee that would control more than 50% of the voting securities of Columbia without any transfer from the holder. To the extent that conversion of the Columbia Series B Preferred Stock would cause the holder to be subject to the receipt of required regulatory approvals, delivery of Columbia common stock would be delayed until any required regulatory approvals are obtained.

The number of shares of Columbia common stock into which a share of Columbia Series B Preferred Stock will be convertible will be determined by dividing the base value by the then applicable conversion price. No fractional shares of common stock will be issued. Upon conversion, cash will be paid in lieu of fractional shares based on the closing price of the common stock determined as of the second trading day immediately preceding the date of the mandatory conversion. The initial conversion price of the Columbia Series B Preferred Stock per share of common stock into which it is converted is equal to the quotient obtained by dividing $10.00 by the exchange ratio (as defined in the section entitled “The Merger—Terms of the Merger”), and the initial number of shares of Columbia common stock into which one share of Columbia Series B Preferred Stock is convertible is equal to the product obtained by multiplying 10 by the exchange ratio.

Anti-Dilution Provision. The conversion price of the Columbia Series B Preferred Stock is also subject to customary anti-dilution adjustments, which will be made (subject to certain exceptions) in the event that we take certain actions, such as:

•	pay dividends or other distributions on Columbia common stock in shares of common stock;

•	subdivide, split or combine the shares of Columbia common stock;

•	subject to certain exceptions and limitations, issue to holders of Columbia common stock rights or warrants entitling them to purchase Columbia common stock at less than the then-current market price;

•	distribute to holders of Columbia common stock indebtedness, shares of capital stock, securities, cash or other assets (other than cash dividends and certain other transactions);

•	make a cash distribution to holders of Columbia common stock, other than (1) cash dividends to the extent a corresponding dividend is paid on the Columbia Series B Preferred Stock, (2) cash distributed in a reorganization event or spin-off, (3) upon liquidation, dissolution or winding-up and (4) in connection with a tender or exchange offer by us; and

•	complete a tender or exchange offer for Columbia common stock where the consideration exceeds the closing price (as defined in the articles of amendment for the Columbia Series B Preferred Stock) per share of Columbia common stock.

Reorganization Events. If Columbia enters into a transaction constituting a consolidation or merger of Columbia or similar transaction or any sale or other transfer of all or substantially all of the consolidated assets of Columbia and its subsidiaries, taken as a whole (in each case pursuant to which Columbia common stock will be converted into cash, securities or other property) or for certain reclassifications or exchanges of Columbia common stock, then each holder of Columbia Series B Preferred Stock will have the right to convert such Preferred Stock, effective on the date such transaction is consummated (or, if later, the date applicable regulatory approvals are obtained), into the securities, cash and other property receivable in the transaction by the holder of the number of shares of common stock into which such Columbia Series B Preferred Stock would then be convertible, assuming receipt of any applicable regulatory approval.

Voting Rights. Except as set forth below, holders of the Columbia Series B Preferred Stock will not have any voting rights.

So long as any shares of Columbia Series B Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by Columbia’s amended and restated articles of incorporation, the vote or consent of the holders of three-quarters of the outstanding shares of Columbia Series B Preferred Stock voting as a single class with all other classes and series of parity stock having similar voting rights then outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for (1) any amendment of Columbia’s amended and restated articles of incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Columbia Series B Preferred Stock with respect to the payment of dividends or the distribution of assets on Columbia’s liquidation, (2) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of Columbia’s amended and restated articles of incorporation or Columbia’s amended and restated bylaws that would alter or change the rights, preferences or privileges of the Columbia Series B Preferred Stock so as to affect them significantly and adversely or (3) the consummation of a binding share exchange or reclassification involving the Columbia Series B Preferred Stock or a merger or consolidation of Columbia with another entity, except that holders will have no right to vote under this provision if Columbia has complied with certain requirements with respect to such transaction.

The Columbia board of directors is authorized, without further shareholder action, to issue preferred stock shares with such designations, preferences and rights as the Columbia board of directors may determine.

COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF COLUMBIA AND INTERMOUNTAIN COMMON STOCK

General

Intermountain is incorporated under the laws of the State of Idaho and the rights of Intermountain shareholders are governed by the laws of the State of Idaho, Intermountain’s amended and restated articles of incorporation and Intermountain’s amended and restated bylaws. As a result of the merger, Intermountain shareholders who receive shares of Columbia common stock will become Columbia shareholders. Columbia is incorporated under the laws of the State of Washington and the rights of Columbia shareholders are governed by the laws of the State of Washington, Columbia’s amended and restated articles of incorporation and Columbia’s amended and restated bylaws. Thus, following the merger, the rights of Intermountain shareholders who become Columbia shareholders in the merger will no longer be governed by the laws of the State of Idaho, Intermountain’s amended and restated articles of incorporation and Intermountain’s amended and restated bylaws and instead will be governed by the laws of the State of Washington, as well as by Columbia’s amended and restated articles of incorporation and amended and restated bylaws.

Comparison of Shareholders’ Rights

Set forth below is a summary comparison of material differences between the rights of Columbia shareholders under the Columbia amended and restated articles of incorporation and amended and restated bylaws, and Washington law (right column), and the rights of Intermountain shareholders under Intermountain’s amended and restated articles of incorporation and amended and restated bylaws, and Idaho law (left column). The summary set forth below is not intended to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of Columbia’s amended and restated articles of incorporation and amended and restated bylaws, Intermountain’s amended and restated articles of incorporation and amended and restated bylaws, the Idaho Business Corporations Act, which we refer to as the IBCA, and the Washington Business Corporation Act, which we refer to as the WBCA.

Intermountain	Columbia
Authorized Capital Stock

Intermountain’s amended and restated articles of incorporation authorize Intermountain to issue up to 30,000,000 shares of voting common stock, no par value per share, 10,000,000 shares of non-voting common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of Intermountain’s record date, there were 2,861,214 shares of Intermountain voting common stock, 3,839,688 shares of Intermountain non-voting common stock, a TARP warrant to purchase 65,323 shares of Intermountain common stock, warrants to purchase a total of 170,000 shares of Intermountain common stock issued to certain principal shareholders, and no shares of preferred stock outstanding.	Columbia’s amended and restated articles of incorporation authorize Columbia to issue 63,032,681 shares of common stock, no par value per share, and 2,000,000 shares of preferred stock, no par value per share. As of September 19, 2014, there were 52,645,876 shares of Columbia common stock outstanding and 8,782 shares of Columbia Series B Preferred Stock outstanding.

Voting Rights

Intermountain’s amended and restated articles of incorporation provide that each holder of voting common stock will be entitled one vote for each share of voting common stock held of record by such holder on all matters on which shareholders are generally entitled	Columbia’s amended and restated bylaws provide that each holder of common stock will be entitled one vote for each share of common stock held of record by such holder on all matters on which shareholders are generally entitled to vote.

Intermountain	Columbia

to vote. However, except as otherwise provided by law, holders of voting common stock will not be entitled to vote on any amendment to the amended and restated articles of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of the affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated articles of incorporation or under the IBCA.

Intermountain’s amended and restated articles of incorporation provide that the holders of non-voting common stock will have no voting power and will not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided by Intermountain’s amended and restated articles of incorporation.

Columbia’s amended and restated articles of incorporation provide that the holders of Columbia Series B Preferred Stock have no general voting rights and will not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided by Columbia’s amended and restated articles of incorporation.

Number of Directors

Intermountain’s amended and restated articles of incorporation provide that the number of directors will not be fewer than five (5) or more than fifteen (15), with the exact number to be fixed by resolution of the board of directors. Intermountain’s board of directors currently has ten (10) directors.	Columbia’s amended and restated bylaws provide that the number of directors will not be fewer than five (5) or more than seventeen (17), with the exact number to be fixed by resolution of the board of directors. Columbia’s board of directors currently has eleven (11) directors.

Removal of Directors

Intermountain’s amended and restated articles of incorporation provide that shareholders may remove a director from office only for cause, at a special meeting called for the purpose of removing the director. Cause is defined as (1) receipt of a financial benefit to which a director is not entitled, (2) an intentional infliction of harm to Intermountain or its shareholders, (3) a violation of § 30-1-833 of the Idaho Code relating to unlawful distributions or (4) an intentional violation of criminal law.	Under the WBCA, a director may be removed from office with or without cause if the number of votes cast to remove the director exceeds the number cast not to remove the director at a special meeting called for the purpose of removing the director.

Filling Vacancies on the Board of Directors

Pursuant to Intermountain’s amended and restated articles of incorporation any vacancy occurring on the board may be filled only by the affirmative vote of a majority of the remaining directors whether or not less than a quorum of the board.	Columbia’s amended and restated bylaws provide that any vacancy occurring on the board may be filled by the affirmative vote of a majority of the remaining directors whether or not less than a quorum. If the vacant office was held by a director elected by holders of one or more authorized classes or series of shares, only the holders of those classes or series of shares are entitled to vote to fill the vacancy

Intermountain	Columbia
Shareholder Proposals and Nominations

Intermountain’s amended and restated bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors, or to bring other business before an annual meeting of shareholders. Only persons who are nominated by, or at the direction of, Intermountain’s board of directors, or by a shareholder who has given timely written notice to the corporate secretary prior to the meeting at which directors are to be elected, are eligible for election as directors of Intermountain. The business to be conducted at an annual meeting is limited to business brought before the meeting by, or at the direction of, the Intermountain board of directors or by a shareholder who has given timely written notice to the secretary of his or her intention to bring such business before such meeting.

Notice of a shareholder nomination or other business to be brought before an annual meeting will be timely only if it is delivered to Intermountain not less than one hundred twenty (120) days in advance of the first anniversary of the date Intermountain’s proxy statement was mailed to shareholders for the preceding year’s annual meeting.

A shareholder’s notice proposing to nominate a person for election as a director must contain specified information, including, without limitation:

•    the identity and address of the nominating shareholder;

•    the class and number of shares of Intermountain which are owned beneficially by the nominating shareholder;

•    the identity, age, and address of each person to be nominated;

•    the principal occupation or employment of the person to be nominated;

•    the class and number of shares of Intermountain which are beneficially owned by the person to be nominated;

•    a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such shareholder; and

Columbia’s amended and restated bylaws provide for an advance notice procedure for shareholders to make nominations of candidates for election as directors, or to bring other business before an annual meeting of shareholders. Only persons who are nominated by, or at the direction of, Columbia’s board of directors, or by a shareholder who has given timely written notice to the corporate secretary prior to the meeting at which directors are to be elected, are eligible for election as directors of Columbia. The business to be conducted at an annual meeting is limited to business brought before the meeting by, or at the direction of, the Columbia board of directors or by a shareholder who has given timely written notice to the secretary of his or her intention to bring such business before such meeting.

Notice of a shareholder nomination or other business to be brought before an annual meeting will be timely only if it is delivered to Columbia no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the preceding annual meeting, provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice must be delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, within ten (10) days after the first public disclosure of the date of the annual meeting.

•    the identity and address of the nominating shareholder;

•    the identity and address of each person to be nominated;

•    a representation that such shareholder is a holder of record of shares of Columbia entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to nominate the person or persons specified in the notice as directors;

•    a description of all arrangements or understandings between such shareholder and

Intermountain	Columbia

•    such other information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee.

A shareholder’s notice relating to the conduct of business other than the nomination of directors must contain specified information about that business and about the proposing shareholder, including, without limitation:

•    a brief description of the business the shareholder proposes to bring before the meeting;

•    the name and address of the shareholder;

•    the class and number of shares of Intermountain which are owned beneficially by the shareholder;

•    any material interest of the shareholder in the business so proposed; and

•    such other information that would be required to be included in a proxy statement soliciting proxies for the proposal.

each proposed nominee and any other person or persons pursuant to which the nomination or nominations are to be made by such shareholder;

•    description of ownership of shares and derivative securities and any transactions related to such shares and derivative securities;

•    such other information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee;

•    a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made; and

•    the consent of each proposed nominee to serve as a director of the corporation if so elected.

A shareholder’s notice relating to the conduct of business other than the nomination of directors must contain specified information about that business and about the proposing shareholder, including, without limitation:

•    a brief description of the business the shareholder proposes to bring before the meeting;

•    the name and address of the shareholder;

•    description of ownership of shares and derivative securities and any transactions related to such shares and derivative securities; and

•    any material interest of the shareholder in the business so proposed.

Voting Rights in an Extraordinary Transaction

Intermountain’s amended and restated articles of incorporation impose heightened shareholder approval requirements for merger or share exchanges that would result in a change in control of Intermountain requiring the affirmative vote of 66 2/3% of shares entitled to be voted. This provision of the amended and restated articles of incorporation may not be amended or repealed unless such amendment or repeal receives the affirmative vote of 66 2/3% of all classes of stock entitled to vote.	In accordance with the WBCA, Columbia’s amended and restated articles of incorporation impose heightened shareholder requirements for certain Business Combinations (as defined in the amended and restated articles of incorporation). These provisions are described below under “Anti-Takeover Provisions and Other Shareholder Protections.”

Intermountain	Columbia
Anti-Takeover Provisions and Other Shareholder Protections

The Idaho Control Share Act, which we refer to as the ICSA, codified in 30-1601 to 30-1614 of the IBCA, regulates the process by which a person may acquire control of certain Idaho-based corporations without the consent and cooperation of the board of directors.

The ICSA provisions restrict a shareholder’s ability to vote shares of stock acquired in certain transactions that cause the acquiring person to gain control of a voting position exceeding one-fifth, one-third or one-half of the votes entitled to be vast in an election of directors. Shares acquired in a control share acquisition have no voting rights except as authorized by a resolution of shareholders approved by the affirmative vote of the holders of 66 2/3% of the voting power of all shares entitled to vote excluding all interested shares.

Except under certain circumstances, the Idaho Business Combination Act, codified at 30-1701 to 30-1710 of the IBCA, also prohibits a “business combination” (defined broadly to include mergers or consolidations, certain sales, sales of assets, liquidation or dissolution, and other specified transactions) between a corporation and an “interested shareholder” (defined generally as a person or group that beneficially owns, directly or indirectly, 10% or more of the outstanding voting stock) within three (3) years of the shareholder becoming an interested shareholder.

A business combination between a corporation and an interested shareholder is prohibited unless (i) prior to the date the person became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested shareholder, (ii) the business combination is approved by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested shareholder no earlier than three (3) years after the interested shareholder’s share acquisition date or (iii) the business combination meets certain conditions including that the consideration meet certain criteria as to amount and form and the business combination is consummated no earlier than three (3) years after the interested shareholder’s share acquisition date.

Intermountain’s amended and restated articles of incorporation allow the Intermountain board of directors to consider non-monetary factors in evaluating certain takeover bids. Specifically, the amended and restated

Washington law prohibits corporations that have a class of voting stock registered under the Securities Exchange Act of 1934, such as Columbia, from engaging in any “Significant Business Transaction” (defined to include mergers or consolidations, certain sales, termination of 5% or more of a corporation’s employees, sales of assets, liquidation or dissolution, and other specified transactions) with a person or group that beneficially owns 10% or more of a corporation’s outstanding voting stock, which we refer to as an acquiring person, for a period of five (5) years after such person or group becomes an acquiring person, unless the Significant Business Transaction or the acquisition by which such person became an acquiring person is approved prior to the time the person became an acquiring person by a majority vote of the board of directors, or the Significant Business Combination is approved by a majority vote of the board of directors and approved at an annual or special meeting of shareholders by the affirmative vote of at least two-thirds (2/3) of the outstanding voting shares (excluding shares beneficially owned by or under the voting control of the acquiring person).

Columbia’s amended and restated articles of incorporation include certain provisions that could make more difficult the acquisition of Columbia by means of a tender offer, a proxy contest, merger or otherwise. These provisions include: (i) certain non-monetary factors that the Columbia board of directors may consider when evaluating a takeover offer, and (ii) a requirement that any “Business Combination” (as defined in the amended and restated articles of incorporation) be approved by the affirmative vote of not less than 66 2/3% of the total shares attributable to persons other than a “Control Person” (as defined in the amended and restated articles of incorporation), unless certain conditions are met, including that a majority of the Continuing Directors (as defined in the amended and restated articles of incorporation) has approved the transaction or certain other conditions concerning (among other things) non-discrimination among shareholders and receipt of fair value are satisfied.

In addition, the authorization of preferred stock, which is intended primarily as a financing tool and not as a defensive measure against takeovers, may

Intermountain	Columbia

articles of incorporation allow the board of directors, in determining what is in the best interests of Intermountain and its shareholders, to consider social, legal and economic effects on employees, customers and suppliers of Intermountain and its subsidiaries, and on the communities and geographical areas in which Intermountain and its subsidiaries operate, the economy of the state and the nation, the long-term as well as short-term interests of Intermountain and its shareholders, including the possibility that these interests may be best served by the continued independence of Intermountain and other relevant facts.

potentially be used by management to make more difficult uninvited attempts to acquire control of Columbia (for example, by diluting the ownership interest of a substantial shareholder, increasing the amount of consideration necessary for a shareholder to obtain control, or selling authorized but unissued shares to friendly third parties).

Columbia’s amended and restated articles of incorporation allow the Columbia board of directors to consider non-monetary factors in evaluating certain takeover bids. Specifically, the amended and restated articles of incorporation allow the board of directors, in determining what is in the best interests of Columbia and its shareholders, to consider all relevant factors, including the social and economic effects on its employees, customers, suppliers and other constituents of Columbia and its subsidiaries and on the communities in which Columbia and its subsidiaries operate or are located.

The matters described above may have the effect of increasing the amount of time required for a person to acquire control of Columbia through a tender offer, proxy contest, or otherwise, and may deter any potentially unfriendly offers or other efforts to obtain control of Columbia. This could deprive Columbia’s shareholders of opportunities to realize a premium for their Columbia stock, even in circumstances where such action was favored by a majority of Columbia shareholders.

Indemnification of Directors and Officers

Under Idaho law, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

Under Idaho law, a corporation may indemnify a director if he or she conducted himself in good faith and reasonably believed (a) in the case of conduct in his official capacity, that his or her conduct was in the best interests of the corporation, and (b) in all cases, that his or her conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful, or he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation

Under the WBCA, a corporation may indemnify a director for (i) actions taken in good faith; and (ii) when acting in the director’s capacity as a director, actions that the individual reasonably believed to be in the best interests of the corporation, and in all other cases, actions that the director reasonably believed were at least not opposed to the corporation’s best interests. In the case of a criminal proceeding, the individual must not have had any reasonable cause to believe the conduct was unlawful. A director may not be indemnified in connection with a proceeding by or in the right of the corporation in which the director was found liable to the corporation, or a proceeding in which the director was found to have improperly received a personal benefit. Washington law provides for mandatory indemnification of directors for reasonable expenses incurred when the indemnified party is wholly

Intermountain	Columbia

Intermountain’s amended and restated articles of incorporation provide that Intermountain must indemnify each of its directors and officers to the fullest extent permissible under the IBCA, provided, however, no that Intermountain will not indemnify any director from or on account of (1) receipt of a financial benefit to which he or she is not entitled, (2) an intentional infliction of harm on Intermountain or its shareholders, (3) a violation of § 30-1-833 of the Idaho Code relating to unlawful distributions or (4) an intentional violation of criminal law.

Intermountain’s amended and restated articles of incorporation provide that Intermountain may, but is not be required to, pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding to the fullest extent permitted by the IBCA.

successful in the defense of the proceeding. A corporation may indemnify officers to the same extent as directors.

Columbia’s amended and restated articles of incorporation provide, among other things, for the indemnification of directors, and authorize the board of directors to pay reasonable expenses incurred by, or satisfy a judgment or fine against, a current or former director in connection with any legal liability incurred by the individual while acting for Columbia within the scope of his or her employment and which was not the result of conduct finally adjudged to be “egregious” conduct. “Egregious” conduct is defined to include intentional misconduct, a knowing violation of law or participation in any transaction from which the person will receive a benefit in money, property or services to which that person is not legally entitled.

Columbia’s amended and restated articles of incorporation also include a provision that limits the liability of directors from any personal liability to Columbia or its shareholders for conduct not to have been found egregious.

Amendments to Articles of Incorporation and Bylaws

Under the IBCA, the articles of incorporation of Intermountain may be amended if the proposed amendment is adopted by the board of directors and approved upon the affirmative vote of at least a majority of the votes entitled to be cast on the amendment. The provisions of Intermountain’s amended and restated articles of incorporation impose heightened shareholder approval requirements for merger or share exchanges that would result in a change in control of Intermountain requiring an affirmative vote of 66 2/3% of shares entitled to be voted. This provision of the amended and restated articles of incorporation may not be amended or repealed unless such amendment or repeal receives the affirmative vote of 66 2/3% of all classes of stock entitled to vote. The Intermountain board of directors may make certain amendments, as listed in the IBCA, to the articles of incorporation without shareholder approval, unless specifically prohibited by the articles of incorporation. Intermountain’s amended and restated articles of incorporation permit amendments to the articles of incorporation by the board of directors to the extent permitted by law.

Under the IBCA, a corporation’s board of directors may amend or repeal the corporation’s bylaws unless the

Under the WBCA, the articles of incorporation of Columbia, as a “public” company, may be amended if (subject to certain exceptions if the board of directors determines that it has a conflict of interest) the amendment is recommended by the board of directors to the shareholders and approved upon the affirmative vote of the holders of a majority of Columbia’s outstanding voting stock. The provisions of Columbia’s amended and restated articles of incorporation relating to Business Combinations (as defined in the articles of incorporation) may not be amended or repealed without the affirmative vote of 66 2/3% of Columbia’s outstanding voting stock (excluding any shares owned by a Control Person). The Columbia board of directors may make certain amendments, as listed in the WBCA, to the articles of incorporation without shareholder approval.

Under the WBCA, a corporation’s board of directors may amend or repeal the corporation’s bylaws unless the corporation’s articles of incorporation or Washington law reserves the power to amend the bylaws exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of

Intermountain	Columbia

corporation’s articles of incorporation or Idaho law reserves the power to amend the bylaws exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. A corporation’s shareholders may also amend or repeal the bylaws. Intermountain’s amended and restated bylaws provide that the board of directors may amend Intermountain’s bylaws.	directors may not amend or repeal that bylaw. A corporation’s shareholders may also amend or repeal the bylaws. Columbia’s amended and restated bylaws provide that the board of directors may, by a majority vote of the whole board of directors, amend Columbia’s bylaws.

Dissenters’ Rights

Under Idaho law, a shareholder is entitled to appraisal rights and to obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate acts: (i) consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by the Idaho Code and the shareholder is entitled to vote on the merger, except that appraisal rights will not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or if the corporation is a subsidiary that is merged with its parent; (ii) consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the exchange, except that appraisal rights will not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged; (iii) consummation of a disposition of all or substantially all of the property of the corporation other than in the usual and regular course of business if the shareholder is entitled to vote on the disposition; (iv) an amendment to the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or (v) any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

Appraisal rights are not available for the holders of shares of any class or series of shares which (a) are listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the financial industry regulatory authority; or (b) are not so listed or designated, but have at least two thousand

Under Washington law, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares only in the event of, any of the following corporate acts: (i) consummation of a plan of merger to which the corporation is a party if shareholder approval is required and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent; (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; (iii) consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, unless the sale is pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds will be distributed to shareholders within one year; (iv) an amendment of the articles of incorporation if the amendment effects the redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation; or (v) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

Intermountain	Columbia

(2,000) shareholders and the outstanding shares of such class or series have a market value of at least twenty million dollars ($20,000,000), exclusive of the value of such shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent (10%) of such shares.

INFORMATION CONCERNING COLUMBIA

General

Headquartered in Tacoma, Washington, Columbia is the holding company of Columbia State Bank, a Washington state-chartered full service commercial bank. As of June 30, 2014, Columbia had 139 branches, including 64 branches in western Washington, 15 branches in eastern Washington, 50 branches in western Oregon, and 9 branches in eastern Oregon. At June 30, 2014, Columbia had total assets of approximately $7.3 billion, total net loans of approximately $4.6 billion, total deposits of approximately $6.0 billion, and approximately $1.1 billion in shareholders’ equity.

Columbia’s principal office is located at 1301 “A” Street, Tacoma, Washington 98402, and its telephone number at that location is (253) 305-1900. Columbia’s internet address is www.columbiabank.com. Additional information about Columbia is included in documents incorporated by reference in this document. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Columbia’s goal is to continue to be a leading Pacific Northwest regional community banking company while consistently increasing shareholder value. Its business strategy is to provide customers with the financial sophistication and product depth of a regional banking company while retaining the appeal and service level of a community bank. Columbia continually evaluates its existing business processes while focusing on maintaining asset quality through diverse loan and investment portfolios, building on its strong core deposit base, expanding total revenue and controlling expenses in an effort to improve its operating leverage resulting in improved return on average equity. Columbia believes that, as a result of its strong commitment to highly personalized, relationship-oriented customer service, its varied products, strategic branch locations and the long-standing community presence of its managers, banking officers and branch personnel, it is well positioned to attract and retain new customers and to increase its market share of loans, deposits and other financial services. Columbia is committed to increasing market share in the communities it serves by continuing to leverage its existing branch network and considering business combinations that are consistent with its expansion strategy throughout the Pacific Northwest. Columbia has grown its franchise over the past decade through a combination of acquisitions and organic growth.

Columbia’s stock is traded on the Nasdaq Global Select Market under the symbol “COLB.”

Financial and other information relating to Columbia is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, and June 30, 2014. Information regarding the names, ages, positions, and business backgrounds of the executive officers and directors of Columbia, as well as additional information, including executive compensation, and certain relationships and related person transactions, is set forth in or incorporated by reference in Columbia’s 10-K and in its proxy statement for its 2014 annual meeting of shareholders. See “Documents Incorporated by Reference.”

INTERMOUNTAIN SPECIAL SHAREHOLDERS’ MEETING

General

The Intermountain board of directors is using this document to solicit proxies from the holders of shares of Intermountain common stock for use at the Intermountain special meeting.

Together with this document, Intermountain is also sending you a notice of the special meeting and a form of proxy that is solicited by the Intermountain board of directors. The Intermountain special meeting will be held at 414 Church Street, Sandpoint, Idaho 83864 at 4 p.m., Pacific Time, on October 27, 2014. On or about September 26, 2014, Intermountain commenced mailing this document and the enclosed form of proxy to its shareholders entitled to vote at the Intermountain special meeting.

Purpose of Intermountain Special Meeting

At the Intermountain special meeting, Intermountain shareholders will be asked to:

•	approve the merger agreement, a copy of which is attached as Appendix A to this document, which is referred to as the Merger proposal;

•	approve, on a non-binding, advisory basis, the compensation to be paid to Intermountain’s named executive officers that is based on or otherwise relates to the merger, discussed under the section entitled “The Merger—Interests of Intermountain’s Directors and Executive Officers in the Merger” beginning on page 55, which is referred to as the Merger-Related Named Executive Officer Compensation proposal; and

•	approve one or more adjournments of the Intermountain special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger proposal, which is referred to as the Adjournment proposal.

Recommendation of the Intermountain Board of Directors

The Intermountain board of directors recommends that you vote “FOR” the Merger proposal, “FOR” the Merger-Related Named Executive Officer Compensation proposal and “FOR” the Adjournment proposal. See “The Merger—Recommendation of the Intermountain Board of Directors and Reasons for the Merger” on page 41.

Intermountain Record Date and Quorum

The Intermountain board of directors has fixed the close of business on September 19, 2014 as the record date for determining the holders of Intermountain stock entitled to receive notice of and to vote at the Intermountain special meeting.

As of the Intermountain record date, there were 6,700,902 shares of Intermountain common stock outstanding and entitled to vote at the Intermountain special meeting held by 840 holders of record. Each share of Intermountain common stock entitles the holder to one vote at the Intermountain special meeting on each proposal to be considered at the Intermountain special meeting.

Certain of the directors and principal shareholders of Intermountain have agreed to vote all of their shares of Intermountain common stock in favor of approval of the merger agreement. A total of 4,307,836, or 64.29%, of the outstanding shares of Intermountain common stock entitled to vote at the special meeting are covered by such voting agreements, which shares consist of 877,969, or 30.69% shares of the outstanding shares of Intermountain voting common stock, and 3,429,867 or 89.33%, of the outstanding shares of Intermountain non-voting common stock. See “The Merger Agreement—Related Agreements.”

The representation (in person or by proxy) of holders of at least a majority of the votes entitled to be cast on each of the matters to be voted on at the Intermountain special meeting constitutes a quorum for action on that matter at the Intermountain special meeting. All shares of Intermountain common stock present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Intermountain special meeting.

Required Vote

Required Vote to Approve the Merger Proposal

The affirmative vote of (a) two-thirds (2/3) of all the votes entitled to be cast by the holders of outstanding voting common stock and non-voting common stock considered together and (ii) a majority of votes cast by each of the voting common stock and non-voting common stock considered separately, is required to approve the Merger proposal.

Required Vote to Approve the Merger-Related Named Executive Officer Compensation Proposal

The Merger-Related Named Executive Officer Compensation proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against it.

Required Vote to Approve the Adjournment Proposal

The Adjournment Proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against it.

Treatment of Abstentions; Failure to Vote

For purposes of the Intermountain special meeting, an abstention occurs when an Intermountain shareholder attends the Intermountain special meeting, either in person or by proxy, but abstains from voting.

For the Merger proposal, an abstention or a failure to vote will have the same effect as a vote cast “AGAINST” this proposal.

For the Merger-Related Named Executive Officer Compensation proposal, an abstention or a failure to vote will have no effect on the outcome of the vote on this proposal.

For the Adjournment proposal, an abstention or a failure to vote will have the same effect as a vote cast “AGAINST” this proposal.

Voting on Proxies; Incomplete Proxies

Giving a proxy means that an Intermountain shareholder authorizes the persons named in the enclosed proxy card to vote its shares at the Intermountain special meeting in the manner it directs. An Intermountain shareholder may vote by proxy or in person at the Intermountain special meeting. If you hold your shares of Intermountain common stock in your name as a shareholder of record, to submit a proxy, you, as an Intermountain shareholder, may use one of the following methods:

•	By telephone: Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week by calling 1-800-690-6903. Have your proxy card handy when you call and follow the instructions.

•	Through the Internet: Use the Internet to vote your proxy 24 hours a day, 7 days a week at www.proxyvote.com. Have your proxy card handy when you access the website and follow the instructions.

•	By mail: Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Intermountain requests that Intermountain shareholders vote by telephone, over the Internet or by completing and signing the accompanying proxy and returning it to Intermountain as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of Intermountain stock represented by it will be voted at the Intermountain special meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the shares of Intermountain common stock represented by the proxy will be voted as recommended by the Intermountain board of directors. Unless an Intermountain shareholder checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the Intermountain special meeting.

If an Intermountain shareholder’s shares are held in “street name” by a broker, bank or other nominee, the shareholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

Every Intermountain shareholder’s vote is important. Accordingly, each Intermountain shareholder should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the Intermountain shareholder plans to attend the Intermountain special meeting in person.

Shares Held in Street Name

If you are an Intermountain shareholder and your shares are held in “street name” through a broker, bank or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to Intermountain or by voting in person at the Intermountain special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of Intermountain common stock on behalf of their customers may not give a proxy to Intermountain to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Therefore, if you are an Intermountain shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee may not vote your shares on the Merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” this proposal;

•	your broker, bank or other nominee may not vote your shares on the Merger-Related Named Executive Officer Compensation proposal, which broker non-votes will have no effect on the vote count for this proposal; and

•	your broker, bank or other nominee may not vote your shares on the Adjournment proposal, which broker non-votes will have the same effect as a vote cast “AGAINST” this proposal.

Revocability of Proxies and Changes to an Intermountain Shareholder’s Vote

An Intermountain shareholder has the power to change its vote at any time before its shares of Intermountain common stock are voted at the Intermountain special meeting by:

•	sending a notice of revocation to Intermountain’s corporate secretary at 414 Church Street, Sandpoint, Idaho 83864 stating that you would like to revoke your proxy;

•	logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card;

•	sending a completed proxy card bearing a later date than your original proxy card; or

•	attending the Intermountain special meeting and voting in person if your shares of Intermountain common stock are registered in your name rather than in the name of a broker, bank or other nominee.

•	If you choose either of the first two methods, you must take the described action no later than the beginning of the Intermountain special meeting. If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Intermountain special meeting. If you have instructed a broker, bank or other nominee to vote your shares of Intermountain common stock, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by Intermountain. Intermountain will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, Intermountain directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Delivery of Proxy Materials to Shareholders Sharing an Address

As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to multiple shareholders of Intermountain sharing an address unless Intermountain has previously received contrary instructions from one or more such shareholders. Shareholders who hold shares in “street name” can request further information on householding through their brokers, banks or other holders of record. On written or oral request to Broadridge Financial Solutions, Inc., at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, toll-free at 1-800-542-1061, Broadridge Financial Solutions, Inc. will deliver promptly a separate copy of this document to a shareholder at a shared address to which a single copy of the document was delivered.

Attending the Intermountain Special Meeting

Subject to space availability, all Intermountain shareholders as of the record date, or their duly appointed proxies, may attend the Intermountain special meeting. Since seating is limited, admission to the Intermountain special meeting will be on a first-come, first-served basis. Registration and seating will begin at 3:30 p.m., Pacific Time.

If you hold your shares of Intermountain common stock in your name as a shareholder of record and you wish to attend the Intermountain special meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the Intermountain special meeting. You should also bring valid picture identification.

If your shares of Intermountain common stock are held in “street name” in a stock brokerage account or by a bank or nominee and you wish to attend the Intermountain special meeting, you need to bring a copy of a bank or brokerage statement to the Intermountain special meeting reflecting your stock ownership as of the record date. You should also bring valid picture identification.

INTERMOUNTAIN PROPOSALS

Merger Proposal

As discussed throughout this document, Intermountain is asking its shareholders to approve the Merger proposal. Holders of Intermountain common stock should read carefully this document in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. In particular, holders of Intermountain common stock are directed to the merger agreement, a copy of which is attached as Appendix A to this document.

The Intermountain board of directors recommends a vote “FOR” the Merger proposal.

Merger-Related Named Executive Officer Compensation Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, Intermountain is seeking non-binding, advisory shareholder approval of the compensation of Intermountain’s named executive officers that is based on or otherwise relates to the merger as disclosed in “The Merger—Interests of Intermountain Directors and Executive Officers in the Merger—Merger-Related Compensation for Intermountain’s Named Executive Officers” beginning on page 58. The proposal gives Intermountain’s shareholders the opportunity to express their views on the merger-related compensation of Intermountain’s named executive officers. Accordingly, Intermountain is requesting that shareholders adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to Intermountain’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger—Interests of Intermountain Directors and Executive Officers in the Merger—Merger Related Compensation for Intermountain Named Executive Officers” are hereby APPROVED.”

The vote on this proposal is a vote separate and apart from the vote to approve the merger agreement. Accordingly, you may vote not to approve this proposal on merger-related named executive officer compensation and vote to approve the merger agreement and vice versa. You also may abstain from this proposal and vote on the Merger proposal, or vice versa. Because the vote is advisory in nature, it will not be binding on Intermountain, regardless of whether the merger agreement is approved. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by Intermountain’s named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve the merger agreement. The merger-related named executive officer compensation to be paid in connection with the merger is based on contractual arrangements with the named executive officers and accordingly the outcome of this advisory vote will not affect the obligation to make these payments.

The Intermountain board of directors recommends a vote “FOR” the Merger-Related Named Executive Officer Compensation proposal.

Adjournment Proposal

The Intermountain special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Intermountain special meeting to approve the Merger proposal.

If, at the Intermountain special meeting, the number of shares of Intermountain common stock present or represented and voting in favor of the Merger proposal is insufficient to approve the Merger proposal, Intermountain intends to move to adjourn the Intermountain special meeting in order to enable the Intermountain board of directors to solicit additional proxies for approval of the merger agreement. In that event, Intermountain will ask its shareholders to vote only upon the Adjournment proposal, and not the Merger proposal or the Merger-Related Named Executive Officer Compensation proposal.

In this proposal, Intermountain is asking its shareholders to authorize the holder of any proxy solicited by the Intermountain board of directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Intermountain special meeting to another time and place for the purpose of soliciting additional proxies. If the Intermountain shareholders approve the Adjournment proposal, Intermountain could adjourn the Intermountain special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Intermountain shareholders who have previously voted.

The Intermountain board of directors recommends a vote “FOR” the Adjournment proposal.

Other Matters To Come Before the Intermountain Special Meeting

No other matters are intended to be brought before the Intermountain special meeting by Intermountain, and Intermountain does not know of any matters to be brought before the Intermountain special meeting by others. If, however, any other matters properly come before the Intermountain special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

INFORMATION CONCERNING INTERMOUNTAIN

General

Intermountain Community Bancorp is a bank holding company headquartered in Sandpoint, Idaho. Intermountain’s principal business activities are conducted through its full-service commercial bank subsidiary, Panhandle State Bank, an Idaho state-chartered bank with deposits insured by the FDIC. At June 30, 2014, Panhandle State Bank had facilities in 18 cities and towns in Idaho, Washington, and Oregon, operating a total of 19 full-service branches. At June 30, 2014, Intermountain had total assets of approximately $920.2 million, total net loans of approximately $520.3 million, total deposits of approximately $693.9 million, and approximately $99.0 million in shareholders’ equity.

Intermountain’s stock is traded on the Nasdaq Capital Market under the symbol “IMCB”.

Intermountain’s principal office is located at 414 Church Street, Sandpoint, Idaho 83864, and its telephone number at that location is (208) 263-0505. Intermountain’s internet address is www.intermountainbank.com. Additional information about Intermountain is included in documents incorporated by reference in this document. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

CERTAIN LEGAL MATTERS

The validity of the Columbia common stock to be issued in the merger will be passed upon for Columbia by Graham & Dunn PC, Seattle, Washington. Sullivan & Cromwell LLP will pass upon certain federal income tax matters for Columbia.

EXPERTS

The consolidated financial statements incorporated in this proxy statement/prospectus by reference from Columbia’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Columbia’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Intermountain as of December 31, 2013 and 2012 and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, incorporated by reference in this proxy statement/prospectus of Columbia have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INTERMOUNTAIN ANNUAL MEETING SHAREHOLDER PROPOSALS

Intermountain held its 2014 annual meeting of shareholders on April 2, 2014. If the merger is completed, Intermountain will not have public shareholders and there will be no public participation in any future meeting of shareholders. Any shareholder nominations or proposals for other business intended to be presented at Intermountain’s next annual meeting must be submitted to Intermountain as set forth below.

Under the SEC’s rules, any shareholder proposal intended for inclusion in Intermountain’s proxy statement and proxy card relating to its 2015 annual meeting of shareholders must be submitted in writing to the Corporate Secretary of Intermountain at 414 Church Street, Sandpoint, Idaho 83864, no later than November 12, 2014 if Intermountain’s 2015 annual meeting is held within 30 days of April 2, 2015. Nothing in this paragraph shall be deemed to require Intermountain to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act.

In addition, Intermountain’s amended and restated bylaws establish an advance notice procedure with regard to director nominations and other business proposals by shareholders intended to be presented at the 2015 annual meeting but not included in the 2015 annual meeting proxy materials. For these nominations or other business proposals to be properly brought before the 2015 annual meeting by a shareholder, the shareholder must have delivered written notice to us one hundred twenty (120) days in advance of the first anniversary of the date Intermountain’s proxy statement was mailed to shareholders for the 2014 annual meeting. Such nominations and other business proposals must comply with all requirements set forth in Intermountain’s amended and restated bylaws and Idaho law.

COLUMBIA ANNUAL MEETING SHAREHOLDER PROPOSALS

Columbia held its 2014 annual meeting of shareholders on April 23, 2014. Any shareholder nominations or proposals for other business intended to be presented at Columbia’s next annual meeting must be submitted to Intermountain as set forth below.

In order for a shareholder proposal to be raised from the floor during next year’s annual meeting, or for a shareholder to nominate a person or persons as a director, written notice must be received by Columbia no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the 2014 annual meeting (meaning no earlier than November 24, 2014 and no later than December 24, 2014), and should contain such information as required under Columbia’s amended and restated bylaws. However, if the date of the 2015 annual meeting is more than 30 days before or more than 60 days after the anniversary of the 2014 annual meeting, notice must be delivered no earlier than the 150th day and no later than the 120th day prior to the date of the 2013 annual meeting or, if the first public announcement of the 2015 annual meeting date is less than one hundred (100) days before the meeting date, notice must be delivered no later than the 10th day following the date of Columbia’s first public announcement of the 2015 annual meeting date.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or director nominee as described by Columbia’s amended and restated bylaws. Columbia will not consider any proposal or nomination that is not timely or otherwise does not meet the requirements of Columbia’s amended and restated bylaws or the SEC for submitting a proposal or nomination.

Notice of intention to present proposals at the 2015 annual meeting, or correspondence to obtain a copy of the detailed procedures regarding notice requirements for proposals or director nominations, should be directed to Columbia’s Corporate Secretary, 1301 “A” Street, Tacoma, Washington 98402.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows Columbia and Intermountain to “incorporate by reference” information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately by them with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by any information in this proxy statement/prospectus.

This document incorporates by reference the following documents that have previously been filed with the SEC by Columbia:

•	Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2013;

•	Definitive Proxy Statement on Schedule 14A for Columbia’s 2014 Annual Meeting of Shareholders;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014; and

•	Current Reports on Form 8-K filed February 6, 2014; April 24, 2014; April 28, 2014; June 5, 2014 (as amended by the 8-K/A filed on July 30, 2014); and July 24, 2014 (first filing only) (other than the portions of those documents deemed not to be filed); and

This document also incorporates by reference the following documents that have previously been filed with the SEC by Intermountain:

•	Annual Report on Form 10-K for the year ended December 31, 2013;

•	Definitive Proxy Statement on Schedule 14A for Intermountain’s 2014 Annual Meeting of Shareholders;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014; and

•	Current Reports on Form 8-K filed February 25, 2014; April 4, 2014; July 24, 2014; and July 28, 2014 (other than the portions of those documents not deemed to be filed).

In addition, Columbia and Intermountain are incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the respective special meetings of the Columbia shareholders and the Intermountain shareholders, provided, however, that Columbia and Intermountain are not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.

Both Columbia and Intermountain file annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may obtain the information incorporated by reference and any other materials Columbia or Intermountain file with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” in the forepart of this document.

Neither Columbia nor Intermountain has authorized anyone to give any information or make any representation about the merger or its companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Appendix A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and between

COLUMBIA BANKING SYSTEM, INC.

and

INTERMOUNTAIN COMMUNITY BANCORP

Dated as of July 23, 2014

i

Exhibit A – Form of Principal Shareholder Voting and Support Agreements

Exhibit B-1 – Form of Voting Agreement

Exhibit B-2 – Form of Voting Agreement

Exhibit B-3 – Form of Non-Competition and Non-Solicitation Agreement

Exhibit C-1 – Form of Employment Agreement

Exhibit C-2 – Form of Amended Employment Agreement

Exhibit C-3 – Form of Amended Employment Agreement

Exhibit C-4 – Form of Amended Severance Agreement

INDEX OF DEFINED TERMS

Section
Adverse Change of Recommendation	8.1(c)
Aggregate Number of Shares	1.4(f)
Agreement	Preamble
Approvals	6.1(b)
Articles of Merger	1.2
Bank Merger	Recitals
Bank Merger Certificates	1.10
Bankruptcy and Equity Exception	3.3(a)
BHC Act	3.1(a)
Book-Entry Share	1.4(g)
Business Day	9.4
Cash Election	2.1(b)
Cash Election Shares	2.1(c)(i)
Certificate	1.4(g)
Closing	9.1
Closing Date	9.1
Closing Price Change Ratio	8.1(e)
Code	Preamble
Columbia Banking System, Inc.	Preamble
Columbia State Bank	Recitals
Company	Recitals
Company Acquisition Proposal	6.9(d)
Company Articles	3.1(b)
Company Board Recommendation	6.4
Company Bylaws	3.1(b)
Company Capitalization Date	3.2(a)(i)
Company Common Stock	3.2(a)
Company Diluted Shares	1.4(f)
Company Disclosure Schedule	9.12(a)
Company Financial Statements	3.6(a)
Company Leased Properties	3.21
Company Licensed Intellectual Property	3.20(e)(iii)
Company Owned Intellectual Property	3.20(e)(iv)
Company Owned Properties	3.21
Company Real Property	3.21
Company Restricted Stock Award	1.5
Company SEC Reports	3.5(b)
Company Severance Plan	6.6(a)
Company Shareholder Approval	3.3(a)
Company Shareholder Meeting	6.4
Company Stock Option	1.6
Company Stock Plans	1.5
Company Superior Proposal	6.9(d)
Company Termination Fee	8.3(b)(i)
Company Warrant	1.4(c)
Confidentiality Agreement	6.3(b)
Continuing Employee	6.6(a)
Controlled Group Liability	3.11(g)
Converted Cash Election Share	2.1(c)

Section
Converted Stock Election Share	2.1(c)(i)
D&O Insurance	6.7(b)
Determination Date	8.1(e)
Determination Period	8.1(e)
Dissenting Shares	1.4(a)
Effective Time	1.2
Election Deadline	2.1(e)
Election Statement	2.1(a)
Employee Benefit Plan	3.11(a)
End Date	8.1(b)(ii)
Environmental Laws	3.17
ERISA	3.11(a)
ERISA Affiliate	3.11(f)
Exchange Act	3.5(b)
Exchange Agent	2.2
Exchange Agent Agreement	2.2
Exchange Fund	2.2
Exchanged Shares	2.3(a)
Excluded Shares	1.4(a)
FDIC	3.1(c)
Federal Reserve	3.4
Final Index Price	8.1(e)
Forfeited Company Restricted Stock Award	1.5
Form S-4	3.4
GAAP	3.6(a)
Governmental Entity	3.4
IBCA	1.4(a)
Idaho Acts	1.4(i)
Idaho Secretary	1.2
IETA	1.1
Indemnified Parties	6.7(a)
Index Change Ratio	8.1(e)
Initial Index Price	8.1(e)
Intellectual Property	3.20(e)(i)
Intermountain Community Bancorp	Preamble
IRS	3.18
IT Assets	3.20(e)(ii)
Knowledge of the Company	9.4
Knowledge of Parent	9.4
Law	3.3(b)
Lease	3.21
Letter of Transmittal	2.3(a)
Liens	3.2(c)
Loans	3.25(a)
Material Adverse Effect	3.8
Material Contract	3.16(a)
Materially Burdensome Regulatory Condition	6.1(c)
Merger Consideration	1.4(a)
Merger(s)	Recitals
Mixed Election	2.1(b)
Mixed Election Shares	2.1(b)

v

Section
Mortgage Vendors	3.25(j)
Multiemployer Plan	3.11(f)
Multiple Employer Plan	3.11(f)
Nasdaq	3.4
Non-Election	2.1(b)
Non-Election Shares	2.1(b)
Non-Voting Common Stock	3.2(a)
Notice of Superior Proposal	6.9(c)(ii)(B)
Option Termination Date	1.6
Panhandle State Bank	Recitals
Parent	Preamble
Parent Articles	1.8
Parent Average Closing Price	1.4(f)
Parent Bylaws	1.8
Parent Capitalization Date	4.2
Parent Common Stock	4.2
Parent Preferred Stock	4.2
Parent SEC Reports	4.5(b)
Parent Stock Consideration	1.4(a)
Parent Stock Plans	4.2
Per Share Cash Amount	1.4(f)
Per Share Cash Consideration	1.4(a)
Per Share Consideration	1.4(f)
Per Share Exchange Ratio	1.4(f)
Per Share Mixed Consideration	1.4(a)
Per Share Stock Consideration	1.4(f)
Permitted Encumbrances	3.21
Person	9.4
Previously Disclosed	9.12(b)
Pricing Differential	8.1(e)
Principal Shareholder Support Agreement(s)	Recitals
Proxy Statement	3.4
Record Date	2.1(a)
Regulatory Agencies	3.5(a)
Regulatory Agreement	3.9(c)
Requisite Regulatory Approvals	7.2(d)
Sarbanes-Oxley Act	3.5(b)
SEC	3.4
Securities Act	3.2(a)(iii)
Series A	3.2(a)
Series B	3.2(a)
Stock Conversion Number	2.1(c)(i)
Stock Election	2.1(b)
Stock Election Shares	2.1(c)(i)
Statement of Merger	1.2
Subsidiary	3.1(c)
Surviving Corporation	Recitals
Takeover Laws	3.10
TARP Purchase	1.4(d)(i)
TARP Warrant	1.4(d)(i)
Tax	3.18

Section
Tax Return	3.18
Taxes	3.18
Trade Secrets	3.20(e)(i)
Treasury Department	1.4(d)(i)
Treasury Shares	1.4(b)
Voting Agreement	Recitals
Voting Common Stock	3.2(a)
Voting Debt	3.2(a)(iii)
Washington Secretary	1.2
WBCA	1.1(a)
Withdrawal Liability	3.11(f)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of July 23, 2014 (this “Agreement”), is by and between Columbia Banking System, Inc., a Washington corporation (“Parent”) and Intermountain Community Bancorp, an Idaho corporation (the “Company”).

RECITALS

A. The respective Boards of Directors of the Company and Parent have determined that it is in the best interests of their respective companies and shareholders to consummate the strategic business combination transaction provided for in this Agreement.

B. On the terms and subject to the conditions set forth in this Agreement, the Company will merge with and into Parent (the “Merger”), with Parent as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”).

C. As soon as reasonably practicable following the Merger, Panhandle State Bank, an Idaho state-chartered bank and wholly-owned subsidiary of the Company (“Panhandle State Bank”), will merge with and into Columbia State Bank, a Washington state-chartered bank and wholly-owned subsidiary of Parent (“Columbia State Bank”), with Columbia State Bank as the surviving bank (the “Bank Merger,” and together with the Merger, the “Mergers”).

D. The parties intend that the Mergers, taken together, shall be treated as a single integrated transaction and shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

E. As an inducement for Parent to enter into this Agreement, Castle Creek Capital Partners, IV, L.P., Stadium Capital Partners, L.P. and Stadium Capital Qualified Partners, L.P. have simultaneously herewith entered into Voting and Support Agreements (the “Principal Shareholder Support Agreements”), each dated as of the date hereof and substantially in the form attached hereto as Exhibit A, with Parent.

F. As an inducement for Parent to enter into this Agreement, each of the members of the Company Board of Directors has simultaneously herewith entered into a Voting and Non-Competition Agreement or Voting and Non-Solicitation Agreement (collectively, the “Voting Agreement”) or a Non-Competition and Non-Solicitation Agreement, each dated as of the date hereof and substantially in the form attached hereto as Exhibit B-1, B-2 or B-3, respectively; and

G. As an inducement for Parent to enter into this Agreement, certain officers of the Company have simultaneously herewith entered into an employment agreement or amendment to such officer’s existing employment or severance agreement, each dated as of the date hereof and substantially in the form attached hereto as Exhibit C-1, C-2, C-3 or C-4, respectively.

H. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

MERGER

1.1 The Merger.

(a) Subject to the terms and conditions of this Agreement, in accordance with the Washington Business Corporation Act (the “WBCA”) and the Idaho Entity Transactions Act (the “IETA”) at the Effective Time, the Company shall merge with and into Parent. Parent shall be the Surviving Corporation in the Merger and shall continue its existence under the Laws of the State of Washington. As of the Effective Time, the separate corporate existence of the Company shall cease.

(b) Subject to the proviso in Section 8.4, Parent may at any time change the method of effecting the combination; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the tax consequences of the Merger to shareholders of the Company or (iii) impede or delay in any material respect consummation of the transactions contemplated by this Agreement.

1.2 Effective Time. Subject to the terms and conditions of this Agreement, on or before the Closing Date, the parties will execute and cause articles of merger (“Articles of Merger”) to be filed with the Secretary of State of the State of Washington (“Washington Secretary”) as provided in Section 23B.11.050 of the WBCA and a statement of merger (“Statement of Merger”) relating to the Merger to be filed with the Secretary of State of the State of Idaho (“Idaho Secretary”) as provided in Section 30-18-205 of the IETA. The Merger shall become effective at such time as such certificates of merger have been filed, or at such other time as may be specified therein. The term “Effective Time” shall be the date and time when the Merger becomes effective in accordance therewith.

1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the WBCA and IETA.

1.4 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company or Parent or the shareholders of either of the foregoing:

(a) Company Common Stock. Each share of Company Common Stock (other than, for the avoidance of doubt, the Forfeited Company Restricted Stock Awards) (i) excluding Treasury Shares (as defined below) and (ii) shares that are owned by shareholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 30-1-1321 of the Idaho Business Corporation Act (the “IBCA”), to the extent required under Idaho Law (each a “Dissenting Share” and collectively “Dissenting Shares”, and together with any Treasury Shares, the “Excluded Shares”), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, at the election of the holder thereof as provided in and subject to the provisions of Section 2.1: (i) a number of shares of Parent Common Stock equal to the Per Share Stock Consideration, (ii) cash in an amount equal to the Per Share Consideration (the “Per Share Cash Consideration”), or (iii) a unit consisting of a fraction of a share of Parent Common Stock equal to the Per Share Exchange Ratio and cash equal to the Per Share Cash Amount (such unit, “Per Share Mixed Consideration”, and together with the Per Share Stock Consideration and the Per Share Cash Consideration, the “Merger Consideration”), without interest thereon. At the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

(b) Cancellation of Excluded Shares. Any shares of Company Common Stock owned by the Company as treasury stock or owned, directly or indirectly, by Parent or the Company or any of their respective wholly-owned Subsidiaries (other than those held in a fiduciary capacity or as a result of debts previously contracted)

(“Treasury Shares”), and, subject to Section 1.4(i), any Dissenting Shares, shall automatically be cancelled and retired and shall cease to exist at the Effective Time of the Merger and no consideration shall be issued in exchange therefor.

(c) Warrants. Pursuant to the Principal Shareholder Support Agreements, immediately prior to Closing, each warrant to purchase shares of Company Common Stock, issued by the Company on January 23, 2012 that is then outstanding and unexercised (each a “Company Warrant”) shall be exchanged for an amount of cash equal to the product of (a) the Per Share Consideration less the exercise price per share of Company Common Stock with respect to such Company Warrant and (b) the number of shares of Company Common Stock issuable upon the exercise of such Company Warrant. Upon such exchange and in accordance with the terms of the Principal Shareholder Support Agreements, each Company Warrant shall then be canceled and retired without any conversion thereof, and no other payment or distribution shall be made with respect thereto.

(d) TARP Warrants.

(i) Prior to Closing, Parent and the Company agree to reasonably cooperate to negotiate the purchase on terms reasonably satisfactory to Parent (the “TARP Purchase”) from the United States Department of the Treasury (the “Treasury Department”) of the warrant to purchase shares of Company Common Stock issued to the Treasury Department on December 19, 2008 (the “TARP Warrant”). If the TARP Purchase shall have occurred prior to Closing, on the Closing Date, the TARP Warrant shall be canceled, and no payment or distribution shall be made in consideration therefor.

(ii) If the TARP Purchase shall not have occurred prior to Closing, then on the Closing Date, the TARP Warrant shall, in accordance with the terms of the TARP Warrant, cease to represent a warrant to purchase Company Common Stock and will be converted automatically into a warrant to purchase Parent Common Stock with such adjustments to the number of Parent Common Stock for which the warrant is exercisable and the exercise price in accordance with the terms of the TARP Warrant, and Parent will assume such warrant subject to its terms.

(e) Outstanding Parent Stock.

(i) Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Parent Common Stock and shall not be affected by the Merger.

(ii) Each share of Parent Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Parent Preferred Stock and shall not be affected by the Merger.

(f) For purposes of this Agreement:

“Aggregate Number of Shares” means the product of (i) the Per Share Exchange Ratio, and (ii) the Company Diluted Shares.

“Company Diluted Shares” means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including Company Restricted Stock Awards other than the Forfeited Company Restricted Stock Awards), excluding shares issuable upon exercise of the Company Warrants and the TARP Warrants, assuming delivery of cash in respect of the exercise price thereof.

“Parent Average Closing Price” means the daily closing volume weighted average price of Parent Common Stock on the Nasdaq Global Select Market (based on “regular way trading”) for the twenty (20) consecutive trading days starting on the twenty-fifth (25th) trading day before the Effective Time.

“Per Share Cash Amount” means $2.2930.

“Per Share Consideration” means the sum rounded to the nearest ten thousandth of the Per Share Cash Amount and the product of the Per Share Exchange Ratio and the Parent Average Closing Price.

“Per Share Exchange Ratio” means 0.6426.

“Per Share Stock Consideration” means a number of shares of Parent Common Stock equal to the quotient rounded to the nearest ten thousandth of the Per Share Consideration divided by the Parent Average Closing Price.

(g) Effect of Conversion. All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Company Common Stock (each, a “Certificate”) and each non-certificated share of Company Common Stock represented by book-entry (“Book-Entry Share”) shall thereafter represent only the right to receive the Merger Consideration and/or cash in lieu of fractional shares, into which the shares of Company Common Stock represented by such Certificate or Book-Entry Share have been converted pursuant to this Section 1.4 and Section 2.3(f), as well as any dividends to which holders of Company Common Stock become entitled in accordance with Section 2.3(c).

(h) Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Per Share Exchange Ratio.

(i) Dissenting Shares.

(i) No later than ten (10) days following the Closing, to the extent required under applicable Idaho Law, the Company or the Surviving Corporation shall provide each record holder of Company Common Stock who shall have properly asserted appraisal rights under Section 30-1-1321 of the IBCA with a written appraisal notice and form pursuant to Section 30-1-1322 of the IBCA.

(ii) Notwithstanding any provision of this Agreement to the contrary, no Dissenting Shares shall be converted into or represent a right to receive the applicable consideration for such shares set forth in this Agreement, if any, but the holder of such Dissenting Shares shall only be entitled to such appraisal rights as are granted by the IBCA and the IETA (the “Idaho Acts”). If a holder of shares of Company Common Stock who demands appraisal of such shares of Company Common Stock under the Idaho Acts shall thereafter effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal with respect to such shares of Company Common Stock, then, as of the occurrence of such withdrawal or loss, each such share of Company Common Stock shall be deemed as of the Effective Time to have been converted into and represent only the right to receive, in accordance with Section 1.4, the Merger Consideration for such shares set forth in this Article I.

(iii) The Company shall comply in all respects with the provisions of the IBCA with respect to the Dissenting Shares. The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to the Idaho Acts, attempted withdrawals of such demands and any other instruments served pursuant to the Idaho Acts and received by the Company in connection therewith and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Idaho Acts. The Company shall not voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands without the prior written consent of Parent.

1.5 Company Restricted Stock Awards. Immediately prior to the Effective Time, (A) each award of restricted Company Common Stock granted under any Company Stock Plan (a “Company Restricted Stock Award”) that is then outstanding (other than any Forfeited Company Restricted Stock Awards) shall become fully vested and non-forfeitable and shall be converted into the right to receive and shall become exchangeable for the right to receive, at the election of the holder thereof as provided in and subject to the provisions of Section 2.1, the Per Share Stock Consideration, the Per Share Cash Consideration or the Per Share Mixed

Consideration (less applicable withholding and other taxes, if any) and (B) each Forfeited Company Restricted Stock Award shall be forfeited by the holder thereof and cancelled without any consideration or payment in respect thereof. The Company shall take all actions that may be reasonably necessary to effectuate the provisions of this Section 1.5, including, providing notice of vesting to the holders of Company Restricted Stock Awards (other than Forfeited Company Restricted Stock Awards) and obtaining consent from the holders of Forfeited Company Restricted Stock Awards, in each case to the extent required by the applicable Company Stock Plan and award agreement under which such Company Restricted Stock Awards were granted.

For purposes of this Agreement, “Company Stock Plans” means the Amended and Restated 2012 Stock Option and Equity Compensation Plan, the 1999 Director Stock Option Plan and the Second Amended and Restated 1999 Stock Option and Restricted Stock Plan, and “Forfeited Company Restricted Stock Award” means each award of restricted Company Common Stock set forth on Section 1.5(B) of the Company Disclosure Schedule.

1.6 Company Stock Options. The Company shall take all actions that may be reasonably necessary or that the Company reasonably considers appropriate to provide that (A) each holder of an option to purchase Company common stock granted under any Company Stock Plan (a “Company Stock Option”) (whether or not then vested or exercisable) shall be provided with written notice at least 60 days prior to the Option Termination Date pursuant to which all outstanding Company Stock Options held by such holder shall become fully vested and may be exercised by such holder beginning on the date of the notice through the Business Day immediately preceding the Closing (the “Option Termination Date”) in accordance with the terms and conditions of the applicable Company Stock Plan and award agreement under which such Company Stock Options were granted and (B) to the extent that any Company Stock Option is not so exercised prior to the Option Termination Date, such Company Stock Options shall be cancelled as of the Effective Time without any consideration or payment in respect thereof.

1.7 Company Board Action. Prior to the Effective Time, the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company, as applicable, shall adopt any necessary resolutions to effectuate the provisions of Sections 1.5 and 1.6.

1.8 Articles of Incorporation and Bylaws. At the Effective Time, the Amended and Restated Articles of Incorporation of Parent, as amended (the “Parent Articles”), as then in effect, will be the Articles of Incorporation of the Surviving Corporation, and the Amended and Restated Bylaws of Parent (the “Parent Bylaws”), as then in effect, will be the By-Laws of the Surviving Corporation.

1.9 Parent Board of Directors and Officers. From and after the Effective Time, the Board of Directors of Parent shall consist of the persons serving on the Board of Directors of Parent immediately prior to the Effective Time, plus the member of the Board of Directors of the Company selected pursuant to Section 6.13. From and after the Effective Time, the officers of Parent shall be the officers of Parent immediately prior to the Effective Time and such officers shall hold office until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal.

1.10 Bank Merger. On the Closing Date and immediately following the Effective Time, in accordance with the applicable Laws of Washington and the applicable Laws of Idaho, Panhandle State Bank will be merged with and into Columbia State Bank in the Bank Merger, with Columbia State Bank surviving the Bank Merger and continuing its existence under the Laws of the State of Washington, and the separate corporate existence of Panhandle State Bank ceasing as of the effective time of the Bank Merger. In furtherance of the foregoing, the parties shall execute and cause to be filed applicable articles or certificates of merger and such other documents as are necessary to make the Bank Merger effective (the “Bank Merger Certificates”) immediately following the Effective Time.

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

2.1 Election and Proration Procedures.

(a) Parent shall cause an election statement permitting each holder of Company Common Stock the ability to elect consideration pursuant to Section 2.1(b) and subject to 2.1(e) (the “Election Statement”) to be mailed with the Proxy Statement on the date of mailing of the Proxy Statement to each holder of record of Company Common Stock as of the record date for the Company Shareholder Meeting (the “Record Date”).

(b) Subject to allocation in accordance with this Section 2.1(b) and Section 2.1(c), each record holder of Company Common Stock (other than in respect of Excluded Shares) issued and outstanding immediately prior to the Election Deadline will be entitled (1) to elect to receive in respect of each share of Company Common Stock (other than Forfeited Company Restricted Stock Awards) (A) Per Share Cash Consideration (a “Cash Election”), (B) Per Share Stock Consideration (a “Stock Election”), or (C) Per Share Mixed Consideration (a “Mixed Election”, and shares of Company Common Stock with respect to which a Mixed Election is made, collectively, “Mixed Election Shares”) or (2) to indicate that such record holder has no preference as to the receipt of Per Share Cash Consideration, Per Share Stock Consideration or Per Share Mixed Consideration for each such share (a “Non-Election”). Shares of Company Common Stock with respect to which a Non-Election is made (including shares with respect of which such an election is deemed to have been made pursuant to this Section 2.1) (collectively, “Non-Election Shares”) will be deemed to be, in whole or in part, shares of Company Common Stock with respect to which a Mixed Election has been made. Notwithstanding anything to the contrary in this Agreement, each Mixed Election Share and each Non-Election Share shall be, as of the Effective Time, converted into the right to receive the Per Share Mixed Consideration.

(c) Notwithstanding anything to the contrary in this Agreement and in addition to the last sentence of Section 2.1(b), the rights of holders of Company Common Stock to make elections in respect of shares of Company Common Stock will be subject to the following principles of allocation:

(i) Number of Stock Elections Less Than the Stock Conversion Number. If after application of Section 2.1(b) with respect to Mixed Elections and Non-Elections the aggregate number of shares of Company Common Stock with respect to which Stock Elections are made (collectively, “Stock Election Shares”) is less than an amount equal to the quotient of (x)(I) the Aggregate Number of Shares less (II) the product of the Per Share Exchange Ratio and the aggregate number of Mixed Election Shares and Non-Election Shares, divided by (y) the Per Share Stock Consideration (the “Stock Conversion Number”), then:

(A) each Stock Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration;

(B) the Exchange Agent will allocate from among the shares of Company Common Stock with respect to which a Cash Election is made (collectively, “Cash Election Shares”), other than Cash Election Shares representing Dissenting Shares, pro rata to the holders of such Cash Election Shares in accordance with their respective numbers of Cash Election Shares, a sufficient number of Cash Election Shares so that the sum of such number and the number of all Stock Election Shares equals as closely as practicable the Stock Conversion Number, and each such allocated Cash Election Share (each, a “Converted Cash Election Share”) will be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration; and

(C) each Cash Election Share that is not a Converted Cash Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration.

(ii) Number of Stock Elections Greater Than the Stock Conversion Number. If after application of Section 2.1(b) with respect to Mixed Elections and Non-Elections, the aggregate number of Stock Election Shares is greater than the Stock Conversion Number, then:

(A) each Cash Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration;

(B) the Exchange Agent will allocate from among the Stock Election Shares pro rata to the holders of such Stock Election Shares in accordance with their respective numbers of Stock Election Shares, a sufficient number of Stock Election Shares (each, a “Converted Stock Election Share”) so that the difference of (1) the number of Stock Election Shares minus (2) the number of the Converted Stock Election Shares equals as closely as practicable the Stock Conversion Number, and each Converted Stock Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration; and

(C) each other Stock Election Share that is not a Converted Stock Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration.

(iii) Number of Stock Elections is Equal to the Stock Conversion Number. If after application of Section 2.1(b) with respect to Mixed Elections and Non-Elections, the aggregate number of Stock Election Shares is equal to the Stock Conversion Number, then:

(A) each Stock Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration; and

(B) each Cash Election Share and Non-Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration.

(d) Parent shall make available one or more Election Statements as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of Company Common Stock between the Record Date and the close of business on the business day prior to the Election Deadline, and Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

(e) To be effective, an Election Statement must be properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., New York City time, on the later of the date of the Company Shareholder Meeting and the date that the parties believe to be as near as practicable to five (5) Business Days prior to the anticipated Closing Date (or such other time and date as the Company and Parent may mutually agree) (the “Election Deadline”). Any Election Statement may be revoked or changed by the person submitting such Election Statement at or prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Statement is thereafter submitted prior to the Election Deadline and otherwise in accordance with this Section, such shares shall be deemed Non-Election Shares. Subject to the terms of this Agreement and of the Election Statement, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Statements, and any good faith decisions of Parent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Statement. To the extent the holder of Dissenting Shares submits an Election Statement, such holder’s election shall have no effect, the Exchange Agent will disregard such Election Statement, and the Dissenting Shares shall be converted in accordance with Section 1.4(i).

(f) The pro rata selection process to be used by the Exchange Agent shall consist of such equitable proration processes consistent with the foregoing and as shall be determined in good faith by Parent and reasonably satisfactory to Company.

2.2 Delivery of Merger Consideration. At or prior to the Effective Time, Parent shall (a) deposit, or cause to be deposited, with an exchange agent, which Person shall be a bank or trust company selected by Parent and reasonably acceptable to the Company (the “Exchange Agent”), pursuant to an agreement (the “Exchange Agent Agreement”) entered into prior to the Effective Time, shares of Parent Common Stock issuable pursuant to Section 1.4(a), and an amount in cash to make the payments pursuant to Section 1.4(a), plus, (B) to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.3(f) (such amount in cash and Parent Common Stock, the “Exchange Fund”).

2.3 Exchange Procedures.

(a) As soon as reasonably practicable after the Effective Time, but in any event within five (5) Business Days thereafter, the Exchange Agent shall mail to each holder of record of Certificate(s) or Book-Entry Shares which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.4 (“Exchanged Shares”), along with, in each case, any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) or Book-Entry Shares shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s))) or Book-Entry Shares to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement (the “Letter of Transmittal”) and (ii) instructions for use in surrendering Certificate(s) or Book-Entry Shares in exchange for the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(c).

(b) Upon surrender to the Exchange Agent of its Certificate(s) or Book-Entry Shares, accompanied by a properly completed Letter of Transmittal, a holder of Exchanged Shares will be entitled to receive promptly after such surrender in accordance with the Exchange Agent’s customary practice, the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor in respect of the Exchanged Shares represented by its Certificate(s) or Book-Entry Shares. Until so surrendered, each such Certificate or Book-Entry Shares shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Shares in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Article II.

(c) No dividends or other distributions with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate or Book-Entry Shares with respect to the shares of Parent Common Stock represented thereby, in each case unless and until the surrender of such Certificate or Book-Entry Share in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar Laws, following surrender of any such Certificate or Book-Entry Share in accordance with this Article II, the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Parent Common Stock represented by such Certificate or Book-Entry Share and paid prior to such surrender date, and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Parent Common Stock represented by such Certificate or Book-Entry Shares with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Parent Common Stock issuable with respect to such Certificate or Book-Entry Shares.

(d) In the event of a transfer of ownership of a Certificate or Book-Entry Shares representing Exchanged Shares that are not registered in the stock transfer records of the Company, the shares of Parent Common Stock and Cash Consideration plus any cash in lieu of fractional shares of Parent Common comprising the Merger Consideration shall be issued or paid in exchange therefor to a Person other than the Person in whose name the Certificate or Book-Entry Shares so surrendered is registered if the Certificate or Book-Entry Shares formerly representing such Exchanged Shares shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment or issuance shall pay any transfer or other similar taxes required by reason of the payment or issuance to a Person other than the registered holder of the Certificate or Book-Entry Shares, or establish to the reasonable satisfaction of Parent that the tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the earlier of (x) the one-year anniversary of the Effective Time and (y) the expiration or termination of the Exchange Agent Agreement, Parent or the Surviving Corporation) shall be entitled to deduct and withhold from any cash otherwise payable pursuant to this Agreement to any holder of Exchanged Shares such amounts as the Exchange Agent, Parent or the Surviving Corporation, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax Law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent, Parent or the Surviving Corporation, as the case may be, and timely paid over to the appropriate Governmental Entity such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Exchanged Shares in respect of whom such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.

(e) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock or Company Warrants that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of such Company Common Stock or Company Warrants that occurred prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares representing any such shares of Company Common Stock are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the applicable Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor in accordance with the procedures set forth in this Article II.

(f) Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Parent Common Stock shall be issued upon the surrender of Certificates or Book-Entry Shares for exchange, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former shareholder of the Company who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the Parent Average Closing Price by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of Parent Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

(g) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company as of the one (1) year anniversary of the Effective Time will be transferred to Parent. In such event, any former shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent with respect to the Merger Consideration, any cash in lieu of any fractional shares, and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(h) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Exchange Agent, the posting by such Person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

No representation or warranty of the Company contained in Article III (other than the representations and warranties in Sections 3.2, 3.8 and 3.11(d), which shall be true and correct in all respects with respect to it) shall be deemed untrue or incorrect, and the Company shall not be deemed to have breached any representation or warranty, in each case for all purposes hereunder, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with such representation or warranty contained in Article III, would cause the representation or warranty not to be true in all material respects. Subject to the foregoing, except as Previously Disclosed, the Company hereby represents and warrants to Parent as follows:

3.1 Corporate Organization.

(a) Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Idaho. The Company has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956 (“BHC Act”).

(b) Articles and Bylaws. True, complete and correct copies of the Articles of Incorporation of the Company (the “Company Articles”), and the Bylaws of the Company (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by the Company and made available to Parent. The Company Articles and Company Bylaws made available to Parent are in full force and effect.

(c) Subsidiaries. Section 3.1(c) of the Company Disclosure Schedule sets forth a list of all Subsidiaries of the Company (which, for the avoidance of doubt, includes any Subsidiaries of such Subsidiaries), the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary (other than Intermountain Statutory Trust I and Intermountain Statutory Trust II), and a description of the business of each Subsidiary (or, in the case of a Subsidiary that the Company considers to be “inactive,” a statement to that effect and a description of the business previously conducted by such Subsidiary). Each Subsidiary of the Company (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. There are no restrictions on the ability of any Subsidiary of the Company to pay dividends or distributions to the Company, except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. As used in this Agreement, the term “Subsidiary” has the meaning ascribed to it in Section 2(d) of the BHC Act, except that when such term is used with respect to an entity that is not a bank holding company, the meaning shall nonetheless be deemed to apply to such entity. The deposit accounts of each of its Subsidiaries that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by Law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Knowledge of the Company, threatened. True, complete and correct copies of the articles of incorporation, bylaws and similar governing documents of each Subsidiary of the Company as in full force and effect as of the date of this Agreement have been provided to Parent. Other than the Subsidiaries of the Company, the Company does not, directly or indirectly, beneficially own any equity securities or similar interests of any entity or any interests of any entity or any interest in a partnership or joint venture of any kind.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 41,000,000 shares of common stock, of which 30,000,000 shares are voting common stock (“Voting Common Stock”) and 10,000,000 shares are non-voting common stock (“Non-Voting Common Stock” and collectively with the Voting Common Stock, the “Company Common Stock”), and 1,000,000 shares are preferred stock, of which 27,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A”) and 864,600 shares of the Mandatorily Convertible Cumulative Participating Preferred Stock, Series B (the “Series B”) have been authorized.

(i) As of July 22, 2014 (the “Company Capitalization Date”), (i) 2,861,214 shares of Voting Common Stock and 3,839,688 shares of Non-Voting Common Stock were issued and outstanding, (ii) zero shares of Series A and Series B were issued and outstanding, (iii) 170,000 shares of Company Common Stock were issuable upon exercise of the issued and outstanding Company Warrants and (iii) 65,323 shares of Company Common Stock were issuable upon exercise of the TARP Warrant.

(ii) As of the Company Capitalization Date, no shares of Company Common Stock were reserved for issuance, except for in connection with awards under the Company Stock Plans to purchase no more than 211,381 shares of Company Common Stock, of which (i) 1,381 shares were reserved and available for issuance upon exercise of outstanding Company Stock Options, (ii) 210,000 shares were outstanding and potentially issuable upon the vesting or settlement of outstanding Company Restricted Stock Awards, and (iii) 17,392 shares of Company Common Stock were reserved and available for issuance pursuant to future awards under the Amended and Restated 2012 Stock Option and Equity Compensation Plan.

(iii) All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of the Company may vote (“Voting Debt”) are issued or outstanding. There are no contractual obligations of the Company or any of its Subsidiaries (1) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any equity security of the Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or its Subsidiaries or (2) pursuant to which the Company or any of its Subsidiaries is or could be required to register shares of the Company capital stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”). Except for the Principal Shareholder Support Agreements and the Voting Agreement, there are no voting trusts or other agreements or understandings to which the Company, any Subsidiary of the Company or, to the Knowledge of the Company, any of their respective officers or directors, is a party with respect to the voting of any Company Common Stock, Voting Debt or other equity securities of the Company. Except pursuant to this Agreement and the Company Warrants, TARP Warrants and Company Options, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock, Company Preferred Stock, Voting Debt of the Company or any other equity securities of the Company. Section 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list of all Company Stock Options, Company Restricted Stock Awards, Company Warrants and TARP Warrants outstanding as of the Company Capitalization Date, specifying on a holder-by-holder basis (A) the name of such holder, (B) the number of shares subject to each such award, or the number of Common Stock Options or warrants held by such holder, (C) as applicable, the grant date of each such award, (D) as applicable, the vesting schedule of each such award, and (E) the exercise price for each such Company Stock Option or warrant.

(b) Other than awards under the Company Stock Plans that are outstanding as of the Company Capitalization Date and listed in Section 3.2(a) of the Company Disclosure Schedule, no other equity-based awards are outstanding as of the Company Capitalization Date. Since the Company Capitalization Date through the date hereof, the Company has not (i) issued or repurchased any shares of Company Common Stock, Voting Debt or other equity securities of the Company, other than in connection with the exercise of Company Stock

Options or Company Warrants or settlement of each in accordance with their terms that were outstanding on the Company Capitalization Date or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of the Company capital stock or any other equity-based awards. With respect to each grant of Company Stock Options, (1) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws and (2) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Reports in accordance with the Exchange Act and all other applicable Laws. All Company Stock Options granted by the Company or any of its Subsidiaries have been granted with a per share exercise or reference price at least equal to the fair market value of the underlying stock on the date the option was granted, within the meaning of Section 409A of the Code and associated Treasury Department guidance, and each Company Stock Option has a grant date identical to the date on which the Board of Directors of the Company or compensation committee of the Board of Directors of the Company actually awarded such option. From January 1, 2014 through the date of this Agreement, neither the Company nor any of its Subsidiaries has (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards, (B) with respect to executive officers of the Company or its Subsidiaries, entered into or amended any employment, severance, change of control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code) or (C) adopted or amended any Company Stock Plan.

(c) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any liens, pledges, charges, claims and security interests and similar encumbrances (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

3.3 Authority; No Violation.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved and this Agreement duly adopted by the Board of Directors of the Company. The Board of Directors of the Company has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of the Company and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to the Company’s shareholders for approval at a duly held meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of (i) two-thirds of all the votes entitled to be cast by holders of outstanding Voting Common Stock and Non-Voting Common Stock considered together and (ii) a majority of votes cast by each of the Voting Common Stock and Non-Voting Common Stock considered separately (the “Company Shareholder Approval”) no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Merger, the Bank Merger or the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).

(b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Merger, the Bank Merger or the other transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions of this Agreement, will (i) violate any provision of the Company Articles, the Company Bylaws, or similar documents of the Company’s Subsidiaries or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any law, statute, rule, regulation, judgment, order, injunction or decree issued, promulgated or entered into by or with any Governmental Entity (each, a “Law”) applicable to the Company, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, permit, agreement, bylaw or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

3.4 Consents and Approvals. Except for (a) any applicable filing with, the Nasdaq Stock Market (the “Nasdaq”), (b) the filing with the Securities and Exchange Commission (“SEC”) of a proxy statement in definitive form relating to the meeting of the Company’s shareholders to be held in connection with this Agreement and the transactions contemplated by this Agreement (the “Proxy Statement”) and of a registration statement on Form S-4 (or such other applicable form) (the “Form S-4”) in which the Proxy Statement will be included, and declaration of effectiveness of the Form S-4, (c) the filing of a notice and/or an application with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) pursuant to the Bank Holding Company Act of 1956, as amended, or regulations promulgated by the Federal Reserve thereunder, (d) filings of applications and notices to the Idaho Department of Finance in accordance with Section 26-2605 of the Idaho Banking Act and Section 16-1604 of the Idaho Interstate Branching Act and the Washington State Department of Financial Institutions pursuant to Sections 30.49.040, 30.49.125 and 30.04.405 of the Revised Code of Washington and approval of or non-objection to such applications, filings and notices, (e) the filing of a bank merger application with the FDIC pursuant to the Bank Merger Act of 1960, as amended, (f) the filing of the Washington Articles of Merger with the Washington Secretary, the Statement of Merger with the Idaho Secretary and the filings of the Bank Merger Certificates and (g) such filings and approvals as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any foreign, federal or state banking or other regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other governmental authorities or instrumentalities (each a “Governmental Entity”), are necessary in connection with the consummation by the Company of the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

3.5 Reports.

(a) The Company and each of its Subsidiaries have timely filed all reports, registrations, statements and certifications, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2011 with (i) the Federal Reserve, (ii) the FDIC, (iii) the Idaho Department of Finance and any other state banking or other state regulatory authority, (iv) the SEC, (v) any foreign regulatory authority and (vi) any applicable industry self-regulatory organizations (collectively, “Regulatory Agencies”) and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since December 31, 2011, including any report or statement required to be filed pursuant to the Laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency or other Governmental Entity, have paid all fees and assessments due and payable in connection therewith, and there are no violations or exceptions in any such report or statement that are unresolved as of the date hereof.

(b) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Company or any of its Subsidiaries pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since

December 31, 2011 (“Company SEC Reports”) is publicly available. No such Company SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company SEC Reports complied as to form with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company SEC Reports. The Company has made available to Parent true, correct and complete copies of all written correspondence between the SEC and the Company and its Subsidiaries occurring since December 31, 2011 and prior to the date hereof. None of the Company’s Subsidiaries is required to file periodic reports with the SEC or any other Governmental Entity pursuant to Section 13 or 15(d) of the Exchange Act (other than Form 13F or 13H).

(c) The Company is in compliance in all respects with the applicable listing and corporate governance rules and regulations of the Nasdaq.

3.6 Financial Statements.

(a) The financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable) (the “Company Financial Statements”) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Company and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, BDO USA has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Neither the Company nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2013 which have been Previously Disclosed, or (iii) in connection with this Agreement and the transactions contemplated hereby.

3.7 Broker’s Fees. Neither the Company nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or any other transactions contemplated by this Agreement, other than to Sandler O’Neill + Partners, LP pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to Parent.

3.8 Absence of Changes. Since June 30, 2014: (1) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of the businesses, and (2) no change or development or combination of changes or developments has occurred that have had or would reasonably be expected to have either individually or in the aggregate, a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to any party, a material adverse effect on (a) the business, assets or deposit liabilities, properties, operations, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole; provided, however, that, with respect to this clause (a), a “Material Adverse Effect” shall not be deemed to include effects arising out of, relating to or resulting from (A) changes after the date hereof in applicable GAAP or regulatory accounting requirements generally affecting other companies in the banking industries in which such party and its Subsidiaries operate, (B) changes after the date hereof in Laws general applicability to companies of similar size in the banking industries in which such party and its Subsidiaries operate, (C) changes after the date hereof in global, national or regional political conditions or general economic or market conditions (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the banking industries in which such party and its Subsidiaries operate, (D) changes after the date hereof in the credit markets, any downgrades in the credit markets, or adverse credit events resulting in deterioration in the credit markets generally and including changes to any previously correctly applied asset marks resulting therefrom, (E) a decline in the trading price of a party’s common stock or a failure, in and of itself, to meet earnings projections, but not, in either case, including any underlying causes thereof, (F) the public disclosure of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated hereby, (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or (H) actions or omissions taken with the prior written consent of the other party or expressly required by this Agreement except that effects attributable to or resulting from any of the changes, events, conditions or trends described in clauses (A), (B), (C), (D) and (G) shall not be excluded to the extent of any disproportionate impact they have on such party and its Subsidiaries, taken as a whole, as compared to other companies in the banking industry in which such party and its Subsidiaries operate; or (b) the ability of such party to timely consummate the transactions contemplated by this Agreement.

3.9 Compliance with Applicable Law.

(a) The Company and each of its Subsidiaries hold, and have at all times since December 31, 2011 held, all licenses, franchises, permits and authorizations which are necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to applicable Law (and have paid all fees and assessments due and payable in connection therewith) and, to the Knowledge of the Company, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened in writing. The Company and each of its Subsidiaries have complied with, and are not in default or violation of, (i) any applicable Law, including all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, and (ii) any posted or internal privacy policies relating to data protection or privacy, including without limitation, the protection of personal information, and neither the Company nor any of its Subsidiaries knows of, or has received from a Governmental Entity since January 1, 2011, written notice of, any defaults or violations of any applicable Law relating to Company or any of its Subsidiaries.

(b) The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Law. None of the Company, any of its Subsidiaries, or any director, officer or employee of the Company or of any of its Subsidiaries, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(c) Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking with, or is subject to any capital directive by, or since January 1, 2012 has adopted any board resolutions at the request of, any Governmental Entity (each a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since January 1, 2012 and prior to the date hereof by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Regulatory Agreement. The Company and each of its Subsidiaries are in compliance with each Regulatory Agreement to which it is party or subject, and neither the Company nor any of its Subsidiaries has received any notice from any Governmental Entity indicating that either the Company or any of its Subsidiaries is not in compliance with any such Regulatory Agreement.

(d) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf, (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other Person while knowing or having a reasonable belief that the Person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing an improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering Law, anti-terrorism Law or regulation, anti-boycott regulations or embargo regulations or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

3.10 State Takeover Laws. No “business combination,” “fair price,” “affiliate transaction,” “moratorium,” “control share,” “takeover” or “interested shareholder” Law or other similar anti-takeover statue or regulation (collectively, the “Takeover Laws”) is applicable to this Agreement or the transactions contemplated hereby. The Company does not have any shareholder rights plan, “poison pill” or similar plan or arrangement in effect.

3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of each employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any equity purchase plan, option, equity bonus, phantom equity or other equity plan, profit sharing, bonus, retirement (including compensation, pension, health, medical or life insurance benefits), deferred compensation, excess benefit, incentive compensation, severance, change in control or termination pay, hospitalization or other medical or dental, life or other insurance (including any self-insured arrangements), supplemental unemployment, salary continuation, sick leave or other leave of absence benefits, short- or long-term disability, or vacation benefits plan or any other agreement or policy or other arrangement providing employee benefits, employment-related compensation, fringe benefits or other benefits (whether qualified or nonqualified, funded or unfunded) (each an “Employee Benefit Plan”).

(b) With respect to each material Employee Benefit Plan, the Company has delivered or made available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Employee Benefit Plan, including, without limitation, all plan documents, benefit schedules, formal or informal trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) all investment policy statements or guidelines, delegations and charters related to any Employee Benefit Plan; (iv) each trust agreement, group annuity contract or other funding mechanism relating to any Employee Benefit Plan, (v) the current summary plan description and any material modifications thereto, if any; (vi) the most recent annual financial report, if any; (vii) the most recent actuarial report, if any; and (viii) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Employee Benefit Plan that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Employee Benefit Plan. No Employee Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside of the United States.

(c) Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code and each related trust intended to qualify under Section 501(a) of the Code has received a favorable determination or opinion letter from the IRS with respect to each such Employee Benefit Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation for the most recent cycle applicable to such qualified plan pursuant to Revenue Procedure 2005-66 (as amended or otherwise revised by subsequent IRS guidance), any such letter has not been revoked (nor has revocation been threatened) and no fact or event has occurred since the date of such letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

(d) With respect to each Employee Benefit Plan, the Company and its Subsidiaries have complied in all material respects, and are now in substantial compliance with all provisions of ERISA, the Code and all Laws and regulations applicable to such Employee Benefit Plans and each Employee Benefit Plan has been administered in all material respects in accordance with its terms. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is not now, nor do any circumstances exist that could reasonably be expected to give rise to, any requirement for the posting of security with respect to any Employee Benefit Plan or the imposition of any lien on the assets of the Company or any of its Subsidiaries under ERISA or the Code. None of the Company or any of its Subsidiaries has engaged in a transaction with respect to any applicable Employee Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(e) All contributions required to be made to any Employee Benefit Plan by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Employee Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been accrued on the financial statements set forth in the Company SEC Reports to the extent required under GAAP. Each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a “welfare benefit fund” with the meaning of Section 419 of the Code or (ii) unfunded.

(f) (i) No Employee Benefit Plan is a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”); (ii) none of the Company or its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; (iii) none of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; and (iv) no Employee Benefit Plan is subject to Title IV or Section 302 of ERISA. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

(g) There does not exist, nor, to the knowledge of the Company, do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Company or its Subsidiaries or any of their respective ERISA Affiliates following the Closing. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA. “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign Laws or regulations.

(h) None of the Company and its Subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its Subsidiaries. The Company and each of its Subsidiaries has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for post-retirement welfare benefits.

(i) Except as would not reasonably be expected to result in any liability to the Company or any of its Subsidiaries, there are no pending or threatened claims (other than routine claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted, threatened or instituted, or to the Knowledge of the Company, no set of circumstances exists which may reasonably give rise to a claim or lawsuit against the Employee Benefit Plans, any fiduciaries thereof with respect to their duties to the Employee Benefit Plans or the assets of any of the trusts under any of the Employee Benefit Plans. Neither the Company nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, the U.S. Department of Labor or any other Governmental Entity with respect to any Employee Benefit Plan, and neither the Company nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program. No audit or other proceeding by a Governmental Entity is pending or, to the Company’s Knowledge, threatened with respect to any Employee Benefit Plan.

(j) Each Employee Benefit Plan that is or was a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and associated Treasury Department guidance has been operated in compliance with, and is in documentary compliance with Section 409A of the Code and IRS regulations and guidance thereunder. No compensation payable by the Company or any of its Subsidiaries has been reportable as nonqualified deferred compensation in the gross income of any individual or entity, and subject to an additional tax, as a result of the operation of Section 409A of the Code and no arrangement exists with respect to a nonqualified deferred compensation plan that would result in income inclusion under Section 409A(b) of the Code.

(k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with any other event or events, will (i) result in any payment (including, without limitation, severance, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Employee Benefit Plan, whether or not such payment is contingent, (ii) increase any payments or benefits otherwise payable under any Employee Benefit Plan, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to, the acceleration of the vesting and exercisability of any equity awards, whether or not contingent, (iv) result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan or related trust, (v) require the funding of any trust or other funding vehicle or (vi) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, the Surviving Corporation, to merge, amend or terminate any of the Employee Benefit Plans. There is no agreement, contract or arrangement to which the Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Section 280G of the Code, as determined without regard to Section 280G(b)(4) of the Code. Except as set forth on Section 3.11(k) of the Company Disclosure Schedules, no Employee Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 or 409A of the Code, or otherwise.

(l) Each individual who renders services to the Company or any of its Subsidiaries who is classified by the Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Employee Benefit Plans) is properly so characterized.

3.12 Approvals. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

3.13 Opinion. The Board of Directors of the Company has received the opinion of Sandler O’Neill + Partners, LP that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

3.14 Company Information. The information relating to the Company and its Subsidiaries that is provided by the Company or its representatives for inclusion in the Proxy Statement and Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to the Company and its Subsidiaries and other portions within the reasonable control of the Company and its Subsidiaries will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

3.15 Legal Proceedings. There is no suit, action, investigation, claim, proceeding or review pending, or to the Knowledge of the Company, threatened against or affecting it or any of its Subsidiaries or any of the current or former directors or executive officers of it or any of its Subsidiaries and there are no facts or circumstances that would reasonably be expected to result in any claims against the Company or any of its Subsidiaries. There is no outstanding injunction, order, writ, award, judgment, settlement, arbitration ruling, decree or regulatory restriction imposed upon or entered into by the Company, any of its Subsidiaries or the assets of it or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Parent or any of its affiliates).

3.16 Material Contracts.

(a) Except for those agreements and other documents filed as exhibits or incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 or filed or incorporated in any of its other Company SEC Reports filed since January 1, 2012 and prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (each, whether or not filed with the SEC, a “Material Contract”): (i) that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K; (ii) that contains a non-compete or client or customer non-solicit requirement or any other provisions that materially restricts the conduct of, or the manner of conducting, any line of business of the Company or any of its affiliates (or, upon consummation of the Merger, of Parent or any of its affiliates); (iii) that obligates the Company or any of its affiliates (or, upon consummation of the Merger, Parent or any of its affiliates) to conduct business with any third party on an exclusive or preferential basis; (iv) that requires referrals of business or requires the Company or any of its affiliates to make available investment opportunities to any Person on a priority or exclusive basis; (v) that relates to the incurrence of indebtedness by the Company or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) including any sale and leaseback transactions, capitalized leases and other similar financing transactions; (vi) that grants any right of first refusal, right of first offer or similar right with respect to any assets, rights or properties of the Company or any of its Subsidiaries; (vii) that limits the payment of dividends by the Company or any of its Subsidiaries; (viii) that relates to a joint venture, partnership, limited liability company agreement or other similar agreement or arrangement with any third party, or to the formation, creation or operation, management or control of any partnership or joint venture with any third parties, except in each case that relate to merchant banking investments by the Company or its Subsidiaries in the ordinary course of business; (ix) that relates to an acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect; (x) that provides for payments to be made by the Company or any of its Subsidiaries upon a change in control thereof; (xi) that was not negotiated and entered into on an arm’s-length basis; (xii) that provides for indemnification by the Company or any of its Subsidiaries of any Person, except for contracts entered into in the ordinary course of business providing for customary and immaterial indemnification; (xiii) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $75,000 per annum (other than any such contracts which are terminable by the Company or any of its Subsidiaries on 60 days or less notice without any required payment or other conditions, other than the condition of notice); (xiv) that grants to a Person any right in Company Owned Intellectual Property or grants to the Company or any of its Subsidiaries a license to Company Licensed Intellectual Property (excluding licenses to shrink-wrap or click-wrap software), in each case that involves the payment or more than $75,000 per annum or is material to the conduct of the businesses of the Company; (xv) to which any affiliate, officer, director, employee or consultant of such party or any of its Subsidiaries is a party or beneficiary (except with respect to loans to, or deposit or asset management accounts of, directors, officers and employees entered into in the ordinary course of business and in accordance with all applicable regulatory requirements with respect to it); (xvi) that would prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated hereby; (xvii) that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets; or (xviii) that is otherwise not entered into in the ordinary course of business or that is material to the Company or any Subsidiary of the Company or their financial condition or results of operations. The Company has Previously Disclosed or made available to Parent prior to the date hereof true, correct and complete copies of each Material Contract.

(b) (i) Each Material Contract is a valid and legally binding agreement of the Company or one of its Subsidiaries, as applicable, and, to the Knowledge of the Company, the counterparty or counterparties thereto, is enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception) and is in full force and effect, (ii) the Company and each of its Subsidiaries has duly performed all obligations required to be performed by it prior to the date hereof under each Material Contract, (iii) neither the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, any counterparty or counterparties, is in breach of any provision of any Material Contract, and (iv) no event or condition exists that constitutes, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of the Company or any of its Subsidiaries under any such Material Contract or provide any party thereto with the right to terminate such Material Contract. Section 3.16(b)

of the Company Disclosure Schedule sets forth a true and complete list of (x) all Material Contracts pursuant to which consents or waivers are or may be required and (y) all notices which are required to be given, in each case, prior to the performance by the Company of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby.

3.17 Environmental Matters. (a) The Company and its Subsidiaries are in compliance, and have at all times in the past complied, with any federal, state or local Law, regulation, order, decree, permit, authorization, common Law or agency requirement relating to: (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance handling or exposure or the protection of natural resources; (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance; or (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury to Persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”); (b) there are no proceedings, claims, actions, or, to the Knowledge of the Company, investigations of any kind, pending, or threatened, by any Person, court, agency, or other Governmental Entity or any arbitral body, against the Company or its Subsidiaries relating to liability under any Environmental Law and, to the Knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or investigation; (c) there are no agreements, orders, judgments or decrees by or with any court, regulatory agency or other Governmental Entity, or any agreements, indemnities or settlements with any Person that impose any liabilities or obligations under, relating to or in respect of any Environmental Law; (d) to the Company’s Knowledge, there are, and have been, no releases of any hazardous substances, wastes or other environmental conditions at any property (currently or formerly owned, operated, or otherwise used by the Company or any of its Subsidiaries) under circumstances which could reasonably be expected to result in liability to or claims against the Company or its Subsidiaries relating to any Environmental Law; and (e) there are no reasonably anticipated future events, conditions, circumstances, practices, plans or legal requirements (in each case of the Company) that could reasonably be expected to give rise to obligations or liabilities under any Environmental Law. The Company has made available to Parent all asbestos surveys and reports, mold surveys and reports, lead surveys and reports, reports on environmental exposure, underground tank removal reports and Phase I (with respect to the Company’s and its Subsidiaries’ branch and headquarters property only) and Phase II environmental reports (environmental assessments) during the past five years with respect to any properties owned or leased by it.

3.18 Taxes. The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate; and (ii) have paid all Taxes (as defined below) that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and for which adequate reserves have been established and reflected on the financial statements of the Company. None of the Tax Returns or matters are currently under any audit, suit, proceeding, examination or assessment by the U.S. Internal Revenue Service (“IRS”) or the relevant state, local or foreign Tax authority and neither the Company nor any of its Subsidiaries has received written notice from any Tax authority that an audit, suit, proceeding, examination or assessment in respect of such Tax Returns or matters pertaining to Taxes are pending or threatened. No deficiencies have been asserted or assessments made against the Company or any of its Subsidiaries that have not been paid or resolved in full. No claim has been made against the Company or any of its Subsidiaries by any Tax authorities in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns that the Company or its Subsidiaries is or may be subject to taxation by that jurisdiction. The Company is not, and during the past five years has never been, a “United States real property holding corporation” within the meaning of Section 897 of the Code. No liens for Taxes exist with respect to any of the assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has entered into any closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings with any Tax authority, nor have any been issued by any Tax authority, in each case that have any continuing effect. Neither the Company nor any of its Subsidiaries (A) has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than, for purposes of filing, affiliated, combined, consolidated or unitary Tax Returns, a group of which the Company was the common parent, (B) has any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) other than Taxes of members of the consolidated group of which the Company is the common parent, (C) is a party to or bound by any Tax sharing or allocation agreement or has any other current or potential contractual obligation to indemnify any other Person with respect to Taxes other than Taxes of members of the consolidated group of which the Company is the common parent, (D) has, or has ever had, a permanent establishment in any country other than the country of its organization, or (E) has granted to any Person any power of attorney that is currently in force with respect to any Tax matter. None of the Company, any of its Subsidiaries, or any Person acting on their behalf has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provisions of state, local or foreign Law by reason of a change in accounting method, has any knowledge that any taxing authority has proposed any such adjustment, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations. Neither the Company nor any of its Subsidiaries has participated in any “listed transactions” within the meaning of Treasury Regulations Section 1.6011-4(b). The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 2010, 2011 and 2012. None of the Company or its Subsidiaries has been a “distributing corporation” or “controlled corporation” (i) in any distribution occurring during the last 30 months that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) or (ii) in any distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) of which the Mergers are a part. As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes all United States federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

3.19 Reorganization. The Company has not taken or agreed to take any action, and is not aware of any fact or circumstance, that would prevent or impede, or could reasonably be expected to prevent or impede, the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.20 Intellectual Property.

(a) Each of the Company and its Subsidiaries (A) solely owns (beneficially, and of record where applicable), free and clear of all Liens, other than Permitted Encumbrances and non-exclusive licenses entered into in the ordinary course of business, all right, title and interest in and to its respective Company Owned Intellectual Property, and (B) to the Knowledge of the Company, has valid and sufficient rights and licenses to all of the Company Licensed Intellectual Property. The Company Owned Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable.

(b) To the Knowledge of the Company, the operation of the Company and each of its Subsidiary’s respective businesses as presently conducted does not infringe, dilute, misappropriate or otherwise violate the Intellectual Property rights of any third Person, and no Person has asserted in writing that the Company or any of its Subsidiaries has infringed, diluted, misappropriated or otherwise violated any third Person’s Intellectual Property rights. To the Knowledge of the Company, no third Person has infringed, diluted, misappropriated or otherwise violated any of the Company’s or any of its Subsidiary’s rights in the Company Owned Intellectual Property.

(c) The Company and each of its Subsidiaries has taken reasonable measures to protect (A) their rights in their respective Company Owned Intellectual Property and (B) the confidentiality of all Trade Secrets that are owned, used or held by the Company or any of its Subsidiaries, and to the Knowledge of the Company, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to appropriate non-disclosure agreements which have not been breached. To the Knowledge of the Company, no Person has gained unauthorized access to the Company’s or its Subsidiaries’ IT Assets since December 31, 2011.

(d) The Company’s and each of its Subsidiary’s respective IT Assets operate and perform substantially as required by the Company and each of its Subsidiaries in connection with their respective businesses and have not materially malfunctioned or failed within the past two years. The Company and each of its Subsidiaries has implemented reasonable backup, security and disaster recovery technology and procedures consistent with industry practices. The Company and each of its Subsidiaries is compliant with all applicable Laws, rules and regulations, and their own privacy policies and commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees.

(e) For purposes of this Agreement,

(i) “Intellectual Property” means any and all: (i) trademarks, service marks, brand names, collective marks, Internet domain names, logos, symbols, slogans, designs and other indicia of origin, together with all translations, adaptations, derivations and combinations thereof, all applications, registrations and renewals for the foregoing, and all goodwill associated therewith and symbolized thereby; (ii) patents and patentable inventions (whether or not reduced to practice), all improvements thereto, and all invention disclosures and applications therefor, together with all divisions, continuations, continuations-in-part, revisions, renewals, extensions, reexaminations and reissues in connection therewith; (iii) confidential proprietary business information, trade secrets and know-how, including processes, schematics, business and other methods, technologies, techniques, protocols, formulae, drawings, prototypes, models, designs, unpatentable discoveries and inventions (“Trade Secrets”); (iv) copyrights in published and unpublished works of authorship (including databases and other compilations of information), and all registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) other intellectual property rights.

(ii) “IT Assets” means, with respect to any Person, the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data, data communications lines, and all other information technology equipment, and all associated documentation owned by such Person or such Person’s Subsidiaries.

(iii) “Company Licensed Intellectual Property” means the Intellectual Property owned by third Persons that is used in or necessary for the operation of the respective businesses of the Company and each of its Subsidiaries as presently conducted.

(iv) “Company Owned Intellectual Property” means Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

3.21 Properties. The Company or one of its Subsidiaries (a) has good and insurable title to all the properties and assets owned by the Company or one of its Subsidiaries (the “Company Owned Properties”), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not adversely affect the value or affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties as bank facilities and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee or subleassee of all leasehold leased or subleased by the Company or one of its Subsidiaries (the “Company Leased Properties” and, collectively with the Company Owned Properties, the

“Company Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or subleassee or, to the Knowledge of the Company, the lessor. None of the Company or any of its Subsidiaries owns, and no such entity is in the process of foreclosing (whether by judicial process or by power of sale) or otherwise in the process of acquiring title to, except pursuant to foreclosures which are pending in the ordinary course of business consistent with past practice, any real property or premises on the date hereof in whole or in part. Section 3.21(a) of the Company Disclosure Schedule contains a complete and correct list of all Company Owned Properties. Section 3.21(b) of the Company Disclosure Schedule contains a complete and correct list of all Company Leased Properties and together with a list of all applicable leases or subleases and the name of the lessor or sublessor (each, a “Lease”).

(a) All buildings, structures, improvements and fixtures on the Company Real Property and the equipment located thereon are in good operating condition and repair, ordinary wear and tear excepted, and conform to all applicable Laws.

(b) The buildings, driveways and all other structures and improvements upon the Company Owned Properties are all within the boundary lines of such property or have the benefit of valid easements and there are no encroachments thereon that would affect the use thereof. There are no outstanding requirements or recommendations by any insurance company that has issued a policy covering the Company Owned Properties, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any such property.

(c) Each of the leases for the Company Leased Property is valid and existing and in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to the Company or any of its Subsidiaries, or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than the Company or one of its Subsidiaries, the foregoing representation is based on the Knowledge of the Company.

(d) As to the Company and its Subsidiaries, none of the Company Real Property has been condemned or otherwise taken by any Governmental Entity and, to the Knowledge of the Company, no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or Law which might adversely affect its use or value for the purposes now made of it. None of the premises or properties of the Company or any of its Subsidiaries is subject to any current interests of third parties or other restrictions or limitations that would impair or be inconsistent with the current use of such property by the Company or such Subsidiary.

(e) The Company has delivered to Parent true, accurate and complete copies of each of the following to the extent in the possession or control of the Company or its Subsidiaries and in any way related to any of the Company Real Property: (i) title commitments together with legible copies of all underlying exceptions, (ii) title policies, (iii) environmental reports, (iv) zoning reports and zoning letters, and (v) licenses and permits.

3.22 Insurance. (a) The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice, and the Company and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

3.23 Accounting and Internal Controls.

(a) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom). The Company and its Subsidiaries have devised and maintain internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and such disclosure controls and procedures are effective.

(b) The Company’s management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2013, and such assessment concluded that such controls were effective. The Company has previously disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its Board of Directors: (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

(c) Since January 1, 2012, (A) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, auditor, accountant or representative of it or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or written claim regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company or any of its Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by it or any of its officers or directors to its board of directors or any committee thereof or to any of its directors or officers.

3.24 Derivatives. The Company does not have any swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions outstanding.

3.25 Loan Matters.

(a) Each loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) in which the Company or any Subsidiary of the Company is a creditor (collectively, “Loans”) currently outstanding (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to the Knowledge of the Company, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception). The notes or other credit or security documents with respect to each such outstanding Loan were in compliance with all applicable Laws at the time of origination or purchase by the Company or its Subsidiaries.

(b) Each outstanding Loan was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained in accordance with the relevant notes or other credit or security documents and the Company’s written underwriting standards, in each case with all applicable requirements of applicable Law.

(c) None of the agreements pursuant to which the Company or any of its Subsidiaries has sold or is servicing (i) Loans or pools of Loans or (ii) participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein or to pursue any other form of recourse against the Company or any of its Subsidiaries solely on account of a payment default by the obligor on any such Loan.

(d) The Company has Previously Disclosed to Parent all claims for repurchases by the Company or any of its Subsidiaries of home mortgage loans that were sold to third parties by the Company and its Subsidiaries that are outstanding or threatened (in writing), in each case, as of the date hereof.

(e) Section 3.25(e) of the Company Disclosure Schedule sets forth a list of (i) each Loan that as of June 30, 2014 (A) was contractually past due 90 days or more in the payment of principal and/or interest, (B) was on non-accrual status, (C) was classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list,” “impaired” or “special mention” (or words of similar import) by the Company, any of its Subsidiaries or any Governmental Entity (D) a specific reserve allocation existed in connection therewith or (E) was required to be accounted for as a troubled debt restructuring in accordance with ASC 310-40, (ii) each Loan that as of June 30, 2014 had an outstanding balance and/or unfunded commitment of $100,000 or more and that as of such date as to which (A) a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the Loans are less than 90 days past due or (B) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, and (iii) each asset of the Company or any of its Subsidiaries that as of June 30, 2014 was classified as “other real estate owned,” “other repossessed assets” or as an asset to satisfy Loans, and the book value thereof as of such date. For each loan identified in accordance with the immediately preceding sentence, Section 3.25(e) of the Company Disclosure Schedule sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity of the borrower thereunder as of June 30, 2014.

(f) Section 3.25(f) of the Company Disclosure Schedule sets forth a list of all Loans as of the date of this Agreement by the Company or any of its Subsidiaries to any directors, officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of the Company or any of its Subsidiaries. There are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O, and all such Loans are and were originated in compliance with all applicable Laws.

(g) Neither the Company nor any of its Subsidiaries is now nor has it ever been since December 31, 2011 subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or agency relating to the origination, sale or servicing of mortgage or consumer Loans.

(h) Since December 31, 2010, each of the Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated by the Company or any of its Subsidiaries satisfied: (1) all applicable Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, loan modification, loss mitigation or filing of claims in connection with such mortgage loans, including, to the extent applicable, all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, in each case applicable as of the time of such origination, processing, underwriting or credit approval; (2) the responsibilities and obligations relating to such mortgage loans set forth in any Contract between the Company or any of its Subsidiaries and any Agency, loan investor or insurer; (3) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, loan investor or insurer, in each case applicable as of the time of such origination, processing, underwriting or credit approval; and (4) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each such mortgage loan; in each case applicable as of the time of such origination, processing, underwriting or credit approval.

(i) Since January 1, 2009, no loan investor representing greater than 25% of the purchased volume for any calendar year has indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with Laws.

(j) Since December 31, 2010, the Company and its Subsidiaries have not engaged in, and, to the Knowledge of the Company, no third-party vendors (including outside law firms and other third-party foreclosure services providers, collectively, the “Mortgage Vendors”) used by the Company or by any of its Subsidiaries has engaged in, directly or indirectly, (1) any foreclosures in violation of any applicable Law, including but not limited to the Servicemembers Civil Relief Act, or in breach of any binding Regulatory Agreement or (2) the conduct referred to as “robo-signing” or any other similar conduct of approving or notarizing documents relating to mortgage loans that do not comply with any applicable Law.

(k) Since December 31, 2010, the Company has not foreclosed upon, managed or taken a deed or title to, any real estate (other than single-family residential properties) without complying with all applicable FDIC environmental due diligence standards (including FDIC Bulletin FIL-14-93, and update FIL-98-2006) or foreclosed upon, managed or taken a deed or title to, any such real estate if the environmental assessment indicates the liabilities under Environmental Laws are likely in excess of the asset’s value.

3.26 Community Reinvestment Act Compliance. The Company and each of its Subsidiaries that is an insured depositary institution is in compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder and has received a Community Reinvestment Act rating of “satisfactory” in its most recently completed exam, and the Company has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances which would reasonably be expected to result in the Company or any such Subsidiary having its current rating lowered.

3.27 Investment Securities. Each of the Company and its Subsidiaries has good and valid title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries and except for such defects in title or Liens that would not be material to the Company and its Subsidiaries. Such securities are valued on the books of the Company and its Subsidiaries in accordance with GAAP.

3.28 Related Party Transactions. Except for Loans set forth in Section 3.25(f) of the Company Disclosure Schedule, for ordinary course bank deposit, trust and asset management services on arms’ length terms, and “compensation” as defined in Item 402 of the SEC’s Regulation S-K, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries or any Person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the Company Common Stock (or any of such Person’s immediate family members or affiliates) (other than Subsidiaries of the Company) on the other hand.

3.29 Labor. Neither the Company nor any of its Subsidiaries is, nor at any time since January 1, 2012 was, a party to or bound by any labor or collective bargaining agreement and to the Knowledge of the Company, there are no organizational campaigns, petitions or other activities or proceedings of any labor union, workers’ council or labor organization seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of the Company or any of its Subsidiaries or compel the Company or any of its Subsidiaries to bargain with any such labor union, workers’ council or labor organization. There are no labor related controversies, strikes, slowdowns, walkouts or other work stoppages pending or, to the Knowledge of the Company, threatened (in writing) and neither the Company nor any of its Subsidiaries has experienced any such labor related controversy, strike, slowdown, walkout or other work stoppage since January 1, 2012. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Each of the Company and its Subsidiaries is in material compliance with all applicable Laws relating to labor, employment, termination of employment or similar matters, including but not limited to Laws relating to discrimination, disability, classification of workers, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not engaged in any unfair labor practices or similar prohibited practices. There are no complaints, lawsuits, arbitrations, administrative proceedings, or other proceedings of any nature pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, any class of the foregoing, or any Governmental Entity, relating to any such Law, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship. The Company has made available to Parent prior to the date of this Agreement a copy of all written policies and procedures related to the Company’s and its Subsidiaries’ employees and a written description of all unwritten policies and procedures related to the Company’s and its Subsidiaries’ employees.

3.30 No Additional Representations.

(a) Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent or any of its or their affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent or any of its affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of Parent or any other Person has made or is making any representations or warranties relating to Parent whatsoever, express or implied, beyond those expressly given by Parent in Article IV hereof, including any implied representation or warranty as to the accuracy of any information made available to the Company or any of its representatives. Without limiting the generality of the foregoing, the Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

No representation or warranty of Parent contained in Article IV (other than the representations and warranties in the third sentence of Section 4.1(a) and Sections 4.2, 4.3(b), 4.8, 4.9 and 4.12 which shall be true and correct in all respects with respect to them) shall be deemed untrue or incorrect, and Parent shall not be deemed to have breached any representation or warranty, in each case for all purposes hereunder, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with such representation or warranty contained in Article IV, would cause the representation or warranty not to be true in all material respects. Subject to the foregoing, except as disclosed in any report, schedule, form or other document filed with, or furnished to, the SEC by Parent prior to the date hereof and on or after the date on which Parent filed with the SEC its Annual Report on Form 10-K for its fiscal year ended December 31, 2013 (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosure of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent hereby represents and warrants to the Company as follows:

4.1 Corporate Organization.

(a) Parent is a corporation duly incorporated and validly existing under the Laws of the State of Washington. Columbia State Bank is a commercial bank duly formed and validly existing under the Laws of the State of Washington. Each of Parent and Columbia State Bank has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent, is and will be duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Parent is duly registered as a bank holding company under the BHC Act.

(b) True, complete and correct copies of the Parent Articles, and the Parent Bylaws, as in effect as of the date of this Agreement, have previously been publicly filed by Parent and made available to the Company. The Parent Articles and Parent Bylaws made available to the Company are in full force and effect.

4.2 Capitalization.

(a) The authorized capital stock of Parent consists of (i) 63,032,681 shares of common stock, with no par value per share (the “Parent Common Stock”), of which, as of July 22, 2014 (the “Parent Capitalization Date”), 52,651,886 were issued and outstanding, and (ii) 2,000,000 shares of preferred stock, no par value per share (“Parent Preferred Stock”), of which, as of the Parent Capitalization Date, 76,898 were designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and 8,782 were designated as Mandatorily Convertible Cumulative Participating Preferred Stock, Series B, none of which were issued or outstanding as of the Parent Capitalization Date. As of the Parent Capitalization Date, 82,964 shares of Parent Common Stock were authorized for issuance upon exercise of options issued pursuant to employee and director stock plans of Parent or a Subsidiary of Parent in effect as of the date of this Agreement (the “Parent Stock Plans”). All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Voting Debt of Parent is issued or outstanding. Except pursuant to this Agreement and the options described in this Section 4.2, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock, Parent Preferred Stock, Voting Debt of Parent or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock, Parent Preferred Stock, Voting Debt of Parent or other equity securities of Parent. There are no contractual obligations of Parent or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any equity security of Parent or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Parent or its Subsidiaries or (ii) pursuant to which Parent or any of its Subsidiaries is or could be required to register shares of Parent capital stock or other securities under the Securities Act. There are no voting trusts or other agreements or understandings to which Parent, any Subsidiary of Parent or, to the Knowledge of Parent, any of their respective officers or directors, is a party with respect to the voting of any Parent Common Stock, Parent Preferred Stock, Voting Debt or other equity securities of Parent. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(b) All of the issued and outstanding shares of capital stock or other equity ownership interests of Columbia State Bank are owned by Parent, directly or indirectly, free and clear of any material Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except for shares of Columbia State Bank, which are assessable pursuant to Section 30.44.020 of the Revised Code of Washington) and free of preemptive rights. Columbia State Bank does not have or is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of Columbia State Bank or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Columbia State Bank.

4.3 Authority; No Violation.

(a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger, the Bank Merger or the other transactions contemplated hereby have been duly, validly and unanimously approved and this Agreement duly adopted by the Board of Directors of Parent, and the Board of Directors of Parent has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Parent and its shareholders. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (subject to the Bankruptcy and Equity Exception).

(b) Neither the execution and delivery of this Agreement, nor the consummation by Parent, as applicable, of the Merger, the Bank Merger or the other transactions contemplated hereby, nor compliance with any of the terms or provisions of this Agreement, will (i) violate any provision of the Parent Articles, Parent Bylaws or similar documents of Parent’s Subsidiaries, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (A) violate any Law applicable to Parent, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, permit, agreement, bylaw or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii), for any such violation, conflict, breach, default, termination, cancellation, acceleration or creation as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent.

4.4 Consents and Approvals. Except for (a) any applicable filing with the Nasdaq, (b) the filing with the SEC of the Proxy Statement and the Form S-4 in which the Proxy Statement will be included, and declaration of effectiveness of the Form S-4, (c) the filing of a notice and/or an application with the Federal Reserve pursuant to the Bank Holding Company Act of 1956, as amended, or regulations promulgated by the Federal Reserve thereunder, (d) filings of applications and notices to the Idaho Department of Finance in accordance with Section 26-2605 of the Idaho Banking Act and Section 16-1604 of the Idaho Interstate Branching Act and the Washington State Department of Financial Institutions pursuant to Sections 30.49.040, 30.49.125 and 30.04.405 of the Revised Code of Washington and approval of or non-objection to such applications, filings and notices, (e) the filing of a bank merger application with the FDIC pursuant to the Bank Merger Act of 1960, as amended, (f) the filing of the Washington Articles of Merger with the Washington Secretary, the Statement of Merger with the Idaho Secretary and the filings of the Bank Merger Certificates and (g) such filings and approvals as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Parent of the Merger, the Bank Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Parent of this Agreement.

4.5 Reports.

(a) Parent and each of its Subsidiaries have timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2011 with the Regulatory Agencies and each other applicable Governmental Entity, and all other reports and statements required to be filed by them since December 31, 2011, including any report or statement required to be filed pursuant to the Laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency or other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, and there are no material violations or exceptions in any such material report or statement that are unresolved as of the date hereof.

(b) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Parent pursuant to the Securities Act or the Exchange Act since December 31, 2011 and prior to the date of this Agreement (the “Parent SEC Reports”) is publicly available. No such Parent SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Parent SEC Reports. None of Parent’s Subsidiaries is required to file periodic reports with the SEC or any other Governmental Entity pursuant to Section 13 or 15(d) of the Exchange Act (other than Form 13F).

(c) Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq.

4.6 Financial Statements. The financial statements of Parent and its Subsidiaries included (or incorporated by reference) in the Parent SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, Deloitte & Touche LLP has not resigned (or informed Parent that indicated it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

4.7 Broker’s Fees. Neither Parent nor any of its Subsidiaries nor any of their respective officers or directors have employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or any other transactions contemplated by this Agreement, other than to Keefe, Bruyette & Woods, Inc.

4.8 Absence of Changes. Since June 30, 2014, no event or events has occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

4.9 Compliance with Applicable Law. Parent and each of its Subsidiaries hold, and have at all times since December 31, 2012 held, all licenses, franchises, permits and authorizations which are necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to applicable Law (and have paid all fees and assessments due and payable in connection therewith) and, to the Knowledge of Parent, no suspension or cancellation of any such licenses, franchise, permit or authorization is threatened in writing, except in each case where the failure to hold such license, franchise, permit or authorization, such fees or assessments or such suspensions or cancellations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent and each of its Subsidiaries has complied with, and are not in default or violation of any, applicable Law relating to Parent or any of its Subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

4.10 Approvals. As of the date of this Agreement, Parent knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

4.11 Parent Information. The information relating to Parent and its Subsidiaries that is provided by Parent or its representatives for inclusion in the Proxy Statement and the Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to Parent and its Subsidiaries and other portions within the reasonable control of Parent and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Form S-4 will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

4.12 Legal Proceedings. There is no suit, action, investigation, claim, proceeding or review pending, or to the Knowledge of Parent, threatened against or affecting it or any of its Subsidiaries or any of the current or former directors or executive officers of it or any of its Subsidiaries and there are no facts or circumstances that would reasonably be expected to result in any claims against Parent or any of its Subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. There is no outstanding injunction, order, writ, award, judgment, settlement, arbitration ruling, decree or regulatory restriction imposed upon or entered into by Parent, any of its Subsidiaries or the assets of it or any of its Subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

4.13 Accounting and Internal Controls.

(a) The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom). Parent and its Subsidiaries have devised and maintain internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on its financial statements. Parent has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to Parent and its Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and such disclosure controls and procedures are effective.

(b) Parent’s management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2013, and such assessment concluded that such controls were effective. Parent has previously disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

(c) Since January 1, 2012, (A) neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any director, officer, auditor, accountant or representative of it or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or written claim regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Parent or any of its Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by it or any of its officers or directors to its board of directors or any committee thereof or to any of its directors or officers.

4.14 Related Party Transactions. As of the date of this Agreement, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Parent or any of its Subsidiaries, on the one hand, and any current or former director or executive officer of Parent or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the Parent Common Stock (or any of such person’s immediate family members or Affiliates) (other than Subsidiaries of Parent) on the other hand, that are required to be disclosed in a proxy statement pursuant to Section 14 of the Exchange Act and are not so disclosed.

4.15 No Additional Representations.

(a) Except for the representations and warranties made by Parent in this Article IV, Neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, Neither Parent nor other Person makes or has made any representation or warranty to the Company or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Subsidiaries or their respective businesses or (ii) except for the representations and warranties made by Parent in this Article IV, any oral or written information presented to the Company or any of its affiliates or representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that neither the Company nor any other Person has made or is making any representations or warranties relating to the Company whatsoever, express or implied, beyond those expressly given by the Company in Article III hereof, including any implied representation or warranty as to the accuracy available to Parent or any of its representatives. Without limiting the generality of the foregoing, Parent acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or any of its representatives.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Businesses Prior to the Effective Time. Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Law, or with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, (i) the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice in all material respects and (b) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships, and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, officers and employees and business associates and keep available the services of the Company and its Subsidiaries’ present employees and agents and (ii) each of the Company and Parent shall, and shall cause each of its respective Subsidiaries to, take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either the Company or Parent to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

5.2 Company Forbearances. During the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, except as Previously Disclosed, as expressly contemplated or permitted by this Agreement, or as required by applicable Law, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which shall not be unreasonably withheld):

(a) (i) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its capital stock, or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities or receive a cash payment based on the value of any shares of such capital stock, or (ii) permit any additional shares of its capital stock, or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities or receive a cash payment based on the value of any shares of such capital stock, to become subject to new grants, in each case except as required pursuant to the exercise or settlement of Company Stock Options or Company Restricted Stock Awards outstanding on the date hereof in accordance with the terms of the applicable Company Stock Plan in effect on the date hereof, or as required under the terms of Company Warrants.

(b) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than authorized dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries) or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock.

(c) Amend or modify the material terms of, waive, release or assign any rights under, terminate, renew or allow to renew automatically, make any payment not then required under, knowingly violate the terms of or enter into (i) any Material Contract, Lease, Regulatory Agreement, any contract that would be a Material Contract if it were in existence on the date hereof or other binding obligation that is material to the Company and its Subsidiaries, taken as a whole, (ii) any material restriction on the ability of the Company or its Subsidiaries to conduct its business as it is presently being conducted or (iii) any contract governing the terms of the Company Common Stock or rights associated therewith or any other outstanding capital stock or any outstanding instrument of indebtedness.

(d) Sell, transfer, mortgage, lease, guarantee, encumber, license, let lapse, cancel, abandon or otherwise create any Lien on or otherwise dispose of or discontinue any of its assets, deposits, business or properties (other than sales of loans and loan participations pursuant to Section 5.2(q), which Section 5.2(q) will exclusively govern such sales of loans and loan participations hereunder), except for sales, transfers, mortgages, leases, guarantees, encumbrances, licenses, lapse, cancellation, abandonments or other dispositions or discontinuances in the ordinary course of business and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole.

(e) Acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, business, deposits or properties of any other entity (other than purchases of loans and loan participations pursuant to Section 5.2(q), which Section 5.2(q) will exclusively govern such purchases of loans and loan participations hereunder), except in the ordinary course of business and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole, and would not reasonably be expected to present a material risk that the Closing Date will be materially delayed or that the Requisite Regulatory Approvals will be more difficult to obtain.

(f) Amend the Company Articles or the Company Bylaws, or similar governing documents of any of its Subsidiaries.

(g) Except as required under applicable Law or the terms of any Employee Benefit Plan in effect as of the date hereof (i) increase in any manner the compensation, bonus or pension, welfare, severance or other benefits of any of the current or former directors, officers, employees or other service providers of the Company or its Subsidiaries, except for ordinary course merit-based increases in the base salary of employees (other than directors or executive officers of, or individuals who are party to an employment agreement or change of control agreement with, the Company or its Subsidiaries) consistent with past practice, (ii) become a party to, establish, amend, alter a prior interpretation of in a manner that enhances rights or materially increases costs, commence participation in, terminate or commit itself to the adoption of any Employee Benefit Plan or plan that would be an Employee Benefit Plan if in effect as of the date hereof, other than de minimis amendments in the ordinary course of business consistent with past practice, (iii) grant any new equity award, (iv) grant, pay or increase (or commit to grant, pay or increase) any severance, retirement or termination pay, other than in connection with termination of employment in the ordinary course of business consistent with past practice, (v) accelerate the payment or vesting of, or lapsing of restrictions with respect to, any stock-based compensation, long-term incentive compensation or any bonus or other incentive compensation, (vi) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Benefit Plan, (vii) terminate the employment or services of any officer or employee who is party to a change in control agreement other than for cause, (viii) enter into any collective bargaining or other agreement with a labor organization, (ix) forgive or issue any loans to any current or former officer, employee or director of the Company or its Subsidiaries or (x) hire any officer, employee or other service provider except in the ordinary course of business for non-executive officer positions for an annual base salary not in excess of $100,000.

(h) Notwithstanding anything herein to the contrary, take, or omit to take, any action that would prevent or impede, or could reasonably be expected to prevent or impede, the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(i) Incur or guarantee any indebtedness for borrowed money, other than in the ordinary course of business, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person.

(j) Enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by Law or requested by a Regulatory Agency.

(k) (i) Other than in accordance with the investment policies of the Company or any of its Subsidiaries in effect on the date hereof or in securities transactions as provided in (ii) below, make any investment either by contributions to capital, property transfers or purchase of any property or assets of any Person or (ii) other than purchases of direct obligations of the United States of America or obligations of United States government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of one year or less, purchase or acquire securities of any type; provided, however, that in the case of investment securities the Company may purchase investment securities if, within two (2) Business Days after the Company requests in writing (which request shall describe in detail the investment securities to be purchased and the price thereof) that Parent consent to making of any such purchase, Parent has approved such request in writing or has not responded in writing to such request.

(l) Enter into any settlement, compromise or similar agreement with respect to, any action, suit, claim, proceeding, order or investigation to which the Company or any of its Subsidiaries is or become a party after the date of this Agreement, which settlement, compromise, agreement or action, suit, claim, proceeding, order or investigation that is settled in an amount and for consideration not in excess of $50,000 individually or $100,000 in the aggregate and that would not (i) impose any material restriction on the business of it or its Subsidiaries or (ii) create adverse precedent for claims that are reasonably likely to be material to it or its Subsidiaries.

(m) Other than as determined to be necessary or advisable by the Company in the good faith exercise of its discretion based on changes in market conditions, alter materially its interest rate or pricing fee or fee pricing policies with respect to depository accounts of any of its Subsidiaries or waive any material fees with respect thereto.

(n) Except as required by applicable Law or by a Regulatory Agency, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices or (ii) fail to follow in all material respects, the Company’s or its applicable Subsidiary’s existing policies or practices with respect to managing its exposure to interest rate and other risk.

(o) Enter into any securitizations of any Loans or create any special purpose funding or variable interest entity other than on behalf of clients.

(p) Invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements.

(q) (i) Except for Loans or commitments for Loans that have been approved by the Company prior to the date of this Agreement, make any Loan or Loan commitment to any Person which would, when aggregated with all outstanding Loans or Loan commitments or any renewals or extensions thereof made to such Person and any Affiliate or immediate family member of such Person exceed $1,500,000 or (ii) purchase or sell any loan or loan participation in excess of $1,500,000, in each case, without first submitting a copy of the loan write up containing the information customarily submitted to the Loan Committee of Panhandle State Bank, to the chief credit officer of Parent two (2) full Business Days prior to taking such action; provided, that, if Parent objects in writing to such loan or loan commitment or such purchase or sale within two (2) full Business Days after receiving such loan write up, the Company shall obtain the approval of a majority of the members of the Loan Committee of Panhandle State Bank prior to making such loan or loan commitment or such purchase or sale.

(r) Make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility.

(s) Make any capital expenditures other than capital expenditures in the ordinary and usual course of business consistent with past practice in amounts not exceeding $50,000 individually or $150,000 in the aggregate.

(t) Pay, loan or advance any amount to, or sell, transfer or lease any properties, rights or assets (real, personal or mixed, tangible or intangible) to, or enter into any arrangement or agreement with, any of its officers or directors or any of their family members, or any affiliates or associates (as defined under the Exchange Act) of any of its officers or directors, other than Loans originated in the ordinary course of business and, in the case of any such arrangements or agreements relating to compensation, fringe benefits, severance or termination pay or related matters, only as otherwise permitted pursuant to this Section 5.2.

(u) Take any action or omit to take any action that is intended to or would reasonably be likely to result in (i) any of the Company’s representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement, except as may be required by applicable Law.

(v) Make or change any material Tax elections, change or consent to any change in it or its Subsidiaries’ method of accounting for Tax purposes (except as required by applicable Tax Law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for Taxes, or file any material amended Tax Return.

(w) Agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.2.

5.3 Parent Forbearances. Except as expressly permitted by this Agreement or with the prior written consent of Company (which shall not be unreasonably withheld), during the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, Parent shall not, and shall not permit any of its Subsidiaries to, except as may be required by applicable Law or policies imposed by any Governmental Entity, (i) take any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by this Agreement, or (ii) take, or omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) Parent and the Company shall reasonably promptly prepare and shall use their commercially reasonable efforts to file with the SEC on or prior to August 22, 2014, and in any event as soon as reasonably practicable thereafter, the Form S-4, in which the Proxy Statement and a prospectus will be included. Each of Parent and the Company shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail or deliver the Proxy Statement to its shareholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

(b) The parties shall reasonably cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the Merger, the Bank Merger and the other transactions contemplated by this Agreement as soon as reasonably possible, and to comply with the terms and conditions of all such permits, consents, approvals, and authorizations of all such third parties or Governmental Entities. Parent shall use its commercially reasonable efforts to make all initial requisite regulatory filings on or before August 15, 2014 and in any event as soon as reasonably practicable thereafter (other than any notice to the Federal Reserve under its regulations, which will be filed in accordance with the timing contemplated by such regulations). The Company and Parent shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable Laws, all the non-confidential information relating to the Company or Parent (excluding any confidential financial information relating to individuals), as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations (collectively the “Approvals”) of all third parties and Governmental Entities necessary or advisable to consummate the Merger, the Bank Merger and the other transactions contemplated by this Agreement and each party will keep the other reasonably apprised of the status of matters relating to such Approvals and the completion of the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

(c) Each of Parent and the Company shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Each of Parent and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and each amendment or supplement thereto, if any, becomes effective under the Securities

Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Company’s meeting of its shareholders to consider and vote upon approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Each of Parent and the Company further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the Form S-4 or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Form S-4 or the Proxy Statement, as applicable.

Notwithstanding the foregoing, nothing contained herein shall be deemed to require Parent or any of its Subsidiaries to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities that would reasonably be likely, in each case following the Effective Time (but regardless when the action, condition or restriction is to be taken or implemented), to have a Material Adverse Effect on Parent (measured on a scale relative to the Company), a Material Adverse Effect on the Company or materially restrict or impose a material burden on Parent or any of its Subsidiaries (including, after the Effective Time, the Company and its Subsidiaries) in connection with the transactions contemplated hereby or with respect to the business or operation of Parent or any of its Subsidiaries (including, after the Effective Time, the Company and its Subsidiaries) (a “Materially Burdensome Regulatory Condition”).

(d) Each of Parent and the Company shall promptly advise the other upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the Merger, the Bank Merger and the other transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed.

6.2 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company and Parent agrees to cooperate with the other and use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable on its part under this Agreement or under applicable Laws to consummate and make effective the Merger, and the other transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VII hereof.

6.3 Access to Information.

(a) Upon reasonable notice and subject to applicable Laws, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of Parent, reasonable access, during normal business hours during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to all its properties, books, contracts, commitments, personnel and records, and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities Laws or federal or state banking Laws (other than reports or documents that the Company is not permitted to disclose under applicable Law), (ii) all other information concerning its business, properties and personnel as Parent may reasonably request and (iii) access to the necessary information (including the Company’s own good faith estimates as available and third-party reports, if any, commissioned by the Company at Parent’s request) in order to prepare a good faith estimate of the potential impact of Sections 280G and 4999 of the Code with respect to amounts potentially payable to senior executives of the Company in connection with the consummation of the transactions contemplated by this Agreement. Upon the reasonable request of the Company, Parent shall furnish such reasonable information about it and its business as is reasonably relevant to the Company and its shareholders in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Neither the Company nor Parent, nor any of their Subsidiaries shall be required to provide access to or to disclose information to the extent such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any Law or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. In addition to the foregoing, on an every other week basis, the Company shall provide Parent with a listing of all new and renewed loans and loan modifications, loan payoffs and loan purchases in the preceding two weeks.

(b) All nonpublic information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between the parties dated April 3, 2014 (the “Confidentiality Agreement”).

(c) No investigation by a party hereto or its representatives shall affect or be deemed to modify or waive any representations, warranties or covenants of the other party set forth in this Agreement.

6.4 Shareholder Approval. The Company agrees to take, in accordance with applicable Law and the Company Articles and the Company Bylaws, all action necessary to convene as soon as practicable after the Form S-4 is declared effective (but in no event later than forty-five (45) days after the Form S-4 is declared effective), a special meeting or meetings of its shareholders duly called and held for such purposes (the “Company Shareholder Meeting”) to consider and to obtain the Company Shareholder Approval. Subject to Section 6.9(b)-(c), the Board of Directors of the Company shall at all times prior to and during such special meeting recommend such approval and shall use its reasonable best efforts to solicit such approval by its shareholders (the “Company Board Recommendation”). Without limiting the generality of the foregoing, unless this Agreement has terminated in accordance with its terms, this Agreement and the Merger shall be submitted to the Company’s shareholders at the Company Shareholder Meeting whether or not (x) the Board of Directors of the Company shall have effected an Adverse Change of Recommendation or (y) any Company Acquisition Proposal shall have been publicly proposed or announced or otherwise submitted to the Company or any of its advisors. The Company shall not, without the prior written consent of Parent, adjourn or postpone the Company Meeting; provided that the Company may, without the prior written consent of Parent, adjourn or postpone the Company Shareholder Meeting (A) if on the date on which the Company Shareholder Meeting is originally scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Shareholder Approval, the Company shall adjourn the Company Shareholder Meeting until such date as shall be mutually agreed upon by the Company and Parent, which date shall not be less than five (5) days nor more than ten (10) days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use all reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from shareholders relating to the Company Shareholder Approval, (B) after consultation with Parent, if the failure to adjourn or postpone the Company Shareholder Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required supplement or amendment to the Proxy Statement, or (C) after consultation with the Company, for a single period not to exceed ten (10) Business Days, to solicit additional proxies if necessary to obtain the Company Shareholder Approval. Parent may require the Company to adjourn, delay or postpone the Company Shareholder Meeting once for a period not to exceed thirty (30) calendar days (but prior to the date that is two (2) Business Days prior to the End Date) to solicit additional proxies necessary to obtain the Company Shareholder Approval. Once the Company has established the Record Date, the Company shall not change such record date or establish a different record date for the Company Shareholder Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Company Articles or the Company Bylaws.

6.5 Nasdaq Listing. Prior to the Closing Date, Parent shall file with Nasdaq any required notices or forms with respect to the shares of Parent Common Stock to be issued in the Merger.

6.6 Employee Matters.

(a) During the period commencing at the Effective Time and ending on the fifteen (15) month anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide each employee who is actively employed by the Company and its Subsidiaries on the Closing Date (each a “Continuing Employee”) while employed by Parent or any of its Subsidiaries following the Effective Time with: (i) base salary no less favorable than the base salary provided to such Continuing Employees immediately prior to the Effective Time; and (ii) employee benefits which, in the aggregate, are no less favorable than employee benefits provided by Parent to similarly situated employees of Parent; provided, however, that until such time as Parent shall cause Continuing Employees to participate in the benefit plans of Parent, a Continuing Employee’s continued participation in the Employee Benefit Plans shall be deemed to satisfy the foregoing provision of this sentence (it being understood that participation in Parent benefit plans may commence at different times with respect to each Employee Benefit Plan). Accordingly, the Company shall cooperate with Parent to ensure that from the Closing Date through the next open enrollment date for Parent’s group health, dental, vision and life insurance plans, the Continuing Employees shall continue to be covered by the Company’s group health, dental, vision and life insurance plans; provided, however, that the Company shall terminate, effective as of the Effective Time, its plans and programs with respect to long term care and health savings accounts.

Without limiting the generality of the foregoing, during the period commencing at the Effective Time and ending on the fifteen (15) month anniversary of the Effective Time, Parent shall, or shall cause the Surviving Company to, maintain without amendment the severance policy of Company and its Subsidiaries applicable to Continuing Employees as of the date hereof (the “Company Severance Plan”) and provide each Continuing Employee who is not party to an individual employment, severance or change of control agreement at the time of his or her termination of employment whose employment is terminated (other than under circumstances that constitute a termination for “cause”) with the severance payments and/or benefits, if any, to which the Continuing Employee would have been entitled under the Company Severance Plan immediately prior to the Effective Time, taking into account the Continuing Employee’s length of service with the Company and its Subsidiaries as provided in Section 6.6(b).

(b) Upon Continuing Employees’ enrollment in Parent’s employee benefit plans, such Continuing Employees will, consistent with the provisions of Section 6.6(a) above, become participants in all Parent’s employee benefit plans, practices, and policies on the same terms and conditions as similarly situated employees of Parent. Without limiting the generality of the foregoing, prior service credit for each of Continuing Employee’s service with the Company, except as expressly provided otherwise herein, shall be given by Parent with respect to all Parent’s retirement plans, employee benefit plans, practices, and policies to the extent that such crediting of service does not result in duplication of benefits, but not for accrual of benefits under any defined benefit. If any Continuing Employee becomes eligible to participate in any Parent employee benefit plan, practice, or policy that provides medical, hospitalization or dental benefits, Parent shall (A) use commercially reasonably best efforts to cause any pre-existing condition limitations or eligibility waiting periods under such Parent benefit plan to be waived with respect to such Continuing Employee and his or her covered dependents to the extent such limitation would have been waived or satisfied under the Employee Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time, and (B) recognize for purposes of annual deductible and out-of-pocket limits under their health plans applicable to Continuing Employees, deductible and out-of-pocket expenses incurred by such Continuing Employee and his or her covered dependents under any Employee Benefit Plan on or prior to the Closing Date.

(c) From and after the Effective Time, subject to the requirements of applicable Law, Parent shall assume the written agreements of Continuing Employees, on the one hand, and the Company or its Subsidiaries, on the other hand, as set forth in Section 6.6(c) of the Company Disclosure Schedule.

(d) If requested in writing by Parent prior to the Effective Time, the Company shall take (or cause to be taken) all actions reasonably determined by Parent to be necessary or appropriate to terminate, effective immediately prior to the Effective Time, any Employee Benefit Plans that contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

(e) From and after the date hereof, prior to making any written or oral communications to officers or employees of the Company or any of its Subsidiaries pertaining to compensation, benefit or other employment-related matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall cooperate in providing any such mutually agreeable communication.

(f) Without limiting the generality of Section 9.10, the provisions of this Section 6.6 are solely for the benefit of the parties to this Agreement, and no current or former employee, independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Employee Benefit Plan, Parent Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Company or any of their respective affiliates; (ii) alter or limit the ability of Parent or any of its Subsidiaries (including, after the Closing Date, the Surviving Corporation and its Subsidiaries) to amend, modify or terminate any Employee Benefit Plan, Parent Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date; or (iii) confer upon any current or former employee, independent contractor or other service provider any right to employment or continued employment or continued service with Parent or any of its Subsidiaries (including, following the Closing Date, the Surviving Corporation and its Subsidiaries), or constitute or create an employment or other agreement with any employee, independent contractor or other service provider.

6.7 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, each of Parent and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement, to the extent they are indemnified on the date hereof, to the fullest extent permitted under applicable Law; and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification.

(b) Subject to the following sentence, for a period of six (6) years following the Effective Time, the Surviving Corporation will provide director’s and officer’s liability insurance (“D&O Insurance”) that serves to reimburse the present and former officers and directors of the Company or any of its Subsidiaries (determined as of the Effective Time) (providing only for the Side A coverage for Indemnified Parties where the existing policies also include Side B coverage for the Company) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated by this Agreement), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party as that coverage currently provided by the Company; provided, however, that in no event shall the Surviving Corporation be required to expend in the aggregate for such six (6)-year period, an amount in excess of 150% of the aggregate annual premiums paid as of the date hereof by the Company for any such insurance; provided, further, that if the Surviving Corporation is unable to maintain or obtain the D&O Insurance called for by this Section 6.7, the Surviving Corporation shall obtain as much comparable insurance as is available at a cost in the aggregate for such six (6)-year period up to 150% of the current annual premium; provided, further, that officers and directors of the Company may be required to make application and provide customary representations and warranties to the Surviving Corporation’s insurance carrier for the purpose of obtaining such D&O Insurance. Prior to the Effective Time and in lieu of the foregoing, the Company will use reasonable best efforts to purchase a six (6)-year prepaid “tail” policy for directors’ and officers’ liability insurance on the terms described in the prior sentence and fully pay for such policy prior to the Effective Time, at an aggregate cost up to, but not exceeding 150% of the current annual premium for such insurance.

(c) Any Indemnified Party wishing to claim indemnification under Section 6.7(a), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify Parent or the Surviving Corporation thereof; provided that failure to so notify will not affect the obligations of Parent or the Surviving Corporation under Section 6.7(a) unless and to the extent that Parent or the Surviving Corporation is actually and materially prejudiced as a consequence.

6.8 Exemption from Liability Under Rule 16(b)-3. Prior to the Effective Time, Parent and the Company shall each take all such steps as may be necessary or appropriate to cause any disposition of shares of Company Common Stock or conversion of any derivative securities in respect of such shares of Company Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.9 No Solicitation.

(a) The Company agrees that none of it or any of its Subsidiaries nor any of their respective officers, directors and employees will, and will cause its and its Subsidiaries’ officers, directors, agents, representatives, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate any inquiries or the making of proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to, any Company Acquisition Proposal or otherwise facilitate any effort to attempt or make or implement a Company Acquisition Proposal.

(b) Notwithstanding anything to the contrary contained in this Agreement, if at any time after the date hereof and prior to, but not after, obtaining the Company Shareholder Approval the Company receives an unsolicited bona fide Company Acquisition Proposal and the Board of Directors of the Company concludes in good faith that such Company Acquisition Proposal constitutes, or is reasonably expected to result in, a Company Superior Proposal, then the Company and its Board of Directors may, and may permit its Subsidiaries and its and its Subsidiaries’ representatives to, furnish or cause to be furnished nonpublic information and participate in such negotiations or discussions to the extent that the Board of Directors of the Company concludes in good faith (and based on the advice of outside legal counsel) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable Law; provided that prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso or engaging in any negotiations, it shall have entered into a confidentiality agreement with such third party on terms no less restrictive in the aggregate to the counterparty than those contained in the Confidentiality Agreement and which expressly permits the Company to comply with its obligations pursuant to this Section 6.9. Subject to the foregoing and Section 6.9(c) below, the Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Parent with respect to any Company Acquisition Proposal and will use its reasonable best efforts, subject to applicable Law, to (i) enforce any confidentiality or similar agreement relating to a Company Acquisition Proposal and (ii) within ten (10) Business Days after the date hereof, request and confirm the return or destruction of any confidential information provided to any Person (other than Parent and its affiliates) pursuant to any such confidentiality or similar agreement. The Company will promptly (and in any event within twenty-four (24) hours) advise Parent following receipt of any Company Acquisition Proposal, any discussions or negotiations are sought to be initiated or continued or any request for nonpublic information or inquiry that would reasonably be expected to lead to any Company Acquisition Proposal and the substance thereof (including the identity of the Person making such Company Acquisition Proposal), and will keep Parent promptly apprised of any related developments, discussions and negotiations (including the terms and conditions of any such request, inquiry or Company Acquisition Proposal, or all amendments or proposed amendments thereto) on a current basis (it being understood that for the avoidance of doubt that no such communications to Parent shall be deemed an Adverse Change of Recommendation). The Company agrees that it shall contemporaneously provide to Parent any confidential or nonpublic information concerning the Company or any of its Subsidiaries that may be provided to any other Person in connection with any Company Acquisition Proposal which has not previously been provided to Parent.

(c) (i) None of the Board of Directors of the Company or any committee thereof shall: (A) except as expressly permitted by, and after compliance with, Section 6.9(c)(ii)(B) hereof, make any Adverse Change of Recommendation; or (B) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (other than a confidentiality agreement referred to in Section 6.9(b) entered into in compliance with Section 6.9(b) relating to any Company Acquisition Proposal made to the Company.

(ii) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to, but not after, obtaining the Company Shareholder Approval, the Board of Directors of the Company may make an Adverse Change of Recommendation or terminate this Agreement pursuant to Section 8.1(d) if the Company receives a Company Acquisition Proposal that is not withdrawn and the Board of Directors of the Company concludes in good faith that such Company Acquisition Proposal constitutes a Company Superior Proposal; provided that:

(A) the Board of Directors of the Company concludes in good faith (and based on the advice of outside legal counsel) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable Law;

(B) the Company provides Parent prior written notice at least five (5) Business Days prior to taking such action, which notice shall state that the Board of Directors of the Company has received a Company Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Board of Directors of the Company has resolved to effect an Adverse Change of Recommendation or to terminate this Agreement pursuant to Section 8.1(d), as applicable, which notice shall specify the basis for such Adverse Change of Recommendation or termination, including the material terms of the Company Superior Proposal (a “Notice of Superior Proposal”) (it being understood for the avoidance of doubt that such Notice of Superior Proposal shall not be deemed an Adverse Change of Recommendation);

(C) during such five (5)-Business Day period, the Company negotiates in good faith with Parent (to the extent that Parent wishes to negotiate) to enable Parent to make an improved offer that is at least as favorable to the shareholders of the Company so that such Company Acquisition Proposal would cease to constitute a Company Superior Proposal; and

(D) at the end of such five (5)-Business Day period (or such earlier time that Parent advises the Company that it no longer wishes to negotiate to amend this Agreement), the Board of Directors of the Company, after taking into account any modifications to the terms of this Agreement and the Merger agreed to by Parent after receipt of such notice, continues to believe that such Company Acquisition Proposal constitutes a Company Superior Proposal.

(d) Nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Company Acquisition Proposal; provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement. As used in this Agreement, “Company Acquisition Proposal”

means a tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner more than 24.9% of the voting power in, or more than 24.9% of the fair market value of the business, assets or deposits of, the Company or any of its Subsidiaries or any public announcement of a proposed plan or intention to do any of the foregoing or any agreements to engage in any of the foregoing, other than the transactions contemplated by this Agreement and any sale of whole loans and securitizations in the ordinary course. As used in this Agreement, “Company Superior Proposal” means an unsolicited bona fide written Company Acquisition Proposal that the Board of Directors of the Company concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby and to be reasonably capable of being consummated on the terms proposed, (i) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm), (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein and (iii) after taking into account all legal (with the advice of counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing) and any other relevant factors permitted under applicable Law, and after taking into account any amendment or modification to this Agreement agreed to by Parent; provided that for purposes of the definition of “Company Superior Proposal,” the references to “more than 24.9%” in the definition of Company Acquisition Proposal shall be deemed to be references to “50%.”

6.10 Takeover Laws. No party will take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them will take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. If any Takeover Laws becomes applicable to this Agreement or the transactions contemplated hereby or thereby, including the Merger, the parties shall take all reasonable action necessary to ensure that the transactions contemplated by this Agreement, including the Merger, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such Takeover Law on this Agreement or the transactions contemplated hereby, including the Merger.

6.11 Financial Statements and Other Current Information. As soon as reasonably practicable after they become available, but in no event more than fifteen (15) days after the end of each calendar month ending after the date hereof, the Company will furnish to Parent, (a) consolidated financial statements (including balance sheets, statements of operations and stockholders’ equity) of it or any of its Subsidiaries (to the extent available) as of and for such month then ended, (b) internal management reports showing actual financial performance against plan, and (c) to the extent permitted by applicable Law, any reports provided to its Board of Directors or any committee thereof relating to the financial performance and risk management of it or any of its Subsidiaries.

6.12 Notification of Certain Matters. The Company and Parent will give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to a failure of a condition in Article VII.

6.13 Parent’s Board of Directors. Prior to the Effective Time, Parent’s Nominating and Corporate Governance Committee shall recommend to Parent’s Board of Directors one Person from the Board of Directors of the Company to serve on the Board of Directors of Parent following the Effective Time. Such Person shall have been an active member of the Company’s Board of Directors as of June 30, 2014 through the Effective Time, with personal connections to the local civic and business community of the Company, and shall have qualified as an “independent” director of Parent under applicable Nasdaq rules and otherwise meet any qualifications under Parent’s Bylaws and applicable Laws. Upon approval of such Person by Parent’s Board of Directors, such director shall be invited to join the Boards of Directors of Parent and Columbia State Bank

effective as of the Effective Time. Such director shall be entitled to compensation, indemnification and expense reimbursement in connection with his or her role as a director to the same extent as other directors on such Boards of Director of Parent and Columbia State Bank. Upon Closing or promptly thereafter, Columbia State Bank shall form an advisory board and invite members of the Company’s Board of Directors as shall be mutually agreed between Parent and the Company to join such advisory board on further terms and conditions to be determined by Columbia State Bank prior to Closing.

6.14 Company Trust Preferred Securities; FHLB Borrowings. The Company will cooperate with Parent to effect the redemption or repayment, as applicable, of the Company’s trust preferred securities of Intermountain Statutory Trust I and Intermountain Statutory Trust II, discharging the Company’s FHLB borrowings and repaying the term loan provided in the loan agreement with Nexbank SSE in the amount of $7,000,000, subject to and contingent upon the occurrence of the Closing, to the extent permitted by the terms of the governing indentures and/or applicable governing documentation and subject to and contingent upon regulatory approval.

6.15 Third-Party Agreements.

(a) The parties shall use commercially reasonable efforts to obtain (i) the consents or waivers required to be obtained from any third parties in connection with the Merger, the Bank Merger and the other transactions contemplated hereby (in such form and content as mutually agreed by the parties) promptly after the date of this Agreement and (ii) the cooperation of such third parties to effect a smooth transition in accordance with the parties’ timetable at or after the Effective Time. The Company shall cooperate with Parent in minimizing the extent to which any contracts to which the Company or any of its Subsidiaries are a party will continue in effect following the Effective Time, in addition to complying with the prohibitions in Section 5.2.

(b) Without limiting the generality of Section 6.15(a), the Company shall use commercially reasonable efforts to provide data processing, item processing and other processing support or outside contractors to assist Parent in performing all tasks reasonably required to result in a successful conversion of the data and other files and records of the Company and its Subsidiaries to Parent’s production environment, in such a manner sufficient to ensure that a successful conversion will occur at the time (on or after the Effective Time) mutually agreed by the parties, subject to any applicable Laws, including Laws regarding the exchange of information and other Laws regarding competition. Among other things, the Company shall:

(i) reasonably cooperate with Parent to establish a mutually agreeable project plan to effectuate the conversion;

(ii) use its commercially reasonable efforts to have the Company’s outside contractors continue to support both the conversion effort and its ongoing needs until the conversion can be established;

(iii) provide, or use its commercially reasonable efforts to obtain from any outside contractors, all data or other files and layouts reasonably requested by Parent for use in planning the conversion, as soon as reasonably practicable;

(iv) provide reasonable access to the Company’s personnel and facilities and, with the consent of its outside contractors, its outside contractors’ personnel and facilities, to enable the conversion effort to be completed on schedule; and

(v) give notice of termination, conditioned upon the completion of the transactions contemplated by this Section 6.15(b), of the contracts of outside data, item and other processing contractors or other third-party vendors to which the Company or any of its Subsidiaries are bound when directed to do so by Parent.

(c) Parent agrees that all actions taken pursuant to this Section 6.15 shall be taken in a manner intended to minimize disruption to the customary business activities of the Company and its Subsidiaries.

(d) The Company shall use its reasonable best efforts to obtain the consents to the termination of the Company’s obligations from the agreements set forth in Section 6.15(d) of the Company Disclosure Schedules.

6.16 TARP Purchase. Each of the Company and Parent shall use its reasonable best efforts to facilitate the TARP Purchase. The Company shall provide, and shall cause its Subsidiaries and its and their representatives to provide, all reasonable cooperation and take all reasonable actions as may be requested by Parent in connection with the TARP Purchase, including by entering into any agreement with the U.S. Treasury as may be necessary to effect the TARP Purchase and as Parent may reasonably request. Parent shall make all determinations with respect to the price proposed for the TARP Purchase. Prior to and at the Closing, each of the Company and Parent shall take such actions as may be reasonably required in connection with the TARP Purchase.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other Law preventing or making illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.

7.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); provided, however, that no representation or warranty of the Company (other than the representations and warranties set forth in (i) Section 3.2(a), which shall be true and correct except to a de minimis extent (relative to Section 3.2(a) taken as a whole), (ii) Sections 3.1(a), 3.2(b), 3.3(a), 3.3(b), 3.7 and 3.10, which shall be true and correct in all material respects, and (iii) Section 3.8, which shall be true and correct in all respects) shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of the Company has had or would reasonably be expected to result in a Material Adverse Effect on the Company; provided, further, that for purposes of determining whether a representation or warranty is true and correct for purposes of this Section 7.2(a) any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases) in any such representation or warranty shall be disregarded; and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to the foregoing effect.

(b) Performance of Obligations of Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

(c) Tax Opinion. Parent shall have received an opinion of Sullivan & Cromwell LLP, dated the Closing Date and based on facts, representations and assumptions described in such opinion, to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Sullivan & Cromwell LLP, will be entitled to receive and rely upon customary certificates and representations of officers of Parent and the Company.

(d) Regulatory Approvals. (i) All consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from the Federal Reserve, the FDIC, Idaho Department of Finance and the Washington State Department of Financial Institutions and (ii) any other regulatory approvals set forth in Sections 3.4 and 4.4 the failure of which to be obtained would reasonably be expected to have a Material Adverse Effect on Parent or the Company, in each case required to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”), and none of such consents, registrations, approvals, permits and authorizations shall contain any Materially Burdensome Regulatory Condition.

(e) Dissenting Shareholders. Holders of not more than 10% of the outstanding shares of Company Common Stock shall have duly exercised their dissenters’ rights under Section 30-1-1321 of the IBCA.

(f) No Material Adverse Effect. Since the date hereof, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company.

(g) Third Party Consents. The Company shall have obtained each of the consents listed in Schedule 7.2 of the Company Disclosure Schedule and any consents of the type required to be identified in Schedule 7.2 of the Company Disclosure Schedule but were not so identified as of the date of this Agreement. A copy of each such consent shall have been delivered to the Parent.

7.3 Conditions to Obligations of Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); provided, however, that no representation or warranty of Parent (other than the representations and warranties set forth in (i) Section 4.2(a), which shall be true and correct except to a de minimis extent (relative to Section 4.2(a) taken as a whole), (ii) Sections 4.1(a), 4.3(a), 4.3(b) and 4.7, which shall be true and correct in all material respects, and (iii) Section 4.8, which shall be true and correct in all respects) shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Parent has had or would reasonably be expected to result in a Material Adverse Effect on Parent; provided, further, that for purposes of determining whether a representation or warranty is true and correct for purposes of this Section 7.3(a), any qualification or exception for, or reference to, materiality (including the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases) in any such representation or warranty shall be disregarded; and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to the foregoing effect.

(b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to such effect.

(c) Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(d) No Material Adverse Effect. Since the date hereof, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or is reasonably likely to have a Material Adverse Effect with respect to Parent.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or Parent:

(a) Mutual Consent – by mutual consent of the Company and Parent in a written instrument authorized by the Boards of Directors of the Company and Parent;

(b) Either Party – by either the Company or Parent;

(i) No Regulatory Approval – if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement;

(ii) Delay – if the Merger shall not have been consummated on or before June 1, 2015 (the “End Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to perform or observe the covenants and agreements of such party set forth in this Agreement resulted in the failure of the Merger to be consummated by the End Date;

(iii) Breach – if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company, in the case of a termination by Parent, or on the part of Parent, in the case of a termination by the Company, which breach, either individually or in the aggregate with other breaches by such party, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

(iv) No Company Shareholder Approval – if the Company Shareholder Approval shall not have been obtained at the Company Shareholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken; provided, however, that no party may terminate this Agreement pursuant to this Section 8.1(b)(iv) if such party has breached in any material respect any of its obligations under this Agreement, in each case in a manner that caused the failure to obtain the Company Shareholder Approval at the Company Shareholder Meeting, or at any adjournment or postponement thereof;

(c) No Company Recommendation – by Parent, at any time prior to such time as the Company Shareholder Approval is obtained, in the event (A) the Company shall have breached in any material respect Section 6.9; (B) the Company or the Board of Directors of Company shall have submitted this Agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation as contemplated by Section 6.9(c), or recommends to its shareholders a Company Acquisition Proposal other than the Merger (an “Adverse Change of Recommendation”); (C) at any time after the end of fifteen (15) Business Days following receipt of a Company Acquisition Proposal, the Board of Directors of the Company shall have failed to reaffirm its Company Board Recommendation as promptly as practicable (but in any event within five (5) Business Days) after receipt of any written request to do so by Parent; or (D) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been publicly disclosed (other than by Parent or an Affiliate of Parent) and the Board of Directors of the Company recommends that its shareholders tender their shares in such tender or exchange offer or, within ten (10) Business Days after the commencement of such tender or exchange offer, the Board of Directors of the Company fails to recommend unequivocally against acceptance of such offer; or

(d) Company Superior Proposal – by the Company, prior to such time as the Company Shareholder Approval is obtained, in order to enter into a definitive agreement providing for a Company Superior Proposal; provided that (i) the Company is not in material breach of any of the terms of this Agreement, and (ii) the Company Termination Fee is paid to Parent in advance of or concurrently with such termination in accordance with Section 8.3(b).

(e) Parent Average Closing Price Decline – By Company, by written notice to Parent on the Business Day immediately following the Determination Date, effective as of the date that is three (3) Business Days following the date of such written notice, in the event that:

(i) The Parent Average Closing Price is less than $21.6184 (with a proportionate adjustment in the event that outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date); and

(ii) The number obtained by dividing the Parent Average Closing Price by $26.2041 (the “Closing Price Change Ratio”) is less than the number obtained by (a) dividing the Final Index Price by the Initial Index Price (the “Index Change Ratio”) and then (b) subtracting 0.175.

If Company elects to terminate pursuant to this Section 8.1(e) and provides such written notice to Parent, then within two (2) Business Days following Parent’s receipt of such notice, Parent may elect by written notice to Company to adjust the Merger Consideration by increasing the Per Share Cash Amount dollar for dollar by the Pricing Differential. If Parent makes such election to increase the Cash Consideration, no termination will occur pursuant to this Section 8.1(e) and this Agreement will remain in effect according to its terms (except as the Per Share Cash Amount has been increased).

For purposes of this Section 8.1(e), the following terms have the meanings indicated below:

“Determination Date” means the fifth (5th) Business Day immediately prior to the Effective Date.

“Determination Period” means the period beginning on the day that is twenty (20) consecutive trading days prior to the Determination Date and ending on the Determination Date.

“Final Index Price” means the average closing price of the KBW Regional Banking Index as quoted on Bloomberg.com (KRX:IND) during the Determination Period.

“Initial Index Price” means $76.75, which is the twenty (20) day average closing price of the KBW Regional Banking Index as quoted on Bloomberg.com (KRX:IND) ended on July 18, 2014.

“Pricing Differential” means the amount of the difference between (A) $13.8920 and (B) the Per Share Exchange Ratio multiplied by the Parent Average Closing Price.

8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the

Company, Parent, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 6.3(b), 8.2, 8.3, and 9.3 through 9.11 shall survive any termination of this Agreement, and (ii) neither the Company nor Parent shall be relieved or released from any liabilities or damages arising out of its knowing breach of any provision of this Agreement (which, in the case of the Company, shall include the loss to the Company’s shareholders of the economic benefits of the Merger).

8.3 Fees and Expenses.

(a) All fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement (including costs and expenses of printing and mailing the Proxy Statement) shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except as otherwise provided in Section 8.3(b).

(b) Company Termination Fee.

(i) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d) (Company Superior Proposal) or Parent pursuant to Section 8.1(c) (No Company Recommendation), then the Company shall pay Parent a fee, in immediately available funds, in the amount of $5,500,000 (the “Company Termination Fee”) by wire transfer to an account specified by Parent promptly, but in any event prior to or concurrently with a termination pursuant to Section 8.1(d) or no later than two (2) Business Days after the date of termination pursuant to Section 8.1(c).

(ii) In the event that any Person shall have made a Company Acquisition Proposal, which proposal has been publicly announced, disclosed or proposed and not withdrawn, and:

(1) thereafter this Agreement is terminated:

(a) by either party pursuant to Section 8.1(b)(ii) (Delay), or Section 8.1(b)(iv) (No Company Shareholder Approval); or

(b) by Parent pursuant to Section 8.1(b)(iii) (Breach); and

(2) within twelve (12) months after such termination of this Agreement, a Company Acquisition Proposal shall have been consummated or any definitive agreement with respect to a Company Acquisition Proposal shall have been entered into (provided that for purposes of the foregoing, the term “Company Acquisition Proposal” shall have the meaning assigned to such term in Section 6.9(d) except that the references to “more than 24.9%” in the definition of Company Acquisition Proposal shall be deemed to be references to “50%”);

then the Company shall pay Parent the Company Termination Fee by wire transfer to an account specified by Parent prior to the earlier of the execution of a definitive agreement with respect to, or the consummation of, such Company Acquisition Proposal. In no event shall the Company be obligated to pay Parent the Company Termination Fee on more than one occasion.

(c) Liquidated Damages. The Company and Parent acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement. The amounts payable by the Company pursuant to Section 8.3(b) constitute liquidated damages and not a penalty and shall be the sole monetary remedy of Parent in the event of termination of this Agreement under such applicable section. In the event that the Company fails to pay when due any amounts payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with the collection of such overdue amount, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made.

8.4 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or Parent; provided, however, that after any approval of the transactions contemplated by this Agreement by such shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

8.5 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

9.1 Closing. On the terms and subject to conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Pacific Time, at the offices of Sullivan & Cromwell LLP, counsel to Parent, on the first Business Day of the first calendar month that follows the month in which the last to be satisfied of the conditions set forth in Article VII is satisfied (other than those conditions that by their nature are to be satisfied or waived at the Closing but subject to the satisfaction or waiver of those conditions), unless extended by mutual agreement of the parties (the “Closing Date”). If, however, the last of the conditions set forth in Article VII to be satisfied or waived is so satisfied or waived after November 1, 2014 but on or prior to December 31, 2014, then the Closing shall take place on January 2, 2015 or such other date as the parties may mutually agree.

9.2 Non-survival of Representations, Warranties and Agreements. This Article IX and the agreements of the Company and Parent contained in Section 6.7 shall survive the consummation of the Merger. All other representations, warranties, covenants and agreements set forth in this Agreement shall not survive the consummation of the Merger.

9.3 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent, to:

Columbia Banking System, Inc.

1301 A Street

Tacoma, WA 98402-4200

Attention: Melanie J. Dressel, President & Chief Executive Officer

Facsimile: (253) 272-2601

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Patrick S. Brown

Facsimile: (310) 712-8800

and

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Mark J. Menting

Facsimile: (212) 558-3588

(b)	if to the Company, to:

Intermountain Community Bancorp

414 Church Street

Sandpoint, Idaho 83864

Attention: Curt Hecker, Chief Executive Officer

Facsimile: (208) 265-3745

Email: curt.hecker@panhandlebank.com

with a copy (which shall not constitute notice) to:

Graham & Dunn, P.C.

2801 Alaskan Way, Suite 300

Seattle, WA 98112

Attention: Stephen M. Klein

Facsimile: (206) 340-9599

9.4 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the phrase “to the Knowledge of the Company” means the actual knowledge of any of the Company’s officers listed on Section 9.4 of the Company Disclosure Schedule, and the phrase “to the Knowledge of Parent” means the actual knowledge of the Chief Executive Officer and Chief Financial Officer of Parent. As used in this Agreement, “Person” or “Persons” means any individual, bank, corporation (including not-for-profit), joint-stock company, general or limited partnership, limited liability company, joint venture, estate, business trust, trust, association, organization, Governmental Entity or other entity of any kind or nature. All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. As used in this Agreement, “Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the United States federal government or any day on which banking institutions in the State of Washington or the State of Idaho are authorized or obligated to close. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such provision, covenant or restriction be enforced to the maximum extent permitted.

9.5 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

9.6 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

9.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Washington, without giving effect to its principles of conflicts of Laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Washington. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.8 Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement, and in respect of the transactions contemplated hereby, is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any legal action, directly or indirectly, arising out of, or relating to, this Agreement or any documents referred to in this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and (d) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.8.

9.9 Publicity. Neither the Company nor Parent shall, and neither the Company nor Parent shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement, or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld or delayed) of Parent, in the case of a proposed announcement, statement or disclosure by the Company, or the Company, in the case of a proposed announcement, statement or disclosure by Parent; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by Law or by the rules and regulations of the Nasdaq.

9.10 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties (whether by operation of Law or otherwise) without the prior written consent of the other party (which shall not be unreasonably withheld or delayed). Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and permitted assigns. Except for Section 6.7, which is intended to benefit each Indemnified Party and his or her heirs and representatives nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.11 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at Law or equity.

9.12 Disclosure Schedule.

(a) Before entry into this Agreement, the Company delivered to Parent a schedule (a “Company Disclosure Schedule”) which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect.

(b) For purposes of this Agreement, “Previously Disclosed” means information set forth by the Company in the applicable paragraph of the Company Disclosure Schedule or any other paragraph of its Company Disclosure Schedule (so long as it is reasonably clear from the context that the disclosure in such other paragraph of its Company Disclosure Schedule is also applicable to the section of this Agreement in question).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Melanie J. Dressel
Name:	Melanie J. Dressel
Title:	President & Chief Executive Officer

INTERMOUNTAIN COMMUNITY BANCORP

By:	/s/ Curt Hecker
Name:	Curt Hecker
Title:	President & Chief Executive Officer

Appendix B

July 23, 2014

Board of Directors

Intermountain Community Bancorp

414 Church Street

P.O. Box 967

Sandpoint, ID 83864

Ladies and Gentlemen:

Intermountain Community Bancorp (“Intermountain”) and Columbia Banking System, Inc. (“Parent”) have entered into an agreement and plan of merger (the “Agreement”) pursuant to which Intermountain will merge with and into Parent (the “Merger”). Pursuant to the terms of the merger, upon the Effective Time of the Merger, each share of Intermountain Common Stock, excluding certain shares as specified in the Agreement, issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive, at the election of the holder thereof, subject to allocation provisions described in the Agreement: (1) a number of shares of Parent Common Stock equal to the Per Share Stock Consideration, (2) cash in the amount of the Per Share Consideration or (3) a unit consisting of a fraction of a share of Parent common stock equal to the Per Share Exchange Ratio and cash equal to the Per Share Cash Amount (such unit, the “Per Share Mixed Consideration”, and together with the Per Share Stock Consideration and the Per Share Consideration, the “Merger Consideration”). The Per Share Exchange Ratio is equal to 0.6426 shares of Parent common stock. The Per Share Cash Amount is equal to $2.2930. The Per Share Stock Consideration means a number of shares of Parent common stock equal to the quotient of the Per Share Consideration divided by the Parent Average Closing Price. The Per Share Consideration means the sum, expressed in dollars, of the Per Share Cash Amount and the product of the Per Share Exchange Ratio and the Parent Average Closing Price. The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Intermountain common stock.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain financial statements and other historical financial information of Intermountain that we deemed relevant; (iii) certain financial statements and other historical financial information of Parent that we deemed relevant; (iv) internal financial estimates for Intermountain for the years ending December 31, 2014 and December 31, 2015 as provided by senior management of Intermountain and an estimated long-term earnings per share growth rate for the years ending December 31, 2016 through December 31, 2018 as discussed with the senior management of Intermountain; (v) publicly available mean analyst earnings estimate for Parent for the years ending December 31, 2014 and December 31, 2015 and an estimated long-term annual earnings per share growth rate for the years ending December 31, 2016 through December 31, 2018 as discussed with the senior management of Parent; (vi) the pro forma financial impact of the Merger on Parent based on assumptions relating to transaction expenses, purchase accounting adjustments, accounting treatment, cost savings and other synergies as determined by the senior management of Parent; (vii) a comparison of certain financial and other information for Intermountain and Parent with similar publicly available information for certain other banking institutions, the securities of which are publicly traded; (viii) the terms and structures of other recent mergers and acquisition transactions in the banking sector; (ix) the current market environment generally and in the banking sector in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Intermountain the business, financial condition, results of operations and prospects of Intermountain and held similar discussions with the senior management of Parent regarding the business, financial condition, results of operations and prospects of Parent.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Intermountain and Parent or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the management of Intermountain and Parent that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Intermountain or Parent or any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Intermountain and Parent or the combined entity after the Merger and we have not reviewed any individual credit files relating to Intermountain or Parent. We have assumed, with your consent, that the respective allowances for loan losses for both Intermountain and Parent are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections and a long-term earnings growth rate as provided by the senior management of Intermountain and publicly available mean earnings per share estimates and an estimated long-term earnings growth rate for Parent, respectively. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, accounting treatment, expected cost savings and other synergies which were prepared by and/or reviewed with representatives and senior management of Parent. With respect to those projections, estimates and judgments, the respective managements of Intermountain and Parent confirmed to us that those projections, estimates and judgments reflected the best currently available estimates and judgments of those respective managements of the future financial performance of Intermountain and Parent, respectively, and we assumed that such performance would be achieved. We express no opinion as to such estimates or the assumptions on which they are based. We have assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of Intermountain and Parent since the date of the most recent financial data made available to us. We have also assumed in all respects material to our analysis that Intermountain and Parent would remain as a going concern for all periods relevant to our analyses. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof.

We have acted as Intermountain’s financial advisor in connection with the Merger and a significant portion of our fees are contingent upon the closing of the Merger. We also will receive a fee from Intermountain for providing this opinion. Intermountain has also agreed to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Intermountain and Parent and their affiliates. We may also actively trade the debt securities of Intermountain and Parent or their affiliates for our own account and for the accounts of our customers. We were not asked to, nor did we contact any additional potential merger partners related to this Transaction.

This letter is directed to the Board of Directors of Intermountain in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Intermountain as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of Intermountain common stock and does not address the underlying business decision of Intermountain to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Intermountain or the effect of any other transaction in which Intermountain might engage. This opinion shall not be reproduced or used for used for any other purposes, without Sandler O’Neill’s prior written consent. This Opinion has been approved by Sandler O’Neill’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by Intermountain’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of Intermountain.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Intermountain common stock from a financial point of view.

Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.

Appendix C

TITLE 30, CHAPTER 1, PART 13

OF THE IDAHO BUSINESS CORPORATIONS ACT

REGARDING DISSENTERS’ RIGHTS

§ 30-1-1301. Definitions

In this part:

(1) “Affiliate” means a person that directly or indirectly through one (1) or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of section 30-1-1302(2)(d), Idaho Code, a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 30-1-1322 through 30-1-1331, Idaho Code, includes the surviving entity in a merger.

(4)	“Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects;

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

(c) Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to section 30-1-1302(1)(e), Idaho Code.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, and anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

§ 30-1-1302. Right to appraisal

(1) A shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a merger to which the corporation is a party:

(i) If shareholder approval is required for the merger by section 30-1-1104, Idaho Code, and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or

(ii) If the corporation is a subsidiary and the merger is governed by section 30-1-1105, Idaho Code;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to section 30-1-1202, Idaho Code, if the shareholder is entitled to vote on the disposition;

(d) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

(e) Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

(2) Notwithstanding subsection (1) of this section, the availability of appraisal rights under subsection (1)(a), (b), (c) and (d) of this section shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which are:

(i) Listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the financial industry regulatory authority; or

(ii) Not so listed or designated, but have at least two thousand (2,000) shareholders and the outstanding shares of such class or series have a market value of at least twenty million dollars ($20,000,000), exclusive of the value of such shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent (10%) of such shares.

(b) The applicability of subsection (2)(a) of this section shall be determined as of:

(i) The record date fixed to determine the shareholders entitled to receive notice of, and vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

(ii) The day before the effective date of such corporate action if there is no meeting of shareholders.

(c) Subsection (2)(a) of this section shall not be applicable and appraisal rights shall be available pursuant to subsection (1) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection (2)(a) of this section at the time the corporate action becomes effective.

(d) Subsection (2)(a) of this section shall not be applicable and appraisal rights shall be available pursuant to subsection (1) of this section for the holders of any class or series of shares where:

(i) Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

(A) Is, or at any time in the one (1) year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent (20%) or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within one (1) year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

(B) Directly or indirectly has, or at any time in the one (1) year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of twenty-five percent (25%) or more of the directors to the board of directors of the corporation; or

(ii) Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the one (1) year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(A) Employment, consulting, retirement or similar benefits established separately and not as part of or in contemplation of the corporate action; or

(B) Employment, consulting, retirement or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 30-1-862, Idaho Code; or

(C) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one (1) of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of subsection (2)(d) of this section only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two (2) or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one (1) year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this part may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of part 10, 11 or 12 of this chapter or the corporation’s articles of incorporation, bylaws or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

§ 30-1-1303. Assertion of rights by nominees and beneficial owners

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in section 30-1-1322(2)(b)(ii), Idaho Code; and

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

§ 30-1-1320. Notice of appraisal rights

(1) If proposed corporate action described in section 30-1-1302(1), Idaho Code, is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this part. If the corporation concludes that appraisal rights are or may be available, a copy of this part must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to section 30-1-1105, Idaho Code, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten (10) days after the corporate action became effective and include the materials described in section 30-1-1322, Idaho Code.

§ 30-1-1321. Notice of intent to demand payment

(1) If proposed corporate action requiring appraisal rights under section 30-1-1302, Idaho Code, is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment under this part.

§ 30-1-1322. Appraisal notice and form

(1) If proposed corporate action requiring appraisal rights under section 30-1-1302, Idaho Code, becomes effective, the corporation must deliver a written appraisal notice and form required by subsection (2)(a) of this section to all shareholders who satisfied the requirements of section 30-1-1321, Idaho Code. In the case of a merger under section 30-1-1105, Idaho Code, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten (10) days after such date and must:

(a) Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify:

(i) Whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and

(ii) That the shareholder did not vote for the transaction;

(b) State:

(i) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subsection (2)(b)(ii) of this section;

(ii) A date by which the corporation must receive the form, which date may not be fewer than forty (40) nor more than sixty (60) days after the date the appraisal notice and form in subsection (1) of this section are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii) The corporation’s estimate of the fair value of the shares;

(iv) That, if requested in writing, the corporation will provide, to the shareholders so requesting, within ten (10) days after the date specified in subsection (2)(b)(ii) of this section the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v) The date by which the notice to withdraw under section 30-1-1323, Idaho Code, must be received, which date must be within twenty (20) days after the date specified in subsection (2)(b)(ii) of this section; and

(c) Be accompanied by a copy of this part.

§ 30-1-1323. Perfection of rights—Right to withdraw

(1) A shareholder who receives notice pursuant to section 30-1-1322, Idaho Code, and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to section 30-1-1322(2)(a), Idaho Code. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 30-1-1325, Idaho Code. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 30-1-1322(2)(b)(ii), Idaho Code. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2) of this section.

(2) A shareholder who has complied with subsection (1) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to section 30-1-1322(2)(b)(v), Idaho Code. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in section 30-1-1322(2), Idaho Code, shall not be entitled to payment under this part.

§ 30-1-1324. Payment

(1) Except as provided in section 30-1-1325, Idaho Code, within thirty (30) days after the form required by section 30-1-1322(2)(b)(ii), Idaho Code, is due, the corporation shall pay in cash to those shareholders who complied with section 30-1-1323(1), Idaho Code, the amount the corporation estimates to be the fair value of their shares, plus interest.

(2) The payment to each shareholder pursuant to subsection (1) of this section must be accompanied by:

(a) Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to section 30-1-1322(2)(b)(iii), Idaho Code; and

(c) A statement that shareholders described in subsection (1) of this section have the right to demand further payment under section 30-1-1326, Idaho Code, and that if any shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this part.

§ 30-1-1325. After-acquired shares

(1) A corporation may elect to withhold payment required by section 30-1-1324, Idaho Code, from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to section 30-1-1322(2)(a), Idaho Code.

(2) If the corporation elected to withhold payment under subsection (1) of this section, it must, within thirty (30) days after the form required by section 30-1-1322(2)(b)(ii), Idaho Code, is due, notify all shareholders who are described in subsection (1) of this section:

(a) Of the information required by section 30-1-1324(2)(a), Idaho Code;

(b) Of the corporation’s estimate of fair value pursuant to section 39-1-1324(2)(b) [30-1-1324(2)(b)], Idaho Code;

(c) That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 30-1-1326, Idaho Code;

(d) That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within thirty (30) days after receiving the offer; and

(e) That those shareholders who do not satisfy the requirements for demanding appraisal under section 30-1-1326, Idaho Code, shall be deemed to have accepted the corporation’s offer.

(3) Within ten (10) days after receiving the shareholder’s acceptance pursuant to subsection (2) of this section, the corporation must pay in cash the amount it offered under subsection (2)(b) of this section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(4) Within forty (40) days after sending the notice described in subsection (2) of this section, the corporation must pay in cash the amount it offered to pay under subsection (2)(b) of this section to each shareholder described in subsection (2)(e) of this section.

§ 30-1-1326. Procedure if shareholder dissatisfied with payment or offer

(1) A shareholder paid pursuant to section 30-1-1324, Idaho Code, who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 30-1-1324, Idaho Code. A shareholder offered payment under section 30-1-1325, Idaho Code, who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) of this section within thirty (30) days after receiving the corporation’s payment or offer of payment under section 30-1-1324 or 30-1-1325, Idaho Code, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

§ 30-1-1330. Court action

(1) If a shareholder makes demand for payment under section 30-1-1326, Idaho Code, which remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount demanded pursuant to section 30-1-1326, Idaho Code, plus interest.

(2) The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office is located, or, if none in this state, Ada county. If the corporation is a foreign corporation, it shall commence the proceeding in the county in this state where the principal office of the domestic corporation merged with the foreign corporation was located or, if the domestic corporation did not have its principal office in this state at the time of the transaction, in Ada county.

(3) The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment:

(a) For the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares; or

(b) For the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 30-1-1325, Idaho Code.

§ 30-1-1331. Court costs and counsel fees

(1) The court in an appraisal proceeding commenced under section 30-1-1330, Idaho Code, shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section 30-1-1320, 30-1-1322, 30-1-1324 or 30-1-1325, Idaho Code; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded to shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to section 30-1-1324, 30-1-1325 or 30-1-1326, Idaho Code, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

Appendix D

EXECUTION VERSION

WARRANT TRANSFER, VOTING AND SUPPORT AGREEMENT

This Warrant Transfer, Voting and Support Agreement (“Agreement”) is made and entered into by and between Columbia Banking System, Inc., a Washington corporation (“Parent”), and Castle Creek Capital Partners, IV, L.P. (“Shareholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

R E C I T A L S:

WHEREAS, Parent and Intermountain Community Bancorp, an Idaho corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”) providing for the merger of the Company with and into Parent, with Parent as the surviving corporation (the “Merger”), and, as soon as reasonably practicable following the Merger, the merger of Panhandle State Bank, an Idaho state-chartered bank and wholly-owned subsidiary of the Company (“Panhandle State Bank”), with and into Columbia State Bank, a Washington State-chartered bank and wholly-owned subsidiary of Parent (“Columbia State Bank”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, Shareholder is the record and beneficial owner of the number of shares of Company Common Stock and/or the Company Warrant to purchase shares of Company Common Stock set forth, and in the manner reflected, on Attachment A hereto;

WHEREAS, as an inducement and a condition to Parent entering into and consummating the Merger Agreement, Parent has required that Shareholder enter into this Agreement so as to make more likely the approval of the Merger by the requisite vote of Company’s shareholders and provide for the treatment of the Company Warrant as contemplated by the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

WARRANT TRANSFER

Section 1.01 Transfer. Immediately prior to consummation of the Merger, Shareholder shall tender and transfer to Parent the Company Warrant issued to Shareholder by the Company in exchange for an amount of cash equal to the product of (a) the Per Share Consideration less the exercise price per share of Company Common stock with respect to such Company Warrant and (b) the number of shares of Company Common Stock issuable upon the exercise of such Company Warrant.

Section 1.02 Warrant Exercise and Transfer Restriction. Except as provided in Section 1.01, Shareholder agrees that it will not, directly or indirectly Transfer (as defined below) its Company Warrant prior to the termination of this Agreement as provided in Section 5.01.

Section 1.03 Other Documents. At the request of Parent and/or the Company and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transfer of its Company Warrant contemplated by this Article I.

ARTICLE II

AGREEMENT TO VOTE

Section 2.01 Agreement to Vote in favor of Merger. Shareholder hereby agrees that from the date hereof until the earlier of (i) the occurrence of the Effective Time and (ii) the time this Agreement terminates under Section 5.01 (the “Support Period”), at any shareholder meeting of the Company to approve the Merger or any related transaction, or any adjournment or postponement thereof, Shareholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all of its shares of capital stock of the Company entitled to vote at such meeting, including all shares listed on Attachment A (together, “Owned Shares”): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement submitted for approval to the shareholders of the Company that would (1) result in breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (2) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (3) impair the ability of Parent to complete the Merger, the ability of the Company to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement.

Section 2.02 Transfer Restrictions prior to Merger. Shareholder agrees that it will not, directly or indirectly, during the Support Period, except in respect of the Merger and receiving the Merger Consideration: (i) sell, transfer, assign, gift, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”), (ii) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable, or (iii) take any other action, that would materially restrict, limit or interfere with the performance of Shareholder’s obligations hereunder. Notwithstanding the foregoing, Shareholder may transfer Owned Shares to a controlled affiliate, so long as prior to such transfer, such controlled affiliate enters into an agreement with Parent pursuant to which such controlled affiliate agrees to be bound by (and has full ability to perform the terms of) this Agreement to the full extent Shareholder is bound.

Section 2.03 Inconsistent Agreements. Shareholder hereby covenants and agrees that, except for or in a manner consistent with this Agreement, it (a) has not entered into, and shall not enter during the Support Period into, any voting agreement or voting trust with respect to the Owned Shares, (b) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement and (c) has not taken and shall not take any action that would have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement.

ARTICLE III

STANDSTILL

Section 3.01 Limitation on Acquisition of Shares. Shareholder agrees that until this Agreement terminates under Section 5.01 (the “Standstill Period”), such Shareholder, individually or in concert with others acting as a 13D Group (as defined below) will not, and will cause each of its principals, directors, members, general partners, managers, officers and its controlled affiliates, not to, in any way, without the prior written consent of Parent, acquire, agree to acquire (whether by purchase, tender or exchange offer, through acquisition of control of another person or entity, by joining a 13D Group, through the use of a derivative instrument or voting agreement) or otherwise knowingly facilitate the acquisition of, any beneficial ownership of any capital stock of Parent or its successors that would result in Shareholder and its controlled affiliates beneficially owning in excess of the greater of (X) an amount of shares equal to 4.9% of the total outstanding shares of Parent Common Stock immediately following the Effective Time and (Y) the aggregate beneficial ownership, expressed in percentage terms, of Shareholder and its controlled affiliates of outstanding shares of Parent Common Stock immediately following the Effective Time (giving effect to the Merger and the transactions contemplated by the Merger Agreement, including the issuance of shares of Parent Common Stock in the Merger and the issuance of any shares of Parent Common Stock obtainable upon the exercise of the such Shareholder’s Company Warrants). For the avoidance of doubt, this Section 3.01 shall not be construed to limit Shareholder from acquiring in excess of 4.9% of the total outstanding shares of Parent Common Stock by virtue of the Merger. A “13D Group” shall mean any group of persons or entities that is affiliated and acting in concert or that holds or is formed for the purpose of holding, voting, or disposing any voting securities of Parent which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder to file a statement on Schedule 13D if such group were to beneficially own voting securities representing more than five percent (5%) of any voting securities then outstanding.

Section 3.02 Participation Limitations. Shareholder agrees that during the Standstill Period, Shareholder will not, individually or in concert with others acting as a 13D Group will not: (a) make or in any way participate in the “solicitation” of “proxies” (as such terms are used in the rules and regulations of the SEC) with respect to any shares of stock of Parent; (b) propose any stockholder resolutions in respect of Parent under Rule 14a-8 of the Exchange Act, as amended, or otherwise; (c) seek to call any meeting of shareholders of Parent; or (d) seek to take any action by written consent of shareholders of Parent; or (e) seek to advise or influence any other person or entity with respect to the voting of Parent Common Stock. Shareholder agrees that during the Standstill Period, that such Shareholder: (i) except for pursuant to pledges, will not deposit any Owned Shares in any voting trust or, except as contemplated in this Agreement, subject any Owned Shares to any arrangement or agreement with any person or entity with respect to the voting of such Owned Shares; (ii) will not join a 13D Group or other group, or otherwise act in concert with any person or entity for the purpose of acquiring, holding, voting or disposing of any Owned Shares; or (iii) will not, individually or in concert with others acting as a 13D Group, without the prior written consent of Parent, seek or propose (whether publically or otherwise) to effect control of the management, board of directors (including but not limited to a removal of a director) or policies of Parent.

Section 3.03 No Restrictions on Voting. Nothing in this Agreement shall prevent Shareholder or its affiliates from voting shares of Parent capital stock in any manner. Nothing in this Agreement shall apply to any portfolio company of Shareholder with respect to which Shareholder is not the party exercising control over decisions to purchase or vote shares of Parent capital stock; provided that such portfolio company is not acting at the request or direction of or in coordination with Shareholder.

Section 3.04 Communications with Personnel. Shareholder shall communicate any comments or concerns with respect to Parent or its subsidiaries directly to the Chief Executive Officer or Chief Financial Officer of Parent. If Shareholder wishes to communicate with other personnel of Parent, they shall direct such requests to the Chief Executive Officer or Chief Financial Officer of Parent, who will facilitate access and communications consistent with Parent’s protocol for such matters.

Section 3.05 Venture Capital Operating Company. From the Effective Time until the date that Shareholder and its Affiliates ceases to beneficially own shares of Parent Common Stock in an amount at least equal to one percent (1%) of the total outstanding shares of Parent, Parent will ensure that upon reasonable notice, Parent and its subsidiaries will afford to Shareholder and its representatives (including officers and employees of Shareholders, and counsel, accountants and other professionals retained by Shareholders) (i) such access during normal business hours to its books, records (excluding Tax Returns and associated work papers), properties and personnel and to such other information as Shareholder may reasonably request and (ii) reasonable opportunities to routinely consult with and advise the management of Parent and its subsidiaries, on matters relating to the operation of Parent and its subsidiaries. Parent agrees to consider, in good faith, the recommendations of Shareholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by Parent. This Section 3.05 shall survive any termination of this Agreement pursuant to clause (ii) of Section 5.02 of this Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES & COVENANTS

Section 4.01 Shareholder Representations and Warranties. Shareholder hereby represents and warrants to Parent as follows:

(a) Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Shareholder and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) Assuming due execution and delivery by Parent, this Agreement constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

(d) The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder or its properties and assets, (iii) conflict with, violate or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder or pursuant to which any of its or its affiliates’ respective properties or assets are bound or (iv) violate or result in a breach of any agreement to which Shareholder or any of its affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

(e) On the date hereof, the Owned Shares and the Company Warrant set forth on Attachment A hereto are owned of record or beneficially by Shareholder in the manner reflected thereon, include all of the shares of Company Common Stock and/or the Company Warrant owned of record or beneficially by Shareholder and are free and clear of any proxy or voting restriction, claims, liens, encumbrances, security interests, options or limitations of whatever nature except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Shareholder to perform Shareholder’s obligations hereunder. As of the date hereof, Shareholder has, and at the Company Shareholder Meeting or any other shareholder meeting of the Company in connection with the Merger Agreement and the transactions contemplated thereby, Shareholder (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

(f) As of the date hereof, to the knowledge of Shareholder, there is no action, proceeding or investigation pending or, to Shareholder’s knowledge, threatened against Shareholder before or by any Governmental Entity, that would, individually or in the aggregate, impair the ability of Shareholder to consummate the transactions contemplated hereby.

(g) Shareholder understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

Section 4.02 Parent Representations and Warranties. Parent hereby represents and warrants to Shareholder as follows:

(a) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) Assuming due execution and delivery of this Agreement by Shareholder, this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

(d) As of the date hereof, to the Knowledge of Parent, there is no action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent before or by any Governmental Entity, that would, individually or in the aggregate, impair the ability of Parent to consummate the transactions contemplated hereby.

Section 4.03 Shareholder Covenants. Shareholder hereby covenants and agrees with Parent as follows:

(a) Shareholder agrees, following the date hereof until this Agreement terminates, not to take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Shareholder of its obligations under this Agreement.

(b) Shareholder agrees to permit Parent and/or the Company to publish and disclose in any proxy statement or securities filing, Shareholder’s identity and ownership of shares of Company’s or Parent’s common stock or other securities and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement.

(c) From time to time, at the request of Parent and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

(d) Shareholder hereby unconditionally waives, and agrees not to exercise, assert or perfect, any rights of appraisal or any dissenters’ rights that Shareholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

ARTICLE V

TERMINATION

Section 5.01 Termination of Agreement. This Agreement shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

Section 5.02 Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach or violation of this Agreement occurring prior to such termination and provided, further that Section 5.03 of this Agreement shall survive any termination of this Agreement.

Section 5.03 Indemnity. Parent agrees to indemnify and hold harmless Shareholder and its affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls

Shareholder within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (each, an “Indemnified Party”), to the fullest extent lawful, from and against any out-of-pocket legal defense costs and related expenses (including reasonable attorneys’ fees and disbursements), arising out of or resulting from any claim or proceeding made or instituted by any Governmental Entity, stockholder of the Company or any other person (other than an Indemnified Party) prior to the one year anniversary of the Effective Time arising out of or resulting from the Shareholder’s entry into this Agreement and performance of its obligations hereunder, provided that (i) such indemnifiable costs and expenses, when aggregated with the indemnifiable costs and expenses, if any, of other indemnified parties under similar Warrant Transfer, Voting and Support Agreements with Parent executed in connection with the Merger, shall not in the aggregate exceed $200,000 and (ii) Parent shall not be required to indemnify an Indemnified Party to the extent of any insurance proceeds actually received by such Indemnified Party for any otherwise indemnifiable costs and expenses under this Section 5.03.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Expenses. Except as otherwise may be agreed in writing or otherwise set forth in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

Section 6.02 Entire Agreement. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, except for Section 5.03, which is intended to benefit each Indemnified Party.

Section 6.03 Termination of Purchase Agreement Obligations. Shareholder hereby agrees that all obligations of Parent pursuant to the Amended and Restated Securities Purchase Agreement, dated as of January 20, 2012 (the “Purchase Agreement”), between the Company and Shareholder, including obligations arising out of Sections 3.3, 3.4, 3.8, 5.1, 5.10, 5.14 and 5.21 of the Purchase Agreement, shall terminate without any action from either party thereto as of the Effective Time.

Section 6.04 Assignment; Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or otherwise transferred by operation of law or otherwise without the prior written consent of the other parties and any attempt to so assign or otherwise transfer with Agreement without such consent shall be void and of no effect; provided, however, that the rights under this Agreement are assignable by Parent to a majority-owned affiliate or any successor-in-interest in an internal reorganization or similar transaction. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto.

Section 6.05 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national courier service, or sent by email or facsimile, provided that the email facsimile is promptly confirmed by telephone confirmation thereof, to the subject Shareholder at the address set forth below at the signature lines hereto, or such other address as may be designated in writing hereafter, in the same manner, by such person, and to Parent to the following address:

(a)	if to Parent, to:

Columbia Banking System, Inc.

1301 A Street

Tacoma, WA 98402-4200

Attention: Melanie J. Dressel, President & Chief Executive Officer

Facsimile: (253) 272-2601

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Patrick S. Brown

Facsimile: (310) 712-8800

Section 6.06 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and Shareholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.07 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Washington. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.08.

Section 6.09 Specific Performance. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent may be entitled (including monetary damages), Parent shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agree that neither Parent nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.09, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.10 Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

Section 6.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 6.12 Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 6.13 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares or, except as expressly contemplated by Article I, the Company Warrant. All rights, ownership and economic benefits of and relating to the Owned Shares and, except as expressly contemplated by Article I, the Company Warrant shall remain vested in and belong to Shareholder.

Section 6.14 Application. This Agreement applies solely to Shareholder in its capacity as a shareholder and nothing in this Agreement shall prevent any director of the Company (including any representative of Shareholder) from discharging his or her fiduciary duties as a director of the Company.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Warrant Transfer, Voting and Support Agreement as of the 23rd day of July, 2014.

COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Melanie J. Dressel
	Name:	Melanie J. Dressel
	Title:	President and Chief Executive Officer

CASTLE CREEK CAPITAL PARTNERS, IV, L.P.

By:	Castle Creek IV, LLC, its General Partner

By:	/s/ John Pietrzak
	Name:	John Pietrzak
	Title:	Managing Principal

Address:

6051 El Tordo
PO Box 1329
Rancho Santa Fe, CA 92067

[Signature Page to Warrant Transfer, Voting and Support Agreement]

Attachment A

LISTING OF OWNED SHARES

Castle Creek Capital Partners, IV, L.P.

2,037,685 shares of Company Common Stock, including 257,681 shares of Voting Common Stock and 1,780,004 shares of Non-Voting Common Stock

Warrant to purchase 850,000 shares of Non-Voting Common Stock

Appendix E

EXECUTION VERSION

WARRANT TRANSFER, VOTING AND SUPPORT AGREEMENT

This Warrant Transfer, Voting and Support Agreement (“Agreement”) is made and entered into by and between Columbia Banking System, Inc., a Washington corporation (“Parent”), and Stadium Capital Qualified Partners, L.P. and Stadium Capital Partners, L.P. (collectively, “Shareholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

R E C I T A L S:

WHEREAS, Parent and Intermountain Community Bancorp, an Idaho corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”) providing for the merger of the Company with and into Parent, with Parent as the surviving corporation (the “Merger”), and, as soon as reasonably practicable following the Merger, the merger of Panhandle State Bank, an Idaho state-chartered bank and wholly-owned subsidiary of the Company (“Panhandle State Bank”), with and into Columbia State Bank, a Washington State-chartered bank and wholly-owned subsidiary of Parent (“Columbia State Bank”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, Shareholder is the record and beneficial owner of the number of shares of Company Common Stock and/or the Company Warrant to purchase shares of Company Common Stock set forth, and in the manner reflected, on Attachment A hereto;

WHEREAS, as an inducement and a condition to Parent entering into and consummating the Merger Agreement, Parent has required that Shareholder enter into this Agreement so as to make more likely the approval of the Merger by the requisite vote of Company’s shareholders and provide for the treatment of the Company Warrant as contemplated by the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

WARRANT TRANSFER

Section 1.01 Transfer. Immediately prior to consummation of the Merger, Shareholder shall tender and transfer to Parent the Company Warrant issued to Shareholder by the Company in exchange for an amount of cash equal to the product of (a) the Per Share Consideration less the exercise price per share of Company Common stock with respect to such Company Warrant and (b) the number of shares of Company Common Stock issuable upon the exercise of such Company Warrant.

Section 1.02 Warrant Exercise and Transfer Restriction. Except as provided in Section 1.01, Shareholder agrees that it will not, directly or indirectly Transfer (as defined below) its Company Warrant prior to the termination of this Agreement as provided in Section 5.01.

Section 1.03 Other Documents. At the request of Parent and/or the Company and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transfer of its Company Warrant contemplated by this Article I.

ARTICLE II

AGREEMENT TO VOTE

Section 2.01 Agreement to Vote in favor of Merger. Shareholder hereby agrees that from the date hereof until the earlier of (i) the occurrence of the Effective Time and (ii) the time this Agreement terminates under Section 5.01 (the “Support Period”), at any shareholder meeting of the Company to approve the Merger or any related transaction, or any adjournment or postponement thereof, Shareholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all of its shares of capital stock of the Company entitled to vote at such meeting, including all shares listed on Attachment A (together, “Owned Shares”): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement submitted for approval to the shareholders of the Company that would (1) result in breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (2) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (3) impair the ability of Parent to complete the Merger, the ability of the Company to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement.

Section 2.02 Transfer Restrictions prior to Merger. Shareholder agrees that it will not, directly or indirectly, during the Support Period, except in respect of the Merger and receiving the Merger Consideration: (i) sell, transfer, assign, gift, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”), (ii) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable, or (iii) take any other action, that would materially restrict, limit or interfere with the performance of Shareholder’s obligations hereunder. Notwithstanding the foregoing, Shareholder may transfer Owned Shares to a controlled affiliate, so long as prior to such transfer, such controlled affiliate enters into an agreement with Parent pursuant to which such controlled affiliate agrees to be bound by (and has full ability to perform the terms of) this Agreement to the full extent Shareholder is bound.

Section 2.03 Inconsistent Agreements. Shareholder hereby covenants and agrees that, except for or in a manner consistent with this Agreement, it (a) has not entered into, and shall not enter during the Support Period into, any voting agreement or voting trust with respect to the Owned Shares, (b) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement and (c) has not taken and shall not take any action that would have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement.

ARTICLE III

STANDSTILL

Section 3.01 Limitation on Acquisition of Shares. Shareholder agrees that until this Agreement terminates under Section 5.01 (the “Standstill Period”), such Shareholder, individually or in concert with others acting as a 13D Group (as defined below) will not, and will cause each of its principals, directors, members, general partners, managers, officers and its controlled affiliates, not to, in any way, without the prior written consent of Parent, acquire, agree to acquire (whether by purchase, tender or exchange offer, through acquisition of control of another person or entity, by joining a 13D Group, through the use of a derivative instrument or voting agreement) or otherwise knowingly facilitate the acquisition of, any beneficial ownership of any capital stock of Parent or its successors that would result in Shareholder and its controlled affiliates beneficially owning in excess of the greater of (X) an amount of shares equal to 4.9% of the total outstanding shares of Parent Common Stock immediately following the Effective Time and (Y) the aggregate beneficial ownership, expressed in percentage terms, of Shareholder and its controlled affiliates of outstanding shares of Parent Common Stock immediately following the Effective Time (giving effect to the Merger and the transactions contemplated by the Merger Agreement, including the issuance of shares of Parent Common Stock in the Merger and the issuance of any shares of Parent Common Stock obtainable upon the exercise of the such Shareholder’s Company Warrants). For the avoidance of doubt, this Section 3.01 shall not be construed to limit Shareholder from acquiring in excess of 4.9% of the total outstanding shares of Parent Common Stock by virtue of the Merger. A “13D Group” shall mean any group of persons or entities that is affiliated and acting in concert or that holds or is formed for the purpose of holding, voting, or disposing any voting securities of Parent which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder to file a statement on Schedule 13D if such group were to beneficially own voting securities representing more than five percent (5%) of any voting securities then outstanding.

Section 3.02 Participation Limitations. Shareholder agrees that during the Standstill Period, Shareholder will not, individually or in concert with others acting as a 13D Group will not: (a) make or in any way participate in the “solicitation” of “proxies” (as such terms are used in the rules and regulations of the SEC) with respect to any shares of stock of Parent; (b) propose any stockholder resolutions in respect of Parent under Rule 14a-8 of the Exchange Act, as amended, or otherwise; (c) seek to call any meeting of shareholders of Parent; or (d) seek to take any action by written consent of shareholders of Parent; or (e) seek to advise or influence any other person or entity with respect to the voting of Parent Common Stock. Shareholder agrees that during the Standstill Period, that such Shareholder: (i) except for pursuant to pledges, will not deposit any Owned Shares in any voting trust or, except as contemplated in this Agreement, subject any Owned Shares to any arrangement or agreement with any person or entity with respect to the voting of such Owned Shares; (ii) will not join a 13D Group or other group, or otherwise act in concert with any person or entity for the purpose of acquiring, holding, voting or disposing of any Owned Shares; or (iii) will not, individually or in concert with others acting as a 13D Group, without the prior written consent of Parent, seek or propose (whether publically or otherwise) to effect control of the management, board of directors (including but not limited to a removal of a director) or policies of Parent.

Section 3.03 No Restrictions on Voting. Nothing in this Agreement shall prevent Shareholder or its affiliates from voting shares of Parent capital stock in any manner. Nothing in this Agreement shall apply to any portfolio company of Shareholder with respect to which Shareholder is not the party exercising control over decisions to purchase or vote shares of Parent capital stock; provided that such portfolio company is not acting at the request or direction of or in coordination with Shareholder.

Section 3.04 Communications with Personnel. Shareholder shall communicate any comments or concerns with respect to Parent or its subsidiaries directly to the Chief Executive Officer or Chief Financial Officer of Parent. If Shareholder wishes to communicate with other personnel of Parent, they shall direct such requests to the Chief Executive Officer or Chief Financial Officer of Parent, who will facilitate access and communications consistent with Parent’s protocol for such matters.

Section 3.05 Venture Capital Operating Company. From the Effective Time until the date that Shareholder and its Affiliates ceases to beneficially own shares of Parent Common Stock in an amount at least equal to one percent (1%) of the total outstanding shares of Parent, Parent will ensure that upon reasonable notice, Parent and its subsidiaries will afford to Shareholder and its representatives (including officers and employees of Shareholders, and counsel, accountants and other professionals retained by Shareholders) (i) such access during normal business hours to its books, records (excluding Tax Returns and associated work papers), properties and personnel and to such other information as Shareholder may reasonably request and (ii) reasonable opportunities to routinely consult with and advise the management of Parent and its subsidiaries, on matters relating to the operation of Parent and its subsidiaries. Parent agrees to consider, in good faith, the recommendations of

Shareholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by Parent. This Section 3.05 shall survive any termination of this Agreement pursuant to clause (ii) of Section 5.02 of this Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES & COVENANTS

Section 4.01 Shareholder Representations and Warranties. Shareholder hereby represents and warrants to Parent as follows:

(a) Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Shareholder and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) Assuming due execution and delivery by Parent, this Agreement constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

(d) The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder or its properties and assets, (iii) conflict with, violate or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder or pursuant to which any of its or its affiliates’ respective properties or assets are bound or (iv) violate or result in a breach of any agreement to which Shareholder or any of its affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

(e) On the date hereof, the Owned Shares and the Company Warrant set forth on Attachment A hereto are owned of record or beneficially by Shareholder in the manner reflected thereon, include all of the shares of Company Common Stock and/or the Company Warrant owned of record or beneficially by Shareholder and are free and clear of any proxy or voting restriction, claims, liens, encumbrances, security interests, options or limitations of whatever nature except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Shareholder to perform Shareholder’s obligations hereunder. As of the date hereof, Shareholder has, and at the Company Shareholder Meeting or any other shareholder meeting of the Company in connection with the Merger Agreement and the transactions contemplated thereby, Shareholder (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

(f) As of the date hereof, to the knowledge of Shareholder, there is no action, proceeding or investigation pending or, to Shareholder’s knowledge, threatened against Shareholder before or by any Governmental Entity, that would, individually or in the aggregate, impair the ability of Shareholder to consummate the transactions contemplated hereby.

(g) Shareholder understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

Section 4.02 Parent Representations and Warranties. Parent hereby represents and warrants to Shareholder as follows:

(a) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) Assuming due execution and delivery of this Agreement by Shareholder, this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

(d) As of the date hereof, to the Knowledge of Parent, there is no action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent before or by any Governmental Entity, that would, individually or in the aggregate, impair the ability of Parent to consummate the transactions contemplated hereby.

Section 4.03 Shareholder Covenants. Shareholder hereby covenants and agrees with Parent as follows:

(a) Shareholder agrees, following the date hereof until this Agreement terminates, not to take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Shareholder of its obligations under this Agreement.

(b) Shareholder agrees to permit Parent and/or the Company to publish and disclose in any proxy statement or securities filing, Shareholder’s identity and ownership of shares of Company’s or Parent’s common stock or other securities and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement.

(c) From time to time, at the request of Parent and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

(d) Shareholder hereby unconditionally waives, and agrees not to exercise, assert or perfect, any rights of appraisal or any dissenters’ rights that Shareholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

ARTICLE V

TERMINATION

Section 5.01 Termination of Agreement. This Agreement shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

Section 5.02 Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach or violation of this Agreement occurring prior to such termination and provided, further that Section 5.03 of this Agreement shall survive any termination of this Agreement.

Section 5.03 Indemnity. Parent agrees to indemnify and hold harmless Shareholder and its affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls Shareholder within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (each, an “Indemnified Party”), to the fullest extent lawful, from and against any out-of-pocket legal defense costs and related expenses (including reasonable attorneys’ fees and disbursements), arising out of or resulting from any claim or proceeding made or instituted by any Governmental Entity, stockholder of the Company or any other person (other than an Indemnified Party) prior to the one year anniversary of the Effective Time arising out of or resulting from the Shareholder’s entry into this Agreement and performance of its obligations hereunder, provided that (i) such indemnifiable costs and expenses, when aggregated with the indemnifiable costs and expenses, if any, of other indemnified parties under similar Warrant Transfer, Voting and Support Agreements with Parent executed in connection with the Merger, shall not in the aggregate exceed $200,000 and (ii) Parent shall not be required to indemnify an Indemnified Party to the extent of any insurance proceeds actually received by such Indemnified Party for any otherwise indemnifiable costs and expenses under this Section 5.03.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Expenses. Except as otherwise may be agreed in writing or otherwise set forth in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

Section 6.02 Entire Agreement. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, except for Section 5.03, which is intended to benefit each Indemnified Party.

Section 6.03 Termination of Purchase Agreement Obligations. Shareholder hereby agrees that all obligations of Parent pursuant to the Amended and Restated Securities Purchase Agreement, dated as of January 20, 2012 (the “Purchase Agreement”), between the Company and Shareholder, including obligations arising out of Sections 3.3, 3.4, 3.8, 5.1, 5.10, 5.14 and 5.21 of the Purchase Agreement, shall terminate without any action from either party thereto as of the Effective Time.

Section 6.04 Assignment; Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or otherwise transferred by operation of law or otherwise without the prior written consent of the other parties and any attempt to so assign or otherwise transfer with Agreement without such consent shall be void and of no effect; provided, however, that the rights under this Agreement are assignable by Parent to a majority-owned affiliate or any successor-in-interest in an internal reorganization or similar transaction. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto.

Section 6.05 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national courier service, or sent by email or facsimile, provided that the email facsimile is promptly confirmed by telephone confirmation thereof, to the subject Shareholder at the address set forth below at the signature lines hereto, or such other address as may be designated in writing hereafter, in the same manner, by such person, and to Parent to the following address:

(a)	if to Parent, to:

Columbia Banking System, Inc.

1301 A Street

Tacoma, WA 98402-4200

Attention: Melanie J. Dressel, President & Chief Executive Officer

Facsimile: (253) 272-2601

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Patrick S. Brown

Facsimile: (310) 712-8800

Section 6.06 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and Shareholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.07 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Washington. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.08.

Section 6.09 Specific Performance. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent may be entitled (including monetary damages), Parent shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agree that neither Parent nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.09, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.10 Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

Section 6.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 6.12 Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 6.13 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares or, except as expressly contemplated by Article I, the Company Warrant. All rights, ownership and economic benefits of and relating to the Owned Shares and, except as expressly contemplated by Article I, the Company Warrant shall remain vested in and belong to Shareholder.

Section 6.14 Application. This Agreement applies solely to Shareholder in its capacity as a shareholder and nothing in this Agreement shall prevent any director of the Company (including any representative of Shareholder) from discharging his or her fiduciary duties as a director of the Company.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Warrant Transfer, Voting and Support Agreement as of the 23rd day of July, 2014.

COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Melanie J. Dressel
	Name:	Melanie J. Dressel
	Title:	President and Chief Executive Officer

STADIUM CAPITAL QUALIFIED PARTNERS, L.P.

By:	Stadium Capital Management GP, L.P., its General Partner

By:	Stadium Capital Management, LLC, its General Partner

By:	/s/ John L. Welborn Jr.
	Name:	John L. Welborn Jr.
	Title:	Managing Director and Co-Chief Investment Officer

STADIUM CAPITAL PARTNERS, L.P.

By:	Stadium Capital Management GP, L.P., its General Partner

By:	Stadium Capital Management, LLC, its General Partner

By:	/s/ John L. Welborn Jr.
	Name:	John L. Welborn Jr.
	Title:	Managing Director and Co-Chief Investment Officer

Address:

199 Elm Street
New Canaan, CT 06840

[Signature Page to Warrant Transfer, Voting and Support Agreement]

Attachment A

LISTING OF OWNED SHARES

Stadium Capital Partners, L.P.

1,874,670 shares of Company Common Stock, including 356,796 shares of Voting Common Stock and 1,517,874 shares of Non-Voting Common Stock

Warrant to purchase 782,000 shares of Non-Voting Common Stock

Stadium Capital Qualified Partners, L.P.

163,015 shares of Company Common Stock, including 31,026 shares of Voting Common Stock and 131,989 shares of Non-Voting Common Stock

Warrant to purchase 68,000 shares of Non-Voting Common Stock

Appendix F

EXECUTION VERSION

VOTING AND NON-COMPETITION AGREEMENT

This Voting and Non-Competition Agreement (“Agreement”), dated as of July 23, 2014, is entered into by and among Columbia Banking System, Inc., a Washington corporation (“Parent”), Intermountain Community Bancorp, an Idaho corporation (the “Company”), and each person executing this Agreement or a counterpart to this Agreement, each of whom is a member of the Board of Directors of the Company (each, a “Director”).

RECITALS

A.	Pursuant to the terms of the Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), dated as of the date hereof, between Parent and the Company, the Company will be merged with and into Parent (the “Merger”) and Panhandle State Bank, an Idaho state-chartered bank and wholly-owned subsidiary of the Company (“Panhandle State Bank”), will be merged with and into Columbia State Bank, a Washington state-chartered bank and wholly-owned subsidiary of Parent.

B.	The parties to this Agreement believe that the future success and profitability of Parent and its subsidiaries following the Merger (the “Combined Company”), requires that the Directors be subject to the restrictions set forth herein with respect to competition and solicitation activities following the closing of the Merger as set forth herein.

C.	As an inducement and a condition to Parent entering into the Merger Agreement, Parent has required that each Director, in his capacity as a shareholder of the Company, enter into this Agreement to make more likely the approval of the Merger by the requisite vote of the Company’s shareholders, to minimize the risk that Parent will lose the benefit of the goodwill and other assets being acquired by it, and to protect the trade secrets and other confidential and proprietary information of the Company known to each Director and being acquired by Parent.

AGREEMENT

In consideration of Parent’s and the Company’s performance under the Merger Agreement, each Director agrees as follows:

1. Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

(a) Competing Business. “Competing Business” means any depository, wealth management or trust business company or holding company thereof (including without limitation, any start-up bank or bank in formation) operating anywhere within the Covered Area.

(b) Covered Area. “Covered Area” means the State of Idaho and the counties listed in Annex 1 located in the State of Washington.

(c) Term. “Term” means the period of time beginning on the Effective Time and ending two (2) years after the Effective Time.

2. Effectiveness. If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement (other than Sections 5 and 6 and Sections 17 through 25) shall automatically terminate and be null and void and of no effect.

3. Participation in Competing Business. Except as provided in Section 7 and Section 8, during the Term, the Director will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including without limitation as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, trustee, employee, advisor, consultant, agent, or representative, or otherwise becoming involved in any manner in the organization, pre-opening phases, or the formation of a Competing Business; provided that, for the avoidance of doubt, the restrictions set forth herein shall not prevent the Director from utilizing the services of any Competing Business, prevent Ronald Jones from serving as a consultant in the agriculture industry to a business that has clients and/or customers that are a Competing Business or, in the event the Director is a licensed attorney, prevent the Director from providing legal services to a Competing Business.

4. No Solicitation. During the Term, the Director will not, directly or indirectly, either for him/herself or any other Person, (a) solicit or induce, or attempt to solicit or induce (i) any employees or independent contractors (or any former employees or independent contractors within the six months preceding such solicitation) of the Combined Company to participate, as an employee or otherwise, in any manner in a Competing Business, (ii) any customers, business partners or joint venturers of the Combined Company to transfer their business to a Competing Business or to reduce their business or cease conducting business with the Combined Company, or (iii) the termination of an employment or contractual relationship between the Combined Company and any employee, independent contractor, customer, business partner or joint venturer, (b) hire any Person then employed by the Combined Company, or who was employed by the Company or its subsidiaries or the Combined Company at any time during the two-year period prior to the Effective Time; provided, however, the Director shall not be prohibited from, directly or indirectly, hiring for him/herself or a Competing Business, former employees of the Combined Company if such employees were terminated by Parent and a period of not less than ninety (90) days from the date of such former employee’s termination has passed, or (c) in any other way interfere with or disrupt the Combined Company’s relationship with any of its employees, independent contractors, customers, business partners or joint venturers. Solicitation prohibited under this Section 4 includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

5. Confidential Information. From and after the date of this Agreement, the Director shall not at any time, directly or indirectly, divulge, reveal or communicate any confidential information of Parent, the Company or their respective Subsidiaries obtained by such Person while serving as a director of the Company or Panhandle State Bank to any Person, or use any confidential information for his or her own benefit or for the benefit of any other Person except in accordance with a judicial or other governmental order in compliance with Section 6. For purposes of this Agreement, “confidential information” shall include (a) all secrets and other confidential information, ideas, knowledge, knowhow, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, broker lists, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, and proposals otherwise pertaining to same, with respect to Parent, the Company, the Combined Company or their respective Subsidiaries, plus any non-public personal information on any present or past customer or client of the Company, Panhandle State Bank or the Combined Company. For purposes of this Agreement “confidential information” does not include (a) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by such Director; (b) information that was in the Director’s possession prior to serving as a director or information received by the Director from another Person without any limitations on disclosure, but only if the Director had no reason to believe that the other Person was prohibited from using or disclosing the information by a contractual or fiduciary obligation; or (c) was independently developed by the Director without using any confidential information of Parent, the Company, the Combined Company or their respective Subsidiaries.

6. Legally Required Disclosure. If the Director is requested or required by any tribunal or government agency (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process), to disclose any confidential information that would violate the other provisions of this Agreement, the Director shall provide Parent with prompt notice of any such request or requirement and shall provide, at Parent’s expense, such reasonable cooperation as Parent may request so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement as it would apply to such requested or required disclosure. If, in the absence of a protective order or other remedy or the receipt of a written waiver from Parent, the Director is nonetheless legally compelled to disclose confidential information to any tribunal or government agency, the Director may, without liability hereunder, disclose to such tribunal or government agency only that portion of confidential information which is legally required to be disclosed; provided that the Director exercises his or her reasonable efforts to preserve the confidentiality of such confidential information, including, without limitation, by reasonably cooperating with Parent, at its expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such confidential information by such tribunal or government agency.

7. Outside Covered Area; Requests for Waivers or Permission. Nothing in this Agreement prevents a Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, trustee, employee, consultant, agent, representative, or otherwise, with a Competing Business that has no operations in the Covered Area. Prior to engaging in any manner in a Competing Business, a Director may request in writing that Parent waive the restrictions set forth in this Agreement with respect to a particular proposed activity. If Parent determines, in its sole discretion, that such activity is acceptable, Parent shall provide the Director with a written consent to engage in such activity, and such activity shall thereafter not be a Competing Business.

8. Passive Interest. Nothing in this Agreement prevents a Director from passively owning, directly or indirectly, individually or in the aggregate (including without limitation by being a member of a group within the meaning of Rule 13d-5 under the Exchange Act) 2% or less of any class of security of a Competing Business or securities of any Competing Business that has a class of securities registered pursuant to the Exchange Act.

9. Reasonableness of Restrictions. The Director acknowledges and represents that the covenants set forth above represent only a limited restraint and allow the Director to pursue his or her occupation without unreasonable or unfair restrictions. The Director acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company and Parent are engaged in a highly competitive industry, (B) the Director has had unique access to the trade secrets and know-how of the Company and Parent, including the plans and strategy (and, in particular, the competitive strategy) of the Combined Company, and (C) this Agreement provides no more protection than is necessary to protect Parent’s interests in the Company’s goodwill, trade secrets and confidential information.

10. Voting Agreement. From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), the Director agrees that at any shareholder meeting of the Company to approve the Merger or any related transaction, or any adjournment or postponement thereof, the Director shall be present (in person or by proxy) and shall vote (or cause to be voted) all of his or her voting shares of capital stock of the Company entitled to vote at such meeting (together, “Owned Shares”): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement submitted for approval to the shareholders of the Company that would (1) result in breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (2) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (3) impair the ability of Parent to complete the Merger, the ability of the Company to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement; provided, that the foregoing applies solely to the Director in his or her capacity as a shareholder and nothing in this Agreement shall prevent the Director from discharging his or her fiduciary duties with respect to his or her role on the Board of Directors of the Company. The Director covenants and agrees that, except for this Agreement, he or she (a) has not entered into, and shall not enter during the Support Period any voting agreement or voting trust with respect to the Owned Shares, (b) has not granted, and shall not grant during the Support Period a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement, and (c) has not taken and shall not take any action that would have the effect of preventing or disabling the Director from performing any of its obligations under this Agreement.

11. Transfer Restrictions prior to Merger. The Director will not, directly or indirectly, during the Support Period, except in respect of the Merger and receiving the Merger Consideration: (i) sell, transfer, gift, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”), (ii) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable, or (iii) take any other action, that would materially restrict, limit or interfere with the performance of such Director’s obligations hereunder.

12. Termination of Purchase Agreement Obligations. The Director hereby agrees that all obligations of Parent pursuant to the Amended and Restated Securities Purchase Agreement, dated as of January 20, 2012 (the “Purchase Agreement”), between the Company and the Director (the “Securities Purchase Agreement”), including obligations arising out of Sections 3.3, 3.4, 3.8, 5.1 and 5.21 of the Purchase Agreement, shall terminate without any action from either party thereto as of the Effective Time. For the avoidance of doubt, this Section 12 is only applicable to members of the Board of Directors of the Company who are a party to such Securities Purchase Agreement.

13. Resignation from the Company Board. The Director hereby tenders his or her resignation from the Board of Directors of the Company and of Panhandle State Bank subject to and effective upon the Effective Time.

14. Expenses. Except as otherwise may be agreed in writing or otherwise set forth in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

15. Entire Agreement. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

16. Assignment; Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or otherwise transferred by operation of law or otherwise without the prior written consent of the other parties and any attempt to so assign or otherwise transfer with Agreement without such consent shall be void and of no effect; provided, however, that the rights under this Agreement are assignable by Parent to a majority-owned affiliate or any successor-in-interest in an internal reorganization or similar transaction. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto.

17. Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by the Director of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent may be entitled (including monetary damages), Parent shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. The Director further agrees that neither Parent nor any other Person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Director irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

18. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Washington. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

19. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20. Reformation. If any court determines that the restrictions set forth in Sections 3 and 4 of this Agreement are unenforceable, then the parties request such court to reform those provisions to the maximum restrictions, term, scope or geographic area that such court finds enforceable.

21. Severability. Whenever possible, each provision or portion of any provision of this Agreement, including Sections 3 and 4, will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

22. Individual Obligations. The obligations of each of the Directors under this Agreement are several and not joint. This Agreement is binding on each Director that executes this Agreement regardless of whether any other Director(s) also executed this Agreement.

23. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and the Director to be bound by such amendment, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

24. Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

25. Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

[signature pages follow]

SIGNED as of the date first set forth above:

INTERMOUNTAIN COMMUNITY BANCORP		COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Curt Hecker	By:	/s/ Melanie J. Dressel

Name:	Curt Hecker	Name:	Melanie J. Dressel

Title:	President & Chief Executive Officer	Title:	President & Chief Executive Officer

Additional Signatures on Next Page

[Signature Page to Voting and Non-Competition Agreement]

DIRECTORS:

/s/ James T. Diehl	/s/ Ford Elsaesser
James T. Diehl	Ford Elsaesser

/s/ Curt Hecker	/s/ Ronald Jones
Curt Hecker	Ronald Jones

/s/ Russell J. Kubaik	/s/ Maggie Y. Lyons
Russell J. Kubaik	Maggie Y. Lyons

/s/ John B. Parker
John B. Parker

[Signature Page to Voting and Non-Competition Agreement]

ANNEX 1:

Counties Located in the State of Washington

1.	Pend Oreille

2.	Stevens

3.	Spokane

4.	Lincoln

5.	Whitman

6.	Garfield

7.	Asotin

Appendix G

EXECUTION VERSION

VOTING AND NON-SOLICITATION AGREEMENT

This Voting and Non-Solicitation Agreement (“Agreement”), dated as of July 23, 2014, is entered into by and among Columbia Banking System, Inc., a Washington corporation (“Parent”), Intermountain Community Bancorp, an Idaho corporation (the “Company”), and each person executing this Agreement or a counterpart to this Agreement, each of whom is a member of the Board of Directors of the Company (each, a “Director”).

RECITALS

A.	Pursuant to the terms of the Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), dated as of the date hereof, between Parent and the Company, the Company will be merged with and into Parent (the “Merger”) and Panhandle State Bank, an Idaho state-chartered bank and wholly-owned subsidiary of the Company (“Panhandle State Bank”), will be merged with and into Columbia State Bank, a Washington state-chartered bank and wholly-owned subsidiary of Parent.

B.	The parties to this Agreement believe that the future success and profitability of Parent and its subsidiaries following the Merger (the “Combined Company”), requires that the Directors be subject to the restrictions set forth herein with respect to solicitation activities following the closing of the Merger as set forth herein.

C.	As an inducement and a condition to Parent entering into the Merger Agreement, Parent has required that each Director, in his capacity as a shareholder of the Company, enter into this Agreement to make more likely the approval of the Merger by the requisite vote of the Company’s shareholders, to minimize the risk that Parent will lose the benefit of the goodwill and other assets being acquired by it, and to protect the trade secrets and other confidential and proprietary information of the Company known to each Director and being acquired by Parent.

AGREEMENT

In consideration of Parent’s and the Company’s performance under the Merger Agreement, each Director agrees as follows:

1. Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

(a) Competing Business. “Competing Business” means any depository, wealth management or trust business company or holding company thereof (including without limitation, any start-up bank or bank in formation) operating anywhere within the Covered Area.

(b) Covered Area. “Covered Area” means the State of Idaho and the counties listed in Annex 1 located in the State of Washington.

(c) Term. “Term” means the period of time beginning on the Effective Time and ending two (2) years after the Effective Time.

2. Effectiveness. If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement (other than Sections 4 and 5 and Sections 12 through 20) shall automatically terminate and be null and void and of no effect.

3. No Solicitation. During the Term, the Director will not, directly or indirectly, either for himself or any other Person, (a) solicit or induce, or attempt to solicit or induce (i) any employees or independent contractors (or any former employees or independent contractors within the six months preceding such solicitation) of the Combined Company to participate, as an employee or otherwise, in any manner in a Competing Business, (ii) any customers, business partners or joint venturers of the Combined Company to transfer their business to a Competing Business or to reduce their business or cease conducting business with the Combined Company, or (iii) the termination of an employment or contractual relationship between the Combined Company and any employee, independent contractor, customer, business partner or joint venturer, (b) hire any Person then employed by the Combined Company, or who was employed by the Company or its subsidiaries or the Combined Company at any time during the two-year period prior to the Effective Time; provided, however, the Director shall not be prohibited from, directly or indirectly, hiring for himself or a Competing Business, former employees of the Combined Company if such employees were terminated by Parent and a period of not less than ninety (90) days from the date of such former employee’s termination has passed, or (c) in any other way interfere with or disrupt the Combined Company’s relationship with any of its employees, independent contractors, customers, business partners or joint venturers. Solicitation prohibited under this Section 4 includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

4. Confidential Information. From and after the date of this Agreement, the Director shall not at any time, directly or indirectly, divulge, reveal or communicate any confidential information of Parent, the Company or their respective Subsidiaries obtained by such Person while serving as a director of the Company or Panhandle State Bank to any Person, or use any confidential information for his own benefit or for the benefit of any other Person except in accordance with a judicial or other governmental order in compliance with Section 5. For purposes of this Agreement, “confidential information” shall include (a) all secrets and other confidential information, ideas, knowledge, knowhow, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, broker lists, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, and proposals otherwise pertaining to same, with respect to Parent, the Company, the Combined Company or their respective Subsidiaries, plus any non-public personal information on any present or past customer or client of the Company, Panhandle State Bank or the Combined Company. For purposes of this Agreement “confidential information” does not include (a) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by such Director; (b) information that was in the Director’s possession prior to serving as a director or information received by the Director from another Person without any limitations on disclosure, but only if the Director had no reason to believe that the other Person was prohibited from using or disclosing the information by a contractual or fiduciary obligation; or (c) was independently developed by the Director without using any confidential information of Parent, the Company, the Combined Company or their respective Subsidiaries.

5. Legally Required Disclosure. If the Director is requested or required by any tribunal or government agency (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process), to disclose any confidential information that would violate the other provisions of this Agreement, the Director shall provide Parent with prompt notice of any such request or requirement and shall provide, at Parent’s expense, such reasonable cooperation as Parent may request so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement as it would apply to such requested or required disclosure. If, in the absence of a protective order or other remedy or the receipt of a written waiver from Parent, the Director is nonetheless legally compelled to disclose confidential information to any tribunal or government agency, the Director may, without liability hereunder, disclose to such tribunal or government agency only that portion of confidential information which is legally required to be disclosed; provided that the Director exercises his reasonable efforts to preserve the confidentiality of such confidential information, including, without limitation, by reasonably cooperating with Parent, at its expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such confidential information by such tribunal or government agency.

6. Voting Agreement. From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), the Director agrees that at any shareholder meeting of the Company to approve the Merger or any related transaction, or any adjournment or postponement thereof, the Director shall be present (in person or by proxy) and shall vote (or cause to be voted) all of his voting shares of capital stock of the Company entitled to vote at such meeting (together, “Owned Shares”): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement submitted for approval to the shareholders of the Company that would (1) result in breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (2) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (3) impair the ability of Parent to complete the Merger, the ability of the Company to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement; provided, that the foregoing applies solely to the Director in his capacity as a shareholder and nothing in this Agreement shall prevent the Director from discharging his fiduciary duties with respect to his role on the Board of Directors of the Company. The Director covenants and agrees that, except for this Agreement, he (a) has not entered into, and shall not enter during the Support Period any voting agreement or voting trust with respect to the Owned Shares, (b) has not granted, and shall not grant during the Support Period a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement, and (c) has not taken and shall not take any action that would have the effect of preventing or disabling the Director from performing any of its obligations under this Agreement.

7. Transfer Restrictions prior to Merger. The Director will not, directly or indirectly, during the Support Period, except in respect of the Merger and receiving the Merger Consideration: (i) sell, transfer, gift, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”), (ii) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable, or (iii) take any other action, that would materially restrict, limit or interfere with the performance of such Director’s obligations hereunder.

8. Resignation from the Company Board. The Director hereby tenders his resignation from the Board of Directors of the Company and of Panhandle State Bank subject to and effective upon the Effective Time.

9. Expenses. Except as otherwise may be agreed in writing or otherwise set forth in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

10. Entire Agreement. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

11. Assignment; Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or otherwise transferred by operation of law or otherwise without the prior written consent of the other parties and any attempt to so assign or otherwise transfer with Agreement without such consent shall be void and of no effect; provided, however, that the rights under this Agreement are assignable by Parent to a majority-owned affiliate or any successor-in-interest in an internal reorganization or similar transaction. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto.

12. Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by the Director of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent may be entitled (including monetary damages), Parent shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. The Director further agrees that neither Parent nor any other Person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Director irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

13. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Washington. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15. Reformation. If any court determines that the restrictions set forth in Section 3 of this Agreement are unenforceable, then the parties request such court to reform those provisions to the maximum restrictions, term, scope or geographic area that such court finds enforceable.

16. Severability. Whenever possible, each provision or portion of any provision of this Agreement, including Section 3, will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

17. Individual Obligations. The obligations of each of the Directors under this Agreement are several and not joint. This Agreement is binding on each Director that executes this Agreement regardless of whether any other Director(s) also executed this Agreement.

18. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and the Director to be bound by such amendment, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

19. Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

20. Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

[signature pages follow]

SIGNED as of the date first set forth above:

INTERMOUNTAIN COMMUNITY BANCORP		COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Curt Hecker	By:	/s/ Melanie J. Dressel

Name:	Curt Hecker	Name:	Melanie J. Dressel

Title:	President & Chief Executive Officer	Title:	President & Chief Executive Officer

Additional Signatures on Next Page

[Signature Page to Voting and Non-Solicitation Agreement]

DIRECTORS:

/s/ John T. Pietrzak	/s/ John L. Welborn, Jr.
John T. Pietrzak	John L. Welborn, Jr.

[Signature Page to Voting and Non-Solicitation Agreement]

ANNEX 1:

Counties Located in the State of Washington

1.	Pend Oreille

2.	Stevens

3.	Spokane

4.	Lincoln

5.	Whitman

6.	Garfield

7.	Asotin

Appendix H

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (“Agreement”), dated as of July 23, 2014, is entered into by and among Columbia Banking System, Inc., a Washington corporation (“Parent”), Intermountain Community Bancorp, an Idaho corporation (the “Company”), and Michael J. Romine, who is a member of the Board of Directors of the Company (the “Director”).

RECITALS

A.	Pursuant to the terms of the Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), dated as of the date hereof, between Parent and the Company, the Company will be merged with and into Parent (the “Merger”) and Panhandle State Bank, an Idaho state-chartered bank and wholly-owned subsidiary of the Company (“Panhandle State Bank”), will be merged with and into Columbia State Bank, a Washington state-chartered bank and wholly-owned subsidiary of Parent.

B.	The parties to this Agreement believe that the future success and profitability of Parent and its subsidiaries following the Merger (the “Combined Company”), requires that the Director be subject to the restrictions set forth herein with respect to competition and solicitation activities following the closing of the Merger as set forth herein.

C.	As an inducement and a condition to Parent entering into the Merger Agreement, Parent has required that the Director enter into this Agreement to protect the trade secrets and other confidential and proprietary information of the Company known to the Director and being acquired by Parent.

AGREEMENT

In consideration of Parent’s and the Company’s performance under the Merger Agreement, the Director agrees as follows:

1. Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

(a) Competing Business. “Competing Business” means any depository, wealth management or trust business company or holding company thereof (including without limitation, any start-up bank or bank in formation) operating anywhere within the Covered Area.

(b) Covered Area. “Covered Area” means the State of Idaho and the counties listed in Annex 1 located in the State of Washington.

(c) Term. “Term” means the period of time beginning on the Effective Time and ending two (2) year after the Effective Time.

2. Effectiveness. If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement (other than Sections 5 and 6 and Sections 15 through 22) shall automatically terminate and be null and void and of no effect.

3. Participation in Competing Business. Except as provided in Section 7 and Section 8, during the Term, the Director will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including without limitation as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, trustee, employee, advisor, consultant, agent, or representative, or otherwise becoming involved in any manner in the organization, pre-opening phases, or the formation of a Competing Business; provided that, for the avoidance of doubt, the restrictions set forth herein shall not prevent the Director from utilizing the services of any Competing Business or prevent Ronald Jones from serving as a consultant in the agriculture industry to a business that has clients and/or customers that are a Competing Business.

4. No Solicitation. During the Term, the Director will not, directly or indirectly, either for himself or any other Person, (a) solicit or induce, or attempt to solicit or induce (i) any employees or independent contractors (or any former employees or independent contractors within the six months preceding such solicitation) of the Combined Company to participate, as an employee or otherwise, in any manner in a Competing Business, (ii) any customers, business partners or joint venturers of the Combined Company to transfer their business to a Competing Business or to reduce their business or cease conducting business with the Combined Company, or (iii) the termination of an employment or contractual relationship between the Combined Company and any employee, independent contractor, customer, business partner or joint venturer, (b) hire any Person then employed by the Combined Company, or who was employed by the Company or its subsidiaries or the Combined Company at any time during the two-year period prior to the Effective Time; provided, however, the Director shall not be prohibited from, directly or indirectly, hiring for himself or a Competing Business, former employees of the Combined Company if such employees were terminated by Parent and a period of not less than ninety (90) days from the date of such former employee’s termination has passed, or (c) in any other way interfere with or disrupt the Combined Company’s relationship with any of its employees, independent contractors, customers, business partners or joint venturers. Solicitation prohibited under this Section 4 includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

5. Confidential Information. From and after the date of this Agreement, the Director shall not at any time, directly or indirectly, divulge, reveal or communicate any confidential information of Parent, the Company or their respective Subsidiaries obtained by such Person while serving as a director of the Company or Panhandle State Bank to any Person, or use any confidential information for his own benefit or for the benefit of any other Person except in accordance with a judicial or other governmental order in compliance with Section 6. For purposes of this Agreement, “confidential information” shall include (a) all secrets and other confidential information, ideas, knowledge, knowhow, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, broker lists, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, and proposals otherwise pertaining to same, with respect to Parent, the Company, the Combined Company or their respective Subsidiaries, plus any non-public personal information on any present or past customer or client of the Company, Panhandle State Bank or the Combined Company. For purposes of this Agreement “confidential information” does not include (a) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by such Director; (b) information that was in the Director’s possession prior to serving as a director or information received by the Director from another Person without any limitations on disclosure, but only if the Director had no reason to believe that the other Person was prohibited from using or disclosing the information by a contractual or fiduciary obligation; or (c) was independently developed by the Director without using any confidential information of Parent, the Company, the Combined Company or their respective Subsidiaries.

6. Legally Required Disclosure. If the Director is requested or required by any tribunal or government agency (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process), to disclose any confidential information that would violate the other provisions of this Agreement, the Director shall provide Parent with prompt notice of any such request or requirement and shall provide, at Parent’s expense, such reasonable cooperation as Parent may request so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement as it would apply to such requested or required disclosure. If, in the absence of a protective order or other remedy or the receipt of a written waiver from Parent, the Director is nonetheless legally compelled to disclose confidential information to any tribunal or government agency, the Director may, without liability hereunder, disclose to such tribunal or government agency only that portion of confidential information which is legally required to be disclosed; provided that the Director exercises his reasonable efforts to preserve the confidentiality of such confidential information, including, without limitation, by reasonably cooperating with Parent, at its expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such confidential information by such tribunal or government agency.

7. Outside Covered Area; Requests for Waivers or Permission. Nothing in this Agreement prevents a Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, trustee, employee, consultant, agent, representative, or otherwise, with a Competing Business that has no operations in the Covered Area. Prior to engaging in any manner in a Competing Business, a Director may request in writing that Parent waive the restrictions set forth in this Agreement with respect to a particular proposed activity. If Parent determines, in its sole discretion, that such activity is acceptable, Parent shall provide the Director with a written consent to engage in such activity, and such activity shall thereafter not be a Competing Business.

8. Passive Interest. Nothing in this Agreement prevents a Director from passively owning, directly or indirectly, individually or in the aggregate (including without limitation by being a member of a group within the meaning of Rule 13d-5 under the Exchange Act) 2% or less of any class of security of a Competing Business or securities of any Competing Business that has a class of securities registered pursuant to the Exchange Act.

9. Reasonableness of Restrictions. The Director acknowledges and represents that the covenants set forth above represent only a limited restraint and allow the Director to pursue his occupation without unreasonable or unfair restrictions. The Director acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company and Parent are engaged in a highly competitive industry, (B) the Director has had unique access to the trade secrets and know-how of the Company and Parent, including the plans and strategy (and, in particular, the competitive strategy) of the Combined Company, and (C) this Agreement provides no more protection than is necessary to protect Parent’s interests in the Company’s goodwill, trade secrets and confidential information.

10. Termination of Purchase Agreement Obligations. The Director hereby agrees that all obligations of Parent pursuant to the Amended and Restated Securities Purchase Agreement, dated as of January 20, 2012 (the “Purchase Agreement”), between the Company and the Director (the “Securities Purchase Agreement”), including obligations arising out of Sections 3.3, 3.4, 3.8, 5.1 and 5.21 of the Purchase Agreement, shall terminate without any action from either party thereto as of the Effective Time.

11. Resignation from the Company Board. The Director hereby tenders his resignation from the Board of Directors of the Company and of Panhandle State Bank subject to and effective upon the Effective Time.

12. Expenses. Except as otherwise may be agreed in writing or otherwise set forth in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

13. Entire Agreement. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

14. Assignment; Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or otherwise transferred by operation of law or otherwise without the prior written consent of the other parties and any attempt to so assign or otherwise transfer with Agreement without such consent shall be void and of no effect; provided, however, that the rights under this Agreement are assignable by Parent to a majority-owned affiliate or any successor-in-interest in an internal reorganization or similar transaction. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto.

15. Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by the Director of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent may be entitled (including monetary damages), Parent shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. The Director further agrees that neither Parent nor any other Person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Director irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

16. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Washington. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

17. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18. Reformation. If any court determines that the restrictions set forth in Sections 3 and 4 of this Agreement are unenforceable, then the parties request such court to reform those provisions to the maximum restrictions, term, scope or geographic area that such court finds enforceable.

19. Severability. Whenever possible, each provision or portion of any provision of this Agreement, including Sections 3 and 4, will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

20. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and the Director to be bound by such amendment, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

21. Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

22. Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

[signature pages follow]

SIGNED as of the date first set forth above:

INTERMOUNTAIN COMMUNITY BANCORP		COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Curt Hecker	By:	/s/ Melanie J. Dressel
Name: Curt Hecker Title: President & Chief Executive Officer		Name: Melanie J. Dressel Title: President & Chief Executive Officer

Additional Signatures on Next Page

[Signature Page to Non-Competition and Non-Solicitation Agreement]

DIRECTOR:

/s/ Michael J. Romine
Michael J. Romine

[Signature Page to Non-Competition and Non-Solicitation Agreement]

ANNEX 1:

Counties Located in the State of Washington

1.	Pend Oreille

2.	Stevens

3.	Spokane

4.	Lincoln

5.	Whitman

6.	Garfield

7.	Asotin

INTERMOUNTAIN COMMUNITY BANCORP ATTN: SUSAN PLEASANT

P.O.BOX 967

414 CHURCH STREET SANDPOINT, ID 83864

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain

1 Approval of Merger. To approve the Agreement and Plan of Merger, dated as of July 23, 2014, by and between Columbia Banking System, Inc. and Intermountain Community Bancorp (the “Merger Proposal”)

2 Advisory (non-binding) Vote on Executive Compensation. To approve, on a non-binding, advisory basis, the compensation to be paid to Intermountain’s named executive officers that is based on or otherwise relates to the merger (the “Merger-Related Named Executive Officer Compensation Proposal”)

3 Adjournment. To approve one or more adjournments of the Intermountain special meeting, if necessary or appropriate, including adjournments to seek the requisite shareholder approval or any other valid corporate purpose

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

INTERMOUNTAIN COMMUNITY BANCORP Special Meeting of Shareholders October 27, 2014 4:00 PM, PDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ford Elsaesser and Curt Hecker, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of INTERMOUNTAIN COMMUNITY BANCORP that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 4:00 PM, PDT on 10/27/2014, at the Sandpoint Center 414 Church St. Sandpoint, ID 83864, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

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